UNITED STATES SECURITIES AND EXCHANGE
COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 4 TO

FORM SB-2

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

HIGHWATER ETHANOL, LLC

(Name of small business issuer in its charter)

Minnesota	2860	20-4798531
State or jurisdiction of	Primary Standard Industrial	I.R.S. Employer Identification No.
incorporation or organization	Classification Code Number

205 S. Main Street, PO Box 96, Lamberton, Minnesota 56152

(507) 752-6160

(Address and telephone number of principal executive offices and principal place of business)

Brian Kletscher, Chairman of the Board and President

205 S. Main Street, PO Box 96

Lamberton, Minnesota 56152

(507) 752-6160

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of Communications to:

Harold N. Schneebeck

Brown, Winick, Graves, Gross, Baskerville & Schoenebaum, P.L.C.

666 Grand Avenue, Suite 2000, Des Moines, Iowa 50309-2510

(515) 242-2400

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of each Class	Maximum number of	Proposed maximum	Proposed maximum
of securities to be	units to be	offering price per	aggregate offering	Amount of
registered	registered	unit	price	registration fee
Membership Units	6,000	$10,000	$60,000,000	$6,420	(1)

(1)       Determined pursuant to Section 6(b) of the Securities Act of 1933 and Fee Rate Advisory #5 for Fiscal Year 2007, and Rule 457(o) of Regulation C.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Preliminary Prospectus, Dated March  26, 2007

The information in this prospectus is not complete and may be changed. The securities offered by this prospectus may not be sold until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is neither an offer to sell these securities nor a solicitation of an offer to buy these securities in any state where an offer or sale is not permitted.

Highwater Ethanol, LLC

a Minnesota Limited Liability Company

[Effective Date]

The Securities being offered by Highwater Ethanol, LLC are Limited Liability Company Membership Units

Minimum Offering Amount	$45,000,000	Minimum Number of Units	4,500
Maximum Offering Amount	$60,000,000	Maximum Number of Units	6,000

Offering Price: $10,000 per Unit

Minimum Purchase Requirement: One Unit ($10,000)

Additional Purchases in Increments of One Unit

We are offering limited liability company membership units in Highwater Ethanol, LLC, a development stage Minnesota limited liability company. We intend to use the offering proceeds to develop, construct and operate a 50 million gallon per year dry mill corn-processing ethanol manufacturing plant expected to be located in Redwood County, Minnesota near the City of Lamberton, Minnesota. However, our board of governors reserves the right to change the location of the plant site, in their sole discretion, for any reason. We estimate the total project, including operating capital, will cost approximately $110,000,000. We expect to use debt financing to complete project capitalization.  The offering will end no later than [twelve months from the effective date of this registration statement]. If we sell the maximum number of units prior to [twelve month date], the offering will end on or about the date that we sell the maximum number of units. We may also end the offering any time after we sell the minimum number of units and prior to [twelve month date]. In addition, if we abandon the project for any reason prior to [twelve month date], we will terminate the offering and promptly return offering proceeds to investors.  Proceeds from subscriptions for the units will be deposited in an interest-bearing escrow account under a written escrow agreement.  We will not release funds from the escrow account until specific conditions are satisfied.  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

These securities are speculative securities and involve a significant degree of risk.  You should read this prospectus including the “RISK FACTORS” beginning on page 12.  You should consider these risk factors before investing in us.

•                  Your investment in us will be an investment in securities subject to restrictions on transfer;

•                  We will need to obtain significant debt financing to fund construction of our proposed ethanol plant;

•                  Our directors and officers will be selling our units without the use of an underwriter;

•                  Investors may not receive any cash distributions even though they may incur tax liability;

•                  Overcapacity within the ethanol industry may limit our ability to operate profitably;

•                  Availability and costs of products and raw materials, particularly corn, natural gas and an adequate water supply may limit our ability to operate profitably;

•                  Changes in the costs of construction and equipment will influence the total cost of the project; and

•                  Changes and advances in ethanol production technology may render our facility obsolete.

EXHIBITS
Articles of Organization	Appendix A
Amended and Restated Member Control Agreement	Appendix B
Subscription Agreement	Appendix C

PROSPECTUS SUMMARY

This summary only highlights selected information from this prospectus and may not contain all of the information that is important to you. You should carefully read the entire prospectus, the financial statements, and attached exhibits before you decide whether to invest.

The Company

Highwater Ethanol, LLC was formed as a Minnesota limited liability company on May 2, 2006, for the purpose of developing a project to build and operate a 50 million gallon dry mill corn-processing ethanol plant expected to be located in Redwood County, Minnesota near Lamberton. We are a development stage company with no prior operating history. We do not expect to generate any revenue until we begin operating the plant. Our ownership interests are represented by membership interests, which are designated as units. Our principal address and location is 205 S. Main Street, PO Box 96, Lamberton, Minnesota 56152. Our telephone number is (507) 752-6160.

The Offering

Minimum number of units offered                                       4,500 units

Maximum number of units offered                                                                                                                   6,000 units

Purchase price per unit                                                                                                                                                                            $10,000

Minimum purchase amount                                                                                                                                                     One ($10,000)

Additional Purchases                                                                                                                                                                                   One unit increments

Use of proceeds                                                                                                                                                                                                               The purpose of this offering is to raise equity to help fund the construction and start-up costs of a 50 million gallon dry mill ethanol plant expected to be located in Redwood County, Minnesota.

Offering start date                                                                                                                                                                                                     We expect to start selling units as soon as possible following the declaration of effectiveness of this registration statement by the Securities and Exchange Commission.

Offering end date                                                                                                                                                                                                         The offering will end no later than [twelve month date]. If we sell the maximum number of units prior to [twelve month date], the offering will end on or about the date that we sell the maximum number of units. We may also end the offering any time after we sell the minimum number of units and prior to [twelve month date]. In addition, if we abandon the project for any reason prior to [twelve month date], we will terminate the offering and promptly return offering proceeds to investors.

Subscription Procedures                                                                                                                                                                   Before purchasing units, you must read and complete the subscription agreement, draft a check payable to “Minnwest Bank, Escrow Agent for Highwater Ethanol, LLC” in the amount of not less than 10% of the amount due for units for which subscription is sought, which amount will be deposited in the escrow account; sign a full recourse promissory note and security agreement for the remaining 90% of the total subscription price; and deliver to us these items and an executed copy of the signature page of our amended and restated member control agreement. Anytime after we receive subscriptions for the minimum offering amount of $45,000,000 and before the [twelve month date], we will mail written notice to our investors that full payment under the promissory note is due within 20 days. We will deposit funds paid in satisfaction of the promissory notes into our escrow account where they will be held until we satisfy the conditions for releasing funds from escrow. If you subscribe to purchase units after we have received subscriptions for the aggregate minimum offering amount of $45,000,000, you will be required to pay the full purchase price immediately upon subscription. In the event we have not reached the minimum offering amount within the twelve month term of the offering period the balance of the promissory notes will not become due and any subscription proceeds in the escrow account will be returned to investors pursuant to the terms of the escrow agreement.

Escrow Procedures                                                                                                                                                                                                Proceeds from the subscriptions for the units will be deposited in an interest bearing account that we have established with Minnwest Bank as escrow agent under a written escrow agreement.  We will not release funds from the escrow account until the following conditions are satisfied: (1) cash proceeds from unit sales deposited in the escrow account equals or exceeds $45,000,000, exclusive of interest; (2) our receipt of a written debt financing commitment for debt financing ranging from $48,320,000 to $63,320,000, depending on the amount necessary to fully capitalize the project; (3) we have signed a definitive design build agreement with Fagen, Inc.; (4) we have been issued the environmental permits necessary to construct the ethanol plant; (5) we elect, in writing, to terminate the escrow agreement; (6) Minnwest Bank provides an affidavit to the states in which the units have been registered stating that the requirements to release funds have been satisfied and shall have provided to the Commissioner of the Minnesota Department of Commerce documentation that the foregoing conditions have been met; and (7) we obtain consents to releasing funds from escrow from each state securities department from which such consent is required provided, however, that none of the funds, regardless of the state of residence of the investor contributing such funds, shall be released until the Commissioner of the Minnesota Department of Commerce has authorized the release of the the escrow proceeds.

Units issued and outstanding if min. sold                                                                           4,886(1)

Units issued and outstanding if max. sold                                                                          6,386(1)

States in which we plan to register                                                                                                                Florida, Georgia, Illinois, Iowa, Kansas, Louisiana, Minnesota, Missouri, South Dakota and Wisconsin

Risk Factors                                                                                                                                                                                                                                    See “Risk Factors” beginning on page 12 of this prospectus for a discussion of factors that you should carefully consider before deciding to invest in our units.

(1)     Includes 236 seed capital units and 150 founder units currently issued and outstanding from our previous private placements.

We may offer or sell our units in other states in reliance upon exemptions from the registration requirements of the laws of those other states. The governors and officers identified on page 10 of this prospectus will offer the securities on our behalf directly to investors without the use of an underwriter.

The Project

If we are able to fully capitalize the project as described below, we intend to use the offering proceeds to build and operate a 50 million gallon per year dry mill corn-processing ethanol manufacturing plant in Redwood County, Minnesota. Ethanol is an alcohol that can be burned in engines like gasoline. Ethanol can be blended with gasoline as an oxygenate to decrease harmful emissions and meet clean air standards. We plan to build an ethanol plant with a name plate capacity of manufacturing 50 million gallons of denatured ethanol (fuel-grade ethanol) per year. Ethanol plants grind up the entire corn kernel, sending the non-fermentable corn oil, protein and fiber to the distillery along with the starch. These components, which make up a third of the kernel, remain after the starch is converted to alcohol and are dried and sold as distillers grains, also known by the acronyms DDG or DDGS (Distillers Dried Grains or Distillers Dried Grains with Solubles). Distillers grains are typically sold as a nutrient-rich ingredient for animal feed.  According to the engineering specifications from our anticipated design-builder, Fagen, Inc., we anticipate that on an annual basis the plant may be able to produce approximately 50 million gallons of ethanol, 160,000 tons of dried distillers grains with solubles, and 110,200 tons of carbon dioxide. While we believe our production estimates are reasonable, we can offer no assurances that our plant will produce in excess of 50 million gallons of ethanol per year.

We have entered into a design-build agreement with Fagen, Inc. for the design and construction of our proposed ethanol plant for a price of approximately $66,026,000, which does not include the anticipated cost of our water treatment facility we intend to construct, any change orders, or increases in the costs of materials provided by the CCI costs escalator provision contained in the design-build agreement.  See “DESCRIPTION OF BUSINESS – Design-Build Team” for detailed information about our design-build agreement with Fagen, Inc.

Construction of the project is expected to take approximately 16 to 18 months after construction commences. Our anticipated completion date is currently scheduled for autumn 2008. The anticipated completion date of autumn 2008 assumes that we are able to complete our financing arrangements, including this offering and debt financing in less than 12 months after the effective date of this registration statement. If we are not able to complete the equity offering and arrange debt financing, in less than 12 months after the effective date of our registration statement, our plant will likely not be complete in autumn 2008. Fagen, Inc.’s commitments to build other plants may also delay construction of our plant and postpone our start-up date. Except for our design-build agreement with Fagen, Inc., we do not have any binding or non-binding agreements with any other contractor or supplier for labor or materials necessary to construct the plant.

Our Anticipated Construction Schedule

•                  March – April 2007 – Conduct equity drive

•                  May 2007 – Negotiate and close debt financing

•                  Spring 2007 – Commence plant construction

•                  Summer 2007 to  Autumn 2008 – Manage plant construction

•                  Autumn 2008 – Plant completion and commencement of operations

Most Significant Risk Factors

•                  Your investment in us will be an investment in illiquid securities;

•                  We will need to obtain significant debt financing to fund construction of our proposed ethanol plant;

•                  Our ability to continue as a going concern is dependant on the success of this offering and our ability to secure senior debt financing;

•                  The initial board of governors will serve until the first annual meeting following the date on which substantial operations of the proposed ethanol plant commence, which is not expected until autumn 2008;

•                  Our governors and officers are inexperienced in the ethanol business;

•                  We may experience overcapacity within the ethanol industry which may limit our ability to operate profitably;

•                  Actual ethanol, distillers grains and corn oil production may vary from our current expectations;

•                  There may be limitations to the availability and costs of products and raw materials, particularly corn, natural gas and an adequate water supply may limit our ability to operate profitably;

•                  Adverse changes in the price and market for ethanol and distillers grains may limit our ability to operate profitably;

•                  Our ability to market and our reliance on third parties to market our products may limit our ability to market our products;

•                  Railroad and highway access for input of natural gas and outgoing distillers grains and ethanol may limit our ability to market our products;

•                  Changes in or elimination of governmental laws, tariffs, trade or other controls or enforcement practices such as national, state or local energy policy; federal ethanol tax incentives; or environmental laws and regulations that apply to our plant operations and their enforcement may limit our ability to operate the proposed plant;

•                  Adverse changes in the weather or general economic conditions impacting the availability and price of corn will increase price risk for our feedstock;

•                  Fluctuations in petroleum prices will influence the price of which we are able to sell ethanol;

•                  Changes in plant production capacity or technical difficulties in operating the plant may limit our ability to profitably operate the plant;

•                  Changes in costs of construction and equipment will influence the total cost of the project;

•                  Changes in interest rates or the availability of credit may limit our ability to obtain the necessary debt financing;

•                  Limitations on our ability to generate free cash flow to invest in our business and service our debt may limit our long term performance;

•                  Our ability to attract and retain key employees and maintain labor relations will influence our ability to succeed;

•                  Changes and advances in ethanol production technology may render our facility obsolete;

•                  Competition from alternative fuels and alternative fuel additives may limit our ability to operate profitability; and

•                  Other factors described elsewhere in this registration statement pose risks to subscribers.

Our Financing Plan

We estimate the total project will cost approximately $110,000,000. We expect that the design and construction of the plant and the associated water treatment facility will cost approximately $78,526,000, with additional start-up and development costs of approximately $31,474,000. This is a preliminary estimate based primarily upon the experience of our anticipated general contractor, Fagen, Inc. with other plants it has built. We expect our estimate to change as we continue to develop the project. We expect to capitalize our project using a combination of equity and debt to supplement our seed capital proceeds. We raised $1,680,000 of seed capital equity in two private placements to fund our development, organizational and offering expenses. We intend to raise a minimum of $45,000,000 and a maximum of $60,000,000 of additional equity through this offering.  See “MANAGEMENT’S DISCUSSION AND ANALYSIS AND PLAN OF OPERATION – Project Capitalization.”

Depending on the level of equity raised in this offering and the amount of any bond financing and/or grants we may be awarded, we will need to obtain debt financing ranging from approximately $48,320,000 to $63,320,000 in order to supplement our seed capital proceeds of $1,680,000 and fully capitalize the project. We do not currently have a debt commitment from any financial institution or other lender for our debt financing.  We have started identifying and interviewing potential lenders, however, we have not signed any commitment for debt financing.  We estimated the range of debt financing we will need by subtracting the minimum and maximum amount of equity in this offering and the $1,680,000 we raised as seed capital from the estimated total project cost.  The following table describes our anticipated uses of equity and debt proceeds.

Use of Proceeds	Amount	Percent of Total
Plant construction	$66,026,000	60.02%
Water treatment facility	12,500,000	11.36%
CCI Contingency	3,279,250	2.98%
Land cost	810,000	0.74%
Site development costs	8,140,000	7.40%
Construction contingency	919,750	0.84%
Construction performance bond	350,000	0.32%
Construction insurance costs	150,000	0.14%
Administrative building	350,000	0.32%
Office equipment	80,000	0.07%
Computers, Software, Network	150,000	0.14%
Railroad	3,000,000	2.73%
Rolling stock	400,000	0.36%
Fire Protection and water supply	3,495,000	3.18%
Capitalized interest	1,500,000	1.36%
Start up costs:
Financing costs	600,000	0.55%
Organization costs(1)	1,500,000	1.36%
Pre-production period costs	750,000	0.68%
Working capital	2,000,000	1.83%
Inventory - corn	1,100,000	1.00%
Inventory - chemicals and ingredients	400,000	0.36%
Inventory - Ethanol	1,500,000	1.36%
Inventory - DDGS	500,000	0.45%
Spare parts - process equipment	500,000	0.45%
Total	$110,000,000	100.00%

(1)       Includes estimated offering expenses of $550,000.

Financial Information

We are a development stage company with no operating history and no revenues. Please see “SELECTED FINANCIAL DATA” for a summary of our finances and the index to our financial statements for our detailed financial information.

Membership in Highwater Ethanol and Our Member Control Agreement

If you purchase one or more of our units, you will become a member in Highwater Ethanol and your rights as a member will be governed by our member control agreement. Each member will have one vote per unit owned. Members may vote on a limited number of issues, such as dissolving the company, amending the member control agreement, and electing future governors. Generally we will allocate our profits and losses based upon the ratio each unit holder’s units bear to total units outstanding.

In the opinion of our counsel, Brown, Winick, Graves, Gross, Baskerville and Schoenebaum, P.L.C. of Des Moines, Iowa, we will be treated as a partnership for federal income tax purposes. As such, we will not pay any federal income taxes at the company level and will instead allocate net income to unit holders. Our unit holders must then include that income in his or her taxable income.

The transfer of units is restricted by our member control agreement, which, except in limited circumstances, does not allow unit transfers until the plant is operational. Once we are operational, certain unit transfers will be permitted. However, our units will not be listed on any national exchange and may not be readily traded due to certain restrictions imposed by tax and securities laws.  Please see “SUMMARY OF OUR MEMBER CONTROL AGREEMENT” and “FEDERAL TAX CONSEQUENCES OF OWNING OUR UNITS.”

Suitability of Investors

Investing in the units offered hereby involves a high degree of risk. Due to the high degree of risk, you cannot invest in this offering unless you meet the following suitability tests, which vary depending on the state in which you reside as follows:

For investors that reside in states other than Iowa and Kansas, the following suitability standard applies:

(1)                              You have annual income from whatever source of at least $45,000 and you have a net worth of at least $45,000 exclusive of home, furnishings and automobiles; or (2) you have a net worth of at least $150,000 exclusive of home, furnishings and automobiles.

For Iowa investors the following suitability standard applies:

(2)                              Iowa investors must have a net worth of $60,000 (exclusive of home, auto and furnishings) and annual income of $60,000 or, in the alternative, a net worth of $150,000 (exclusive of home, auto and furnishings).

For Kansas investors the following suitability standard applies:

(3)                              Kansas investors must have a net worth of $60,000 (exclusive of home, auto and furnishings) and annual income of $60,000 or, in the alternative, a net worth of $225,000 (exclusive of home, auto and furnishings).

For married persons, the tests will be applied on a joint husband and wife basis regardless of whether the purchase is made by one spouse or the husband and wife jointly.

With the exception of the specific suitability requirements for investors from Iowa and Kansas, we determined our suitability standards based on the North American Securities Administrators Association (“NASAA”) Statement of Policy Regarding Unsound Financial Condition.  This Statement defines an issuer in unsound financial condition as one with a going concern qualification on its financial statements and an accumulated deficit, negative stockholders’ equity, an inability to satisfy current obligations as they come due or negative cash flow/no revenue from operations.  Because we are a development-stage company with no revenue history, we are classified as an issuer in unsound financial condition.  Thus, we have imposed the above suitability standards for investors, and Iowa and Kansas each have additional investor suitability requirements for investors from their respective states.

Units will be sold only to persons that meet these and other specific suitability requirements. Even if you represent that you meet the required suitability standards, the board of governors reserves the right to reject any portion or all of your subscription for any reason, including if the board determines that the units are not a suitable investment for you.  See “PLAN OF DISTRIBUTION — Suitability of Investors.”

Subscription Period and Procedures

The offering will end no later than [twelve months from the effective date of this registration statement]. If we sell the maximum number of units prior to [twelve month date], the offering will end on or about the date that we sell the maximum number of units. We may also end the offering any time after we sell the minimum number of units and prior to [twelve months from the effective date of this registration statement]. In addition, if we abandon the project for any reason prior to [twelve months from the effective date of this registration statement], we will terminate the offering and return offering proceeds to investors, including nominal interest on your investment less fees. We may continue to offer any remaining units to reach the maximum number to be sold until the offering closes. We reserve the right to cancel or modify the offering, to reject subscriptions for units in whole or in part, and to waive conditions to the purchase of units. Additionally, in our sole discretion, we may also determine that it is not necessary to sell all available units.

Before purchasing any units, you must read and complete the subscription agreement, draft a check payable to “Minnwest Bank, Escrow Agent for Highwater Ethanol, LLC” in the amount of not less than 10% of the amount due for units for which subscription is sought, which amount will be deposited in the escrow account; sign a full recourse promissory note and security agreement for the remaining 90% of the total subscription price; and deliver to us these items and an executed copy of the signature page of our amended and restated operating agreement.

Pursuant to our member control agreement, no person may become a member without the approval of the board of governors.  Membership units will be issued to members when the funds are released from escrow.  We will not issue units to subscribers if there is an outstanding balance on the promissory note executed by the subscriber.  Therefore, the membership units will be fully paid when issued.  It is the issuance of membership units by the board that grants to the subscriber all the rights of membership and shifts the status of the subscriber to that of a member of Highwater Ethanol.

Once you have executed the subscription agreement, you will not be able to withdraw funds from escrow, sell or transfer your units or otherwise cancel this agreement. Any time after we sell the minimum aggregate offering amount of $45,000,000, we may give written demand for payment and you will have 20 days to pay the balance of the purchase price due pursuant to the promissory note and security agreement. If you fail to pay the balance of the purchase price, you will forfeit your 10 percent cash deposit and you will not be entitled to any ownership interest in Highwater Ethanol. If we acquire sufficient equity cash proceeds to release funds from escrow prior to your initial investment, then you must pay the full purchase price at the time of subscription for the total number of units you wish to purchase.  See “PLAN OF DISTRIBUTION – Subscription Period” and “PLAN OF DISTRIBUTION – Subscription Procedures.”

Escrow Procedures

Proceeds from subscriptions for the units will be deposited in an interest-bearing escrow account that we have established with Minnwest Bank of Redwood Falls, Minnesota, as escrow agent, under a written escrow agreement.

We will not release funds from the escrow account until the following conditions are satisfied: (1) cash proceeds from unit sales deposited in the escrow account equals or exceeds $45,000,000, exclusive of interest; (2) our receipt of a written debt financing commitment for debt financing ranging from $48,320,000 to $63,320,000 depending on the amount necessary to fully capitalize the project; (3) we elect, in writing, to terminate the escrow agreement; (3) we have signed a definitive design build agreement with Fagen, Inc.; (4) we have been issued the environmental permits necessary to construct the ethanol plant; (5) we elect, in writing, to terminate the escrow agreement; (6) Minnwest Bank provides an affidavit to the states in which the units have been registered stating that the requirements to release funds have been satisfied and shall have provided to the Commissioner of the Minnesota Department of Commerce documentation that the foregoing conditions have been met; and (7) we obtain consents to releasing funds from escrow from each state securities department from which such consent is required provided, however, that none of the funds, regardless of the state of residence of the investor contributing such funds, shall be released until the Commissioner of the Minnesota Department of Commerce has authorized the release of the escrow proceeds.

RISK FACTORS

The purchase of units involves substantial risks and the investment is suitable only for persons with the financial capability to make and hold long-term investments not readily converted into cash. Investors must, therefore, have adequate means of providing for their current and future needs and personal contingencies. Prospective purchasers of the units should carefully consider the Risk Factors set forth below, as well as the other information appearing in this prospectus, before making any investment in the units. Investors should understand that there is a possibility that they could lose their entire investment in us.

Risks Related to the Offering

If we fail to sell the minimum number of units, the offering will fail and your investment may be returned to you with nominal interest or no interest.

We may not be able to sell the minimum amount of units required to close on this offering. We must sell at least $45,000,000 worth of units to close the offering. If we do not sell units with a purchase price of at least $45,000,000 by [twelve months from the effective date of this registration statement], we cannot close the offering and must return investors’ money with nominal interest, less expenses for escrow agency fees. This means that from the date of your investment, you may earn a nominal rate of return on the money you deposit with us in escrow. If escrow fees exceed interest, investments may be returned without interest, but you will receive no less than the purchase price you paid for the units. We do not expect the termination date to be later than [twelve months from effective date of this prospectus].

We are not experienced in selling securities and no one has agreed to assist us or purchase any units that we cannot sell ourselves, which may result in the failure of this offering.

We are making this offering on a direct primary offering, which means that we will not use an underwriter or placement agent and if we are unsuccessful in selling the minimum aggregate offering amount by [twelve months from the effective date of this registration statement], we will be required to return your investment. We have no firm commitment from any prospective buyer to purchase our units and there can be no assurance that the offering will be successful. We plan to offer the units directly to investors by registering our securities in the states of Florida, Georgia, Illinois, Iowa, Kansas, Louisiana, Minnesota, Missouri, South Dakota and Wisconsin. We may hold informational meetings in each of these states. Our governors have significant responsibilities in their primary occupations in addition to trying to raise capital. Governors Brain D. Kletscher, John M. Schueller, Jason R. Fink and Timothy J. Van Der Wal all have full-time outside employment.  See “BUSINESS EXPERIENCE OF OUR GOVERNORS AND OFFICERS.”

Each of our governors involved in the sale of our units believes that he will be able to devote a significant portion (10-20 hours per  week) of his or her time to the offering. Nonetheless, the time that Governors Brain D. Kletscher, John M. Schueller, Jason R. Fink and Timothy J. Van Der Wal spend on our activities may prove insufficient to result in a successful equity offering.

These individuals have no broker-dealer experience or any experience with public offerings of securities. There can be no assurance that our governors will be successful in securing investors for the offering.

Our ability to continue as a going concern is dependant on the success of this offering and our ability to secure senior debt financing. If we are unable to continue as a going concern, the project may fail.

Our financial statements dated January 31, 2007, do not reflect our subsequent purchase of two parcels of land for our proposed plant location.  The purchase of this real estate in March 2007 significantly reduced our near-term cash position and may create future liquidity problems for Highwater Ethanol.  Our ability to continue as a going concern is dependant on the success of this offering and our ability to secure senior debt financing.  If we fail to meet our ongoing cash obligations we will be unable to complete our equity drive, resulting in the failure of our offering.

Proceeds of this offering are subject to promissory notes due after the offering is closed and investors unable to pay the 90 percent balance on their investment may have to forfeit their 10 percent cash deposit.

As much as 90 percent of the total offering proceeds of this offering could be subject to promissory notes that may not be due until after the offering is closed. If we sell the minimum number of units by [twelve months from the effective date of this registration statement], we will be able to break escrow without closing the offering. The promissory note will become due within 20 days the subscribers receipt of written notice from Highwater Ethanol.  Nonetheless, we will not be able to release funds from escrow until the notes are paid off and the cash proceeds in escrow equal or exceed $45,000,000, we have signed a definitive design build agreement with Fagen, Inc., we have been issued the environmental permits necessary to construct the ethanol plant, we have received a written debt financing commitment, the escrow agent provides an affidavit to the securities department of each state in which we have registered stating that the escrow agreement requirements have been satisfied, and we have received consent to release the funds on deposit from the state securities commissioners that condition escrow termination on our receipt of such consent.

The success of our offering will depend on the investors’ ability to pay the outstanding balances on these promissory notes.  We may choose to wait to call the balance on the notes for a variety of reasons related to construction and development of the project.  Under the terms of the offering, we may wait until the tenth day of the 11th month to call the balance.  If we wait to call the balance on the notes for a significant period of time after we sell the minimum, the risk of nonpayment on the notes may increase.  In order to become a member in Highwater Ethanol, each investor must, among other requirements, submit a check in the amount of 10 percent of the total amount due for the number of units for which subscription is sought, and a promissory note for the remaining 90 percent of the total amount due for the units. That balance will become due within 20 days of the date of our notice that our sales of units, including the amounts owed under the promissory notes, have exceeded the minimum escrow deposit of $45,000,000. We will take a security interest in the units. We intend to retain the initial payment and to seek damages from any investor who defaults on the promissory note obligation. This means that if you are unable to pay the 90 percent balance of your investment within 20 days of our notice, you may have to forfeit your 10 percent cash deposit. Accordingly, the success of the offering depends on the payment of these amounts by the obligors.

Investors will not be allowed to withdraw their investments, which means that you should invest only if you are willing to have your investment unavailable to you for an indefinite period of time.

Investors will not be allowed to withdraw their investments for any reason, absent a rescission offer tendered by Highwater Ethanol. We do not anticipate making a rescission offer. You should only invest in us if you are willing to have your investment be unavailable until we break escrow, which could be up to one year after the effective date of our registration statement. If our offering succeeds, and we convert your cash investment into units of Highwater Ethanol, your investment will be denominated in our units until you transfer those units. There are significant transfer restrictions on our units. You will not have a right to withdraw from Highwater Ethanol and demand a cash payment from us. Therefore, your investment may be unavailable to you for an indefinite period of time.

Risks Related to the Units

There has been no independent valuation of the units, which means that the units may be worth less than the purchase price.

The per unit purchase price has been determined by us without independent valuation of the units and is $10,000 per unit.  We established the offering prices based on our estimate of capital and expense requirements, not based on perceived market value, book value, or other established criteria. We did not obtain an independent appraisal opinion on the valuation of the units. The units may have a value significantly less than the offering prices and there is no guarantee that the units will ever obtain a value equal to or greater than the offering price.

No public trading market exists for our units and we do not anticipate the creation of such a market, which means that it will be difficult for you to liquidate your investment.

There is currently no established public trading market for our units and an active trading market will not develop despite this offering. To maintain partnership tax status, you may not trade the units on an established securities market or readily trade the units on a secondary market (or the substantial equivalent thereof). We, therefore, will not apply for listing of the units on any national securities exchange or on the NASDAQ Stock Market. As a result, you will not be able to readily sell your units.

Public investors will experience immediate and substantial dilution as a result of this offering.

Our founders paid $3,333.33 per unit and our seed capital investors paid $5,000 per unit, which is substantially less per unit for our membership units than the current public offering price of $10,000 per unit. Accordingly, if you purchase units in this offering, you will experience immediate and substantial dilution of your investment. Based upon the issuance and sale of the minimum number of units (4,500) at the public offering price of $10,000 per unit, you will incur immediate dilution of $692.85 in the net tangible book value per unit if you purchase units in this offering. If we sell the maximum number of units (6,000) at the public offering price of

$10,000 per unit, you will incur immediate dilution of $530.11 in the net tangible book value per unit if you purchase units in this offering.

We have placed significant restrictions on transferability of the units, limiting an investor’s ability to withdraw from the company.

The units are subject to substantial transfer restrictions pursuant to our member control agreement. In addition, transfers of the units may be restricted by state securities laws. As a result, you may not be able to liquidate your investment in the units and, therefore, may be required to assume the risks of investment in us for an indefinite period of time. See “SUMMARY OF OUR MEMBER CONTROL AGREEMENT.”

To help ensure that a secondary market does not develop, our amended and restated member control agreement prohibits transfers without the approval of our board of governors. The board of governors will not approve transfers unless they fall within “safe harbors” contained in the publicly-traded partnership rules under the tax code, which include, without limitation, the following:

•              transfers by gift to the member’s spouse or descendants;

•              transfer upon the death of a member;

•              transfers between family members; and

•              transfers that comply with the “qualifying matching services” requirements.

A qualified matching service is qualified only if: (1) it consists of a computerized or printed system that lists customers’ bid and/or ask prices in order to match unit holders who want to sell with persons who want to buy; (2) matching occurs either by matching the list of interested buyers with the list of interested sellers or through a bid and ask process that allows interested buyers to bid on the listed interest; (3) the seller cannot enter into a binding agreement to sell the interest until the 15th calendar day after his interest is listed, which time period must be confirmable by maintenance of contemporaneous records; (4) the closing of a sale effectuated through the matching service does not occur prior to the 45th calendar day after the interest is listed; (5) the matching service displays only quotes that do not commit any person to buy or sell an interest at the quoted price (nonfirm price quotes), or quotes that express an interest in acquiring an interest without an accompanying price (nonbinding indications of interest), and does not display quotes at which any person is committed to buy or sell an interest at the quoted price; (6) the seller’s information is removed within 120 days of its listing and is not reentered into the system for at least 60 days after its deletion; and (7) the sum of the percentage interests transferred during the entity’s tax year, excluding private transfers, cannot exceed ten percent of the total interests in partnership capital or profits.  See “Publicly Traded Partnership Rules,” below.

There is no assurance that an investor will receive cash distributions which could result in an investor receiving little or no return on his or her investment.

Distributions are payable at the sole discretion of our board of governors, subject to the provisions of the Minnesota Limited Liability Company Act, our amended and restated member control agreement and the requirements of our creditors. We do not know the amount of cash that we will generate, if any, once we begin operations. Cash distributions are not assured, and we may never be in a position to make distributions. See “DESCRIPTION OF MEMBERSHIP UNITS.” Our board may elect to retain future profits to provide operational financing for the plant, debt retirement and possible plant expansion or the construction of additional plants. This means that you may receive little or no return on your investment and be unable to liquidate your investment due to transfer restrictions and lack of a public trading market. This could result in the loss of your entire investment.

These units will be subordinate to company debts and other liabilities, resulting in a greater risk of loss for investors.

The units are unsecured equity interests and are subordinate in right of payment to all our current and future debt. In the event of our insolvency, liquidation, dissolution or other winding up of our affairs, all of our debts, including winding-up expenses, must be paid in full before any payment is made to the holders of the units. In the event of our bankruptcy, liquidation, or reorganization, all units will be paid ratably with all our other equity holders, and there is no assurance that there would be any remaining funds after the payment of all our debts for any distribution to the holders of the units.  In March 2007, we obtained an $800,000 note from a bank to provide us with interim financing until we can close on our anticipated debt financing. We do not anticipate having additional debt until we execute a debt financing loan in an amount ranging from $48,320,000 to $63,320,000.  Once we have executed a debt financing loan, our membership units will be subordinated in right of payment to all of Highwater Ethanol’s debt.

You may have limited access to information regarding our business because our obligations to file periodic reports with the Securities and Exchange Commission could be automatically suspended under certain circumstances.

Except for our duty to deliver audited annual financial statements to our members pursuant to our member control agreement, we are not required to deliver an annual report to security holders and currently have no plan to do so. We also will not be required to furnish proxy statements to security holders and our governors, officers and beneficial owners will not be required to report their beneficial ownership of units to the Securities and Exchange Commission pursuant to Section 16 of the Securities Exchange Act of 1934 until we have both 500 or more unit holders and greater than $10 million in assets. This means that your access to information regarding our business will be limited. However, as of effectiveness of our registration statement, we will be required to file periodic reports with the Securities and Exchange Commission which will be immediately available to the public for inspection and copying.  Except during the fiscal year that our registration statement becomes effective these reporting obligations will be automatically suspended under Section 15(d) of the Securities Exchange Act of 1934 if we have less than 300 members. If this occurs after the fiscal year in which our registration statement becomes effective, we will no longer be obligated to file periodic reports with the SEC and your access to our business information would then be even more restricted.

The presence of members holding 50 percent or more of the outstanding units is required to take action at a meeting of our members.

In order to take action at a meeting, a quorum of members holding at least 50 percent of the outstanding units must be represented in person, by proxy or by mail ballot. See “SUMMARY OF OUR MEMBER CONTROL AGREEMENT.” Assuming a quorum is present, members take action by a vote of the majority of the units represented at the meeting and entitled to vote on the matter. The requirement of a 50 percent quorum protects the Company from actions being taken when less than 50 percent of the members have not considered the matter being voted upon.  The requirement of a 50 percent quorum also means that members will not be able to take actions which may be in the best interests of the Company if we cannot secure the presence in person, by proxy, or by mail ballot of members holding 50 percent or more of the outstanding units.

After the plant is substantially operational, our amended and restated member control agreement provides for staggered terms for our governors.

The terms of our initial governors expire at the first annual meeting following substantial completion of the ethanol plant. At that time, our members will elect governors for staggered three-year terms. Because our governors will serve on the board for staggered terms, it will be difficult for our members to replace our board of governors. In that event, your only recourse to replace these governors would be through an amendment to our amended and restated member control agreement which could be difficult to accomplish.

Risks Related to Our Financing Plan

Even if we raise the minimum amount of equity in this offering, we may not obtain the debt financing necessary to construct and operate our ethanol plant, which would result in the failure of the project and Highwater Ethanol and the potential loss of your investment.

Our financing plan requires a significant amount of debt financing. We do not have contracts or commitments with any bank, lender, governmental entity, underwriter or financial institution for debt financing.

We will not release funds from escrow until we secure a written debt financing commitment sufficient to construct and operate the ethanol plant. If debt financing on acceptable terms is not available for any reason, we will be forced to abandon our business plan and return your investment from escrow plus nominal interest less deduction for escrow agency fees. Depending on the level of equity raised in this offering, we expect to require approximately $48,320,000 to $63,320,000 (less any grants we are awarded and any bond financing we can procure) in senior or subordinated long term debt from one or more commercial banks or other lenders. Because the amounts of equity, bond financing and grant funding are not yet known, the exact amount and nature of total debt is also unknown. If we do not sell the minimum amount of units, the offering will not close. Even though we must receive a debt financing commitment as a condition of closing escrow, the agreements to obtain debt financing may not be fully negotiated when we close on escrow. Therefore, there is no assurance that such commitment will be received, or if it is received, that it will be on terms acceptable to us. If agreements to obtain debt financing are arranged and executed, we expect that we will be required to use the funds raised from this offering prior to receiving the debt financing funds.

If we decide to spend equity proceeds and begin plant construction before we have fulfilled all of the loan commitment conditions, signed binding loan agreements or received loan proceeds, we may be unable to close the loan and you may lose all of your investment.

If we sell the aggregate minimum number of units prior to [one year from the effective date of this registration statement] and satisfy the other conditions of releasing funds from escrow, including our receipt of a written debt financing commitment, we may decide to begin spending the equity proceeds to begin plant construction or for other project-related expenses. If, after we begin spending equity proceeds, we are unable to close the loan, we may have to seek another debt financing source or abandon the project. If that happens, you could lose some or all of your investment.

If we successfully release funds from escrow but are unable to close our loan, we may decide to hold your investment while we search for alternative debt financing sources, which means your investment will continue to be unavailable to you and may decline in value.

We must obtain a written debt financing commitment prior to releasing funds from escrow. However, a debt financing commitment does not guarantee that we will be able to successfully close the loan. If we fail to close the loan, we may choose to seek alternative debt financing sources. While we search for alternative debt financing, we may continue to hold your investment in another interest-bearing account. Your investment will continue to be unavailable while we search for alternative debt financing. It is possible that your investment will decline in value while we search for the debt financing necessary to complete our project.

Future loan agreements with lenders may hinder our ability to operate the business by imposing restrictive loan covenants, which could delay or prohibit us from making cash distributions to our unit holders.

Our debt load necessary to implement our business plan will result in substantial debt service requirements. Our debt load and service requirements could have important consequences which could hinder our ability to operate, including our ability to:

•              Incur additional indebtedness;

•              Make capital expenditures or enter into lease arrangements in excess of prescribed thresholds;

•              Make distributions to unit holders, or redeem or repurchase units;

•              Make certain types of investments;

•              Create liens on our assets;

•              Utilize the proceeds of asset sales; and

•              Merge or consolidate or dispose of all, or substantially all, of our assets.

In the event that we are unable to pay our debt service obligations, our creditors could force us to (1) reduce or eliminate distributions to unit holders (even for tax purposes); or (2) reduce or eliminate needed capital expenditures. It is possible that we could be forced to sell assets, seek to obtain additional equity capital or refinance or restructure all or a portion of our debt. In the event that we would be unable to refinance our indebtedness or raise funds through asset sales, sales of equity or otherwise, our ability to operate our plant would be greatly affected and we may be forced to liquidate.

We do not have any bond financing commitments or contracts and if we are unable to obtain bond financing or if the bond financing is provided on unfavorable terms, our financial performance may suffer and the value of your investment may be reduced.

We may use bond financing to help capitalize the project, however, we do not have contracts or commitments with any lender, bank, financial institution, governmental entity or underwriter to provide bond financing for our project. There is no assurance that we will be able to use bond financing or that bond financing, if available, will be secured on terms that are favorable to us. If we do not use bond financing, we may be charged a higher interest rate or our secured lenders may require a greater amount of equity financing in order to complete project capitalization. If bond financing is not available or is only available on terms that are not favorable to us, our financial performance may suffer and your investment could lose value.

Risks Related to Highwater Ethanol as a Development Stage Company

Highwater Ethanol has no operating history, which could result in errors in management and operations causing a reduction in the value of your investment.

We were recently formed and have no history of operations. We cannot provide assurance that Highwater Ethanol can manage start-up effectively and properly staff operations, and any failure to manage our start-up effectively could delay the commencement of plant operations. A delay in start-up operations is likely to further delay our ability to generate revenue and satisfy our debt obligations. We anticipate a period of significant growth, involving the construction and start-up of operations of the plant. This period of growth and the start-up of the plant are likely to be a substantial challenge to us. If we fail to manage start-up effectively, you could lose all or a substantial part of your investment.

We have little to no experience in the ethanol industry, which increases the risk of our inability to build and operate the ethanol plant.

We are presently, and are likely for some time to continue to be, dependent upon our founding members, some of whom will serve as our initial governors. Most of these individuals are experienced in business generally but have very little or no experience in raising capital from the public, organizing and building an ethanol plant, and governing and operating a public company. None of our governors has expertise in the ethanol industry. See “GOVERNORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.” In addition, certain governors on our board are presently engaged in business and other activities which impose substantial demand on the time and attention of such governors. You should not purchase units unless you are willing to entrust all aspects of our management to our board of governors.

We will depend on Fagen, Inc. for expertise in beginning our operations in the ethanol industry and any loss of this relationship could cause us delay and added expense, placing us at a competitive disadvantage.

We will be dependent on our relationship with Fagen, Inc. and its employees. Any loss of this relationship with Fagen, Inc., particularly during the construction and start-up period for the plant, may prevent us from commencing operations and result in the failure of our business. The time and expense of locating new consultants and contractors would result in unforeseen expenses and delays. Unforeseen expenses and delays may reduce our ability to generate revenue and profitability and significantly damage our competitive position in the ethanol industry such that you could lose some or all of your investment.

If we fail to finalize critical agreements, such as the co-product marketing agreements and utility supply agreements, or the final agreements are unfavorable compared to what we currently anticipate, our project may fail or be harmed in ways that significantly reduce the value of your investment.

You should be aware that this prospectus makes reference to documents or agreements that are not yet final or executed, and plans that have not been implemented. In some instances such documents or agreements are not even in draft form. The definitive versions of those agreements, documents, plans or proposals may contain terms or conditions that vary significantly from the terms and conditions described. These tentative agreements, documents, plans or proposals may not materialize or, if they do materialize, may not prove to be profitable.

Our lack of business diversification could result in the devaluation of our units if our revenues from our primary products decrease.

We expect our business to solely consist of ethanol and distillers grains and any other co-product we are able to market. We do not have any other lines of business or other sources of revenue if we are unable to complete the construction and operation of the plant. Our lack of business diversification could cause you to lose all or some of your investment if we are unable to generate revenues by the production and sale of ethanol and distillers grain and other co-products since we do not expect to have any other lines of business or alternative revenue sources.

We have a history of losses and may not ever operate profitably.

From our inception on May 2, 2006 through January 31, 2007, we incurred an accumulated net loss of $655,265. We will continue to incur significant losses until we successfully complete construction and commence operations of the plant. There is no assurance that we will be successful in completing this offering and/or in our efforts to build and operate an ethanol plant. Even if we successfully meet all of these objectives and begin operations at the ethanol plant, there is no assurance that we will be able to operate profitably.

Your investment may decline in value due to decisions made by our initial board of governors and until the plant is built, your only recourse to replace these governors will be through amendment to our member control agreement.

Our amended and restated member control agreement provides that the initial board of governors will serve until the first annual or special meeting of the members following commencement of substantial operations of the ethanol plant. If our project suffers delays due to financing or construction, our initial board of governors could serve for an extended period of time. In that event, your only recourse to replace these governors would be through an amendment to our amended and restated member control agreement which could be difficult to accomplish.

We may not be able to hire employees capable of effectively operating the ethanol plant, which may hinder our ability to operate profitably.

We are a development stage company, and therefore, we currently have only one part-time office employee. If we are not able to hire additional employees who can effectively operate the plant, our ability to generate revenue will be significantly reduced or prevented altogether such that you could lose all or a substantial portion of your investment.

Risks Related to Construction of the Ethanol Plant

We will depend on Fagen, Inc. and ICM, Inc. to design and build our ethanol plant and their failure to perform could force us to abandon our business, hinder our ability to operate profitably or decrease the value of your investment.

We will be highly dependent upon Fagen, Inc. and ICM, Inc. to design and build the plant. We have entered into a design-build agreement with Fagen, Inc. for various design and construction services. Fagen, Inc. will serve as our general contractor and will engage ICM, Inc. to provide design and engineering services.

If Fagen, Inc. terminates its relationship with us after initiating construction, there is no assurance that we would be able to obtain a replacement general contractor. Any such event may force us to abandon our business.

We are relying on Fagen, Inc. and ICM, Inc. to supply all of the technology necessary for the construction of our plant and the production of fuel-grade ethanol and distillers grains and we expect they will either own this technology or obtain a license to utilize it.

We will be dependent upon Fagen, Inc. and/or ICM, Inc. for all of the technology used in our plant that relates to construction of the plant and the plant’s production of fuel-grade ethanol and distillers grains.  We expect that Fagen, Inc. or ICM, Inc. will either own the technology or obtain a license necessary for its use.  If either Fagen, Inc. or ICM, Inc. fails to provide the necessary technology, we may not be able to build our plant or successfully operate it.

We may need to increase cost estimates for construction of the ethanol plant, and such increase could result in devaluation of our units if ethanol plant construction requires additional capital.

Fagen, Inc. will construct the plant for a fixed contract price of approximately $66,026,000 based on the plans and specifications in the design-build agreement. We have based our capital needs on a design for the plant that will cost approximately $78,526,000, which includes the cost of our water treatment equipment not contemplated by our design-build agreement, with additional start-up and development costs of approximately $31,474,000 for a total project completion cost of approximately $110,000,000. This price includes construction period interest. The estimated cost of the plant is based on preliminary discussions, and there is no assurance that the final cost of the plant will not be higher. There is no assurance that there will not be design changes or cost overruns associated with the construction of the plant. In addition, shortages of steel or other building materials could affect the final cost and final completion date of the project. Any significant increase in the estimated construction cost of the plant could delay our ability to generate revenues and reduce the value of your units because our revenue stream may not be able to adequately support the increased cost and expense attributable to increased construction costs.

Our design-build agreement with Fagen, Inc. terminates on August 15, 2007, unless a valid notice to proceed has been accepted by Fagen, Inc. and we may not be able to meet this deadline, which may result in our inability to proceed and may force us to abandon our business.

Our design-build agreement with Fagen, Inc., dated September 28, 2006, as amended by agreement, terminates unless we have provided and Fagen, Inc. has accepted a valid notice to proceed by August 15, 2007.  We may not be able to provide Fagen, Inc. with a notice to proceed by the specified date in which case Fagen, Inc. could decide to discontinue its relationship with us and we would be forced to either contract with an alternative design-builder or abandon our project and our business.

Project construction costs may increase with the cost of construction materials which may result in a devaluation of our units.

 The Company signed an agreement in September 2006 with Fagen, Inc. to design and build the ethanol plant at a total contract price of approximately $66,026,000. This contract price may be further increased if the construction cost index (“CCI”) published by Engineering News-Record Magazine reports a CCI greater than 7,660.29 in the month in which we issue to Fagen, Inc., a notice to proceed with plant construction. The amount of the contract price increase will be equal to the percentage increase in the CCI based upon the January 2006 CCI of 7,660.29. As of February 2007, the CCI was reported at 7,879.54, which is significantly higher than the January 2006 level stated in the design build agreement. If the CCI remains at the February 2007 level or increases above that level in the month in which we issue to Fagen, Inc. a notice to proceed with plant construction, the contract price will accordingly increase by at least approximately $1,890,000.  Thus, we have allowed for a $3,279,250 contingency in our total estimated costs of the project. This may not be sufficient to offset any upward adjustment in our construction cost. Under the design-build agreement, our expenses will increase for any change orders we may approve.

Construction delays could result in devaluation of our units if our production and sale of ethanol and its co-products are similarly delayed.

We currently expect our plant to be complete and operating by autumn 2008; however, construction projects often involve delays in obtaining permits, construction delays due to weather conditions, or other events that delay the construction schedule. In addition, Fagen, Inc.’s involvement in the construction of a number of other plants while constructing our plant could cause delays in our construction schedule. Also, any changes in interest rates or the credit environment or any changes in political administrations at the federal, state or local level that result in policy changes toward ethanol or this project, could also cause construction and operation delays. If it takes longer to construct the plant than we anticipate, it would delay our ability to generate revenue and make it difficult for us to meet our debt service obligations. This could reduce the value of your units.

Fagen, Inc. and ICM, Inc. may have current or future commitments to design and build other ethanol manufacturing facilities ahead of our plant and those commitments could delay construction of our plant and our ability to generate revenues.

We do not know how many ethanol plants Fagen, Inc. and ICM, Inc. have currently contracted to design and build.  It is possible that Fagen, Inc. and ICM, Inc. have outstanding commitments to other facilities that may cause the construction of our plant to be delayed.  It is also possible that Fagen, Inc. and ICM, Inc. will continue to contract with new facilities for plant construction and with operating facilities for expansion construction.  These current and future building commitments may reduce the available resources of Fagen, Inc. and ICM, Inc. to such an extent that construction of our plant is significantly delayed.  If this occurs, our ability to generate revenue will also be delayed and the value of your investment will be reduced.

Defects in plant construction could result in devaluation of our units if our plant does not produce ethanol and its co-products as anticipated, or could put us at increased risk for fire or an explosion.

There is no assurance that defects in materials and/or workmanship in the plant will not occur. Such defects could delay the commencement of operations of the plant, or, if such defects are discovered after operations have commenced, could cause us to halt or discontinue the plant’s operation. Halting or discontinuing plant operations could delay our ability to generate revenues and reduce the value or your units.  In addition, defects in materials or workmanship could put us at an increased risk of loss due to fire or an explosion.  A loss due to fire or an explosion could cause us to slow or halt production which could reduce the value of your investment.

We have not received certain permits and failure to obtain these permits would prevent operation of the plant.

We expect that we will use water to cool our closed circuit systems in the proposed plant based upon engineering specifications. Permits will need to be acquired for the discharge of certain cooling waters. There can be no assurances that these permits will be granted to us. If these permits are not granted, then our plant may not be allowed to operate.

While we expect the plant to be located in Redwood County, Minnesota, we currently anticipate obtaining water from high capacity wells in Cottonwood County, Minnesota, which borders Redwood County. We have applied for a water permit application for appropriation of water from the State of Minnesota. The application is being processed, however, there is no assurance that this permit can be obtained.

We anticipate that we will obtain a number of other permits from the Minnesota Pollution Control Agency related to air emissions and wastewater and stormwater discharge.  While we anticipate receiving these permits, there is no assurance that we will obtain all of the necessary permits.  Our inability to obtain the necessary environmental permits could prohibit commencement of construction or operation of the plant thereby reducing the value of your investment.

The ethanol industry is a feedstock limited industry.  An inadequate supply of corn, our primary feedstock, could cause the price of corn to increase and threaten the viability of our plant and cause you to lose some or all of your investment.

The number of ethanol manufacturing plants either in production or in the planning or construction phases continues to increase at a rapid pace.  This increase in the number of ethanol plants will affect both the supply and the demand for corn.  As more plants develop and go into production there may not be an adequate supply of feedstock to satisfy the demand of the ethanol industry and the livestock industry, which uses corn in animal rations.  Consequently, the price of corn may rise to the point where it threatens the viability of our project, or significantly decreases the value of your investment or threatens your investment altogether. See “Plan of Operations Until Start-Up of Ethanol Plant.”

Risks Related to Conflicts of Interest

We will have no independent governors which means that the agreements we enter into may not be negotiated on as favorable terms as they might have been if we had independent governors.

Our board will have no independent governors as defined by the North American Securities Administrators Association. Accordingly, any contracts or agreements we enter into, including those with Fagen, Inc. will not be approved by independent governors since there are none at this time.

Our governors and officers have other business and management responsibilities which may cause conflicts of interest in the allocation of their time and services to our project.

Since our project is currently managed by the board of governors rather than a professional management group, the devotion of the governors’ time to the project is critical. However, the governors and officers have other management responsibilities and business interests apart from our project. As a result, our governors and officers may experience conflicts of interest in allocating their time and services between us and their other business responsibilities. In addition, conflicts of interest may arise if the governors and officers, either individually or collectively, hold a substantial percentage of the units because of their position to substantially influence our business and management.

We may have conflicting financial interests with Fagen, Inc., and ICM, Inc., which could cause Fagen, Inc. and ICM, Inc. to put their financial interests ahead of ours.

Fagen, Inc. and ICM, Inc. and their affiliates may have conflicts of interest because Fagen, Inc., ICM, Inc. and their employees or agents are involved as owners, creditors and in other capacities with other ethanol plants in the United States. We cannot require Fagen, Inc. or ICM, Inc. to devote their full time or attention to our activities. As a result, Fagen, Inc. and ICM, Inc. may have, or come to have, a conflict of interest in allocating personnel, materials and other resources to our plant.

Affiliated investors may purchase additional units and influence decisions in their favor.

We may sell units to affiliated or institutional investors and they may acquire enough units to influence the manner in which we are managed. These investors may influence our business in a manner more beneficial to themselves than to our other investors. This may reduce the value of your units, impair the liquidity of your units and/or reduce our profitability.

Risks Related to the Production of Ethanol

We may not be able to purchase the necessary amounts of corn in the area surrounding our ethanol plant or the purchase may not be cost-effective due to the limited corn supply in our geographical area, potential disease, agricultural risks, and competition with other new plants.

Ethanol production at our ethanol plant will require significant amounts of corn. Our corn availability study prepared by PRX Geographic, Inc. indicates that adequate corn is available in the area surrounding our potential site for the plant   The corn availability study may not be accurate and may overstate the availability of corn in the Lamberton, Minnesota area.  Currently, we have a corn origination agreement with Meadowland Farmers Coop, however, if an adequate supply of corn is unavailable we may be forced to pay more for corn than our competitors, which may lead to a reduction in our profitability and may ultimately cause our project to fail.

Additionally, corn supplies, as with most other crops, can be subject to interruption or shortages caused by weather, transportation difficulties, disease and other various planting, growing or harvesting problems. A significant reduction in the quantity of corn harvested due to these factors could result in increased corn costs, which will reduce our profitability and the value of your units.

Finally, other new ethanol plants may be developed in the State of Minnesota or other nearby states. If these plants are successfully developed and constructed, we expect to compete with them for corn origination. Competition for corn origination may increase our costs of corn and harm our financial performance and the value of your investment.

The expansion of domestic ethanol production in combination with state bans on Methyl Tertiary Butyl Ether (MTBE) and/or state renewable fuels standards  may place strains on rail and terminal infrastructure such that our ethanol cannot be marketed and shipped to the blending terminals that would otherwise provide us the best cost advantages.

If the volume of ethanol shipments continues to increase and blenders switch from MTBE to ethanol, there may be weaknesses in infrastructure and its capacity to transport ethanol such that our product cannot reach its target markets.  Many terminals may need to make infrastructure changes to blend ethanol instead of MTBE.  If the blending terminals do not have sufficient capacity or the necessary infrastructure to make this switch, there may be an oversupply of ethanol on the market, which could depress ethanol prices and negatively impact our financial performance.  In addition, rail infrastructure may be inadequate to meet the expanding volume of ethanol shipments, which could prevent us from shipping our ethanol to target markets and may even cause our plant to slow or halt production.

Our financial performance will be significantly dependent on corn and natural gas prices and market prices for ethanol and distillers dried grains, and the value of your investment in us will be directly affected by changes in these market prices.

Our results of operations and financial condition will be significantly affected by the cost and supply of corn and natural gas. Changes in the price and supply of corn and natural gas are subject to and determined by market forces over which we have no control.

The availability and price of corn will significantly influence our financial performance. We will purchase our corn in the cash market and expect to hedge corn price risk through futures contracts and options to reduce short-term exposure to price fluctuations.   See “DESCRIPTION OF BUSINESS-Corn Feedstock Supply” for a  table illustrating corn prices and the amount of corn produced in the seven county area surrounding our proposed plant location. There is no assurance that our hedging activities will successfully reduce the risk caused by price fluctuation which may leave us vulnerable to high corn prices. Hedging activities themselves can result in costs because price movements in corn contracts are highly volatile and are influenced by many factors that are beyond our control. We may incur such costs and they may be significant.

Generally, higher corn prices will produce lower profit margins. This is especially true if market conditions do not allow us to pass through increased corn costs to our customers. There is no assurance that we will be able to pass through higher corn prices. If a period of high corn prices were to be sustained for some time, such pricing may reduce our ability to generate revenues because of the higher cost of operating and could potentially lead to the loss of some or all of your investment.

Our revenues will be greatly affected by the price at which we can sell our ethanol and distillers grains. These prices can be volatile as a result of a number of factors. These factors include the overall supply and demand, the price of gasoline, level of government support, and the availability and price of competing products. For instance, the price of ethanol tends to increase as the price of gasoline increases, and the price of ethanol tends to decrease as the price of gasoline decreases. Any lowering of gasoline prices will likely also lead to lower prices for ethanol, which may decrease our ethanol sales and reduce revenues, causing a reduction in the value of your investment.  See “DESCRIPTION OF BUSINESS-Distillers Grains Pricing” for a table illustrating the price of distillers grains pricing.

The price of ethanol has recently been much higher than its 10-year average. See “DESCRIPTION OF BUSINESS-Ethanol Pricing” for comparison charts of average ethanol and gasoline rack prices and a chart of the ten year history of the market price for ethanol. We do not expect these prices to be sustainable as supply from new and existing ethanol plants increases to meet increased demand. Increased production of ethanol may lead to lower prices. The increased production of ethanol could have other adverse effects. For example, the increased production could lead to increased supplies of co-products from the production of ethanol, such as distillers grains. Those increased supplies could outpace demand, which would lead to lower prices for those co-products. Also, the increased production of ethanol could result in increased demand for corn. This could result in higher prices for corn and corn production creating lower profits. There can be no assurance as to the price of ethanol or distillers grains in the future. Any downward changes in the price of ethanol and/or distillers grains may result in less income which would decrease our revenues and you could lose some or all of your investment as a result.

We rely on third parties for our supply of natural gas, which is consumed in the production of ethanol. The prices for and availability of natural gas are subject to volatile market conditions. These market conditions often are affected by factors beyond our control such as higher prices resulting from colder than average weather conditions, overall economic conditions and foreign and domestic governmental regulations. Significant disruptions in the supply of natural gas could impair our ability to manufacture ethanol for our customers. Furthermore, increases in natural gas prices or changes in our natural gas costs relative to natural gas costs paid by competitors may adversely affect our results of operations and financial condition. See “DESCRIPTION OF BUSINESS-Utilites” for a table  illustrating the price of natural gas in recent years.

We will depend on others for sales of our products, which may place us at a competitive disadvantage and reduce profitability.

We have hired a third-party marketing firm to market all of the ethanol we plan to produce. We currently expect to market our own distillers grains by selling to local livestock markets. However, if the local markets do not provide an adequate outlet for our distillers grains at the prices we desire, we expect to contract with a broker to market and sell a portion or all of our distillers grains. As a result, we expect to be dependent on the ethanol broker and any distillers grains broker we engage. There is no assurance that we will be able to enter into contracts with any ethanol broker or distillers grains broker on terms that are favorable to us. If the ethanol or distillers grains broker breaches the contract or does not have the ability, for financial or other reasons, to market all of the ethanol or distillers grains we produce, we will not have any readily available means to sell our products. Our lack of a sales force and reliance on third parties to sell and market our products may place us at a competitive disadvantage. Our failure to sell all of our ethanol and distillers dried grains feed products may result in less income from sales, reducing our revenue stream, which could reduce the value of your investment.

Changes and advances in ethanol production technology could require us to incur costs to update our ethanol plant or could otherwise hinder our ability to compete in the ethanol industry or operate profitably.

Advances and changes in the technology of ethanol production are expected to occur. Such advances and changes may make the ethanol production technology installed in our plant less desirable or obsolete. These advances could also allow our competitors to produce ethanol at a lower cost than us. If we are unable to adopt or incorporate technological advances, our ethanol production methods and processes could be less efficient than our competitors, which could cause our plant to become uncompetitive or completely obsolete. If our competitors develop, obtain or license technology that is superior to ours or that makes our technology obsolete, we may be required to incur significant costs to enhance or acquire new technology so that our ethanol production remains competitive. Alternatively, we may be required to seek third-party licenses, which could also result in significant expenditures. We cannot guarantee or assure you that third-party licenses will be available or, once obtained, will continue to be available on commercially reasonable terms, if at all. These costs could negatively impact our financial performance by increasing our operating costs and reducing our net income, all of which could reduce the value of your investment.

Risks Related to the Ethanol Industry

Competition from the advancement of alternative fuels may lessen the demand for ethanol and negatively impact our profitability, which could reduce the value of your investment.

Alternative fuels, gasoline oxygenates and ethanol production methods are continually under development. A number of automotive, industrial and power generation manufacturers are developing alternative clean power systems using fuel cells or clean burning gaseous fuels. Like ethanol, the emerging fuel cell industry offers a technological option to address increasing worldwide energy costs, the long-term availability of petroleum reserves and environmental concerns. Fuel cells have emerged as a potential alternative to certain existing power sources because of their higher efficiency, reduced noise and lower emissions. Fuel cell industry participants are currently targeting the transportation, stationary power and portable power markets in order to decrease fuel costs, lessen dependence on crude oil and reduce harmful emissions. If the fuel cell and hydrogen industries continue to expand and gain broad acceptance, and hydrogen becomes readily available to consumers for motor vehicle use, we may not be able to compete effectively. This additional competition could reduce the demand for ethanol, which would negatively impact our profitability, causing a reduction in the value of your investment.

Corn-based ethanol may compete with cellulose-based ethanol in the future, which could make it more difficult for us to produce ethanol on a cost-effective basis and could reduce the value of your investment.

Most ethanol is currently produced from corn and other raw grains, such as milo or sorghum - especially in the Midwest. The current trend in ethanol production research is to develop an efficient method of producing ethanol from cellulose-based biomass, such as agricultural waste, forest residue, municipal solid waste, and energy crops. This trend is driven by the fact that cellulose-based biomass is generally cheaper than corn, and producing ethanol from cellulose-based biomass would create opportunities to produce ethanol in areas which are unable to grow corn. Although current technology is not sufficiently efficient to be competitive, a recent report by the U.S. Department of Energy entitled “Outlook for Biomass Ethanol Production and Demand” indicates that new conversion technologies may be developed in the future. If an efficient method of producing ethanol from cellulose-based biomass is developed, we may not be able to compete effectively. We do not believe it will be cost-effective to convert the ethanol plant we are proposing into a plant which will use cellulose-based biomass to produce ethanol. If we are unable to produce ethanol as cost-effectively as cellulose-based producers, our ability to generate revenue will be negatively impacted and your investment could lose value.

As domestic ethanol production continues to grow, ethanol supply may exceed demand causing ethanol prices to decline and the value of your investment to be reduced.

The number of ethanol plants being developed and constructed in the United States continues to increase at a rapid pace. The recent passage of the Energy Policy Act of 2005 included a renewable fuels mandate that we expect will further increase the number of domestic ethanol production facilities. Archer Daniels Midland recently announced its plan to add approximately 500 million gallons per year of additional ethanol production capacity in the United States. ADM is currently the largest ethanol producer in the U.S. and controls a significant portion of the ethanol market. ADM’s plan to produce an additional 500 million gallons of ethanol per year will strengthen its position in the ethanol industry and cause a significant increase in domestic ethanol supply. As these plants begin operations, we expect domestic ethanol production to significantly increase. If the demand for ethanol does not grow at the same pace as increases in supply, we would expect the price for ethanol to decline. Declining ethanol prices will result in lower revenues and may reduce or eliminate profits causing the value of your investment to be reduced.

Consumer resistance to the use of ethanol based on the belief that ethanol is expensive, adds to air pollution, harms engines, reduces fuel efficiency and takes more energy to produce that it contributes may affect the demand for ethanol which could affect our ability to market our product and reduce the value of your investment.

Media reports in the popular press indicate that some consumers believe that use of ethanol will have a negative impact on gasoline prices at the pump. Many also believe that ethanol adds to air pollution and harms car and truck engines. It is also widely reported that ethanol products such as E-85 significantly reduce fuel economy and cause overall fuel costs to substantially increase.   Researchers have published studies reporting that the production of ethanol actually uses more fossil energy, such as oil and natural gas, than the amount of ethanol that is produced. These consumer beliefs could potentially be wide-spread. If consumers choose not to buy ethanol, it would affect the demand for the ethanol we produce which could lower demand for our product and negatively affect our profitability.

The inability of retailers to obtain pump certifications could prevent retailers from selling E85, which could decrease the overall demand for ethanol and could  reduce the value of your investment.

The demand for E85 is driven in part by the availability of E85 at retail stations.  Distributing E85 to consumers through retail stations depends, in part, on the ability of retailers to obtain quality certifications for E85 pumps.  Recently, a private product-safety testing group suspended its approval of various internal component parts of E85 pumps and its issuance of E85 pump certifications pending its own research on the ability of various component parts to withstand the corrosive properties of ethanol.  As a result, two stations in Ohio recently shut down E85 pumps and it is currently unclear whether more pumps will be shut down due to pending pump certifications.  If additional E85 pumps are shut down the distribution of E85 could be curtailed and the value of your investment in us may be reduced.

Competition from ethanol imported from Caribbean Basin countries may be a less expensive alternative to our ethanol, which would cause us to lose market share and reduce the value of your investment.

Ethanol produced or processed in certain countries in Central America and the Caribbean region is eligible for tariff reduction or elimination upon importation to the United States under a program known as the Caribbean Basin Initiative. Large ethanol producers, such as Cargill, have expressed interest in building dehydration plants in participating Caribbean Basin countries, such as El Salvador, which would convert ethanol into fuel-grade ethanol for shipment to the United States. Ethanol imported from Caribbean Basin countries may be a less expensive alternative to domestically produced ethanol. Competition from ethanol imported from Caribbean Basin countries may affect our ability to sell our ethanol profitably, which would reduce the value of your investment.

Competition from ethanol imported from Brazil may be a less expensive alternative to our ethanol, which would cause us to lose market share and reduce the value of your investment.

Brazil is currently the world’s largest producer and exporter of ethanol. In Brazil, ethanol is produced primarily from sugarcane, which is also used to produce food-grade sugar. Brazil experienced a dramatic increase in ethanol production and trade in 2004, exporting approximately 112 million gallons to the U.S. alone. In 2005, the U.S. imported approximately 20 million gallons of ethanol from Brazil.  Ethanol imported from Brazil may be a less expensive alternative to domestically produced ethanol, which is primarily made from corn. Tariffs presently protecting U.S. ethanol producers may be reduced or eliminated. Competition from ethanol imported from Brazil may affect our ability to sell our ethanol profitably, which would reduce the value of your investment.

Risks Related to Regulation and Governmental Action

A change in government policies favorable to ethanol may cause demand for ethanol to decline, which could reduce the value of your investment.

Growth and demand for ethanol may be driven primarily by federal and state government policies, such as state laws banning Methyl Tertiary Butyl Ether (MTBE) and the national renewable fuels standard. The continuation of these policies is uncertain, which means that demand for ethanol may decline if these policies change or are discontinued. A decline in the demand for ethanol is likely to cause a reduction in the value of your investment.

Government incentives for ethanol production, including federal tax incentives, may be eliminated in the future, which could hinder our ability to operate at a profit and reduce the value of your investment in us.

The ethanol industry and our business are assisted by various federal ethanol tax incentives, including those included in the Energy Policy Act of 2005. The provision of the Energy Policy Act of 2005 likely to have the greatest impact on the ethanol industry is the creation of a national 7.5 billion gallon renewable fuels standard (RFS). The RFS began at 4 billion gallons in 2006, increasing to 7.5 billion gallons by 2012. The RFS helps support a market for ethanol that might disappear without this incentive. The elimination or reduction of tax incentives to the ethanol industry could reduce the market for ethanol, which could reduce prices and our revenues by making it more costly or difficult for us to produce and sell ethanol. If the federal tax incentives are eliminated or sharply curtailed, we believe that a decreased demand for ethanol will result, which could result in the failure of the business and the potential loss of some or all of your investment.

Another important provision involves an expansion in the definition of who qualifies as a small ethanol producer. Historically, small ethanol producers were allowed a 10 cents per gallon production income tax credit on up to 15 million gallons of production annually. The size of the plant eligible for the tax credit was limited to 30 million gallons. Under the Energy Policy Act of 2005 the size limitation on the production capacity for small ethanol producers increases from 30 million to 60 million gallons. Historically, small ethanol producers have been allowed a 10-cent per gallon production income tax credit on up to 15 million gallons of production annually. Thus the tax credit is capped at $1.5 million per year per producer. This tax credit may foster additional growth in ethanol plants of a larger size and increase competition in this particular plant size category. We anticipate that our plant will produce 50 million gallons of ethanol annually and therefore, we expect to be eligible for the credit if our plant is completed before the tax credit expires. The small ethanol producer tax credit is set to expire December 31, 2010.

Changes in environmental regulations or violations of the regulations could be expensive and reduce our profit and the value of your investment.

We will be subject to extensive air, water and other environmental regulations and we will need to obtain a number of environmental permits to construct and operate the plant. In addition, it is likely that our senior debt financing will be contingent on our ability to obtain the various environmental permits that we will require. If for any reason, any of these permits are not granted, construction costs for the plant may increase, or the plant may not be constructed at all. Additionally, any changes in environmental laws and regulations, both at the federal and state level, could require us to invest or spend considerable resources in order to comply with future environmental regulations. The expense of compliance could be significant enough to reduce our profit and the value of your investment.

The lack of any Minnesota ethanol supports or tax incentives may damage our competitive position in the ethanol industry and may weaken our financial performance relative to other ethanol plants operating in other states.

Currently, Minnesota does not provide incentives for the production or sale of ethanol. This may cause our plant to be less competitive than ethanol plants in other states that provide ethanol supports or tax incentives.

Risks Related to Tax Issues

EACH PROSPECTIVE MEMBER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR CONCERNING THE IMPACT THAT HIS OR HER PARTICIPATION IN THE COMPANY MAY HAVE ON HIS OR HER FEDERAL INCOME TAX LIABILITY AND THE APPLICATION OF STATE AND LOCAL INCOME AND OTHER TAX LAWS TO HIS OR HER PARTICIPATION IN THIS OFFERING.

IRS classification of the company as a corporation rather than as a partnership would result in higher taxation and reduced profits, which could reduce the value of your investment in us.

We are a Minnesota limited liability company that has elected to be taxed as a partnership for federal and state income tax purposes, with income, gain, loss, deduction and credit passed through to the holders of the units. However, if for any reason the IRS would successfully determine that we should be taxed as a corporation rather than as a partnership, we would be taxed on our net income at rates of up to 35 percent for federal income tax purposes, and all items of our income, gain, loss, deduction and credit would be reflected only on our tax returns and would not be passed through to the holders of the units. If we were to be taxed as a corporation for any reason, distributions we make to investors will be treated as ordinary dividend income to the extent of our earnings and profits, and the payment of dividends would not be deductible by us, thus resulting in double taxation of our earnings and profits. See “FEDERAL INCOME TAX CONSEQUENCES OF OWNING OUR UNITS- Partnership Status.” If we pay taxes as a corporation, we will have less cash to distribute to our Unit holders.

The IRS may classify your investment as passive activity income, resulting in your inability to deduct losses associated with your investment.

If you are not involved in our operations on a regular, continuing and substantial basis, it is likely that the Internal Revenue Service will classify your interest in us as a passive activity. If an investor is either an individual or a closely held corporation, and if the investor’s interest is deemed to be “passive activity,” then the investor’s allocated share of any loss we incur will be deductible only against income or gains the investor has earned from other passive activities. Passive activity losses that are disallowed in any taxable year are suspended and may be carried forward and used as an offset against passive activity income in future years. These rules could restrict an investor’s ability to currently deduct any of our losses that are passed through to such investor.

Income allocations assigned to an investor’s units may result in taxable income in excess of cash distributions, which means you may have to pay income tax on your investment with personal funds.

Investors will pay tax on their allocated shares of our taxable income. An investor may receive allocations of taxable income that result in a tax liability that is in excess of any cash distributions we may make to the investor. Among other things, this result might occur due to accounting methodology, lending covenants that restrict our ability to pay cash distributions or our decision to retain the cash generated by the business to fund our operating activities and obligations. Accordingly, investors may be required to pay some or all of the income tax on their allocated shares of our taxable income with personal funds.

An IRS audit could result in adjustments to our allocations of income, gain, loss and deduction causing additional tax liability to our members.

The IRS may audit our income tax returns and may challenge positions taken for tax purposes and allocations of income, gain, loss and deduction to investors. If the IRS were successful in challenging our allocations in a manner that reduces loss or increases income allocable to investors, you may have additional tax liabilities. In addition, such an audit could lead to separate audits of an investor’s tax returns, especially if adjustments are required, which could result in adjustments on your tax returns. Any of these events could result in additional tax liabilities, penalties and interest to you, and the cost of filing amended tax returns.

Before making any decision to invest in us, investors should read this entire prospectus, including all of its exhibits, and consult with their own investment, legal, tax and other professional advisors to determine how ownership of our units will affect your personal investment, legal, and tax situation.

IMPORTANT NOTICES TO INVESTORS

This prospectus does not constitute an offer to sell or the solicitation of an offer to purchase any securities in any jurisdiction in which, or to any person to whom, it would be unlawful to do so.

Investing in our units involves significant risk. Please see “RISK FACTORS” to read about important risks you should consider before purchasing units in Highwater Ethanol. No representations or warranties of any kind are intended or should be inferred with respect to economic returns or tax benefits of any kind that may accrue to the investors of the securities.

These securities have not been registered under the securities laws of any state other than the states of Florida, Georgia, Illinois, Iowa, Kansas, Louisiana, Minnesota, Missouri, South Dakota and Wisconsin and may be offered and sold in other states only in reliance on exemptions from the registration requirements of the laws of those other states.

In making an investment decision, investors must rely upon their own examination of the entity creating the securities and the terms of the offering, including the merits and risks involved. Investors should not invest any funds in this offering unless they can afford to lose their entire investment. There is no public market for the resale of the units in the foreseeable future. Furthermore, state securities laws and our amended and restated member control agreement place substantial restrictions on the transferability of the units. Investors should be aware that they will be required to bear the financial risks of this investment for an indefinite period of time.

During the course of the offering of the units and prior to the sale of the units, each prospective purchaser and his or her representatives, if any, are invited to ask questions of, and obtain additional information from, our representatives concerning the terms and conditions of this offering, us, our business, and other relevant matters. We will provide the requested information to the extent that we possess such information or can acquire it without unreasonable effort or expense. Prospective purchasers or representatives having questions or desiring additional information should contact us at (507) 752-6160, or at our business address: Highwater Ethanol, LLC, 205 S. Main Street, PO Box 96, Lamberton, Minnesota 56152. Also, you may contact any of the following directors directly at the phone numbers listed below:

NAME	POSITION	PHONE NUMBER
Brian D. Kletscher	President and Governor	507-762-3376
John M. Schueller	Vice President and Governor	507-342-5621
Jason R. Fink	Treasurer and Governor	507-637-4355
Timothy J. Van Der Wal	Secretary and Governor	507-342-5187

FORWARD LOOKING STATEMENTS

Throughout this prospectus, we make “forward-looking statements” that involve future events, our future performance, and our expected future operations and actions. In some cases, you can identify forward-looking statements by the use of words such as “may,” “should,” “plan,” “future,” “intend,” “could,” “estimate,” “predict,” “hope,” “potential,” “continue,” “believe,” “expect” or “anticipate” or the negative of these terms or other similar expressions. The forward-looking statements are generally located in the material set forth under the headings “MANAGEMENT’S DISCUSSION AND ANALYSIS AND PLAN OF OPERATIONS,” “PLAN OF DISTRIBUTION,” “RISK FACTORS,” “USE OF PROCEEDS,” and “DESCRIPTION OF BUSINESS,” but may be found in other locations as well. These forward-looking statements generally relate to our plans and objectives for future operations and are based upon management’s reasonable estimates of future results or trends. Although we believe that our plans and objectives reflected in or suggested by such forward-looking statements are reasonable, we may not achieve such plans or objectives. Any forward-looking statements are not guarantees of our future performance and are subject to risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by any forward-looking statements. Actual results may differ from projected results due, but not limited to, unforeseen developments, including developments relating to the following:

•              The availability and adequacy of our cash flow to meet its requirements, including payment of loans;

•              Economic, competitive, demographic, business and other conditions in our local and regional markets;

•              Changes or developments in laws, regulations or taxes in the ethanol, agricultural or energy industries;

•              Actions taken or not taken by third-parties, including our suppliers and competitors, as well as legislative, regulatory, judicial and other governmental authorities;

•              Competition in the ethanol industry;

•              Overcapacity within the ethanol industry;

•              Availability and costs of products and raw materials, particularly corn and natural gas;

•              Fluctuations in petroleum prices;

•              Changes and advances in ethanol production technology;

•              The loss of any license or permit;

•              The loss of our plant due to casualty, weather, mechanical failure or any extended or extraordinary maintenance or inspection that may be required;

•              Changes in our business strategy, capital improvements or development plans;

•              The availability of additional capital to support capital improvements and development; and

•              Other factors discussed under the section entitled “RISK FACTORS” or elsewhere in this prospectus.

You should read this prospectus completely and with the understanding that actual future results may be materially different from what we expect. The forward-looking statements contained in this prospectus have been compiled as of the date of this prospectus and should be evaluated with consideration of any changes occurring after the date of this prospectus. Except as required under federal securities laws and SEC rules and regulations, we will not update forward-looking statements even though our situation may change in the future.

DETERMINATION OF OFFERING PRICE

There is no established market for our units. We established the offering price without an independent valuation of the units. We established the offering price based on our estimate of capital and expense requirements, not based on perceived market value, book value, or other established criteria. In considering our capitalization requirements, we determined the minimum and maximum aggregate offering amounts based upon our cost of capital analysis and debt to equity ratios generally acceptable in the industry. In determining the offering price per unit we considered the additional administrative expense which would likely result from a lower offering price per unit, such as the cost of increased unit trading. We also considered the dilution impact of our recent private placement offering to our founders and seed capital investors where units were priced at $3,333.33 per unit and $5,000.00 per unit, respectively, in determining an appropriate public offering price per unit. The units may have a value significantly less than the offering price and there is no guarantee that the units will ever obtain a value equal to or greater than the offering price.

DILUTION

As of January 31, 2007, we had 386 outstanding units. We sold 150 units to our founders for $3,333.33 per unit. We sold an additional 236 units to our seed capital investors for $5,000.00 per unit. The units, as of January 31, 2007, had a net tangible book value of $831,453, or $2,154.02 per unit. The net tangible book value per unit represents members’ equity less intangible assets which includes, divided by the number of units outstanding. The offering price of $10,000 per unit exceeds the net tangible book value per unit of our outstanding units. Therefore, all current holders will realize, on average, an immediate increase of at least $7,153.13 per unit in the pro forma net tangible book value of their units if the minimum is sold at a price of $10,000 per unit, and an increase of at least $7,315.87 per unit if the maximum is sold at a price of $10,000 per unit. Purchasers of units in this offering will realize an immediate dilution of at least $692.85 per unit in the net tangible book value of their units if the minimum is sold at a price of $10,000 per unit, and a decrease of at least $530.11 per unit if the maximum is sold at a price of $10,000 per unit.

An investor purchasing units in this offering will receive units diluted by the prior purchase of units by our founders and our seed capital investors in our previous private placement offerings. We have sold units to our founders at prices below the price at which we are currently selling units. The presence of these previously sold units will dilute the relative ownership interests of the units sold in this offering because these earlier investors received a relatively greater share of our equity for less consideration than investors are paying for units issued in this offering. Generally, all investors in this offering will notice immediate dilution. We have and will continue to use this previously contributed capital to finance development costs and for initial working capital purposes. We intend to use any remaining balance for the same purposes as those of this offering.

The following table illustrates the increase to existing unit holders and the dilution to purchasers in the offering in the net tangible book value per unit assuming the minimum or the maximum number of units is sold. The table does not take into account any other changes in the net tangible book value of our units occurring after January 31, 2007, or offering expenses related to this offering.

	Minimum	Maximum
Net tangible book value per unit at January 31, 2007	$2,154.02	$2,154.02
Increase in pro forma net tangible book value per unit attributable to the sale of 4,500 (minimum) and 6,000 (maximum) units at $10,000 per unit(1)	$7,153.13	$7,315.87
Pro forma net tangible book value per unit at January 31, 2007, as adjusted for the sale of units	$9,307.15	$9,469.89
Dilution per unit to new investors in this offering	$(692.85)	$(530.11)

(1)       The minimum and maximum number of units is circumscribed by the minimum offering amount of $45,000,000 and maximum offering amount of $60,000,000, less estimated remaining offering costs of $412,070. Total offering costs for the registered offering are estimated at $550,000.

We may seek additional equity financing in the future, which may cause additional dilution to investors in this offering, and a reduction in their equity interest. The holders of the units purchased in this offering will have no preemptive rights on any units to be issued by us in the future in connection with any such additional equity financing. We could be required to issue warrants to purchase units to a lender in connection with our debt financing. If we sell additional units or warrants to purchase additional units, the sale or exercise price could be higher or lower than what investors are paying in this offering.

The tables below set forth as of January 31, 2007, on an “as-if-converted” basis, the difference between the number of units purchased, and total consideration paid for those units, by existing unit holders, compared to units purchased by new investors in this offering without taking into account any offering expenses.

	Total Number of Units Purchased
	Minimum		Maximum
	Number	Percent	Number	Percent
Existing unit holders	386	7.90%	386	6.04%
New investors	4,500	92.10%	6,000	93.96%
Total	4,886	100.00%	6,386	100.00%

		Minimum			Maximum
	Amount	Percent	Average	Amount	Percent	Average
Existing unit holders	$1,680,000	3.60%	$4,352.33	$1,680,000	2.72%	$4,352.33
New investors	45,000,000	96.40%	10,000.00	60,000,000	97.28%	10,000.00
Total	$46,680,000	100.00%	$9,553.83	$61,680,000	100.00%	$9,658.63

CAPITALIZATION

We have issued a total of 386 units to our founders and seed capital investors. We sold 150 units to our founders for $3,333.33 per unit. We sold an additional 236 units to our seed capital investors for $5,000.00 per unit. We have total proceeds from our two previous private placements of $1,680,000. If the minimum offering amount of $45,000,000 is attained, we will have total membership proceeds of $46,680,000 at the end of this offering, less offering expenses. If the maximum offering of $60,000,000 is attained, we will have total membership proceeds of $61,680,000 at the end of this offering, less offering expenses.

Capitalization Table

The following table sets forth our capitalization at January 31, 2007, which is unaudited, on an actual and pro forma basis to reflect the units offered in this offering.

		Pro Forma (1)
	Actual	Minimum	Maximum
Unit holders’ equity	$1,680,000	$46,130,000	$61,130,000
Accumulated deficit	(655,265)	(655,265)	(655,265)
Total Unit holder’s equity	1,024,735	45,474,735	60,474,735
Total Capitalization (2)	$1,024,735	$45,474,735	$60,474,735

(1)       As adjusted to reflect gross proceeds from this offering less estimated offering costs of $550,000 and prior to securing a debt financing commitment.

(2)       In order to fully capitalize the project, we will also need to obtain debt financing ranging from approximately $48,320,000 to $63,320,000 depending on the amount raised in this offering and less any grants we are awarded and any bond financing we can obtain. Our estimated long-term debt requirements are based upon our anticipated equity investments, preliminary discussions with lenders and our independent research regarding capitalization requirements for ethanol plants of similar size.

Our seed capital private placement was made directly by us without use of an underwriter or placement agent and without payment of commissions or other remuneration. The aggregate sales proceeds, after payment of offering expenses in immaterial amounts, were applied to our working capital and other development and organizational purposes.

With respect to the exemption from registration of issuance of securities claimed under Rule 506 and Section 4(2) of the Securities Act, neither we, nor any person acting on our behalf offered or sold the securities by means of any form of general solicitation or advertising. Prior to making any offer or sale, we had reasonable grounds to believe and believed that each prospective investor was capable of evaluating the merits and risks of the investment and were able to bear the economic risk of the investment. Each purchaser represented in writing that the purchaser was an accredited investor and that the securities were being acquired for investment for such purchaser’s own account. Each purchaser also agreed that the securities would not be sold without registration under the Securities Act or exemption from the Securities Act. Each purchaser further agreed that a legend was placed on each certificate evidencing the securities stating the securities have not been registered under the Securities Act and setting forth restrictions on their transferability.

DISTRIBUTION POLICY

We have not declared or paid any distributions on the units. We do not expect to generate revenues until the proposed ethanol plant is operational, which is expected to occur approximately 16 to 18 months after construction commences. After operation of the proposed ethanol plant begins, it is anticipated, subject to any loan covenants or restrictions with any senior and term lenders, that we will distribute “net cash flow” to our members in proportion to the units that each member holds relative to the total number of units outstanding. “Net cash flow,” means our gross cash proceeds less any portion, as determined by the board of governors in their sole discretion, used to pay or establish reserves for operating expenses, debt payments, capital improvements, replacements and contingencies. However, there can be no assurance that we will ever be able to pay any distributions to the unit holders, including you. Additionally, our lenders may further restrict our ability to make distributions during the initial period of the term debt.

SELECTED FINANCIAL DATA

The following table summarizes important financial information from our January 31, 2007 unaudited financial statements. You should read this table in conjunction with the financial statements and the notes included elsewhere in this prospectus.

From Inception (May 2, 2006) to January 31, 2007
Income Statement Data:
Revenues	$—
Operating Expenses
Professional fees	640,635
General and administrative	52,131
Total	692,766
Operating Loss	(692,766)
Other Income
Interest income	37,501
Net Loss	$ (655,265)
Net Loss Per Unit (337 weighted average units outstanding)	$(1,944.41

January 31, 2007
Balance Sheet Data:
Assets:
Cash	$922,871
Other receivable	3,882
Prepaid and other expenses	14,133
Total current assets	940,886

Equipment
Office equipment	10,766
Accumulated depreciation	(412)
Net equipment	10,354

Other Assets
Deferred offering costs	193,282
Land options	42,000
Total other assets	235,282

Total Assets	$1,186,522

Liabilities and equity:
Current Liabilities
Accounts payable	$155,869
Accounts payable - members	5,918
Total current liabilities	161,787

Commitments and Contingencies
Members’ Equity
Members contributions, 386 units outstanding	1,680,000
Deficit accumulated during development stage	(655,265)
Total members’ equity	1,024,735

Total Liabilities and Members’ Equity	$1,186,522

MANAGEMENT’S DISCUSSION AND ANALYSIS AND PLAN OF OPERATION

Overview

This prospectus contains forward-looking statements that involve risks and uncertainties. Actual events or results may differ materially from those indicated in such forward-looking statements. These forward-looking statements are only our predictions and involve numerous assumptions, risks and uncertainties, including, but not limited to those risk factors described elsewhere in this prospectus. The following discussion of the financial condition and results of our operations should be read in conjunction with the financial statements and related notes thereto included elsewhere in this prospectus.

We are a development stage Minnesota limited liability company formed on May 2, 2006, for the purpose of constructing a 50 million gallon per year ethanol plant expected to be located near Lamberton, Minnesota, approximately 150 miles southwest of Minneapolis, Minnesota. We do not expect to generate any revenue until the plant is completely constructed and operational. For more information about our potential plant site, please refer to “Description of Business - Project Location and Proximity to Markets.” Our board of governors reserves the right to change the location of the plant site, in their sole discretion, for any reason. We anticipate the final plant site will have access to both truck and rail transportation.

Based upon engineering specifications produced by Fagen, Inc., we expect the plant to annually consume approximately 18.5 million bushels of corn and annually produce approximately 50 million gallons of fuel grade ethanol and approximately 160,000 tons distillers grain. We currently estimate that it will take approximately 16 to 18 months after construction commences to complete plant construction.

We expect the project will cost approximately $110,000,000 to complete. Fagen, Inc. will construct the plant for a contract price of approximately $66,026,000 based on the plans and specifications in the design-build agreement, which does not include the anticipated cost of our water treatment facility we intend to construct, any change orders, or increases in the costs of materials provided by the CCI costs escalator provision contained in the design-build agreement. The agreement terminates on August 15, 2007, unless a valid Notice to Proceed has been accepted by Fagen, Inc. The termination date may be extended upon mutual written agreement.  We have based our capital needs on a design for the plant that will cost approximately $78,526,000, which includes the cost of our water treatment equipment not contemplated by our design-build agreement, with additional start-up and development costs of approximately $31,474,000 for a total project completion cost of approximately $110,000,000. Except for our design-build agreement with Fagen, Inc., we do not have any binding or non-binding agreements with any other contractor for the labor or materials necessary to build the plant. As a result, our anticipated total project cost is not a firm estimate and is expected to change from time to time as the project progresses. We are still in the development phase, and until the proposed ethanol plant is operational, we will generate no revenue. We anticipate that accumulated losses will continue to increase until the ethanol plant is operational.

Plan of Operations Until Start-Up of Ethanol Plant

We expect to spend at least the next 12 months focused on three primary activities: (1) project capitalization; (2) site acquisition and development; and (3) plant construction and start-up operations. Assuming the successful completion of this offering and the related debt financing, we expect to have sufficient cash on hand to cover all costs associated with construction of the project, including, but not limited to, site acquisition and development, utilities, construction and equipment acquisition. In addition, we expect our seed capital proceeds to supply us with enough cash to cover our costs through this period, including staffing, office costs, audit, legal, compliance and staff training.  We currently rent office space located at 205 S. Main Street in Lamberton, Minnesota for $422 per month.

Project Capitalization

We will not close the offering until we have raised the minimum offering amount of $45,000,000. We have until [twelve month date] to sell the minimum number of units required to raise the minimum offering amount. If we sell the minimum number of units prior to [twelve month date], we may decide to continue selling units until we sell the maximum number of units or [twelve month date], whichever occurs first. Even if we successfully close the offering by selling at least the minimum number of units by [twelvemonth date], we will not release the offering proceeds from escrow until the cash proceeds in escrow equal $45,000,000 or more and we secure a written debt financing commitment for debt financing ranging from a minimum of $48,320,000 to a maximum of $63,320,000 depending on the level of equity raised and the amount of bond financing and any grant funding we may receive. We estimated the range of debt financing we will need by subtracting the minimum and maximum amount of equity in this offering and the $1,680,000 contributed by our founders and seed capital investors from the estimated total project cost of $110,000,000.

In March 2007 we closed on the two parcels of real estate for which we had exercised our options.  We paid approximately $810,000 for approximately 116 acres of land and subsequently obtained an $800,000 note from a bank to provide us with interim financing until we can close on our anticipated debt financing. We have not yet obtained any commitments for equity, senior debt or bond financing. We have started identifying and interviewing potential lenders, however, we have not signed any commitment or contract for senior debt financing. Completion of the project relies entirely on our ability to attract these loans and close on this offering.

A senior debt financing commitment only obligates the lender to lend us the debt financing that we need if we satisfy all the conditions of the commitment. These conditions may include, among others, the total cost of the project being within a specified amount, the receipt of engineering and construction contracts acceptable to the lender, evidence of the issuance of all permits, acceptable insurance coverage and title commitment, the contribution of a specified amount of equity and attorney opinions. At this time, we do not know what business and financial conditions will be imposed on us. We may not satisfy the loan commitment conditions before closing, or at all. If this occurs we may:

•              commence construction of the plant using all or a part of the equity funds raised while we seek another debt financing source;

•              hold the equity funds raised indefinitely in an interest-bearing account while we seek another debt financing source; or

•              return the equity funds, if any, to investors with accrued interest, after deducting the currently indeterminate expenses of operating our business or partially constructing the plant before we return the funds.

While the foregoing alternatives may be available, we do not expect to begin substantial plant construction activity before satisfying the loan commitment conditions or closing the loan transaction because it is very likely that Fagen, Inc. will not begin any substantial plant construction and any lending institution will prohibit substantial plant construction activity until satisfaction of loan commitment conditions or loan closing. However, in the unlikely event that the loan commitment and Fagen, Inc. permit us to spend equity proceeds prior to closing the loan and obtaining loan proceeds, we may decide to spend equity proceeds on project development expenses, such as securing critical operating contracts or owner’s construction costs such as site development expenses. If we decide to proceed in that manner, we expect the minimum aggregate offering amount would satisfy our cash requirements for approximately three to four months and the maximum aggregate offering amount would satisfy our cash requirements for approximately six to seven months. We expect that proceeding with plant construction prior to satisfaction of the loan commitment conditions or closing the loan transaction could cause us to abandon the project or terminate operations. As a result, you could lose all or part of your investment.

Our design-build agreement signed on September 28, 2006 with Fagen, Inc., as amended, terminates on August 15, 2007, unless a valid Notice to Proceed has been accepted by Fagen, Inc.  If we fail to find a new debt financing source and Fagen, Inc. refused a renewal or extension of its letter of intent with us, we would expect to return your investment with any accrued interest after deducting operating expenses. Please refer to the section of the prospectus entitled, “RISK FACTORS - Risks Related to Our Financing Plan,” on page 12 for a discussion of the risks involved in project capitalization.

Site Acquisition and Development

During and after the offering, we expect to continue working principally on the preliminary design and development of our proposed ethanol plant, the acquisition and development of a plant site in Redwood County, Minnesota, obtaining the necessary construction permits, identifying potential sources of debt financing and negotiating the corn supply, ethanol and co-product marketing, utility and other contracts. We plan to fund these activities and initiatives using the $1,680,000 of seed capital. We believe that our existing funds will permit us to continue our preliminary activities through the end of this offering. If we are unable to close on this offering by that time or otherwise obtain other funds, we may need to delay or abandon operations.

On June 7, 2006, we obtained the exclusive right and option to purchase a parcel of land, consisting of approximately 68 acres of land, in Redwood County, Minnesota. We paid $5,000 for the exclusive right and option. The purchase price is approximately $476,000.  We exercised this option on December 31, 2006, and closed on the property in March 2007.

In September 2006, we obtained the right and option to purchase three additional adjacent parcels of land.  The first is to purchase approximately six to twelve acres of land for $7,000 per acre until December 31, 2008. We paid $1,000 for the option which will apply towards the purchase price if we elect to complete the purchase. The second is to purchase an undisclosed amount of land for $8,000 per acre until March 31, 2007. We paid $1,000 for the option which will apply towards the purchase price if we elect to complete the purchase. The third is to purchase an undisclosed amount of land for $7,000 per acre. We paid $5,000 for the option which will apply towards the purchase price if we elect to complete the purchase.  We elected to exercise the third option for approximately 48 acres on December 31, 2006, and closed on the property in March 2007.

In March 2007 we closed on the two parcels for which we had exercised land options.  The two parcels total approximately 116 acres and we paid a total of approximately $810,000 for the properties. Also in March 2007 we obtained an $800,000 note from a bank to provide us with interim financing until we can close on our anticipated debt financing.  The note is secured by a mortgage on the two parcels of property, a personal guarantee from Ron Fagen, the principal owner of our design-build contractor, and by a limited personal guarantee from Warren Pankonin, a member of our board of governors and a seed capital investor in our project.  Neither Mr. Fagen nor Mr. Pankonin are related parties.

Plant Construction and Start-up of Plant Operations

We expect to complete construction of the proposed plant and commence operations approximately 16 to 18 months after construction commences. Our work will include completion of the final design and development of the plant. We also plan to negotiate and execute finalized contracts concerning the construction of the plant, provision of necessary electricity, natural gas and other power sources and marketing agreements for ethanol and co-products. Assuming the successful completion of this offering and our obtaining the necessary debt financing, we expect to have sufficient cash on hand to cover construction and related start-up costs necessary to make the plant operational. We estimate that we will need approximately $78,526,000 to construct the plant, which includes the anticipated cost of our water treatment facility we intend to construct, and a total of approximately $31,474,000 to cover all capital expenditures necessary to complete the project, make the plant operational and produce revenue.

Grain origination

We have signed a grain procurement agreement with Meadowland Farmers Co-op (“Meadowland”).  Meadowland has the exclusive right and responsibility to provide Highwater Ethanol with its daily requirements of corn meeting quality specifications set forth in the grain procurement agreement. Under the agreement, Highwater Ethanol will purchase corn at the local market price delivered to the ethanol plant plus a fixed fee per bushel of corn purchased.  Highwater Ethanol will provide Meadowland with an estimate of its usage at the beginning of each fiscal quarter and Meadowland agrees to at all times maintain a minimum of 7 days corn usage at the Highwater Ethanol plant.  The initial term of the agreement is 7 years from the time Highwater Ethanol requests its first delivery of corn.

Future Plans to Develop or Participate in Other Ethanol Manufacturing Facilities

In the future, we may pursue opportunities to develop or invest in other ethanol manufacturing facilities. We do not have any agreement or arrangement concerning any other ethanol project at this time. We will continue to monitor and evaluate these opportunities as they present themselves to determine if participation in any other project is in our best interests.

Trends and Uncertainties Impacting the Ethanol Industry and Our Future Revenues

If we are successful in building and constructing the ethanol plant, we expect our future revenues will primarily consist of sales of ethanol and distillers grains. We expect ethanol sales to constitute the bulk of our revenues. Recently, the demand for ethanol increased relative to supply causing upward pressure on ethanol market prices. Increased demand, firm crude oil and gas markets, public acceptance, and positive political signals have all contributed to a strengthening of ethanol prices. In order to sustain these higher price levels however, management believes the industry will need to continue to grow demand to offset the increased supply brought to the market place by additional production.

We also will expect to benefit from federal ethanol supports and federal tax incentives. Changes to these supports or incentives could significantly impact demand for ethanol. On August 8, 2005, President George W. Bush signed into law the Energy Policy Act of 2005 (the “Act”). The Act contains numerous provisions that are expected to favorably impact the ethanol industry by enhancing both the production and use of ethanol. Most notably, the Act created a 7.5 billion gallon renewable fuels standard (the “RFS”). The RFS is a national renewable fuels mandate as to the total amount of national renewable fuels usage but allows flexibility to refiners by allowing them to use renewable fuel blends in those areas where it is most cost-effective rather than requiring renewable fuels to be used in any particular area or state. The RFS began at 4 billion gallons in 2006, and increase to 7.5 billion gallons by 2012. According to the Renewable Fuels Association, the Act is expected to lead to about $6 billion in new investment in ethanol plants across the country.

Ethanol production continues to rapidly grow as additional plants and plant expansions become operational. According to the Renewable Fuels Association, as of February 2007, 113 ethanol plants were producing ethanol with a combined annual production capacity of 5.58 billion gallons per year and current expansions and plants under construction constituted an additional future production capacity of 6.14 billion gallons per year. ADM recently announced its plan to add 500 million gallons of ethanol production, clearly indicating its desire to maintain a significant share of the ethanol market. Since the current national ethanol production capacity exceeds the 2006 RFS requirement, we believe that other market factors, such as the growing trend for reduced usage of MTBE by the oil industry, state renewable fuels standards and increases in voluntary blending by terminals, are primarily responsible for current ethanol prices. Accordingly, it is possible that the RFS requirements may not significantly impact ethanol prices in the short-term. However, the increased requirement of 7.5 billion by 2012 is expected to support ethanol prices in the long term. A greater supply of ethanol on the market from these additional plants and plant expansions could reduce the price we are able to charge for our ethanol. This may decrease our revenues when we begin sales of product.

Demand for ethanol may increase as a result of increased consumption of E85 fuel. E85 fuel is a blend of 70 percent to 85 percent ethanol and gasoline. According to the Energy Information Administration, E85 consumption is projected to increase from a national total of 11 million gallons in 2003 to 47 million gallons in 2025. E85 is used as an aviation fuel and as a hydrogen source for some fuel cells. In the U.S., there are currently about 3 million flexible fuel vehicles capable of operating on E85 and over 600 retail stations supplying it. Ford and General Motors have recently begun national campaigns to promote ethanol and flexible fuel vehicles. Ford and General Motors have recently begun national campaigns to promote ethanol and flexible fuel vehicles. Automakers have indicated

plans to produce an estimated 2 million more flexible fuel vehicles per year. The demand for E85 is largely driven by flexible fuel vehicle penetration of the U.S. vehicle fleet, the retail price of E85 compared to regular gasoline and the availability of E85 at retail stations. Because flexible fuel vehicles can operate on both ethanol and gasoline, if the price of regular gasoline falls below E85, demand for E85 will decrease as well. In addition, gasoline stations offering E85 are relatively scarce. At the end of 2005, only 608 of the country’s 170,000 gas stations offered E85 as an alternative to ordinary gasoline. However, most of these stations are in the Upper Midwest, which will be our target market area. The National Ethanol Vehicle Coalition expects 2,000 stations to sell E85 by the end of 2006, which would represent approximately 1 percent of all refueling stations. The Energy Policy Act of 2005 established a tax credit of 30 percent for infrastructure and equipment to dispense E85, which became effective in 2006 and is scheduled to expire December 31, 2010. This tax credit is expected to encourage more retailers to offer E85 as an alternative to regular gasoline. According to the Minnesota Corn Growers Association, there are approximately 75 gasoline retailers offering E85 throughout Minnesota.

Demand for ethanol has been supported by higher oil prices and its refined components.  While the mandated usage required by the renewable fuels standard is driving demand, our management believes that the industry will require an increase in voluntary usage in order to experience long-term growth.  We expect this will happen only if the price of ethanol is deemed economical by blenders.  Our management also believes that increased consumer awareness of ethanol-blended gasoline will be necessary to motivate blenders to voluntarily increase the amount of ethanol blended into gasoline.  In the future, a lack of voluntary usage by blenders in combination with additional supply may damage our ability to generate revenues and maintain positive cash flows.

Although the Energy Policy Act of 2005 did not impose a national ban of MTBE, the primary competitor of ethanol as a fuel oxygenate, the Act’s failure to include liability protection for manufacturers of MTBE could result in refiners and blenders using ethanol as an oxygenate rather than MTBE to satisfy the Clean Air Act’s reformulated gasoline oxygenate requirement. While this may create some additional demand in the short term, the Act repeals the Clean Air Act’s 2 percent oxygenate requirement for reformulated gasoline immediately in California and 270 days after enactment elsewhere. However, the Clean Air Act also contains an oxygenated fuel requirement for areas classified as carbon monoxide non-attainment areas. These areas are required to establish an oxygenated fuels program for a period of no less than three months each winter. The minimum oxygen requirement for gasoline sold in these areas is 2.7 percent by weight. This is the equivalent of 7.7 percent ethanol by volume in a gasoline blend. This requirement was unaffected by the Act and a number of states, including California, participate in this program.

Consumer resistance to the use of ethanol may affect the demand for ethanol which could affect our ability to market our product and reduce the value of your investment. According to media reports in the popular press, some consumers believe that use of ethanol will have a negative impact on retail gasoline prices. Many also believe that ethanol adds to air pollution and harms car and truck engines. Still other consumers believe that the process of producing ethanol actually uses more fossil energy, such as oil and natural gas, than the amount of energy in the ethanol that is produced. These consumer beliefs could potentially be wide-spread. If consumers choose not to buy ethanol, it would affect the demand for the ethanol we produce which could negatively affect our ability sell our product and negatively affect our profitability.

Trends and Uncertainties Impacting the Corn and Natural Gas Markets and Our Future Cost of Goods Sold

We expect our future cost of goods sold will consist primarily of costs relating to the corn and natural gas supplies necessary to produce ethanol and distillers grains for sale. On January 12, 2007, the United States Department of Agriculture (“USDA”) released its Crop Production report, which estimated the 2006 grain corn crop at 10.53 billion bushels, down approximately 2.0 percent from its December 11, 2006, estimate of 10.74 billion bushes.  The January 12, 2007, estimate is approximately 5.2 percent below the USDA’s estimate of the 2005 corn crop of 11.11 billion bushels. Although we do not expect to begin operations until autumn 2008, we expect continued volatility in the price of corn, which will significantly impact our cost of goods sold. The number of operating and planned ethanol plants in our immediate surrounding area and nationwide will also significantly increase the demand for corn. This increase will likely drive the price of corn upwards in our market which will impact our ability to operate profitably.

Natural gas is also an important input commodity to our manufacturing process. We estimate that our natural gas usage will be approximately 10 percent to 15 percent of our annual total production cost. We use natural gas to dry our distillers grain products to moisture contents at which they can be stored for long periods of time, and can be transported greater distances. Dried distillers grains have a much broader market base, including the western cattle feedlots, and the dairies of California and Florida. Recently, the price of natural gas has risen along with other energy sources. Natural gas prices are considerably higher than the 10-year average. In late August 2005, Hurricane Katrina caused dramatic damage to areas of Louisiana, which is the location of one of the largest natural gas hubs in the United States. As the damage from the hurricane became apparent, natural gas prices substantially increased. Hurricane Rita also impacted the Gulf Coast and caused shutdowns at several Texas refineries, which further increased natural gas prices. We expect continued volatility in the natural gas market. Any ongoing increases in the price of natural gas will increase our cost of production and may negatively impact our future profit margins.

Employees

We expect to hire approximately 32 full-time employees before commencing plant operations. Our officers are Brian D. Kletscher, President; John M. Schueller, Vice President; Jason R. Fink, Treasurer; and Timothy J. Van Der Wal, Secretary. As of the date of this prospectus, we have hired one part-time office employee.

Liquidity and Capital Resources

From May 2006, through June 2006, we sold a total of 150 of our membership units to our to our founders at a price of $3,333.33 per unit and 236 of our membership units to our seed capital investors at a price of $5,000.00 per unit. We received aggregate seed capital proceeds of $1,680,000 from the two previous private placements. We determined the offering price per unit in the two previous private placements based upon the capitalization requirements necessary to fund our development, organization and financing activities as a development stage company. We did not rely upon any independent valuation, book value or other valuation criteria in determining the seed capital offering price per unit. We expect our seed capital offering proceeds to provide us with sufficient liquidity to fund the developmental, organizational and financing activities necessary to advance our project. All of the seed capital proceeds were immediately at-risk capital at the time of the investment.

As of January 31, 2007, we had total assets of $1,186,522 consisting primarily of cash. As of January 31, 2007, we had current liabilities of $161,787 consisting primarily of accounts payable. Total members’ equity as of January 31, 2007, was $1,024,735, taking into account the accumulated deficit. Since our inception, we have generated no revenue from operations. For the period from inception (May 2, 2006) through January 31, 2007, we have a net loss of $655,265, primarily due to start-up business costs.

Capitalization Plan

Based on our business plan and current construction cost estimates, we believe the total project will cost approximately $110,000,000. Our capitalization plan consists of a combination of equity, including our previous seed capital, debt financing, bond financing and government grants.  In March 2007 we closed on the two parcels for which we had exercised land options.  The two parcels total approximately 116 acres and we paid a total of approximately $810,000 for the properties.  Also in March 2007 we obtained an $800,000 note from a bank to provide us with interim financing until we can close on our anticipated debt financing.  The note is secured by a mortgage on the two parcels of property, a personal guarantee from Ron Fagen, the principal owner of our design-build contractor, and by a limited personal guarantee from Warren Pankonin, a member of our board of governors and a seed capital investor in our project.  Neither Mr. Fagen nor Mr. Pankonin are related parties.

Equity Financing

We are seeking to raise a minimum of $45,000,000 and a maximum of $60,000,000 of equity in this offering. Depending on the level of equity raised in this offering, the amount of any grants awarded to us, and the amount of bond financing able to be procured, we expect to require debt financing ranging from approximately a minimum of $48,320,000 to a maximum of $63,320,000.

Senior Debt and Bond Financing

We hope to attract senior debt financing from a major bank (with participating loans from other banks) and/or bond financing to construct the proposed ethanol plant. We expect the senior debt financing will be secured by all of our real property, including receivables and inventories. We plan to pay near prime rate on this loan, plus annual fees for maintenance and observation of the loan by the lender, however, there is no assurance that we will be able to obtain the senior debt financing or that adequate debt financing will be available on the terms we currently anticipate. Our senior debt financing may also include bond financing issued through a governmental entity or bonds guaranteed by a governmental agency. We do not have any contracts or commitments with any governmental entity or underwriter for bond financing and there is no assurance that we will be able to secure bond financing as part of the senior debt financing for the project. If we are unable to obtain senior debt in an amount necessary to fully capitalize the project, we may have to seek subordinated debt financing which would increase the cost of debt and could require us to issue warrants. The increased cost of the subordinated debt financing could reduce the value of our units.

We do not have contracts or commitments with any bank, lender, underwriter, governmental entity or financial institution for senior debt financing. We have started identifying and interviewing potential lenders, however, we have not signed any commitment or contract for debt financing. Completion of the project relies entirely on our ability to attract these loans and close on this offering.

Grants and Government Programs

We plan to apply for grants from the USDA and other sources. Although we may apply under several programs simultaneously and may be awarded grants or other benefits from more than one program, it must be noted that some combinations of programs are mutually exclusive. Under some state and federal programs, awards are not made to applicants in cases where construction on the project has started prior to the award date. There is no guarantee that applications will result in awards of grants or loans.

Critical Accounting Estimates

Management uses estimates and assumptions in preparing our financial statements in accordance with generally accepted accounting principles. These estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Significant estimates include the deferral of expenditures for offering costs, which are dependent upon successful financing of the project. We defer the costs incurred to raise equity financing until that financing occurs. At the time we issue new equity, we will net these costs against the equity proceeds received. Alternatively, if the equity financing does not occur, we will expense the offering costs. It is at least reasonably possible that this estimate may change in the near term.

Off-Balance Sheet Arrangements.

We do not have any off-balance sheet arrangements.

ESTIMATED SOURCES OF FUNDS

The following tables set forth various estimates of our sources of funds, depending upon the amount of units sold to investors and based upon various levels of equity that our lenders may require. The information set forth below represents estimates only and actual sources of funds could vary significantly due to a number of factors, including those described in the section entitled “RISK FACTORS” and elsewhere in this prospectus.

Sources of Funds(1)	Maximum 6,000 Units Sold	Percent of Total
Unit Proceeds	$60,000,000	54.54%
Seed Capital Proceeds	1,680,000	1.53%
Senior Debt Financing	48,320,000	43.93%
Total Sources of Funds	$110,000,000	100.00%

Sources of Funds(1)	If 5,332 Units Sold	Percent of Total
Unit Proceeds	$53,320,000	48.47%
Seed Capital Proceeds	1,680,000	1.53%
Term Debt Financing	55,000,000	50.00%
Total Sources of Funds	$110,000,000	100.00%

Sources of Funds(1)	Minimum 4,500 Units Sold	Percent of Total
Unit Proceeds	$45,000,000	40.91%
Seed Capital Proceeds	1,680,000	1.53%
Senior Debt Financing	63,320,000	57.56%
Total Sources of Funds	$110,000,000	100.00%

(1)       We may receive federal and state grants, however, we have not yet entered into any written definitive agreements for the grants. Additionally, we may receive bond financing. If we receive grants or bond financing, we expect to reduce the amount of equity proceeds or senior debt financing necessary for our capitalization by the same or similar amount.

ESTIMATED USE OF PROCEEDS

The gross proceeds from this offering, before deducting offering expenses, will be $45,000,000 if the minimum amount of equity offered is sold, and $60,000,000 if the maximum number of units offered is sold for $10,000 per unit. We estimate the offering expenses to be approximately $550,000.(1) Therefore, we estimate the net proceeds of the offering to be $44,450,000 if the minimum amount of equity is raised, and $59,450,000 if the maximum number of units offered is sold.

	Maximum Offering	Minimum Offering
Offering Proceeds ($10,000 per unit)	$60,000,000	$45,000,000
Less Estimated Offering Expenses (1)	(550,000)	(550,000)
Net Proceeds from Offering	$59,450,000	$44,450,000

(1) All of the following offering expenses are estimated, except for the SEC registration fee.

Securities and Exchange Commission registration fee	$6,420
Legal fees and expenses	200,000
Consulting fees	75,000
Accounting fees	125,000
Blue Sky filing fees	5,000
Printing expenses	75,000
Advertising	50,000
Miscellaneous expenses	13,580
Total	$550,000

We intend to use the net proceeds of the offering to construct and operate an ethanol plant with a 50 million gallon per year nameplate manufacturing capacity. We must supplement the proceeds of this offering with debt financing to meet our stated goals. We estimate that the total capital expenditures for the construction of the plant will be approximately $110,000,000. The total project cost is a preliminary estimate primarily based upon the experience of our general contractor, Fagen, Inc., with ethanol plants similar to the plant we intend to construct and operate. We expect the total project cost will change from time to time as the project progresses.

The following table describes our proposed use of proceeds. The actual use of funds is based upon contingencies, such as the estimated cost of plant construction, the suitability and cost of the proposed site, the regulatory permits required and the cost of debt financing and inventory costs, which are driven by the market. Therefore, the following figures are intended to be estimates only, and the actual use of funds may vary significantly from the descriptions given below depending on contingencies such as those described above.  In addition, depending on the level of equity raised, we may decide to implement technical or design upgrades or improvements to our plant.

Use of Proceeds	Amount	Percent of Total
Plant construction	$66,026,000	60.02%
Water treatment facility	12,500,000	11.36%
CCI Contingency	3,279,250	2.98%
Land cost	810,000	0.74%
Site development costs	8,140,000	7.40%
Construction contingency	919,750	0.84%
Construction performance bond	350,000	0.32%
Construction insurance costs	150,000	0.14%
Administrative building	350,000	0.32%
Office equipment	80,000	0.07%
Computers, Software, Network	150,000	0.14%
Railroad	3,000,000	2.73%
Rolling stock	400,000	0.36%
Fire Protection and water supply	3,495,000	3.18%
Capitalized interest	1,500,000	1.36%
Start up costs:
Financing costs	600,000	0.55%
Organization costs(1)	1,500,000	1.36%
Pre-production period costs	750,000	0.68%

Working capital	2,000,000	1.83%
Inventory - corn	1,100,000	1.00%
Inventory - chemicals and ingredients	400,000	0.36%
Inventory - Ethanol	1,500,000	1.36%
Inventory - DDGS	500,000	0.45%
Spare parts - process equipment	500,000	0.45%
Total	$110,000,000	100.00%

(1)       Includes estimated offering expenses of $550,000.

Plant Construction. The construction of the plant itself is by far the single largest expense at approximately $66,026,000. We have a design-build agreement with Fagen, Inc.  See “Design-Build Team; Design-Build Agreement with Fagen, Inc.”

Water Treatment Facility.  We estimate that the construction of our water treatment facility will cost approximately $12,500,000, in addition to the cost of constructing the plant itself.

CCI Contingency. Under our design-build agreement, the contract price of approximately $66,026,000 may be further increased if the construction cost index (“CCI”) published by Engineering News-Record Magazine reports a CCI greater than 7,660.29 in the month in which we issue to Fagen, Inc., a notice to proceed with plant construction. The amount of the contract price increase will be equal to the increase in the CCI based upon the January 2006 CCI of 7,660.29. As of February 2007, the CCI was reported at 7,879.54, which is significantly higher than the January 2006 level stated in the design build agreement. If the CCI remains at the February 2007 level or increases above that level in the month in which we issue to Fagen, Inc. a notice to proceed with plant construction, the contract price will accordingly increase by at least approximately $1,890,000. Thus, we have allowed for a $3,279,250 contingency in our total estimated costs of the project. This may not be sufficient to offset any upward adjustment in our construction cost.

Land Cost. On June 7, 2006, we obtained the exclusive right and option to purchase a parcel of land, consisting of approximately 68 acres of land, in Redwood County, Minnesota. We paid $5,000 for the exclusive right and option. The purchase price is $7,000 per acre, which is equivalent to $476,000 for the 68 acre parcel. We exercised our option to purchase this parcel on December 31, 2006.  We closed on this property in March 2007.  It may be necessary to purchase an alternative site if unforeseen circumstances make this particular site unusable.

In September 2006, we obtained the right and option to purchase three additional adjacent parcels of land.  The first is to purchase approximately six to twelve acres of land for $7,000 per acre until December 31, 2008. We paid $1,000 for the option which will apply towards the purchase price if we elect to complete the purchase. The second is to purchase an undisclosed amount of land for $8,000 per acre until March 31, 2007. We paid $1,000 for the option which will apply towards the purchase price if we elect to complete the purchase. The third is to purchase an undisclosed amount of land for $7,000 per acre. We paid $5,000 for the option which will apply towards the purchase price if we elect to complete the purchase. We exercised the third option for approximately 48 acres on December 31, 2006, and closed on the property in March 2007. We may decide to exercise the other options or we may let the options expire, depending on our need for additional land.  In March 2007 we closed on the two parcels for which we had exercised land options.  The two parcels total approximately 116 acres and we paid a total of approximately $810,000 for the properties.  Also in March 2007 we obtained an $800,000 note from a bank to provide us with interim financing until we can close on our anticipated debt financing.  The note is secured by a mortgage on the two parcels of property, a personal guarantee from Ron Fagen, the principal owner of our design-build contractor, and by a limited personal guarantee from Warren Pankonin, a member of our board of governors and a seed capital investor in our project.

Site Development. We estimate that site development costs will be approximately $8,140,000.

Construction Contingency. We project approximately $919,750 for unanticipated expenditures in connection with the construction of our plant. We plan to use excess funds for our general working capital.

Construction Performance Bond and Insurance Costs. We estimate the construction bond for the project to cost approximately $350,000. We have budgeted approximately $150,000 for builder’s risk insurance, general liability insurance, workers’ compensation and property insurance. We have not yet determined our actual costs and they may exceed this estimate.

Administration Building, Furnishings, Office and Computer Equipment. We anticipate spending approximately $350,000 to build our administration building on the plant site. We expect to spend an additional $80,000 on our furniture and other office equipment and $150,000 for our computers, software and network.

Rail Infrastructure and Rolling Stock. If the plant is constructed near Lamberton, Minnesota, rail improvements, such as siding and switches may need to be installed at an estimated cost of $3,000,000. We anticipate the need to purchase rolling stock at an estimated cost of $400,000.

Fire Protection and Water Supply. We anticipate spending $3,495,000 to equip the plant with adequate fire protection and water supply.

Capitalized Interest. This consists of the interest we anticipate incurring during the development and construction period of our project. For purposes of estimating capitalized interest and financing costs, we have assumed senior debt financing of approximately $55,000,000. We determined this amount of debt financing based upon an assumed equity amount of $53,320,000 and seed capital proceeds of $1,680,000. If any of these assumptions changed, we would need to revise the level of term debt accordingly. Loan interest during construction will be capitalized and is estimated to be $1,500,000, based upon senior debt of $55,000,000. We have estimated our financing costs of $600,000 based upon this same level of term debt.

Financing Costs. Financing costs consist of all costs associated with the procurement of approximately $55,000,000 of debt financing. These costs include bank origination and legal fees, loan processing fees, appraisal and title insurance charges, recording and deed registration tax, our legal and accounting fees associated with the financing and project coordinator fees, if any, associated with securing the financing. Our actual financing costs will vary depending on the amount we borrow.

Organizational Costs. We have budgeted $1,500,000 for developmental, organizational, consulting, legal, accounting and other costs associated with our organization and operation as an entity, including, but not limited to estimated offering expenses of $550,000.

Pre-Production Period Costs. We project $750,000 of pre-production period costs. These represent costs of beginning production after the plant construction is finished, but before we begin generating income.  Pre-production period costs are comprised of $120,000 of start-up costs, $200,000 of administrative labor, $400,000 of production labor and $30,000 of utilities.  We do not anticipate compensating our governors during this period.

Inventory.  We project $6,000,000 of inventory costs for the period between the completion of construction and our beginning generation of income.  The $6,000,000 inventory is comprised of $1,500,000 of initial inventories of corn and other ingredients,  initial $1,500,000 of ethanol inventory, $500,000 in initial dried distillers grain inventory, $500,000 of spare parts for our process equipment and $2,000,000 of working capital.

INDUSTRY OVERVIEW

Ethanol is ethyl alcohol, a fuel component made primarily from corn and various other grains, and can be used as: (i) an octane enhancer in fuels; (ii) an oxygenated fuel additive for the purpose of reducing ozone and carbon monoxide vehicle emissions; and (iii) a non-petroleum-based gasoline substitute. Approximately 95 percent of all ethanol is used in its primary form for blending with unleaded gasoline and other fuel products. The implementation of the Federal Clean Air Act has made ethanol fuels an important domestic renewable fuel additive. Used as a fuel oxygenate, ethanol provides a means to control carbon monoxide emissions in large metropolitan areas.  The principal purchasers of ethanol are generally the wholesale gasoline marketer or blender. Oxygenated gasoline is commonly referred to as reformulated gasoline.

Over the past twenty years the U.S. fuel ethanol industry has grown from almost nothing to an estimated 4.8 billion gallons of ethanol production per year. As of September 2006, plans to construct new ethanol plants or expand existing plants have been announced which would increase capacity by approximately 3 billion gallons per year. According to the Renewable Fuels Association, there are currently over 100 ethanol production facilities producing ethanol throughout the United States. Most of these facilities are based in the Midwest because of the nearby access to the corn and grain feedstocks necessary to produce ethanol.

General Ethanol Demand and Supply

Demand for fuel ethanol in the United States reached a new high in 2004 of 3.57 billion gallons per year. In its report titled, “Ethanol Industry Outlook 2006,” (dated February 2006 and publicly available at www.ethanolrfa.org), the Renewable Fuels Association anticipates demand for ethanol to remain strong as a result of the national renewable fuels standard contained in the Energy Policy Act of 2005, rising gasoline and oil prices and increased state legislation banning the use of MTBE or requiring the use of renewable fuels.  The RFA also notes that interest in E85, a blend of 85 percent ethanol and 15 percent gasoline, has been invigorated due to continued efforts to stretch U.S. gasoline supplies. The RFA also expects that the passage of the Volumetric Ethanol Excise Tax Credit (“VEETC”) will provide the flexibility necessary to expand ethanol blending into higher blends of ethanol such as E85, E diesel and fuel cell markets.

The provision of the Energy Policy Act of 2005 likely to have the greatest impact on the ethanol industry is the creation of a 7.5 billion gallon renewable fuels standard (RFS). The RFS began at 4 billion gallons in 2006, increasing to 7.5 billion gallons by 2012. The RFS is a national flexible program that does not require that any renewable fuels be used in any particular area or state, allowing refiners to use renewable fuel blends in those areas where it is most cost-effective. We expect the bill to lead to about $6 billion in new investment in ethanol plants across the country. An increase in the number of new plants will bring an increase in the supply of ethanol. Thus, while this bill may cause ethanol prices to increase in the short term due to additional demand, future supply could outweigh the demand for ethanol in the future. This would have a negative impact on our earnings. Alternatively, since the RFS begins at 4 billion gallons in 2006 and national production is expected to exceed this amount, there could be a short-term oversupply until the RFS requirements exceed national production. This would have an immediate adverse effect on our earnings.

Source: American Coalition for Ethanol (ACE)

While we believe that the nationally mandated usage of renewable fuels is currently driving demand, we believe that an increase in voluntary usage will be necessary for the industry to continue its growth trend.  We expect that voluntary usage by blenders will occur only if the price of ethanol makes increased blending economical.  In addition, we believe that heightened consumer awareness and consumer demand for ethanol-blended gasoline may play an important role in growing overall ethanol demand and voluntary usage by blenders.  If blenders do not voluntarily increase the amount of ethanol blended into gasoline and consumer awareness does not increase, it is possible that additional ethanol supply will outpace demand and depress ethanol prices.

The supply of domestically produced ethanol is at an all-time high. In 2005, 95 ethanol plants located in 19 states annually produced a record 4 billion gallons according to the RFA’s website; an approximately 17 percent increase from 2004 and nearly 1.5 times the ethanol produced in 2000. As of February 2007, there were 113 ethanol production facilities operating in 19 states with a combined annual production capacity of more than 5.58 billion gallons, with an additional 76 new plants and seven expansions under construction expected to add an additional estimated 6.14 billion gallons of annual production capacity.

We believe ethanol supply is also affected by ethanol produced or processed in certain countries in Central America and the Caribbean region. Ethanol produced in these countries is eligible for tariff reduction or elimination upon importation to the United States under a program known as the Caribbean Basin Initiative (“CBI”). Large ethanol producers, such as Cargill, have expressed interest in building dehydration plants in participating Caribbean Basin countries, such as El Salvador, which would convert ethanol into fuel-grade ethanol for shipment to the United States. Ethanol imported from Caribbean Basin countries may be a less expensive alternative to domestically produced ethanol. The International Trade Commission recently announced the 2006 CBI import quota of 268.1 million gallons of ethanol, up from 240.4 million gallons in 2005.  In the past, legislation has been introduced in the Senate that would limit the transshipment of ethanol through the CBI.  It is possible that similar legislation will be introduced this year, however, there is no assurance or guarantee that such legislation will be introduced or that it will be successfully passed.

Federal Ethanol Supports

The ethanol industry is heavily dependent on several economic incentives to produce ethanol, including federal ethanol supports. The most recent ethanol supports are contained in the Energy Policy Act of 2005. Most notably, the Act creates a 7.5 billion gallon renewable fuels standard (RFS). The RFS requires refiners to use 4 billion gallons of renewable fuels in 2006, increasing to 7.5 billion gallons by 2012.  On December 28, 2005, the EPA released interim rules governing the implementation of the 2006 RFS requirement.  The EPA’s interim rule imposes a collective compliance approach, which means the requirement for 2006 fuel use is determined in the aggregate rather than on a refiner-by-refiner basis.  The EPA adopted this approach for 2006 because current uncertainties regarding the RFS might result in unnecessarily high costs of compliance if each party was required to independently comply.  Although there is not a requirement for individual parties to demonstrate compliance in 2006, the EPA found that increases in ethanol production and projections for future demand indicate that the 2006 volume is likely to be met.  However, in the unlikely event that the RFS is not met in 2006, the EPA expects to adjust the volume requirement in 2007 to cover the deficit. There are no other consequences for failure to collectively meet the 2006 standard.  The EPA expects to promulgate more comprehensive regulations by August 8, 2006, but the interim rules and collective compliance approach are expected to apply for the entire 2006 calendar year.  In 2007 and subsequent years, the EPA expects to specifically identify liable parties, determine the applicable RFS, and develop a credit trading program.  Further, the standards for compliance, record-keeping and reporting are expected to be clarified.

Historically, ethanol sales have also been favorably affected by the Clean Air Act amendments of 1990, particularly the Federal Oxygen Program which became effective November 1, 1992. The Federal Oxygen Program requires the sale of oxygenated motor fuels during the winter months in certain major metropolitan areas to reduce carbon monoxide pollution. Ethanol use has increased due to a second Clean Air Act program, the Reformulated Gasoline Program. This program became effective January 1, 1995, and requires the sale of reformulated gasoline in nine major urban areas to reduce pollutants, including those that contribute to ground level ozone, better known as smog.

The two major oxygenates added to reformulated gasoline pursuant to these programs are MTBE and ethanol, however MTBE has caused groundwater contamination and has been banned from use by many states. The Energy Policy Act of 2005 did not impose a national ban of MTBE but it also did not include liability protection for manufacturers of MTBE.  We expect the failure to include liability protection for manufacturers of MTBE to result in refiners and blenders using ethanol as an oxygenate rather than MTBE to satisfy the reformulated gasoline oxygenate requirement. While this may create increased demand in the short-term, we do not expect this to have a long term impact on the demand for ethanol as the Act repeals the Clean Air Act’s 2 percent oxygenate requirement for reformulated gasoline immediately in California and 270 days after enactment elsewhere. However, the Act did not repeal the 2.7 percent oxygenate requirement for carbon monoxide nonattainment areas which are required to use oxygenated fuels in the winter months. While we expect ethanol to be the oxygenate of choice in these areas, there is no assurance that ethanol will in fact be used.

The government’s regulation of the environment changes constantly. It is possible that more stringent federal or state environmental rules or regulations could be adopted, which could increase our operating costs and expenses. It also is possible that federal or state environmental rules or regulations could be adopted that could have an adverse effect on the use of ethanol. For example, changes in the environmental regulations regarding ethanol’s use due to currently unknown effects on the environment could have an adverse effect on the ethanol industry. Furthermore, plant operations likely will be governed by the Occupational Safety and Health Administration (“OSHA”). OSHA regulations may change such that the costs of the operation of the plant may increase. Any of these regulatory factors may result in higher costs or other materially adverse conditions effecting our operations, cash flows and financial performance.

The use of ethanol as an alternative fuel source has been aided by federal tax policy. On October 22, 2004, President Bush signed H.R. 4520, which contained the Volumetric Ethanol Excise Tax Credit (“VEETC”) and amended the federal excise tax structure effective as of January 1, 2005. Prior to VEETC, ethanol-blended fuel was taxed at a lower rate than regular gasoline (13.2 cents on a 10 percent blend). Under VEETC, the ethanol excise tax exemption has been eliminated, thereby allowing the full federal excise tax of 18.4 cents per gallon of gasoline to be collected on all gasoline and allocated to the highway trust fund.  We expect the highway trust fund to add approximately $1.4 billion to the highway trust fund revenue annually. In place of the exemption, the bill creates a new volumetric ethanol excise tax credit of 5.1 cents per gallon of ethanol blended at 10 percent. Refiners and gasoline blenders apply for this credit on the same tax form as before only it is a credit from general revenue, not the highway trust fund. Based on volume, the VEETC is expected to allow much greater refinery flexibility in blending ethanol since it makes the tax credit available on all ethanol blended with all gasoline, diesel and ethyl tertiary butyl ether (“ETBE”), including ethanol in E-85 and the E-20 in Minnesota. The VEETC is scheduled to expire on December 31, 2010.

The Energy Policy Act of 2005 expands who qualifies for the small ethanol producer tax credit. Historically, small ethanol producers were allowed a 10 cents per gallon production income tax credit on up to 15 million gallons of production annually. The size of the plant eligible for the tax credit was limited to 30 million gallons. Under the Energy Policy Act of 2005 the size limitation on the production capacity for small ethanol producers increases from 30 million to 60 million gallons. The credit can be taken on the first 15 million gallons of production. The tax credit is capped at $1.5 million per year per producer. We do not anticipate that our annual production will exceed the production limit of 60 million gallons a year and that we will be eligible for the credit. The small ethanol producer tax credit is set to expire December 31, 2010.

In addition, the Energy Policy Act of 2005 creates a new tax credit that permits taxpayers to claim a 30 percent credit (up to $30,000) for the cost of installing clean-fuel vehicle refueling equipment, such as an E85 fuel pump, to be used in a trade or business of the taxpayer or installed at the principal residence of the taxpayer. Under the provision, clean fuels are any fuel of at least 85 percent of the volume of which consists of ethanol, natural gas, compressed natural gas, liquefied natural gas, liquefied petroleum gas, and hydrogen and any mixture of diesel fuel and biodiesel containing at least 20 percent biodiesel. The provision is effective for equipment placed in service after December 31, 2005, and before January 1, 2010. While it is unclear how this credit will affect the demand for ethanol in the short term, we expect it will help raise consumer awareness of alternative sources of fuel and could positively impact future demand for ethanol.

The ethanol industry and our business depend upon continuation of the federal ethanol supports discussed above. These incentives have supported a market for ethanol that might disappear without the incentives. Alternatively, the incentives may be continued at lower levels than at which they currently exist. The elimination or reduction of such federal ethanol supports would make it more costly for us to sell our ethanol and would likely reduce our net income and the value of your investment.

State Ethanol Supports

The State of Minnesota does not provide incentives for the production or sale of ethanol. This may cause our plant to be less competitive than plants in other states that are eligible to participate in incentive programs and receive tax credits or cash payments in exchange for transfer of the credits.

On May 30, 2006 the Governor of Iowa, signed HF 2754 and its companion appropriation bill HF 2759 into Iowa law. The bill creates a renewable fuels usage policy including several new incentives. First, it establishes an Iowa Renewable Fuels Standard starting at 10 percent in 2009 and increasing to 25 percent by 2019. In addition, the current 2.5 cents income tax credit that retailers can claim on gallons of ethanol blends sold in excess of 60 percent of their total volume will remain in effect until December 31, 2008. To assist Iowa retailers in achieving the RFS schedule, beginning in 2009, the current incentive will be replaced by an Ethanol Promotion Tax Credit. This will be available for each gallon of ethanol sold in Iowa and will be determined based on the retailer’s achievement of the RFS schedule as follows:

•           Retailers meeting the Iowa RFS for a given year will be entitled to a 6.5 cents tax credit for every gallon of ethanol sold.

•           Retailers within 2 percent of the Iowa RFS schedule will be entitled to a 4.5 cents tax credit for every gallon of ethanol sold.

•           Retailers within 4 percent of the Iowa RFS schedule will be entitled to a 2.5 cents tax credit for every gallon of ethanol sold.

•           Retailers more than 4 percent below the Iowa RFS schedule will not be entitled to a tax credit.

An E85 Promotion Tax Credit of 25 cents per gallon was created for 2006 through 2008. Beginning in 2009-2010, the E85 Promotion Tax Credit will be 20 cents per gallon, and beginning in calendar year 2011, the tax credit will be 10 cents per gallon and decreases by one cent each year through 2020. Additionally, an expanded infrastructure program designed to help retailers and wholesalers offset the cost of bringing E85 and biodiesel blends to customers was created. Over $13,000,000 over three years was appropriated to this grant program. Finally, cost-share grant programs will be available to retailers to upgrade or install new E85 equipment. Under this program, retailers could receive 50 percent of the total cost of the project to a maximum of $30,000.

However, this new RFS does provide that in exigent circumstances the Governor may reduce or suspend the RFS schedule if: (1) Substantial economic harm would result from the schedule, (2) A shortage of feedstock supply occurs for renewable fuel production, or (3) Flexible Fuel Vehicle (FFV) fleet registration doesn’t reach target levels.

Although our ethanol plant is expected to be constructed in Minnesota, it is anticipated that it will be built approximately 70 miles north of the boarder between Iowa and Minnesota. While we expect the Iowa RFS to positively impact the ethanol market in the region, the schedule may also result in more ethanol plants being constructed in or near Iowa.  Additional ethanol plants in the region may increase competition for our corn feedstock supply and drive up our cost of corn. This could also result in a decrease in the price of ethanol and thus negatively impact your investment.

Our Primary Competition

We will be in direct competition with numerous other ethanol producers, many of whom have greater resources than we do. We also expect that additional ethanol producers will enter the market if the demand for ethanol continues to increase. Our plant will compete with other ethanol producers on the basis of price, and to a lesser extent, delivery service.  However, we believe that we can compete favorably with other ethanol producers due to the following factors:

•              rail access facilitating use of unit trains with large volume carrying capacity;

•              access to a skilled workforce;

•              the modern plant design will help us to operate more efficiently than older plants; and

•              the use of a state-of-the-art process control system to provide product consistency.

The ethanol industry has grown to over 100 production facilities in the United States. The largest ethanol producers include Abengoa Bioenergy Corp., Archer Daniels Midland, Aventine Renewable Energy, Inc., Cargill, Inc., New Energy Corp. and VeraSun Energy Corporation, each of which is capable of producing more ethanol than we expect to produce. Currently, there are 16 operating ethanol plants in the State of Minnesota and there are approximately 3 ethanol plants currently under construction in the State of Minnesota. Additionally, there over 20 operating ethanol plants in the State of Iowa and there are several ethanol plants in various stages of planning and development throughout the State of Iowa.  Due to the preliminary nature of many of these projects, it is difficult to estimate the number of potential ethanol projects within our region.

The following table identifies most of the ethanol producers in the United States along with their production capacities.

U.S. FUEL ETHANOL INDUSTRY BIOREFINERIES AND PRODUCTION CAPACITY

million gallons per year (mmgy)

COMPANY	LOCATION	FEEDSTOCK	Current Capacity (mmgy)	Under Construction/ Expansions (mmgy)
Abengoa Bioenergy Corp.	York, NE	Corn/milo	55
	Colwich, KS		25
	Portales, NM		30
	Ravenna, NE			88
Aberdeen Energy*	Mina, SD	Corn		100
Absolute Energy, LLC*	St. Ansgar, IA	Corn		100
ACE Ethanol, LLC	Stanley, WI	Corn	41
Adkins Energy, LLC*	Lena, IL	Corn	40
Advanced Bioenergy	Fairmont, NE	Corn		100
AGP*	Hastings, NE	Corn	52
Agra Resources Coop. d.b.a EXOL*	Albert Lea, MN	Corn	40	8
Agri-Energy, LLC*	Luverne, MN	Corn	21
Alchem Ltd. LLLP	Grafton, ND	Corn	10.5

Al-Corn Clean Fuel*	Claremont, MN	Corn	35	15
Amaizing Energy, LLC*	Denison, IA	Corn	40
Archer Daniels Midland	Decatur, IL	Corn	1,070	275
	Cedar Rapids, IA	Corn
	Clinton, IA	Corn
	Columbus, NE	Corn
	Marshall, MN	Corn
	Peoria, IL	Corn
	Wallhalla, ND	Corn/barley
Akralon Energy, LLC	Liberal, KS	Corn		110
ASAlliances Biofuels, LLC	Albion, NE	Corn		100
	Linden, IN	Corn		100
	Bloomingburg, OH	Corn		100
Aventine Renewable Energy, Inc.	Pekin, IL	Corn	207
	Aurora, NE	Corn
Badger State Ethanol, LLC*	Monroe, WI	Corn	48
Big River Resources, LLC *	West Burlington, IA	Corn	52
Blue Flint Ethanol	Underwood, ND	Corn		50
Bonanza Energy, LLC	Garden City, KS	Corn/milo		55
Broin Enterprises, Inc.*	Scotland, SD	Corn	11
Bushmills Ethanol, Inc.*	Atwater, MN	Corn	40
Cardinal Ethanol	Harrisville, IN	Corn		100
Cargill, Inc.	Blair, NE	Corn	85
	Eddyville, IA	Corn	35
Cascade Grain	Clatskanie, OR	Corn		108
CassCo Amaizing Energy, LLC	Atlantic, IA	Corn		110
Castle Rock Renewable Fuels, LLC	Necedah, WI	Corn		50
Center Ethanol Company	Sauget, IL	Corn		54
Central Indiana Ethanol, LLC	Marion, IN	Corn		40
Central Illinois Energy, LLC	Canton, IL	Corn		37
Central MN Ethanol Coop*	Little Falls, MN	Corn	21.5
Central Wisconsin Alcohol	Plover, WI	Seed corn	4
Chief Ethanol	Hastings, NE	Corn	62
Chippewa Valley Ethanol Co.*	Benson, MN	Corn	45
Commonwealth Agri-Energy, LLC*	Hopkinsville, KY	Corn	33
Corn, LP*	Goldfield, IA	Corn	50
Cornhusker Energy Lexington, LLC	Lexington, NE	Corn	40
Corn Plus, LLP*	Winnebago, MN	Corn	44
Coshoctan Ethanol, OH	Coshoctan, OH	Corn		60
Dakota Ethanol, LLC*	Wentworth, SD	Corn	50
DENCO, LLC*	Morris, MN	Corn	21.5
Dexter Ethanol, LLC	Dexter, IA	Corn		100
E Energy Adams, LLC	Adams, NE	Corn		50
E3 Biofuels	Mead, NE	Corn		24
E Caruso (Goodland Energy Center)	Goodland, KS	Corn		20
East Kansas Agri-Energy, LLC*	Garnett, KS	Corn	35
Elkhorn Valley Ethanol, LLC	Norfold, NE	Corn		40
ESE Alcohol Inc.	Leoti, KS	Seed corn	1.5
Ethanol2000, LLP*	Bingham Lake, MN	Corn	32
Ethanol Grain Processors, LLC	Obion, TN	Corn		100
First United Ethanol, LLC	Mitchell Co., GA	Corn		100
Frontier Ethanol, LLC	Gowrie, IA	Corn	60
Front Range Energy, LLC	Windsor, CO	Corn	40

Gateway Ethanol	Pratt, KS	Corn		55
Glacial Lakes Energy, LLC*	Watertown, SD	Corn	50	50
Global Ethanol/Midwest Grain Processors	Lakota, IA	Corn	95
	Riga, MI	Corn		57
Golden Cheese Company of California*	Corona, CA	Cheese whey	5
Golden Grain Energy L.L.C.*	Mason City, IA	Corn	60	50
Golden Triangle Energy, LLC*	Craig, MO	Corn	20
Grand River Distribution	Cambria, WI	Corn		40
Grain Processing Corp.	Muscatine, IA	Corn	20
Granite Falls Energy, LLC	Granite Falls, MN	Corn	52
Great Plains Ethanol, LLC*	Chancellor, SD	Corn	50
Green Plains Renewable Energy	Shenandoah, IA	Corn		50
	Superior, IA	Corn		50
Hawkeye Renewables, LLC	Iowa Falls, IA	Corn	105
	Fairbank, IA	Corn	115
	Menlo, IA	Corn		100
Heartland Corn Products*	Winthrop, MN	Corn	35
Heartland Grain Fuels, LP*	Aberdeen, SD	Corn	9
	Huron, SD	Corn	12	18
Heron Lake BioEnergy, LLC	Heron Lake, MN	Corn		50
Holt County Ethanol	O’Neill, NE	Corn		100
Horizon Ethanol, LLC	Jewell, IA	Corn	60
Husker Ag, LLC*	Plainview, NE	Corn	26.5
Illinois River Energy, LLC	Rochelle, IL	Corn		50
Indiana Bio-Energy	Bluffton, IN	Corn		101
Iowa Ethanol, LLC*	Hanlontown, IA	Corn	50
Iroquois Bio-Energy Company, LLC	Rensselaer, IN	Corn	40
James Valley Ethanol, LLC	Groton, SD	Corn	50
KAAPA Ethanol, LLC*	Minden, NE	Corn	40
Kansas Ethanol, LLC	Lyons, KS	Corn		55
Land O’ Lakes*	Melrose, MN	Cheese whey	2.6
Levelland/Hockley County Ethanol, LLC	Levelland, TX	Corn		40
Lincolnland Agri-Energy, LLC*	Palestine, IL	Corn	48
Lincolnway Energy, LLC*	Nevada, IA	Corn	50
Liquid Resources of Ohio	Medina, OH	Waste beverage	3
Little Sioux Corn Processors, LP*	Marcus, IA	Corn	52
Marquis Energy, LLC	Hennepin, IL	Corn		100
Marysville Ethanol, LLC	Marysville, MI	Corn		50
Merrick/Coors	Golden, CO	Waste beer	3
MGP Ingredients, Inc.	Pekin, IL	Corn/wheat starch	78
	Atchison, KS
Michigan Ethanol, LLC	Caro, MI	Corn	50
Mid America Agri Products/Wheatland	Madrid, NE	Corn		44
Mid-Missouri Energy, Inc.*	Malta Bend, MO	Corn	45
Midwest Renewable Energy, LLC	Sutherland, NE	Corn	25
Millennium Ethanol	Marion, SD	Corn		100
Minnesota Energy*	Buffalo Lake, MN	Corn	18
Missouri Ethanol	Laddonia, MO	Corn	45
Missouri Valley Renewable Energy, LLC	Meckling, SD	Corn		60
NEDAK Ethanol	Atkinson, NE	Corn		44
New Energy Corp.	South Bend, IN	Corn	102
North Country Ethanol, LLC*	Rosholt, SD	Corn	20
Northeast Biofuels	Volney, NY	Corn		114

Northeast Missouri Grain, LLC*	Macon, MO	Corn	45
Northern Lights Ethanol, LLC*	Big Stone City, SD	Corn	50
Northstar Ethanol, LLC	Lake Crystal, MN	Corn	52
Northwest Renewable, LLC	Longview, WA	Corn		55
Otter Creek Ethanol, LLC*	Ashton, IA	Corn	55
Otter Tail Ag Enterprises	Fergus Falls, MN	Corn		57.5
Pacific Ethanol	Madera, CA	Corn	35
	Boardman, OR	Corn		35
Panda Energy	Hereford, TX	Corn/milo		100
Panhandle Energies of Dumas, LP	Dumas, TX	Corn/Grain Sorghum		30
Parallel Products	Louisville, KY	Beverage Waste	5.4
	R. Cucamonga, CA
Patriot Renewable Fuels, LLC	Annawan, IL	Corn		100
Penford Products	Ceder Rapids, IA	Corn		45
Permeate Refining	Hopkinton, IA	Sugars & starches	1.5
Phoenix Biofuels	Goshen, CA	Corn	25
Pinal Energy, LLC	Maricopa, AZ	Corn		55
Pine Lake Corn Processors, LLC*	Steamboat Rock, IA	Corn	20
Pinnacle Ethanol, LLC	Corning, IA	Corn		60
Plainview BioEnergy, LLC	Plainview, TX	Corn		100
Platinum Ethanol, LLC	Arthur, IA	Corn		110
Plymouth Ethanol, LLC	Merrill, IA	Corn		50
Prairie Ethanol, LLC	Loomis, SD	Corn		60
Prairie Horizon Agri-Energy, LLC	Phillipsburg, KS	Corn	40
Premiere Ethanol	Portland, IN	Corn		60
Pro-Corn, LLC*	Preston, MN	Corn	42
Quad-County Corn Processors*	Galva, IA	Corn	27
Red Trail Energy, LLC	Richardton, ND	Corn	50
Redfield Energy, Inc.	Redfield, SD	Corn		50
Reeve Agri-Energy	Garden City, KS	Corn/milo	12
Renew Energy	Jefferson Junction, WI	Corn		130
Siouxland Energy & Livestock Coop*	Sioux Center, IA	Corn	25	40
Siouxland Ethanol, LLC	Jackson, NE	Corn		50
Sioux River Ethanol, LLC*	Hudson, SD	Corn	50
Southwest Iowa Renewable Energy, LLC*	Council Bluffs, IA	Corn		110
Sterling Ethanol, LLC	Sterling, CO	Corn	42
Summit Ethanol	Leipsic, OH	Corn		60
Tall Corn Ethanol, LLC*	Coon Rapids, IA	Corn	49
Tama Ethanol, LLC	Tama, IA	Corn		100
Tate & Lyle	Loudon, TN	Corn	67	38
	Ft. Dodge, IA	Corn		105
The Andersons Albion Ethanol LLC	Albion, MI	Corn	55
The Andersons Clymers Ethanol, LLC	Clymers, IN	Corn		110
The Andersons Marathon Ethanol, LLC	Greenville, OH	Corn		110
Trenton Agri Products, LLC	Trenton, NE	Corn	40
United Ethanol	Milton, WI	Corn		52
United WI Grain Producers, LLC*	Friesland, WI	Corn	49
US BioEnergy Corp.	Albert City, IA	Corn	250	250
	Woodbury, MI	Corn
	Hankinson, ND	Corn
	Ord, NE
	Central City, NE

	Dyersville, IA
U.S. Energy Partners, LLC (White Energy)	Russell, KS	Milo/wheat starch	48
Utica Energy, LLC	Oshkosh, WI	Corn	48
VeraSun Energy Corporation	Aurora, SD	Corn	230	330
	Ft. Dodge, IA	Corn
	Charles City, IA	Corn
	Welcome, MN	Corn
	Hartely, IA	Corn
Voyager Ethanol, LLC*	Emmetsburg, IA	Corn	52
Western New York Energy, LLC	Shelby, NY	Corn		50
Western Plains Energy, LLC*	Campus, KS	Corn	45
Western Wisconsin Renewable Energy, LLC*	Boyceville, WI	Corn	40
White Energy	Hereford, TX	Corn/Milo		100
Wind Gap Farms	Baconton, GA	Brewery Waste	0.4
Renova Energy	Torrington, WY	Corn	5
Xethanol BioFuels, LLC	Blairstown, IA	Corn	5	35
Yuma Ethanol	Yuma, CO	Corn		40
Total Current Capacity at 113 ethanol biorefineries			5,583.4
Total Under Construction (76)/ Expansions (7)				6,139.5
Total Capacity			11,722.9

* locally-owned	Renewable Fuels Association
Updated: February 2, 2007

Competition from Alternative Fuels

Alternative fuels and ethanol production methods are continually under development by ethanol and oil companies with far greater resources. The major oil companies have significantly greater resources than we have to develop alternative products and to influence legislation and public perception of ethanol. New ethanol products or methods of ethanol production developed by larger and better-financed competitors could provide them competitive advantages and harm our business.

DESCRIPTION OF BUSINESS

We are a development stage Minnesota limited liability company formed on May 2, 2006, for the purpose of raising capital to develop, construct, own and operate a 50 million gallon dry mill corn-based ethanol plant near Lamberton, Minnesota, which is approximately 150 miles southwest of Minneapolis, Minnesota. Based upon engineering specifications from Fagen, Inc., we expect the ethanol plant to process approximately 18.5 million bushels of corn per year into approximately 50 million gallons of denatured fuel grade ethanol and approximately 160,000 tons dried distillers grains.

The following diagram from Fagen, Inc. depicts the 50 million gallon per year ethanol plant we anticipate building:

1.              Ethanol storage tanks:  Two ethanol storage tanks. Three tanks used for 190 proof ethanol and 200 proof undenatured ethanol and denaturant.  All of the described tanks will be within a retention berm.

2.              Administration Building:  This building will have brick and/or siding on the exterior and will be approximately 2,700 square feet.

3.              DDGS Building:  This will be a steel sided building and will be 21,875 square feet.  All dry distillers grain will be stored in this building.

4.              Grain Receiving building:  The building will be a steel sided building 165’ long by 65’ wide and approximately 40’ tall.  There will be two truck bays and one rail bay.

5.              Cement Corn Silos:  Two 200,000 bushel silos and two 15,000 bushel per hour legs.

6.              Fermentation Tanks:  Three fermentation tanks and one beer well.

7.              Main Process Building:  Structural steel frame building housing tanks, pumps and heat exchangers as well as a control room and laboratory.  Total square footage is approximately 25,000’.

8.              Two Methanator tanks.

9.              Thermal Oxidizer Stack: Approximately 125 feet tall.  The exact height will depend on air modeling and input from the Department of Natural Resources.

10.       Distillation and Evaporation Center.

11.       Stillage and Syrup tanks.

Primary Product - Ethanol

Ethanol is an alcohol that can be burned in engines like gasoline.  However, unlike gasoline, which is made by distilling crude oil, ethanol is made from the starchy parts of plants. It is produced by the fermentation of sugars found in grains and other biomass. Ethanol can be produced from a number of different types of grains, such as wheat and milo, as well as from agricultural waste products such as rice hulls, cheese whey, potato waste, brewery and beverage wastes and forestry and paper wastes. However, approximately 85 percent of ethanol in the United States today is produced from corn, and approximately 90 percent of ethanol is produced from a corn and other input mix. Corn produces large quantities of carbohydrates, which convert into glucose more easily than most other kinds of biomass. While the ethanol we intend to produce is the same alcohol used in beverage alcohol, it must meet fuel grade standards before it can be sold.

We anticipate that our business will be that of the production and marketing of ethanol and its co-products. We do not have any other lines of business or other sources of revenue if we are unable to complete the construction and operation of the plant, or if we are not able to market ethanol and its co-products. We anticipate entering into an agreement with a company to market our ethanol, however, we have not yet negotiated or discussed the terms of an ethanol marketing agreement with any ethanol marketing company. Currently, there are no agreements to market carbon dioxide or dried distillers grains.

Description of Dry Mill Process

Our plant will produce ethanol by processing corn and possibly other raw grains such as grain sorghum or milo. The corn and other grains will be received by rail and by truck, then weighed and unloaded in a receiving building. It will then be transported to storage bins. Thereafter, it will be converted to a scalper to remove rocks and debris before it is transported to a hammermill or grinder where it is ground into a mash and conveyed into a slurry tank for enzymatic processing. Then, water, heat and enzymes are added to break the ground grain into a fine slurry. The slurry will be heated for sterilization and pumped to a liquefaction tank where additional enzymes are added. Next, the grain slurry is pumped into fermenters, where yeast is added, to begin a batch fermentation process. A vacuum distillation system will divide the alcohol from the grain mash. Alcohol is then transported through a rectifier column, a side stripper and a molecular sieve system where it is dehydrated. The 200 proof alcohol is then pumped to farm shift tanks and blended with five percent denaturant, usually gasoline, as it is pumped into storage tanks. The 200 proof alcohol and five percent denaturant constitute ethanol.

Corn mash from the distillation stripper is pumped into one of several decanter-type centrifuges for dewatering. The water (“thin stillage”) is then pumped from the centrifuges to an evaporator where it is dried into thick syrup. The solids that exit the centrifuge or evaporators (the “wet cake”) are conveyed to the distillers dried grains dryer system. Syrup is added to the wet cake as it enters the dryer, where moisture is removed. The process will produce distillers grains, which is processed corn mash that can be used as animal feed.

The following flow chart illustrates the dry mill process:

Source: Renewable Fuels Association, report entitled “How Ethanol is Made,” current as of June 20, 2006, available free of charge on the Internet at www.ethanolrfa.org.

We expect that the ethanol production technology we will use in our plant will be supplied by Fagen, Inc. and/or ICM, Inc. and that they will either own the technology or have obtained any license to utilize the technology that is necessary.

Ethanol Markets

The principal purchasers of ethanol are generally the wholesale gasoline marketer or blender. The principal markets for our ethanol are petroleum terminals in the continental United States. We may also attempt to access local markets, but these will be limited and must be evaluated on a case-by-case basis.

We intend to serve the regional and national markets by rail. Because ethanol use results in less air pollution than regular gasoline, regional and national markets typically include large cities that are subject to anti-smog measures in either carbon monoxide or ozone non-attainment areas. We expect to reach these markets by delivering ethanol to terminals which will then blend the ethanol into E10 and E85 gasoline and transport the blended gasoline to retail outlets in these markets.

We believe that regional pricing tends to follow national pricing less the freight difference. As with national markets, the use of a group-marketing program or a broker is advantageous, especially in the first one to three years of operation.

Ethanol Pricing

The following chart provides a comparison of average ethanol and gasoline rack prices per gallon F.O.B. Omaha, Nebraska from 1982 through 2005.  The following charts show ethanol prices over time and do not necessarily reflect the price of ethanol in Lamberton, Minnesota at any given point in time.

Ethanol and Unleaded Gasoline Average Rack Prices

F.O.B. Omaha, Nebraska, 1982-2005

Source: Nebraska Energy Office, http://www.neo.ne.gov/statshtml/66.html.

The following table provides average monthly rack prices per gallon of ethanol in Omaha, Nebraska from 2000 to 2006:

Ethanol Average Rack Prices

F.O.B. Omaha, Nebraska, 2000-2006

(Price per Gallon)

Fuel Type Year	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Annual Average
Ethanol
2000	$ 1.10	$ 1.14	$ 1.14	$ 1.19	$ 1.25	$ 1.35	$ 1.33	$ 1.33	$ 1.48	$ 1.49	$ 1.66	$ 1.72	$ 1.35
2001	$ 1.77	$ 1.70	$ 1.51	$ 1.46	$ 1.76	$ 1.63	$ 1.41	$ 1.49	$ 1.53	$ 1.36	$ 1.14	$ 0.97	$ 1.48
2002	$ 0.94	$ 0.94	$ 1.12	$ 1.05	$ 0.95	$ 1.03	$ 1.16	$ 1.35	$ 1.28	$ 1.20	$ 1.25	$ 1.21	$ 1.12
2003	$ 1.15	$ 1.30	$ 1.44	$ 1.25	$ 1.12	$ 1.27	$ 1.28	$ 1.27	$ 1.38	$ 1.38	$ 1.65	$ 1.72	$ 1.35
2004	$ 1.40	$ 1.37	$ 1.69	$ 1.80	$ 1.73	$ 1.86	$ 1.68	$ 1.58	$ 1.56	$ 1.87	$ 1.97	$ 1.80	$ 1.69
2005	$ 1.72	$ 1.56	$ 1.31	$ 1.20	$ 1.20	$ 1.42	$ 1.78	$ 2.07	$ 2.74	$ 2.47	$ 2.09	$ 1.99	$ 1.80
2006	$ 2.13	$ 2.52	$ 2.42	$ 2.45	$ 3.04	$ 3.58	$ 3.14	$ 2.72	$ 2.33	$ 1.89	$ 2.25	$ 2.43	$ 2.58
2007	$ 2.26	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Source: Nebraska Energy Office, http://www.neo.ne.gov/statshtml/66.html.

Regional pricing tends to follow national pricing less the freight difference. Ethanol price histories for regional markets are presented in the following graph:

Fuel Ethanol Terminal Market Price - 10 Year History
Cents/Gallon
405.0
390.0
375.0
360.0
345.0
330.0
315.0
300.0
285.0
270.0
255.0
240.0
225.0
210.0
195.0
180.0
165.0
150.0
135.0
120.0
105.0
90.0
8/21/96
5/23/97
2/22/98
11/24/98
8/26/99
5/27/00
2/26/01
11/28/01
8/30/02
6/1/03
3/2/04
12/2/04
9/3/05
6/5/06
Chicago,IL
Pekin,IL
Los Angeles,CA
San Francisco,CA
Gulf Coast Export
Data Source: OXY-FUEL News Price Report. 1995-2005 Hart Publications, Inc.

Source: California Energy Commission, available at http://www.energy.ca.gov/gasoline/graphs/, (last updated June 5, 2006).

Historic prices may not be indicative of future prices. On March 23, 2005, the Chicago Board of Trade (“CBOT”) launched the CBOT Denatured Fuel Ethanol futures contract. The new contract is designed to address the growing demand for an effective hedging instrument for domestically produced ethanol. Since we expect to employ a third party marketing firm to sell all of our ethanol we do not expect to directly use the new ethanol futures contract. However, it is possible that any ethanol marketing firm we employ may use the new ethanol futures contracts to manage ethanol price volatility.

Co-Products

The principal co-product of the ethanol production process is distillers grains, a high protein, high-energy animal feed supplement primarily marketed to the dairy and beef industry. Distillers grains contain bypass protein that is superior to other protein supplements such as cottonseed meal and soybean meal. Bypass proteins are more digestible to the animal, thus generating greater lactation in milk cows and greater weight gain in beef cattle. Dry mill ethanol processing creates three forms of distillers grains: distillers wet grains with solubles (“distillers wet grains”), distillers modified wet grains with solubles (“distillers modified wet grains”) and distillers dry grains. Distillers wet grains are processed corn mash that contains approximately 70 percent moisture and has a shelf life of approximately three days. Therefore, it can be sold only to farms within the immediate vicinity of an ethanol plant. Distillers modified wet grains are distillers wet grains that have been dried to approximately 50 percent moisture. It has a slightly longer shelf life of approximately three weeks and is often sold to nearby markets. Distillers dried grains are distillers wet grains that have been dried to

10 percent moisture. Distillers dried grains has an almost indefinite shelf life and may be sold and shipped to any market regardless of its proximity to an ethanol plant.

The plant is expected to produce an estimated 160,000 tons per year of distillers grains. The distillers grain market is less volatile than the ethanol market and even though corn and distillers grain do not track exactly, they do tend to follow each other. Typically, distillers grains sell at 107 percent - 110 percent the price of corn. However, distillers grain prices are affected by soy meal markets, dairy and cattle markets, as well as seasonal changes due to summer pasturing. It is expected that distillers grain produced by the plant will be sold through a marketer. The marketer cost is assumed to be approximately 1% percent FOB fee based on the price of the distillers grains. Therefore, the marketer’s fee will vary depending on the price of the distillers grains.  In addition, it is likely that a marketer may require a significant payment to become a member of the marketing group.  We do not currently have an agreement with a marketer and we may not be able to enter into such an agreement on favorable terms or at all. We intend to market our distillers grains to the swine, dairy and beef cattle markets existing in Minnesota and the surrounding states, such as Iowa and Nebraska.

Distillers Grains Markets

According to the University of Minnesota’s DDGS-General Information website (June 20, 2006) approximately 3,200,000 to 3,500,000 tons of distillers grains are produced annually in North America, approximately 98 percent of which are produced by ethanol plants. Ethanol plants in South Dakota and Minnesota produce about 25 percent of this amount. The amount of distillers grains produced is expected to increase significantly as the number of ethanol plants increase.

The primary consumers of distillers grains are dairy and beef cattle, according to the Renewable Fuels Association’s Ethanol Industry Outlook (2006). In recent years, an increasing amount of distillers grains have been used in the swine and poultry markets. With the advancement of research into the feeding rations of poultry and swine, we expect these markets to expand and create additional demand for distillers grains, however, no assurance can be given that these markets will in fact expand, or if they do, that we will benefit from it. The market for distillers grains is generally confined to locations where freight costs allow it to be competitively priced against other feed ingredients. Distillers grains competes with three other feed formulations: corn gluten feed, dry brewers grain and mill feeds. The primary value of these products as animal feed is their protein content. Dry brewers grain and distillers grains have about the same protein content, and corn gluten feed and mill feeds have slightly lower protein contents.

As with ethanol, the distillers grains markets are both regional and national. These national markets are just emerging, primarily in the southeast and southwest United States where significant dairy and poultry operations are located. In addition, there is the possibility of some local marketing. Local markets are very limited and highly competitive for the use of distillers grains. We plan to initially market our distillers grains to the local livestock markets surrounding the plant, however, if the local livestock markets prove insufficient to absorb our distillers grains at the prices we desire, we will engage a company to market our distillers grains nationally. We have not yet discussed or negotiated the terms of a distillers grains marketing agreement with any distillers grains marketing company.

Distillers Grains Pricing

Historically, the price of distillers grains has been relatively steady. Various factors affect the price of distillers grains, including, among others, the price of corn, soybean meal and other alternative feed products, and the general supply and demand of domestic and international markets for distillers grains. We believe that unless demand increases, the price of distillers grains may be subject to future downward pressure as the supply of distillers grains increases because of increased ethanol production. As demonstrated in the table below, the price of distillers grains may be subject to downward pressure.

Corn Feedstock Supply

We anticipate that our plant will need approximately 18.5 million bushels of grain per year for our dry milling process. The corn supply for our plant will be obtained from regional markets. Our corn availability study prepared by PRX Geographic, Inc. indicates that the 7 county region around the proposed plant produced over 219 million bushels of corn in the 2004 - 2005 crop year, while total use was under 143 million bushels for the same period. As a result, we currently do not anticipate that it will be necessary for us to transport corn from other areas.

The table below describes the amount of corn produced in the 7 county area surrounding our proposed plant for the 2004 and 2005 crop years:

County	2004 - 2005 Corn Production (millions of bushels)	2003 - 2004 Corn Production (millions of bushels)
Brown	26.1	24.0
Cottonwood	30.5	24.4
Lyon	28.3	23.8
Murray	28.4	23.7
Redwood	40.3	34.5
Renville	41.8	36.9
Watonwan	24.2	19.6
Total	219.6	186.9

We will be significantly dependent on the availability and price of corn. The price at which we will purchase corn will depend on prevailing market prices. There is no assurance that a shortage will not develop, particularly if there are other ethanol plants competing for corn, an extended drought or other production problems. According to PRX Geographic, Inc, the ten year average price of corn in the area surrounding the plant is $2.16 per bushel. However, we may have to pay more for corn. Higher corn prices will reduce our profitability. In addition, new corn demand within a market can have varying impacts on the corn price. Our corn availability study calculated the local basis impact result from the plant to be approximately $.03 per bushel.

Grain prices are primarily dependent on world feedstuffs supply and demand and on U.S. and global corn crop production, which can be volatile as a result of a number of factors, the most important of which are weather, current and anticipated stocks and prices, export prices and supports and the government’s current and anticipated agricultural policy. Historical grain pricing information indicates that the price of grain has fluctuated significantly in the past and may fluctuate significantly in the future. Because the market price of ethanol is not related to grain prices, ethanol producers are generally not able to compensate for increases in the cost of grain feedstock through adjustments in prices charged for their ethanol. We, therefore, anticipate that our plant’s profitability will be negatively impacted during periods of high corn prices.

Grain origination and risk management

We have signed a grain procurement agreement with Meadowland Farmers Co-op (“Meadowland”).  Meadowland has the exclusive right and responsibility to provide Highwater Ethanol with its daily requirements of corn meeting quality specifications set forth in the grain procurement agreement. Under the agreement, Highwater Ethanol will purchase corn at the local market price delivered to the ethanol plant plus a fixed fee per bushel of corn purchased. Highwater Ethanol will provide Meadowland with an estimate of its usage at the beginning of each fiscal quarter and Meadowland agrees to at all times maintain a minimum of 7 days corn usage at the Highwater Ethanol plant.  The initial term of the agreement is 7 years from the time Highwater Ethanol requests its first delivery of corn.

We expect to engage a professional commodities manager to ensure the consistent scheduling of corn deliveries and to establish and fill forward contracts through grain elevators. The professional commodities manager will utilize forward contracting and hedging strategies, including certain derivative instruments such as futures and option contracts, to manage our commodity risk exposure and optimize finished product pricing on our behalf. We anticipate that most of our grain will be acquired in this manner. Forward contracts allow us to purchase corn for future delivery at fixed prices without using the futures market. The corn futures market allows us to trade in standard units of corn for delivery at specific times in the future. Option contracts consist of call options (options to purchase a fixed amount of a commodity) and put options (options to sell a fixed amount of a commodity). We expect to use a combination of these derivative instruments in our hedging strategies to help guard against corn price volatility. Hedging means protecting the price at which we buy corn and the price at which we will sell our products in the future. It is a way to attempt to reduce the risk caused by price fluctuation. The effectiveness of such hedging activities will depend on, among other things, the cost of corn and our ability to sell enough ethanol and distillers grains to use all of the corn subject to futures and option contracts we have purchased as part of our hedging strategy. Although we will attempt to link hedging activities to sales plans and pricing activities, such hedging activities themselves can result in costs because price movements in corn contracts are highly volatile and are influenced by many factors that are beyond our control. We may incur such costs and they may be significant.

Project Location and Proximity to Markets

We anticipate building our plant near Lamberton, Minnesota, in southwest Minnesota. We reserve the right, in the sole discretion of our board of governors, to select a different location for the plant. We intend to locate the plant on approximately 68 acres. On June 7, 2006, we obtained the exclusive right and option to purchase a parcel, consisting of 68 acres of land, in Redwood County, Minnesota. We paid $5,000 for the exclusive right and option. The option shall terminate on December 31, 2006. The purchase price is $7,000 per acre, which is equivalent to $476,000 for the 68 acre parcel.  We exercised this option on December 31, 2006, and closed on the property in March 2007.  We have purchased three other options to purchase real estate, however, depending on our need for additional land we may not exercise two of the options.  On December 31, 2006, we exercised one of these three options for approximately 48 acres of property at the cost of $7,000 per acre, which is equivalent to $334,000 for the 48 acre parcel and we closed on this parcel in March 2007.  The remaining two options expire on March 31, 2007 and December 31, 2008, respectively.

We selected our anticipated primary plant site because of the site’s proximity to transportation infrastructure and the availability of grain capable of meeting plant needs. The site is currently zoned for agricultural uses and we intend to apply for a conditional use permit for a manufacturing plant involved in the processing of crops.

There can be no assurance that we will not encounter environmental hazardous conditions such as groundwater or other subsurface contamination at the plant site. We are relying on Fagen, Inc. to determine the adequacy of the site for construction of the ethanol plant. We may encounter environmental hazardous conditions at the chosen site that may delay the construction of the ethanol plant. We do not expect that Fagen, Inc. will be responsible for any environmental hazardous conditions encountered at the site. Upon encountering an environmental hazardous condition, Fagen, Inc. may suspend work in the affected area. If we receive notice of an environmental hazardous condition, we may be required to correct the condition prior to continuing construction. The presence of an environmental hazardous condition will likely delay construction of the ethanol plant and may require significant expenditure of our resources to correct the condition. In addition, it is anticipated that Fagen, Inc. will be entitled to an adjustment in price if it has been adversely affected by the environmental hazardous condition. If we encounter any environmental hazardous conditions during construction that require time or money to correct, such event may have a material adverse effect on our operations, cash flows and financial performance.

Transportation and Delivery

The plant is designed to have facilities to receive grain by truck and rail and to load ethanol and distillers grains onto trucks and rail cars. We expect that the Dakota, Minnesota, and Eastern Railroad Corporation (the “DM&E Railroad”) will provide rail service to the proposed site. However, we currently have no agreement with the DM&E Railroad and may be unable to obtain one on favorable terms, if at all. We will need to establish rail access directly to the plant from the main rail line that can provide 75 to 90- car unit trains. We engaged TranSystems Corporation to provide us with a Conceptual Rail Service Plan Drawing. We also anticipate that we will retain TranSystems Corporation for rail infrastructure design and construction services.  However, we do not currently have such an agreement.

We anticipate that locally grown corn will be delivered by Meadowland to our ethanol facility. The proposed plant site will be near U.S. Highway 71, which is a highway that runs north/south and provides access to Interstate 90, which is approximately 50 miles south of our proposed plant site.  The proposed site is adjacent to U.S. Highway 14, which is an east/west highway and provides access to Interstate 35, which is approximately 110 miles east of our proposed site and to Interstate 29, which is approximately 80 miles west of our proposed site.

Thermal Oxidizer

Ethanol plants such as ours may produce odors in the production of ethanol and its co-products, which some people may find unpleasant. We intend to eliminate odors by routing dryer emissions through thermal oxidizers. Based upon materials and information from ICM, Inc., we expect thermal oxidation to significantly reduce any unpleasant odors caused by the ethanol and distillers grains manufacturing process. We expect thermal oxidation, which burns emissions, will eliminate a significant amount of the volatile organic carbon compounds in emissions that cause odor in the drying process and allow us to meet the applicable permitting requirements. We also expect this addition to the ethanol plant to reduce the risk of possible nuisance claims and any related negative public reaction against us.

Utilities

The production of ethanol is a very energy intensive process that uses significant amounts of electricity and natural gas. Water supply and quality are also important considerations. We plan to enter into agreements with local gas and electric utilities to provide our needed energy and we plan to use water from existing and newly bored high capacity wells. However, we do not currently have such agreements. There can be no assurance that any utility provider that we contract with will be able to reliably supply the gas and electricity that we need.

If there is an interruption in the supply of energy or water for any reason, such as supply, delivery, regulatory, or mechanical problems, we may be required to halt production. If production is halted for an extended period of time, it may have a material adverse effect on our operations, cash flows, and financial performance.

Natural gas

Natural gas accounts for approximately 10-15 percent of the total production cost of ethanol. The plant will produce process steam from its own boiler system and dry the distillers dried grains co-product via a direct gas-fired dryer. If we operate at our project production volume of 50 million gallons per year, we will require approximately 1,600,000 Million British Thermal Units (“MMBtu”) of natural gas annually.

Our proposed site has access to an existing Northern Natural Gas interstate natural gas pipeline located approximately one half mile from the expected plant location.  The existing interstate pipeline is expected to have enough capacity to service the proposed plant and for future plant expansion.  We anticipate contracting with an independent company to construct the necessary lateral pipeline connecting the proposed plant site to the interstate pipeline. We have also entered into a energy management agreement with U.S. Energy Services, Inc. pursuant to which U.S. Energy will provide us with the necessary natural gas management services. Some of their services may include an economic comparison of distribution service options, negotiation and minimization of interconnect costs, submission of the necessary pipeline “tap” request, supplying the plant with and/or negotiating the procurement of natural gas, development and implementation of a price risk management plan targeted at mitigating natural gas price volatility and maintaining profitability, providing consolidated monthly invoices that reflect all natural gas costs, and U.S. Energy will be responsible for reviewing and reconciling all invoices. In exchange for these services, we will pay U.S. Energy a monthly retainer fee of $3,050 for an initial contract term of 12 months.  If we decide to utilize U.S. Energy’s hedging service we will have to pay an additional $.01 per MMBTu administrative fee for physical or financial natural gas hedging.  Additional fees may apply for additional services and for time and travel.

Natural gas prices have historically fluctuated dramatically, which could significantly affect the profitability of our operations. Recently, natural gas prices increased sharply as Hurricanes Katrina and Rita devastated operations and impacted infrastructure on the Gulf Coast.  We are uncertain as to how the disruption in natural gas supplies caused by Hurricanes Katrina and Rita will impact long term natural gas prices. Our natural gas costs could be prohibitively high if current price levels significantly increase.  The following table shows the spot price in the Chicago market at the beginning of each month for the 2002-2006 time period as reported by the Energy Information Administration.

Chicago Spot Prices at the Beginning of Each Month 2002-2006 $ per MM Btu
Month	2006	2005	2004	2003	2002
JAN	9.31	5.62	5.86	4.81	2.71
FEB	8.24	7.26	5.49	5.70	2.19
MAR	5.98	6.70	5.23	9.32	2.56
APR	6.90	7.46	5.88	4.91	2.68
MAY	6.16	6.56	5.84	5.40	3.81
JUN	6.22	6.28	6.49	6.15	3.13
JUL	5.54	6.85	5.77	5.22	3.27
AUG	8.41	8.02	5.86	4.72	3.04
SEP	5.01	10.35	4.81	4.92	2.90
OCT	4.10	12.10	5.02	4.72	4.24
NOV	7.43	8.96	7.09	4.32	4.08
DEC	n/a	12.03	7.02	5.62	4.17

Data Source: The Energy Information Administration

Electricity

Based on engineering specifications, we expect to require a peak electricity demand of approximately 4.5 megawatts (“MW”) to operate the plant. This amount of electricity can be provided to our proposed site by the Redwood Electrical Cooperative, which has high voltage transmission lines on easements near the proposed site that are available to supply Highwater Ethanol with electricity through an onsite substation.  We have not yet negotiated or entered into any agreements for the provision of electrical service, but anticipate doing so before we begin construction of the plant.

Water

We will require a significant supply of water. We anticipate obtaining water from new or existing high capacity wells.  Permits are required for all water usage. Engineering specifications show our plant water requirements to be approximately 384 gallons per minute. That is approximately 552,960 gallons per day. We are in the process of applying for the necessary permits, however, there is no assurance that we will be able to obtain the requisite permits to use the water we need to operate the plant. In the event we are unable to locate a sufficient supply of water at the proposed Lamberton, Minnesota site, we would have to either locate an alternative plant location or abandon the project.

Much of the water used in an ethanol plant is recycled back into the process. There are, however, certain areas of production where fresh water is needed. Those areas include boiler makeup water and cooling tower water. Boiler makeup water is treated on-site to minimize all elements that will harm the boiler and recycled water cannot be used for this process. Cooling tower water is deemed non-contact water because it does not come in contact with the mash, and, therefore, can be regenerated back into the cooling tower process. The makeup water requirements for the cooling tower are primarily a result of evaporation. Depending on the type of technology utilized in the plant design, much of the water can be recycled back into the process, which will minimize the discharge water. This will have the long-term effect of lowering wastewater treatment costs. Many new plants today are zero or near zero effluent discharge facilities. We anticipate our plant design will incorporate an ICM/Phoenix Bio-Methanator wastewater treatment process.  The ICM/Phoenix Bio-Methanator is expected to result in a zero discharge of plant process water. We may alternatively, negotiate an arrangement with the City of Lamberton, MN, pursuant to which wastewater would be processed in the city’s municipal wastewater treatment facility.  Currently, we do not have any binding arrangement with the City of Lamberton.

Employees

Prior to completion of plant construction and commencement of operations, we intend to hire approximately 32 full-time employees. Approximately six of our employees will be involved primarily in management and administration and the remainder will be involved primarily in plant operations. Our officers are Brian D. Kletscher, President; John M. Schueller, Vice President; Jason R. Fink, Treasurer; and Timothy J. Van Der Wal, Secretary. As of the date of this prospectus, we have hired one part-time office employee.

The following table represents some of the anticipated positions within the plant and the minimum number of individuals we expect will be full-time personnel:

# Full-Time
Position	Personnel
General Manager	1
Plant Manager	1
Commodities Manager	1
Controller	1
Lab Manager	1
Lab Technician	2
Secretary/Clerical	3
Office Manager	1
Shift Supervisor	4
Maintenance Supervisor	1
Maintenance Craftsmen	4
Plant Operators	12
TOTAL	32

The positions, titles, job responsibilities and number allocated to each position may differ when we begin to employ individuals for each position.

We intend to enter into written confidentiality and assignment agreements with our key officers and employees. Among other things, these agreements will require such officers and employees to keep all proprietary information developed or used by us in the course of our business strictly confidential.

Our success will depend in part on our ability to attract and retain qualified personnel at a competitive wage and benefit level. We must hire qualified managers and other personnel. We operate in a rural area with low unemployment. There is no assurance that we will be successful in attracting and retaining qualified personnel at a wage and benefit structure at or below those we have assumed in our project. If we are unsuccessful in this regard, we may not be competitive with other ethanol plants and your investment may lose value.

Design-Build Team

Design Builder: Fagen, Inc.

We have entered into a design-build agreement with Fagen, Inc. in connection with the design, construction and operation of the proposed plant. Fagen, Inc. was founded by Ron Fagen, CEO and President, and originally began in 1972, as Fagen-Pulsifer Building, Inc. It became Fagen, Inc. in 1988. Fagen, Inc. has more than 25 years experience in the ethanol industry and has been involved in the construction of more ethanol plants than any other company in this industry. Fagen, Inc. employed over 1,000 construction workers in 2005, and employs approximately 120 personnel at its headquarters and two regional offices. Fagen, Inc. continues to design and construct ethanol plants around the country. Based upon publicly available information sources, we estimate that Fagen, Inc. and ICM, Inc., are currently designing and building approximately 26 ethanol plants in the United States. This number is only our estimate based upon public information sources and it is very likely that the actual number varies from our estimate and could vary significantly. The actual number of ethanol plants being designed and built by Fagen, Inc. and ICM, Inc., is considered proprietary business information of Fagen, Inc. and ICM, Inc., and is not available to us. Fagen, Inc.’s other construction commitments could cause Fagen, Inc. to run out of sufficient resources to timely construct our plant. This could result in construction delays if Fagen, Inc. is not able to perform according to the timetable we anticipate.

Fagen Engineering, LLC was formed in 1996, to assist Fagen, Inc. with the construction process. Fagen Engineering, LLC is a full-service design engineering firm.

The expertise of Fagen, Inc. in integrating process and facility design into a construction and operationally efficient facility is very important. Fagen, Inc. also has knowledge and support to assist our management team in executing a successful start-up. Fagen, Inc. is a meaningful project participant because of its anticipated obligation to facilitate our project’s successful transition from start-up to day-to-day profitable operation.

Design-Build Agreement with Fagen, Inc.

We have executed a design-build agreement with Fagen, Inc. for the provision of design and construction services. The agreement terminates on August 15, 2007, unless a valid Notice to Proceed has been accepted by Fagen, Inc. The termination date may be extended upon mutual written agreement.  We expect to pay Fagen, Inc. approximately $66,026,000 in exchange for the following services:

•             Performing services in connection with the construction of the plant including: engineering, design, procurement, construction, startup, testing and training for the operation and maintenance of the plant as well as the provision of materials, equipment, tools and labor necessary to complete the plant in accordance with the terms of the design-build agreement.

We expect to be responsible for certain site improvements, infrastructure, utilities, permitting and maintenance and power equipment costs. The base price estimate of $66,026,000 is subject to changes in construction costs as described below. The services of Fagen, Inc. are currently in high demand because of its extensive experience as a design-builder for ethanol production facilities. Our management believes that the contract price of the ethanol plant is reasonable in light of Fagen, Inc.’s expertise in the design and construction of ethanol production facilities and the level of current demand for its services.

Under our design-build agreement, the contract price of approximately $66,026,000 may be further increased if the construction cost index (“CCI”) published by Engineering News-Record Magazine reports a CCI greater than 7,660.29 in the month in which we issue to Fagen, Inc., a notice to proceed with plant construction. The amount of the contract price increase will be equal to the increase in the CCI based upon the January 2006 CCI of 7,660.29. As of February 2007, the CCI was reported at 7,879.54, which is significantly higher than the January 2006 level stated in the design build agreement. If the CCI remains at the February 2007 level or increases above that level in the month in which we issue to Fagen, Inc. a notice to proceed with plant construction, the contract price will accordingly increase by at least approximately $1,890,000. Thus, there is a CCI contingency of $3,279,250 included in our use of proceeds for the project. This may not be sufficient to offset any upward adjustment in our construction cost. Under the design-build agreement, our expenses will increase for any change orders we may approve. In addition, the price assumes the use of non-union labor. If Fagen, Inc. is required to employ union labor, excluding union labor for the grain system and energy center, the contract price will be increased to include any increased costs associated with the use of union labor.

Phase I and II Engineering Services Agreement

We entered into an engineering services agreement with Fagen Engineering, LLC for the performance of certain engineering and design services. We expect to pay Fagen Engineering, LLC a lump sum fee in exchange for these services, and expect Fagen Engineering, LLC to provide the following services:

•               Property Layout Drawings;

•               Grading, Drainage and Erosion Control Plan Drawings;

•               Culvert Cross Sections and Details;

•               Roadway Alignment Drawings;

•               Utility Layouts for Fire Loop, Potable Water, Well Water, Sanitary Sewer, Utility Water Blowdown, and Natural Gas;

•               Geometric Layout;

•               Site Utility Piping Tables;

•               Tank Farm Layout and Details;

•               Sections and Details Drawing (if required); and

•               Miscellaneous Details Drawing (if required).

Any sums we pay to Fagen Engineering, LLC for engineering services will reduce the lump sum fee we owe to Fagen, Inc. under our design-build agreement.

Design Process Engineer: ICM, Inc.

ICM, Inc. is a full-service engineering, manufacturing and merchandising firm based in Colwich, Kansas. We expect ICM, Inc. to be the principal subcontractor for the plant. ICM, Inc. is expected to provide the process engineering operations for Fagen, Inc. ICM, Inc. has been involved in the research, design and construction of ethanol plants for many years. The principals of ICM, Inc. each have over 20 years of experience in the ethanol industry and have been involved in the design, fabrication and operations of many ethanol plants. ICM employs more than 250 engineers, professional and industry experts, craftsmen, welders and painters and full-time field employees that oversee the process. ICM, Inc. has been involved in 60 ethanol plant projects.

Service agreement with Earth Tech Consulting, Inc.

We have entered into a service agreement with Earth Tech Consulting, Inc. pursuant to which Earth Tech Consulting, Inc. will provide assistance in securing state approval (environmental permits) to start construction of the plant. The cost of Earth Tech Consulting, Inc.’s services will be based on a time and material basis. Additional costs may be imposed if Earth Tech Consulting, Inc. is required to address significant public comment and/or assist in lengthy agency negotiations regarding specific permit terms and conditions.

Ethanol Fuel Marketing Agreement with Renewable Products Marketing Group, LLC

We have entered into an ethanol marketing agreement with Renewable Products Marketing Group, LLC (“RPMG”) pursuant to which RPMG will be our exclusive ethanol marketer.  RPMG will use its best efforts to market and obtain the best price for the ethanol we expect to produce in exchange for a percentage of the price we receive for each gallon of ethanol sold.  The initial term of the RPMG agreement is for 24 months and shall be automatically extended for 12 months unless either party gives the other prior written notice.  The RPMG agreement can be terminated for any uncured breach of the terms of the agreement.

Construction and timetable for completion of the project

Assuming this offering is successful, and we are able to complete the debt portion of our financing, we estimate that the project will be completed approximately 16 to 18 months after construction commences. This schedule further assumes that two months of detailed design will occur prior to closing and a 16-month construction schedule will be followed by two months of testing and start-up. The schedule also assumes that weather will be the same as it has been over the last several years, and that we will not experience unusual weather conditions or events during the construction period, such as flooding. The timetable also assumes that a drastic change in the interest rates will not affect our ability to obtain debt financing commitment, and other factors beyond our control do not upset our timetable. There can be no assurance that the timetable that we have set will be followed, and factors or events beyond our control could hamper our efforts to complete the project in a timely fashion. Fagen, Inc. based its estimate of 16 to 18 months after construction commences on the average time it has taken to build plants over the past five years.

Other Consultants

Transaction with PRX Geographic, Inc.

We have entered into a consulting agreement with PRX Geographic, Inc. pursuant to which PRX Geographic, Inc. conducted a corn origination analysis and a small area supply demand analysis and provided us with a report containing their findings. PRX Geographic, Inc. has over 15 years of experience as a leading supplier of corn, bean, and wheat supply/demand fundamentals to the United States grain industry. PRX Geographic, Inc., based in Chelsea, Michigan, uses a propriety analytical method called Commodity Market Zone Analysis to provide grain origination analysis to assist its clients in making strategic planning decisions. The findings of the corn origination analysis can be located under “DESCRIPTION OF BUSINESS-Corn Feedstock Supply.” The origination analysis was performed on a study of approximately 60 counties and the supply demand analysis is specific to the counties PRX Geographic, Inc. determines to constitute the most probable origination area for the proposed plant.  In exchange for their services, we have paid PRX Geographic, Inc. the sum of $24,750.

Above Zero Media, LLC

On December 22, 2006, we entered into an agreement with Above Zero Media, LLC, a North Dakota limited liability company, to provide services as our project consultant.  Above Zero’s duties as project consultant will include assisting us in: (1) negotiating contracts with service and product providers; (2) planning our equity marketing effort, including the preparation of written and visual marketing materials and training of our officers and directors; (3) graphic design of the Client’s marketing materials; (4) placement of print and electronic media; (5) planning of the Client’s local marketing efforts; and (6) recommending equipment needs for presentation.

Pursuant to the agreement, we have paid Above Zero a $15,000 commitment fee.  In addition, we will make two payments of $60,000 each to Above Zero for preparation of satisfactory written and visual marketing materials.  One $60,000 payment will be due upon receipt of the marketing materials and the second $60,000 payment will be due 30 days later.  We will also reimburse Above Zero for all reasonable, ordinary and necessary expenses incurred by Above Zero Media in performance of its duties, including without limitation, reimbursement for automobile mileage at the rate periodically set by the Internal Revenue Service, air fare meals and lodging.  Within 14 days after closing of the offering, we will pay Above Zero a $15,000 bonus for completion of its services.

Regulatory Permits

We will be subject to extensive air, water and other environmental regulations and we will need to obtain a number of environmental permits to construct and operate the plant.  In addition, it is likely that our senior debt financing will be contingent on our ability to obtain the various required environmental permits.  We have submitted applications for an Air Emissions Permit, a Stormwater Permit, and an Above Ground Storage Tank Permit along with our Environmental Assessment Worksheet; however, as of the date of this prospectus we have not been granted any of these permits.  We have not submitted our application for our Permit for Discharge of Stormwater During Construction Activities, but anticipate doing so before we begin construction.  If for any reason any of these permits are not granted, construction costs for the plant may increase, or the plant may not be constructed at all.  In addition, the Minnesota Department of Natural Resources (“MnDNR”) or the Minnesota Pollution Control Agency (“MPCA”) could impose conditions or other restrictions in the permits that are detrimental to us or which increase costs to us above those assumed in this project.  The MnDNR, MPCA and the Federal Environmental Protection Agency (“EPA”) could also change their interpretation of applicable permit requirements or the testing protocols and methods necessary to obtain a permit either before, during or after the permitting process.

Even if we receive all required permits from the MnDNR and the MPCA, we may also be subject to regulations on emissions from the EPA. Currently the EPA’s statutes and rules do not require us to obtain separate EPA approval in connection with construction and operation of the proposed plant. Additionally, environmental laws and regulations, both at the federal and state level, are subject to change and changes can be made retroactively. Consequently, even if we have the proper permits at the present time, we may be required to invest or spend considerable resources to comply with future environmental regulations or new or modified interpretations of those regulations, to the detriment of our financial performance.

Even if we receive all required permits from the State of Minnesota, we may also be subject to regulatory oversight from the EPA. Currently, the EPA’s statutes and rules do not require us to obtain separate EPA approval in connection with the construction and operation of the proposed plant. Minnesota is authorized to enforce the EPA’s federal emissions program. However, the EPA does retain authority to take action if it decides that Minnesota is not correctly enforcing its emissions program. Additionally, environmental laws and regulations, both at the federal and state level, are subject to change, and changes can be made retroactively. Consequently, even if we have the proper permits at the present time, we may be required to invest or spend considerable resources to comply with future environmental regulations or new or modified interpretations of those regulations to the detriment of our financial performance.

Total Facility State Operating Permit for Air Emissions

Our preliminary estimates indicate that the plant will be considered a minor source of regulated air pollutants and will qualify for a total facility “State” operating permit. There are a number of emission sources that are expected to require permitting. These sources include the boiler, ethanol process equipment, storage tanks, scrubbers, and baghouses. The types of regulated pollutants that are expected to be emitted from our plant include particulate matter (“PM10”), carbon monoxide (“CO”), nitrous oxides (“NOx”) and volatile organic compounds (“VOCs”). The activities and emissions mean that we are expected to obtain a total facility “State” operating permit for the facility emissions. Because of regulatory requirements, we anticipate that we will agree to limit production levels to a certain amount, which may be slightly higher than the production levels described in this prospectus (currently projected at 50 million gallons per year at nameplate capacity with the permit at a slightly higher rate) in order to avoid having to obtain a Title V air permit. These production limitations will be a part of the total facility “State” operating permit. If we exceed these production limitations, we could be subjected to very expensive fines, penalties, injunctive relief and civil or criminal law enforcement actions. Exceeding these production limitations could also require us to pursue a Title V air permit. Further analysis prior to construction, changes in design assumptions or a changes in the interpretation of regulations may require us to file for a Title V air permit. If we must obtain a Title V air permit, then we will experience significantly increased expenses and a significant delay in obtaining a subsequently sought Title V air permit. The State of Minnesota may reject a Title V air permit application and request additional information, further delaying startup and increasing expenses. Even if we obtain a total facility “State” operating permit prior to construction, the air quality standards may change, thus forcing us to later apply for a Title V air permit. The area in which the plant is expected to be situated may be determined to be a non-attainment area for a particular pollutant. In this event, the threshold standards that require a Title V permit may be changed, thus requiring us to file for and obtain a Title V air permit. The cost of complying and documenting compliance should a Title V air permit be required is also higher. It is also possible that in order to comply with applicable air regulations or to avoid having to obtain a Title V permit, we would have to install additional air pollution control equipment such as additional or different scrubbers.

Air Pollution Standard

There are a number of standards which may affect the construction and operation of the plant going forward. The prevention of significant deterioration (“PSD”) regulation creates more stringent and complicated permit review procedures for construction permits. It is possible, but not expected, that the plant may exceed applicable PSD levels for NOx, CO, and VOCs.

Waste Water National Pollutant Discharge Elimination System Permits (NPDES Permit)

We expect that we will use water to cool our closed circuit systems in the proposed plant based upon engineering specifications. Although the water in the cooling system will be re-circulated to decrease facility water demands, a certain amount of water will be continuously replaced to make up for evaporation and to maintain a high quality of water in the cooling tower. In addition, there will be occasional blowdown water that will have to be discharged. We currently plan to discharge this water to a local municipal sewage treatment plant.  Such discharge will require modifications to that plant so that it can handle the increased discharge.  We will be responsible for that cost. Depending on the quality of the water we obtain from wells, another option may be to discharge water to a local river.  In either case, we will be required to obtain an NPDES waste water permit.  The exact details regarding the source of water and the amount and quality of non-process and other wastewater that needs to be discharged will not be known until tests confirm the water quality and quantity for the site. Although unknown at this time, the quality and quantity of the water source and the specific requirements imposed by the Minnesota Environmental Protection Division for discharge will materially affect our financial performance. We expect to file for a permit to allow the discharge of non-contact cooling and blowdown and boiler water. The proposed permit would require a 30-day public comment notice and a 30-day public hearing if there is a request for a hearing. We will also be required to file an environmental assessment worksheet for any option being considered for discharge of waste water (see comments below). However, while we anticipate receiving the permits, there can be no assurance that these permits will be granted to us. If these permits are not granted, then our plant may not be allowed to operate.

Well Permit

We anticipate that we will need to drill one or more new high capacity wells to meet the plant’s water needs.  Minnesota requires a public notice and hearing process before a well permit can be granted.  In the event this permit is not approved, we would need to explore alternative water supply sources, however, the cost of alternative water supply sources could prohibit their use.  It is possible that potential sites for the well might be unable to produce water in sufficient quantities to support plant operations.  It is also possible that the well might not produce water of sufficient quality to allow us to rely on that well for water supply.

Storm Water Discharge Permit (NDPES) and Storm Water Pollution Prevention Plan (SWPPP Permits)

Permit for Industrial Activity:

Before we can begin construction of our plant, we must obtain a Storm Water Discharge Permit for industrial activity from the applicable state agency.  This permit must be filed and obtained before construction begins.  A Storm Water Pollution Prevention Plan must also be in place that outlines various measures we plan to implement to prevent storm water pollution.

Minnesota imposes additional water quality test and effluent limits for stormwater discharges.  The inability to meet stormwater discharge levels may require other water discharge treatment options, including publicly owned treatment works, use of a holding pond, discharge to a receiving stream, subsurface infiltration, irrigation and other options.  If those treatment options are required, it could increase our expenses.  Although Minnesota’s NPDES general permit for industrial activity has expired, applicants for new sites are currently allowed to apply for the permit under the expired permit.  It is possible that the Minnesota regulations pertaining to NPDES permits for industrial activity could be changed in the future and that those regulations could add additional requirements for discharges of storm water.  On August 9, 2005 the Minnesota Court of Appeals issued a decision holding that no NPDES permits should be granted by the Minnesota Pollution Control Agency if the discharges would decrease water quality for a receiving waterway on Minnesota’s impaired waterways list.  Minnesota has appealed this decision.  A decision by the Minnesota Supreme Court is expected soon.  Pending new regulations or a reversal on appeal, we must be certain that stormwater discharges that could decrease water quality do not enter an impaired waterway of Minnesota.  Cottonwood Creek, which is near the site and which is a likely recipient of any storm water runoff, is only listed as an impaired waterway for fecal coliform and turbidity.  Cottonwood Creek does drain into the Minnesota River which eventually empties into the Mississippi River.  The Court of Appeals decision now on appeal dealt with phosphorus levels in the Mississippi River and held that the entire watershed ought to be considered by the State when granting permits.  We anticipate the phosphorus emissions from the plant being low and even if the Court of Appeals case is upheld we may be able to purchase phosphorous credits to offset any phosphorus emissions.

Permit for Construction:

Prior to the commencement of construction of the plant, we must file for an NPDES/SDS permit.  If the Minnesota Pollution Control Agency does not object to the notice of intent, we could begin construction and allow storm water discharge in most circumstances within seven days of the notice if the area disturbed is less than fifty acres in size. Alternatively, if the area disturbed is fifty acres or more we would have to wait at least thirty days from the date notice of intent is given to begin construction.  As part of the application for the Minnesota NPDES/SDS permit, we will need to have a Storm Water Pollution Prevention Plan in place that outlines various measures we plan to implement to prevent storm water pollution.  Other compliance and reporting requirements may also apply depending upon the results of the agency review. We would also be subject to certain reporting and monitoring requirements.  We anticipate, but there can be no assurances, that we will be able to obtain these permits.  The ability to obtain a Construction Site Storm Water Discharge Permit in Minnesota may be affected by the Minnesota Court of Appeals decision as described above in the same way that Storm Water Discharge Permit for Industrial Activity is affected.

Environmental Assessment

We will be required to undergo an environmental assessment process before we can begin construction of the plant.  This process includes filing an Environmental Assessment Worksheet and allowing a public review period.  In addition, local governmental units have a right to request additional information.   It is also possible that the environmental assessment process could trigger a requirement for an environmental impact study.   No construction can begin and no permits can be issued until a decision is made on whether an environmental impact study is required, although applications for permits may be filed and reviewed while the environmental assessment is being considered.  If an environmental impact study is required, there is no assurance that we will be granted permits to begin construction until the project has been approved as part of the environmental impact study process.  Even if an environmental impact study is not required, third parties can make a request that an environmental impact study be performed.

There is no assurance that the project will be approved upon review of an environmental impact study.  Failure to obtain approval by the reviewing agency would mean that the project cannot proceed until objections to the environmental impact of the site are met.  We may be unable to do so which may mean that the plant will not be constructed.

New source performance standards

The plant will be subject to new source performance standards for both the plant’s distillation processes and the storage of VOCs used in the denaturing process. These duties include initial notification, emissions limits, compliance, monitoring requirements, and record keeping requirements.

Spill prevention, control, and countermeasures plan and Tank Permit

Before we can begin operations, we must prepare and implement a spill prevention control and countermeasure (“SPCC”) plan in accordance with the guidelines contained in 40 CFR § 112. This plan will address oil pollution prevention regulations and must be reviewed and certified by a professional engineer. The SPCC must be reviewed and updated every three years. Minnesota has an additional tank permitting program for tanks holding hazardous chemicals in capacities over one million gallons. This program requires record-keeping, spill protection and response requirements in addition to the SPCC program. We anticipate, but there can be no assurances, that we will be able to obtain this permit.

Alcohol and Tobacco Tax and Trade Bureau, Requirements

Before we can begin operations, we must comply with applicable Alcohol and Tobacco Tax and Trade Bureau (formerly the Bureau of Alcohol, Tobacco and Firearms) regulations. These regulations require that we first make application for and obtain an alcohol fuel producer’s permit. The application must include information identifying the principal persons involved in our venture and a statement as to whether any of them have ever been convicted of a felony or misdemeanor under federal or state law. The term of the permit is indefinite until terminated, revoked or suspended. The permit also requires that we maintain certain security measures. We must also secure an operations bond pursuant to 27 CFR § 19.957. There are other taxation requirements related to special occupational tax and a special stamp tax.

Risk management plan

Pursuant to the Clean Air Act, stationary sources, such as our plant, with processes that contain more than a threshold quantity of a regulated substances, such as anhydrous ammonia, are required to prepare and implement a risk management plan. Since we plan to use anhydrous ammonia, we must establish a plan to prevent spills or leaks of the ammonia and an emergency response program in the event of spills, leaks, explosions or other events that may lead to the release of the ammonia into the surrounding area. The same requirement may also be true for the denaturant we blend with the ethanol produced at the plant. This determination will be made as soon as the exact chemical makeup of the denaturant is obtained. We will need to conduct a hazardous assessment and prepare models to assess the impact of an ammonia and/or denaturant release into the surrounding area. The program will be presented at one or more public meetings. In addition, it is likely that we will have to comply with the prevention requirements under OSHA’s process safety management standard. These requirements are similar to the risk management plan requirements. The risk management plan will need to be filed before use.

Environmental Protection Agency

Even if we receive all Minnesota environmental permits for construction and operation of the plant, we will also be subject to oversight activities by the EPA. There is always a risk that the EPA may enforce certain rules and regulations differently than Minnesota’s environmental administrators. Minnesota or EPA rules and regulations are subject to change, and any such changes may result in greater regulatory burdens.

Nuisance

Ethanol production has been known to produce an odor to which surrounding residents could object. Ethanol production may also increase dust in the area due to operations and the transportation of grain to the plant and ethanol and distillers dried grains from the plant. Such activities may subject us to nuisance, trespass, or similar claims by employees or property owners or residents in the vicinity of the plant. To help minimize the risk of nuisance claims based on odors related to the production of ethanol and its co-products, we intend to install a thermal oxidizer in the plant. See “DESCRIPTION OF BUSINESS - Thermal Oxidizer” for additional information. Nonetheless, any such claims or increased costs to address complaints may have a material adverse effect on us, our operations, cash flows, and financial performance.

We are not currently involved in any litigation involving nuisance or any other claims.

GOVERNORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our amended and restated member control agreement provides that our board of governors will be comprised of no fewer than three and no more than 15 members. We have 13 governors on our initial board of governors. The initial board of governors will serve until the first annual or special meeting of the members following the date on which substantial operations of the ethanol plant commences. If our project suffers delays due to financing or construction, our initial board of governors could serve for an extended period of time. In that event, your only recourse to replace these governors would be through an amendment to our amended and restated member control agreement which could be difficult to accomplish.

The member control agreement provides for a staggered board of governors, where, upon the expiration of the initial board, the first group of governors shall serve for one year, the second group shall serve for two years, and the third group shall serve for three years. The successors for each group of governors shall be elected for a 3-year term and at that point, one-third of the total number of governors will be elected by the members each year. Prior to expiration of the initial governors terms, the initial governors shall, by written resolution, separately identify the governor positions to be elected and so classify each Group I (serving one year), Group II (serving two years), or Group III (serving three years).

Our board will have no independent governors as defined by the North American Securities Administrators Association. Accordingly, any contracts or agreements we enter into will not be approved by independent governors since there are none at this time.

Identification of Governors, Executive Officers and Significant Employees

The following table shows the governors and officers of Highwater Ethanol, LLC as of the date of this prospectus:

Board Member	Position with the Company
Monica Rose Anderson	Governor
Russell J. Derickson	Governor
Jason R. Fink	Treasurer/Governor
George M. Goblish	Governor
Ronald E. Jorgenson	Governor
Brian D. Kletscher	President/Governor
Michael J. Landuyt	Governor
David G. Moldan	Governor
Warren Walter Pankonin	Governor
Todd A. Reif	Governor
Gilbert L. Schmitz	Governor
John M. Schueller	Vice President/Governor
Timothy J. Van Der Wal	Secretary/Governor

Business Experience of Governors and Officers

The following is a brief description of the business experience and background of our officers and governors.

Monica Rose Anderson, Governor, Age 44, 2736 211th Street, Walnut Grove, MN  56180.

For the past five years, Monica Rose Anderson has owned Brad Anderson Farms Limited Partnership of Walnut Grove, MN.  She has also been an office manager at Clear Lake Farmers Elevator in Clear Lake, Minnesota, and was a Lab Technician at Bauerly Brothers of Sauk Rapids, Minnesota.  Ms. Anderson has served as a member of the board of governors since May 2006.  Ms. Anderson will serve until our first annual meeting following substantial completion of our ethanol plant and in all cases until a successor is elected and qualified.

Russell J. Derickson, Governor, Age 42, 37720 210th Street, Lamberton, Minnesota 56152.

For the past five years, Russell J. Derickson has owned and managed his own farming operation, which produced corn, soybeans, and wheat.  He has also been an Agricultural Advisor and Warehouse Examiner for the Minnesota Department of Agriculture of St. Paul, Minnesota.  Mr. Derickson attended South Dakota State University where he received a M.Ed in Ag Education and B.S. in Agricultural Education and Mechanized Agriculture.  Mr. Derickson has served as a member of the board of governors since May 2006.  Mr. Derickson will serve until our first annual meeting following substantial completion of our ethanol plant and in all cases until a successor is elected and qualified.

Jason R. Fink, Treasurer and Governor, Age 27, 506 South Washington, Redwood Falls, Minnesota 56283.

For the past five years, Jason R. Fink has been the Assistant Vice President and Ag Loan Officer at Minnwest Bank of Redwood Falls, Minnesota.  Mr. Fink graduated from South Dakota State University of Brookings, South Dakota with a major in Agronomy and minors in Ag Business, Ag Marketing and Business.  Mr. Fink has served as a member of the board of governors since May 2006.  Mr. Fink will serve until our first annual meeting following substantial completion of our ethanol plant and in all cases until a successor is elected and qualified.

George M. Goblish, Governor, Age 37, 32866 Dayton Avenue, Vesta, Minnesota 56292.  For the past five years, George Michael Goblish has been farming near Vesta where he currently raises corn and soybeans.  He is also an Asgrow/Dekalb/Monsanto seed dealer.  Mr. Goblish attended Willmar Technical College where he received his Associate’s Degree in Agricultural Production and Management.  Mr. Goblish has served as a member of the board of governors since May 2006.  Mr. Goblish will serve until our first annual meeting following substantial completion of our ethanol plant and in all cases until a successor is elected and qualified.

Ronald E. Jorgenson, Governor, Age 46, 33689 County Road 4, Jeffers, Minnesota 56145.

For the past five years, Ronald E. Jorgenson has owned and operated his own farming operation.  In addition, Mr. Jorgenson attended the University of Minnesota of St. Paul, Minnesota.  Mr. Jorgenson has served as a member of the board of governors since May 2006.  Mr. Jorgenson will serve until our first annual meeting following substantial completion of our ethanol plant and in all cases until a successor is elected and qualified.

Brian D. Kletscher, President and Governor, Age 45, 30427 County Highway 10, Vesta, Minnesota 56292.

For the past five years, Brian D. Kletscher has served as County Commissioner of Redwood County, Minnesota.  In addition, Mr. Kletscher owns and manages farming operations for Kletscher Farms — Brian & Laura Kletscher.  He has also been a sales representative for Lucan Feed Service of Lucan, Minnesota.  Mr. Kletscher has served as a member of the board of governors since May 2006.  Mr. Kletscher will serve until our first annual meeting following substantial completion of our ethanol plant and in all cases until a successor is elected and qualified.

Michael J. Landuyt, Governor, Age 31,  13526 Camp Avenue, Walnut Grove, Minnesota 56180.

For the past five years, Michael J. Landuyt has owned and managed farming operations for Landuyt Land Livestock of Walnut Grove, Minnesota.  Mr. Landuyt attended South Dakota State University where he received an Associate’s Degree in General Ag.  Mr. Landuyt has served as a member of the board of governors since May 2006.  Mr. Landuyt will serve until our first annual meeting following substantial completion of our ethanol plant and in all cases until a successor is elected and qualified.

David G. Moldan, Governor, Age 46, 25368 County Highway 4, Lamberton, Minnesota 56152.

For the past five years, David G. Moldan has been the President and Treasurer of Moldan & Sons, Inc., a farming operation, of Lamberton, Minnesota.  Mr. Moldan attended the University of Minnesota of Waseca, Minnesota where he received his Associate’s Degree in Applied Science and Diversified Ag Production.  Mr. Moldan has served as a member of the board of governors since May 2006.  Mr. Moldan will serve until our first annual meeting following substantial completion of our ethanol plant and in all cases until a successor is elected and qualified.

Warren Walter Pankonin, Governor, Age 68, 40840 200th Street, Lamberton, Minnesota 56152.

For the past five years, Warren Walter Pankonin has owned and managed Double Diamond Ranch, Inc. and Minnesota Supreme Feeders, Inc., where he buys and sells cattle.  He also crop farms with his son, Mark.  Mr. Pankonin has served as a member of the board of governors since May 2006.  Mr. Pankonin will serve until our first annual meeting following substantial completion of our ethanol plant and in all cases until a successor is elected and qualified.

Todd A. Reif, Governor, Age 44, 123 Savannah Heights Boulevard, Lynd, Minnesota 56175.

For the past five years, Todd A. Reif has been the General Manager of Cenex Harvest States in Marshall, Minnesota, a grain buying and farm supply company.  Mr. Reif attended Southwest State University of Marshall, Minnesota and graduated with a B.S. Degree in Ag Business.  Mr. Reif has served as a member of the board of governors since May 2006.  Mr. Reif will serve until our first annual meeting following substantial completion of our ethanol plant and in all cases until a successor is elected and qualified.

Gilbert L. Schmitz, Governor, Age 76, 513 Sunrise Boulevard, Redwood Falls, Minnesota 56283.

For the past five years, Gilbert L. Schmitz has served as Director of Great River Energy of Elk River, Minnesota, one of Minnesota’s largest electric utilities providing wholesale electric services to 28 member distribution cooperatives.  Mr. Schmitz has served as a member of the board of governors since May 2006.  Mr. Schmitz will serve until our first annual meeting following substantial completion of our ethanol plant and in all cases until a successor is elected and qualified.

John M. Schueller, Vice President and Governor, Age 48, 29157 250th Street, Wabasso, Minnesota 56293.

For the past five years, John M. Schueller has been farming in Wabasso, Minnesota.  He has also been a custom applicator for Crop Production in Wabasso, Minnesota, and a trucker for Christensen Family Farms of Sleepy Eye, Minnesota.  Mr. Schueller has served as a member of the board of governors since May 2006.  Mr. Schueller will serve until our first annual meeting following substantial completion of our ethanol plant and in all cases until a successor is elected and qualified.

Timothy J. Van Der Wal, Secretary and Governor, Age 40, 13347 U.S. Highway 71, Sanborn, Minnesota 56083.

For the past five years, Timothy J. Van Der Wal has been an Ag Loan Officer at the Wanda State Bank, Wanda Minnesota.  He had worked as a Beef Enterprise Consultant for the Land O Lakes Feed Division of Arden Hills, Minnesota prior to joining the bank.  Mr. Van Der Wal has served as a member of the board of governors since May 2006.  Mr. Van Der Wal will serve until our first annual meeting following substantial completion of our ethanol plant and in all cases until a successor is elected and qualified.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information regarding the beneficial ownership of our units as of the date of this prospectus, by each person or entity known by us to be the beneficial owner of more than five percent of the outstanding units:

Title of Class	Name (1)	Amount and nature of beneficial owner	Percent of Class
Membership Unit	George M. Goblish	24 units	6.22%
Membership Unit	Ronald E. Jorgenson	24 units	6.22%

(1)  The address of the beneficial owner is deemed to be the same address indicated above.

Security Ownership of Management

As of the date of this prospectus, our governors and officers own membership units as follows:

UNITS BENEFICIALLY OWNED BY GOVERNORS AND OFFICERS

					Percentage of Total After the Offering (2)
Title of Class	Name and Address of Beneficial Owner (1)	Number of Units Owned	Total Purchase Price of Units	Percent of Class Prior to Offering	Maximum Units Sold in Offering	Minimum Units Sold in Offering
Membership Units	Monica Rose Anderson	18 units	$60,000	4.66%	0.28%	0.37%
Membership Units	Russell J. Derickson	9 units	30,000	2.33%	0.14%	0.18%
Membership Units	Jason R. Fink	6 units	20,000	1.55%	0.09%	0.12%
Membership Units	George M. Goblish	24 units	80,000	6.22%	0.38%	0.49%
Membership Units	Ronald E. Jorgenson	24 units	80,000	6.22%	0.38%	0.49%
Membership Units	Brian D. Kletscher	12 units	40,000	3.11%	0.19%	0.25%
Membership Units	Michael J. Landuyt	6 units	20,000	1.55%	0.09%	0.12%
Membership Units	David G. Moldan	9 units	30,000	2.33%	0.14%	0.18%
Membership Units	Warren Walter Pankonin	15 units	50,000	3.89%	0.23%	0.31%
Membership Units	Todd A. Reif	12 units	40,000	3.11%	0.19%	0.25%
Membership Units	Gilbert L. Schmitz	3 units	10,000	0.78%	0.05%	0.06%
Membership Units	John M. Schueller	9 units	30,000	2.33%	0.14%	0.18%
Membership Units	Timothy J. Van Der Wal	3 units	10,000	0.78%	0.05%	0.06%
All Governors and Officers as a Group:		150 Units	$500,000	38.86%	2.35%	3.06%

(1)          The address of the beneficial owner is deemed to be the same address indicated above.

(2)          Assumes that no additional units are purchased in this offering.

Beneficial ownership is determined in accordance with SEC rules and generally includes holding voting and investment power with respect to the securities.

EXECUTIVE COMPENSATION

Brian Kletscher is currently serving as our president and John Schueller is currently serving as our vice president. Jason R. Fink is our treasurer and Tim J. Van Der Wal is our secretary. We presently have compensation arrangements with three of our governors and officers.  Brian D. Kletscher receives $2,000 per month, Jason R. Fink receives $1,000 per month and Tim J. Van Der Wal receives $1,000 per month for their services as officers of Highwater Ethanol.  We do not presently compensate John M. Schueller for his service as an officer. As of January 31, 2007, we have paid Mr. Fink a total of $7,000, Mr. Van Der Wal a total of $7,000 and Mr. Kletscher a total of $14,000 for an aggregate of $28,000 in executive compensation paid since our inception.

In the future, each of our governors may receive compensation for attending board meetings.  We expect that any governor compensation will be a reasonable amount based on the standards in the industry.

Employment Agreements

We have no employment agreements with any executive officer or governor. In the future, we may enter into employment agreements with our executive officers or other employees that we may hire.

Reimbursement of Expenses

We reimburse our officers and governors for expenses incurred in connection with their service. Our reimbursement policy is to reimburse our officers and governors for out-of-pocket expenses.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our amended and restated member control agreement provides that none of our governors or officers will be personally liable to us or our members for monetary damages for a breach of their fiduciary duty. This could prevent both us and our unit holders from bringing an action against any governor for monetary damages arising out of a breach of that governor’s fiduciary duty or grossly negligent business decisions. This provision does not affect possible injunctive or other equitable remedies to enforce a governor’s duty of loyalty for acts or omissions not taken in good faith, involving willful misconduct or a knowing violation of the law, or for any transaction from which the governor derived an improper financial benefit. It also does not eliminate or limit a governor’s liability for participating in unlawful payments or distributions or redemptions, or for violations of state or federal securities laws. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to governors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is contrary to public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

Under Minnesota law, no member or governor will be liable for any of our debts, obligations or liabilities solely because he or she is a member or governor. In addition, Minnesota law permits, and our amended and restated member control agreement contains, extensive indemnification provisions which require us to indemnify any officer or governor who was or is party, or who is threatened to be made a party to a current or potential legal action because he or she is our governor or officer. We must also indemnify against expenses, including attorney fees, judgments, claims, costs and liabilities actually and reasonably incurred by these individuals in connection with any legal proceedings, including legal proceedings based upon violations of the Securities Act of 1933 or state securities laws. Our indemnification obligations may include criminal or other proceedings.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since our inception, we have entered into transactions with related parties. Our initial governors constitute our founding members. As such, we currently do not have outside governors or unaffiliated unit holders to evaluate related party transactions. Accordingly, any contracts or agreements third parties will not be approved by independent governors since there are none at this time. We do not believe that this will pose a problem, however, because the governors’ investment interest in our plant is generally adverse to interest of the parties with which we contract. We believe these adverse interests constitute sufficient protection to justify our lack of independent directors. At the first annual or special meeting of the members following substantial completion of the ethanol plant, an election will be held and a board of nine governors will be established. We anticipate independent governors being elected at that time, but cannot guarantee that any independent governors will be elected at that time.

Future transactions with governors, officers or 5% unit holders

Our amended and restated member control agreement permits us to enter into agreement and other arrangements with our governors, officers, members and their affiliates. We have not engaged in any transactions with any of our governors, officers or 5% unit holders. Should we engage in any such transactions in the future, all such arrangements will be on terms no more favorable to the governors, officers or members than generally afforded to non-affiliate parties in a similar transaction.

PLAN OF DISTRIBUTION

Before purchasing any units, an investor must execute a subscription agreement, a promissory note and security agreement and sign our member control agreement. The subscription agreement will contain, among other provisions, an acknowledgement that the investor received a prospectus, such as this, and that the investor agrees to be bound by our member control agreement. All subscriptions are subject to approval by our governors and we reserve the right to reject any subscription agreement.

The Offering

We are offering, as a direct primary offering, a maximum of 6,000 units and a minimum of 4,500 units at a purchase price of $10,000 per unit. You must purchase a minimum of one unit to participate in the offering. Our board of governors determined the offering price for the units arbitrarily, without any consultation with third parties. The offering price of the units is not, therefore, based on customary valuation or pricing techniques for new issuances. We anticipate our four executive officers, Brian D. Kletscher, John M. Schueller, Jason R. Fink, and Tim J. Van Der Wal will sell our units in this offering, without the use of an underwriter. We will not pay commissions to our governors for these sales. These governors will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.  We are exempt from broker-dealer registration with the NASD.  We will not pay commissions to our governors and officers for these services.

Our minimum offering amount is $45,000,000 and our maximum offering amount is $60,000,000. The offering will end no later than [twelve months from the effective date of this registration statement]. If we sell the maximum number of units prior to [twelve months from the effective date of this registration statement], the offering will end on or about the date the maximum number of units is sold. We may choose to end the offering any time prior to [twelve month date], after we sell the minimum number of units. If we abandon the project for any reason, we will terminate the offering. Even if we successfully close the offering by selling the minimum number of units by [one year date], we may still be required to return the offering proceeds to investors if we are unable to satisfy the conditions for releasing funds from escrow, which include our receipt of a written debt financing commitment. After the offering, there will be 6,386 units issued and outstanding if we sell the maximum number of units offered in this offering and 4,886 units issued and outstanding if we sell the minimum number of units offered in this offering. This includes 386 units issued in our founders and seed capital investors in the previous capital private placements.

Our governors and officers will be allowed to purchase the units that are being offered. These units may be purchased for the purpose of satisfying the minimum amount of units required to close the offering. Units purchased by these individuals and entities will be subject to the same restrictions regarding transferability as described in this prospectus and our member control agreement, and will, therefore, be purchased for investment, rather than resale.

You should not assume that we will sell the $45,000,000 minimum only to unaffiliated third party investors. We may sell units to affiliated or institutional investors that may acquire enough units to influence the manner in which we are managed. These investors may influence our business in a manner more beneficial to them than to other investors.

We currently plan to register the offering in the states of Florida, Georgia, Illinois, Iowa, Kansas, Louisiana, Minnesota, Missouri, South Dakota and Wisconsin. We may also offer or sell our units in other states in reliance on exemptions from the registration requirements of the laws of those other states. However, we may not generally solicit investors in any jurisdictions other than Florida, Georgia, Illinois, Iowa, Kansas, Louisiana, Minnesota, Missouri, South Dakota and Wisconsin. This limitation may result in the offering being unsuccessful.

We expect to incur offering expenses in the amount of approximately $550,000 to complete this offering.

Suitability of Investors

Investing in the units offered hereby involves a high degree of risk. Accordingly, the purchase of units is suitable only for persons of substantial financial means that have no need for liquidity in their investments and can bear the economic risk of loss of any investment in the units. Units will be sold only to persons that meet these and other requirements. Persons cannot invest in this offering unless they meet one of the following suitability tests:

•                  Persons who have annual income from whatever source of at least $45,000 and you have a net worth of at least $45,000 exclusive of home, furnishings and automobiles;

•                  Persons who have a net worth of at least $150,000 exclusive of home, furnishings and automobiles.

•                  For Iowa Investors, persons who have a net worth of $60,000 (exclusive of home, auto and furnishings) and annual income of $60,000 or, in the alternative, a net worth of $150,000 (exclusive of home, auto and furnishings);

•                  For Kansas Investors, persons who have a net worth of $60,000 (exclusive of home, auto and furnishings) and annual income of $60,000 or, in the alternative, a net worth of $225,000 (exclusive of home, auto and furnishings);

For married persons, the tests will be applied on a joint husband and wife basis regardless of whether the purchase is made by one spouse or the husband and wife jointly.

Even if you represent that you meet the suitability standards set forth above, the board of governors reserves the right to reject any subscription for any reason, including if the board determines that the units are not a suitable investment for you. The board may assess investor suitability on the basis of information it obtains from prospective investors which may include the investor’s age, investment objectives, investment experience, income, net worth, financial situation, and other investments made by the prospective investor along with any other pertinent factors.

You must make certain written representations in the subscription agreement, including that you:

•             have received a copy of our prospectus and the exhibits thereto;

•             understand that our units are sold in reliance upon a federal securities registration; Florida, Georgia, Illinois, Iowa, Kansas, Louisiana, Minnesota, Missouri, South Dakota and Wisconsin securities registrations; and exemptions from securities registrations in various other states, and that you understand that our units can only be sold to a person meeting requirements of suitability [Minnesota subscribers will not make this representation];

•             understand that the securities purchased have not been registered under the securities laws of any state other than the states of Florida, Georgia, Illinois, Iowa, Kansas, Louisiana, Minnesota, Missouri, South Dakota and Wisconsin, and that we are relying in part upon your representations [Minnesota subscribers will not make this representation];

•             understand that the securities subscribed for have not been approved or disapproved by the Florida, Georgia, Illinois, Iowa, Kansas, Louisiana, Minnesota, Missouri, South Dakota or Wisconsin securities departments or any other regulatory authority [Minnesota subscribers will not make this representation];

•             intend to purchase the units for investment and not for resale;

•             understand that there is no present market for our units and that there are significant restrictions on the transferability of our units;

•             have been encouraged to seek the advice of your legal counsel and accountants or other financial advisers with respect to investor-specific tax and/or other considerations relating to the purchase and ownership of our units [Minnesota subscribers will not make this representation];

•             have received a copy of our amended and restated member control agreement and understand that upon closing the escrow, you and the membership units will be bound by the member control agreement;

•             understand that our units are subject to substantial restrictions on transfer and that in order to sell the units an investor must sell or distribute them pursuant to the terms of the member control agreement, and the requirements of the Securities Act of 1933, as amended, and applicable state securities laws;

•             meet the suitability test outlined in the agreement;

•                  is capable of bearing the economic risk of the investment, including the possible total loss of the investment [Minnesota    subscribers will not make this representation];

•             understand that we will place a restrictive legend on any certificate representing any unit;

•             understand that we may place a stop transfer order with its registrar and stock transfer agent (if any) covering all certificates representing any of the membership units;

•             may not transfer or assign the subscription agreement, or any of your interest herein;

•             has written your correct taxpayer identification number on the subscription agreement;

•             are not subject to back up withholding either because you have not been notified by the Internal Revenue Service (“IRS”) that you are subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified you that you are no longer subject to backup;

•             understand that execution of the attached promissory note and security agreement will allow us to pursue the obligor for payment of the amount due thereon by any legal means, including, but not limited to, acquisition of a judgment against the obligor in the event that the subscriber defaults; and

•             acknowledge that we may retain possession of certificates representing the units subscribed for to perfect our security interest in those units.

We will rely on these representations and others in determining whether you understand and have knowledge of the material terms and nature of the investment, so that we can determine whether investment is suitable for you. If we accept your subscription, we will use the information you give us in the subscription agreement for company purposes, such as tax reporting. We will use the representations regarding taxpayer information to defend ourselves if questioned by the Internal Revenue Service about your taxes. Also, if you do not fulfill your obligations under the promissory note and security agreement, we will use the applicable representations from your subscription agreement against you to show that you understood that we can take legal action for payment under the promissory note and security agreement, and/or retain possession of your membership certificate to perfect any security interest we have in the units. Finally, if you seek legal action to attempt to force us to allow an action prohibited by our member control agreement, we will use the applicable representation in your subscription agreement as evidence that you understood that you would be bound by the restrictions and provisions of the member control agreement, including the restrictions on transfers of our units.

Subscription Period

The offering must close upon the earlier occurrence of (1) our acceptance of subscriptions for units equaling the maximum amount of $60,000,000; or (2) [twelve months from the effective date of this registration statement]. However, we may close the offering any time prior to [twelve months from the effective date of this registration statement] upon the sale of the minimum aggregate offering amount of $45,000,000. If we abandon the project for any reason prior to [twelve month date], we will terminate the offering and promptly return funds to investors. Even if we successfully close the offering by selling at least the minimum number of units prior to [one year date], the offering proceeds will remain in escrow until we satisfy the conditions for releasing funds from escrow, including our receipt of a written debt financing commitment. We may admit members to Highwater Ethanol and continue to offer any remaining units to reach the maximum number to be sold until the offering closes. We reserve the right to cancel or modify the offering, to reject subscriptions for units in whole or in part and to waive conditions to the purchase of units. Additionally, in our sole discretion, we may also determine that it is not necessary to sell all available units. If we sell subscriptions for all of the available units, we have the discretion to reject any subscriptions, in whole or in part, for any reason.

This offering may be terminated for a variety of reasons, most of which are discussed in detail in the section entitled “RISK FACTORS.” In the event of termination of this offering prior to its successful closing, funds invested with us will be promptly  returned with interest, less escrow fees. Your proportional share of the escrow fees will be based on the amount of your investment and how long the investment was held in the escrow account compared to all of the other investments. If the amount of the escrow fees exceeds the amount of interest earned, we will use our seed capital proceeds to pay the remaining amount of escrow fees. The principal amount of your investment will not be used to pay escrow fees. If the offering is terminated prior to its successful closing, we intend to promptly return your investment by the close of the next business day or as soon as possible after the termination of the offering.

If you subscribe for the purchase of units, you may not withdraw your subscription at any time, either before or after we accept it. If the offering is successful, the interest earned on the escrow account will be used to cover the escrow agent’s fees. Any remaining interest will go to Highwater Ethanol. However, if we do not accept your subscription, we will promptly return your entire investment to you, plus nominal interest, less escrow fees.

Subscription Procedures

Before purchasing any units, you must complete the subscription agreement included as Exhibit C to this prospectus, draft a check payable to “Minnwest Bank, Redwood Falls, Escrow Agent for Highwater Ethanol, LLC” in the amount of not less than 10 percent of the amount due for the units for which subscription is sought, which amount will be deposited in the escrow account; sign a full recourse promissory note and security agreement for the remaining 90 percent of the total subscription price; and deliver to us these items and an executed copy of the signature page of our member control agreement.  Anytime after we receive subscriptions for the minimum offering amount of $45,000,000 and before the [twelve month date], we will mail written notice to our investors that full payment under the promissory note is due within 20 days. The promissory note will become due within 20 days the subscribers receipt of written notice from Highwater Ethanol.  In the subscription application, an investor must make representations to us concerning, among other things, that he or she has received our prospectus and any supplements, agrees to be bound by the amended and restated member control agreement and understands that the units are subject to significant transfer restrictions. The subscription application also requires information about the nature of your desired ownership, your state of residence, and your taxpayer identification or Social Security Number. We encourage you to read the subscription agreement carefully. In the event we have not reached the minimum offering amount within the twelve month term of the offering period the balance of the promissory notes will not become due and any subscription proceeds in the escrow account will be returned to investors pursuant to the terms of the escrow agreement.

Anytime after we receive subscriptions for the minimum amount of the offering, we may mail written notice to our investors that full payment under the promissory note is due within 20 days. We will deposit funds paid in satisfaction of the promissory notes into our escrow account where they will be held until we satisfy the conditions for releasing funds from escrow. Unpaid amounts will accrue nominal interest and each investor will agree to reimburse us for amounts we must spend to collect the outstanding balance. In the event that a subscriber defaults on the promissory note, we intend to pursue that defaulting subscriber for payments of the amount due by any legal means, including, but not limited to, retention of the initial 10 percent payment and acquisition of a judgment against the subscriber.

Default occurs upon the failure by the subscriber to timely pay (within 20 days of receipt of written notice from Highwater Ethanol) the outstanding balance of any amount due pursuant to the promissory note. The promissory note states that a purchase money security interest is being granted by the subscriber to Highwater Ethanol in all of the subscriber’s “now owned or hereafter acquired” membership units.  If the subscriber previously purchased units in Highwater Ethanol during the seed capital private placement, previously purchased other units in the registered offering or acquires units at some later date, the security interest will attach to those units. A security interest in the units that are the subject of the promissory note will be of little value to Highwater Ethanol given that such units will not be issued until the subscriber has actually paid for the units. The primary purpose of the promissory note is to create an enforceable obligation on the part of the subscriber to pay the outstanding balance of the purchase price for the membership units.

If you subscribe to purchase units after we have received subscriptions for the aggregate minimum offering amount of $45,000,000, you will be required to pay the full purchase price immediately upon subscription.

Rather than accepting or rejecting subscriptions as we receive them, we might not determine whether to accept or reject subscriptions until after we have received applications totaling at least $45,000,000 from investors or until a future date near the end of this offering. If we accept your subscription and meet the conditions for releasing funds from escrow, your subscription will be credited to your capital account in accordance with our amended and restated member control agreement and we will issue to you a membership unit certificate signifying the ownership of your membership units. If we reject your subscription, we will return your subscription, check, and signature page within thirty days of rejection.

Pursuant to our member control agreement, no person may become a member without the approval of the board of governors.  Membership units will be issued to members when the funds are released from escrow.  We will not issue units to subscribers if there is an outstanding balance on the promissory note executed by the subscriber.  Therefore, the membership units will be fully paid when issued.  It is the issuance of membership units by the board that grants to the subscriber all the rights of membership and shifts the status of the subscriber to that of a member of Highwater Ethanol.

Changes in the offering’s material terms after the registration statement’s effectiveness will terminate the original offer and subscribers would then be entitled to a refund. Material changes include the following: (1) extension of the offering beyond the period of one year; (2) change in the offering price other than that disclosed in this prospectus; (3) change in the minimum purchase required of investors; (4) change in the amount of proceeds necessary to release the proceeds in escrow; and (5) material change in the application of proceeds.

If you are deemed the beneficial owners of 5 percent or more of our issued and outstanding units you may have reporting obligations under Section 13 and Section 16 of the Securities and Exchange Act. If you anticipate being a beneficial owner of 5 percent or more of our outstanding units you should consult legal counsel to determine what filing and reporting obligations may be required under the federal securities laws.

Escrow Procedures

Proceeds from subscriptions for the units will be deposited in an interest-bearing escrow account that we have established with Minnwest Bank of Redwood Falls, Minnesota, as escrow agent under a written escrow agreement. We will not release funds from the escrow account until specific conditions are satisfied. The conditions are (1) the cash subscription proceeds in the escrow account equals or exceeds $45,000,000, exclusive of interest; (2) our receipt of a written debt financing commitment for debt financing ranging from approximately 48,320,000 to $63,320,000, depending on the amount necessary to fully capitalize the project; (3) we have signed a definitive design build agreement with Fagen, Inc.; (4) we have been issued the environmental permits necessary to construct the ethanol plant; (5) we elect, in writing, to terminate the escrow agreement; (6) we have sent an affidavit prepared by our escrow agent to the states in which our units are registered stating that conditions (1), (2), (3), (4) and (5) have been met and shall have provided to the Commissioner of the Minnesota Department of Commerce documentation that the foregoing conditions have been met; and (7) we obtain consents to releasing funds from escrow from each state securities department from which such consent is required provided, however, that none of the funds, regardless of the state of residence of the investor contributing such funds, shall be released until the Commissioner of the Minnesota Department of Commerce has authorized the release of the Deposited Funds. The escrow agent must receive cash payments equal to the 90 percent balance of the aggregate minimum offering amount no later than one year after the effective date of our registration statement prior to releasing funds from escrow.  If, at the end of the one-year period, cash proceeds deposited with the escrow agent do not equal the aggregate minimum offering amount of $45,000,000, the escrow agreement must terminate and the cash deposits must be promptly returned to the purchasers.

Before we release funds from escrow, we must secure a written debt financing commitment. You should be aware that a commitment for debt financing is not a binding loan agreement and the lender may not be required to provide us the debt financing as set forth in the commitment. A commitment is an agreement to lend subject to certain terms and conditions. It is also subject to the negotiation, execution, and delivery of loan and loan-related documentation satisfactory to the lender. Therefore, even if we sell the aggregate minimum number of units prior to [twelve months from the effective date of this registration statement] and receive a debt financing commitment, we may not satisfy the loan commitment conditions before the offering closes, or at all. If this occurs, we have three alternatives:

•             Begin construction of the plant using all or a part of the equity funds raised while we seek another debt financing source;

•             Hold the equity funds raised indefinitely in an interest-bearing account while we seek another debt financing source; or

•             Promptly return the equity funds, if any, to investors with accrued interest, after deducting the currently indeterminate expenses of operating our business or partially constructing the plant before we return the funds.

In addition to holding funds in one or more bank accounts, we will invest the escrow funds in short-term certificates of deposit issued by a bank and/or short-term securities issued by the United States government. Even if we are successful in releasing funds from escrow, we intend to allow the offering to continue until [twelve months from date of effectiveness of this registration statement] or some earlier date, at our discretion. If we sell units for the aggregate minimum offering price of $45,000,000 prior to [twelve months from the effective date of this registration statement], we may demand and collect the balance of the purchase price payable on these units after [twelve months from the effective date of this registration statement]. We may terminate the offering prior to closing the offering in which event we will return your investment along with your portion of the total interest earned on the account by the close of the next business day or as soon as possible after the termination of the offering under the following scenarios:

•            if we determine in our sole discretion to terminate the offering prior to [twelve months from effective date of this registration statement]; or

•            if we do not raise the $45,000,000 minimum aggregate offering amount by [twelve months from effective date of this registration statement].

For its service as escrow agent, we expect to pay Minnwest Bank of Redwood Falls, Minnesota an administration fee as well as transaction fees and fees for filing tax form 1099.  In the event we return the investments to the investors, we anticipate that we will pay our escrow bank a fee for 1099 filings, plus a transaction fee per subscriber and a 1099 filing fee per subscriber. The principal amount of your investment and your pro rata share of interest will not be used to pay escrow fees. Any escrow fees will be borne by the Company with other funds.

Delivery of Unit Certificates

If we satisfy the conditions for releasing funds from escrow, we will issue certificates for the units subscribed in the offering upon such release. Unless otherwise specifically provided in the subscription agreement, we will issue certificates for any subscription signed by more than one subscriber as joint tenants with full rights of survivorship. We will imprint the certificates with a conspicuous legend referring to the restrictions on transferability and sale of the units. See “DESCRIPTION OF MEMBERSHIP UNITS - Restrictive Legend on Membership Certificates.”

Summary of Promotional and Sales Material

In addition to and apart from this prospectus, we may use certain sales material in connection with this offering. The material may include a brochure, internet website, question-and-answer booklet, speech for public seminars, invitations to seminars, news articles, public advertisements and audio-visual materials. In certain jurisdictions, such sales materials may not be available. This offering is made only by means of this prospectus and other than as described herein, we have not authorized the use of any other sales material. Although the information contained in such sales materials does not conflict with any of the information contained in this prospectus, such material does not purport to be complete and should not be considered as a part of this prospectus or of the registration statement of which this prospectus is a part, or as incorporated in this prospectus or the registration statement by reference.

DESCRIPTION OF MEMBERSHIP UNITS

We are offering one class of securities. If we accept your subscription agreement, you will be both a holder of units and a member of the limited liability company. As a unit holder, you will be entitled to certain economic rights, such as the right to the distributions that accompany the units. As a member of the limited liability company, you will be entitled to certain other rights, such as the right to vote at our member meetings. If your membership in the company is terminated or if you transfer your units without the company’s approval, the role of unit holder may be separated from the role of member. The separation of such roles may include the loss of certain rights, such as voting rights. See “Separable Interests” below for greater detail about the loss of membership.

Membership Units

Ownership rights in us are evidenced by units. There is one class of membership units in Highwater Ethanol. Each unit represents a pro rata ownership interest in our capital, profits, losses and distributions. Unit holders who are also members have the right to vote and participate in our management as provided in the member control agreement. We maintain a membership register at our principal office setting forth the name, address, capital contribution and number of units held by each member.

Restrictive Legend on Membership Certificate

We will place restrictive legends on your membership certificate or any other document evidencing ownership of our units. The language of the legend will be similar to the following:

THE TRANSFERABILITY OF THE MEMBERSHIP UNITS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED.  SUCH UNITS MAY NOT BE SOLD, ASSIGNED, OR TRANSFERRED, AND NO ASSIGNEE, VENDEE, TRANSFEREE OR ENDORSEE THEREOF WILL BE RECOGNIZED AS HAVING ACQUIRED ANY SUCH UNITS FOR ANY PURPOSES, UNLESS AND TO THE EXTENT SUCH SALE, TRANSFER, HYPOTHECATION, OR ASSIGNMENT IS PERMITTED BY, AND IS COMPLETED IN STRICT ACCORDANCE WITH, APPLICABLE FEDERAL AND STATE LAW AND THE TERMS AND CONDITIONS SET FORTH IN THE MEMBER CONTROL AGREEMENT OF THE COMPANY, AS AMENDED FROM TIME TO TIME.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, OFFERED FOR SALE OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS.

Voting Limitations

Each member is entitled to one vote per unit owned. Members may vote units in person or by proxy at a meeting of the unit holders, on all matters coming before a member vote. Members do not have cumulative voting or pre-emptive rights.

Separable Interests

Although we are managed by our governors, our amended and restated member control agreement provides that certain transactions, such as amending our amended and restated member control agreement or dissolving the company, require member approval. Each member has the following rights:

•             To receive a share of our profits and losses;

•             To receive distributions of our assets, if and when declared by our governors;

•             To participate in the distribution of our assets in the event we are dissolved or liquidated;

•             To access information concerning our business and affairs at our place of business; and

•             To vote on matters coming before a vote of the members.

Our amended and restated member control agreement provides that if your membership is terminated, regardless of whether you transfer your units or we admit a substitute member, then you will lose all your rights to vote your units and the right to access information concerning our business and affairs at our place of business. Under our member control agreement, information that will be available exclusively to members includes state and federal tax returns and a current list of the names, addresses and capital account information of each member and unit holder. This information is available upon request by a member for purposes reasonably related to that person’s interest as a member. In addition, a member’s use of this information is subject to certain safety, security and confidentiality procedures established by us.

Unit holders who have only economic rights in our units but not voting rights will continue to have the right to a share of our profits and losses and the right to receive distributions of our assets and to participate in the distribution of our assets in the event we are dissolved or liquidated. Unit holders will also have access to company information that is periodically submitted to the Securities and Exchange Commission. See “DESCRIPTION OF BUSINESS.”

If you are an individual, you will cease to be a member upon your death or if you have been declared incompetent by a court of law. If you are a corporation, trust, limited liability company, or partnership, you will cease to be a member at the time your existence is terminated. If you are an estate, then your membership will terminate when the fiduciary of the estate distributes all of your units. Accordingly, it is possible to be a unit holder of Highwater Ethanol, but not a member.

If you transfer your units, and the transfer is permitted by the member control agreement, or has been approved by the board of governors, then the transferee will be admitted as a new member of Highwater Ethanol only if the transferee:

•             Agrees to be bound by our member control agreement;

•             Pays or reimburses us for legal, filing and publication costs that we incur relating to admitting such transferee as a new member, if any;

•             Delivers, upon our request, any evidence of the authority such person or entity has to become a member of Highwater Ethanol; and

•             Delivers, upon our request, any other materials needed to complete transferee’s transfer.

The board of governors, in its discretion, may prohibit the transferee from becoming a member if he or she does not comply with these requirements.

Distributions

Distributions are payable at the discretion of our board of governors, subject to the provisions of the Minnesota Limited Liability Company Act, our amended and restated member control agreement and the requirements of our creditors. Our board has no obligation to distribute profits, if any, to members. We have not declared or paid any distributions on our units. Minnesota law prohibits us from making distributions to our members if the fair market value of our assets would be less than our liabilities after the distribution.

Unit holders are entitled to receive distributions of cash or property if and when a distribution is declared by our governors. Distributions will be made to investors in proportion to the number of units investors own as compared to all of our units that are then issued and outstanding. Our governors have the sole authority to authorize distributions based on available cash (after payment of expenses and resources), however, we will attempt to distribute an amount approximating the additional federal and state income tax attributable to investors as a result of profits allocated to investors.

We do not expect to generate revenues until the proposed plant is operational. After operation of the proposed plant begins, we anticipate, subject to any loan covenants or restrictions with our senior and subordinated lenders, distributing a portion of our net cash flow to our members in proportion to the units held and in accordance with our member control agreement. By net cash flow, we mean our gross cash proceeds received less any portion, as determined by our governors in their sole discretion, used to pay or establish reserves for our expenses, debt payments, capital improvements, replacements and contingencies. Our board may elect to retain future profits to provide operational financing for the plant, debt retirement and possible plant expansion or other business expansion opportunities.

We do not know the amount of cash that we will generate, if any, once we begin operations. At the start, we will generate no revenues and do not expect to generate any operating revenue until the proposed ethanol plant is operating fully. Cash distributions are not assured, and we may never be in a position to make distributions. Whether we will be able to generate sufficient cash flow from our business to make distributions to members will depend on numerous factors, including:

•             Successful and timely completion of construction since we will not generate any revenue until our plant is constructed and operational;

•             Required principal and interest payments on any debt and compliance with applicable loan covenants which will reduce the amount of cash available for distributions;

•             Our ability to operate our plant at full capacity which directly impacts our revenues;

•             Adjustments and amounts of cash set aside for reserves and unforeseen expenses; and

•             State and federal regulations and subsidies, and support for ethanol generally which can impact our profitability and the cash available for distributions.

Capital Accounts and Contributions

The purchase price paid for our units constitutes a capital contribution for purposes of becoming a unit holder and will be credited to your capital account. As a unit holder, your capital account will be increased according to your share of our profits and other applicable items of income or gain specially allocated to you pursuant to the special allocation rules described below. In addition, we will increase your capital account for the amount of any of our liabilities that are assumed by you or are secured by any property which we distribute to you. We will decrease your capital account for your share of our losses and other applicable items of expenses or losses specially allocated to you pursuant to the special allocation rules described below. We will also decrease your capital account in an amount equal to the value of any property we distribute to you. In addition, we will decrease your capital account for the amount of any of your liabilities that are assumed by us or are secured by property you have contributed to us. In the event you transfer your units and we have approved such transfer, then your capital account, to the extent it relates to the units transferred, will be transferred to the transferee. Our amended and restated member control agreement does not require you to make additional capital contributions to us. Interest will not accrue on your capital contributions, and you have no right to withdraw or be repaid your capital contributions made to us.

Allocation of Profits and Losses

Except as otherwise provided in the special allocation rules described below, profits and losses that we recognize will be allocated to you in proportion to the number of units you hold. Our profits and losses will be determined by our governors on either a daily, monthly, quarterly or other basis permitted under the Internal Revenue Code, as amended, and corresponding Treasury Regulations.

Special Allocation Rules

The amount of profits and losses that we allocate to you is subject to a number of exceptions referred to as special allocations. These include special allocations required by the Internal Revenue Code and Treasury Regulations aimed at highly leveraged limited liability companies that allocate taxable losses in excess of a unit holder’s actual capital contributions. Our amended and restated member control agreement also requires that our governors make offsetting special allocations in any manner they deem appropriate that, after such offsetting allocations are made, each Unit holder’s capital account balance is equal to the capital account balance that that unit holder would have had if special allocations required by the Internal Revenue Code and Treasury Regulations were not made to that unit holder’s capital account.

Restrictions on Transfers of Units

The units will be subject to certain restrictions on transfers pursuant to our member control agreement. In addition, transfers of the units may be restricted by state securities laws. As a result, investors may not be able to liquidate their investments in the units and therefore may be required to assume the risks of investing in us for an indefinite period of time. Investment in us should be undertaken only by those investors who can afford an illiquid investment.

We have restricted the ability to transfer units to ensure that the Internal Revenue Service does not deem Highwater Ethanol to be a “publicly traded partnership” which results in corporate taxation. Under our member control agreement, no transfer may occur without the approval of the board of governors. Further, the board of governors will only permit transfers that fall within “safe harbors” contained in the publicly traded partnership rules under the Internal Revenue Code, to include the following:

•             Transfers by gift to the member’s spouse and/or descendants;

•             Transfers upon the death of a member;

•             Certain other transfers provided that for the applicable tax year, the transfers in the aggregate do not exceed two percent of the total outstanding units; and

•             Transfer through a Qualified Matching Service.

Transfers made through a Qualified Matching Service are limited to no more than 10 percent of the total outstanding units during a tax year. The 10 percent limit does not include private transfers, which are not limited in number, but does include certain other transfers subject to the two percent limit.

Any transfer in violation of the publicly traded partnership requirements or our amended and restated member control agreement will be null and void. Furthermore, there is no public or other market for these securities. We do not anticipate such a market will develop.

The units are unsecured equity interests in Highwater Ethanol and are subordinate in right of payment to all of our current and future debt. In the event of our insolvency, liquidation, dissolution or other winding up of our affairs, all of our debts, including winding-up expenses, must be paid in full before any payment is made to the unit holders. There is no assurance that there would be any remaining funds for distribution to the unit holders, after the payment of all of our debts.

SUMMARY OF OUR MEMBER CONTROL AGREEMENT

Binding Nature of the Agreement

We will be governed primarily according to the provisions of our amended and restated member control agreement and the Minnesota Limited Liability Company Act. Among other items, our amended and restated member control agreement contains provisions relating to the election of governors, restrictions on transfers, member voting, and other company governance matters. If you invest in Highwater Ethanol, you will be bound by the terms of this agreement. Its provisions may not be amended without the approval of the affirmative vote of the holders of a majority of the units constituting a quorum, represented either in person or by proxy or mail ballot, at any regular or special meeting of the members.

Management

The number of initial governors of Highwater Ethanol shall be a minimum of seven and a maximum of fifteen. Information about our current governors, their business experience, and their terms are set out in further detail in “GOVERNORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS.” See “GOVERNORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS” for information regarding the election of our governors beginning with the first annual or special meeting after the plant is substantially operational.  The amended and restated member control agreement also provides that officers and governors can only purchase the Company’s securities being sold to the public at a price equal to that paid by unaffiliated purchasers.

Governors are elected by plurality vote of the members which means that the nominees receiving the greatest number of votes relative to all other nominees are elected as governors.

Nominations for governors may be made by the nominating committee of the board of governors or by the board of governors as a whole. Members may also nominate candidates for our board by giving advance written notice to Highwater Ethanol with information about the nominee and the nominating member.

The board of governors controls virtually all of our affairs. We do not expect to develop a vacancy on the board of governors until after substantial completion of the plant.

Our amended and restated member control agreement is unlike the articles of incorporation or bylaws of typical public companies whose shares trade on NASDAQ or a stock exchange. Our units do not trade on an exchange and we are not governed by the rules of NASDAQ or a stock exchange concerning company governance.

The governors must elect a chairman who will preside over any meeting of the board of governors, and a vice-chairman who shall assume the chairman’s duties in the event the chairman is unable to act.

According to our member control agreement, the governors may not take certain actions without the consent of the members. See “SUMMARY OF OUR AMENDED AND RESTATED MEMBER CONTROL AGREEMENT - Members’ Meetings and Other Members’ Rights.”

Replacement of Governors

See “GOVERNORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS” for a description of the staggering of the terms of our governors beginning with the first member meeting following substantial completion of the plant.

Replacement governors may be nominated either by the board of governors or by the members provided that the members also meet other requirements, all of which are described in our member control agreement. In order for a petition to be considered timely, it must be delivered to our secretary not more than 90 days, nor less than 45 days prior to the first day of the month corresponding to the previous year’s annual meeting.

Members’ Meetings and Other Members’ Rights

There will be an annual meeting of members at which the board of governors will give our annual company report. Members will address any appropriate business including the election of governors to those governor seats becoming vacant under the then adopted staggered term format. In addition, members owning an aggregate of 10 percent of the units may demand in writing that the board call a special meeting of members for the purpose of addressing appropriate member business. The board of governors may also call a special meeting of members at any time.

Member meetings shall be at the place designated by the board or members calling the meeting. Members of record will be given notice of member meeting neither more than 60 days nor less than 15 days in advance of such meetings.

In order to take action at a meeting, members holding at least 50 percent of the outstanding units must be represented in person, by proxy or by mail ballot. Voting by proxy or by mail ballot shall be permitted on any matter if it is authorized by our governors. Assuming a quorum is present, members take action by a vote of the majority of the units represented at the meeting (in person, by proxy or by mail ballot) and entitled to vote on the matter, unless the vote of a greater or lesser proportion or numbers is otherwise required by our amended and restated member control agreement or by the Minnesota Limited Liability Company Act. Our amended and restated member control agreement requires the vote of a greater number of units on the following matters:

•             the affirmative vote of a 75 percent majority in interest is necessary to dissolve, wind up and liquidate Highwater Ethanol;

•             a proposed amendment to the amended and restated member control agreement requires the affirmative vote of a majority of the membership voting interests constituting the quorum;

•             no amendment to the amended and restated member control agreement shall be approved without the consent of each member adversely affected if such amendment would modify the limited liability of a member or alter the membership financial rights of a member.

There are no other instances where the vote of a greater or lesser proportion or number is otherwise required by the Minnesota Limited Liability Company Act.

Additionally, according to our member control agreement, the governors may not take the following actions without the unanimous consent of the members:

•             cause or permit Highwater Ethanol to engage in any activity that is inconsistent with our purposes;

•             knowingly act in contravention of the amended and restated member control agreement or act in a manner that would make it impossible for us to carry on our ordinary business, except as otherwise provided in the member control agreement;

•             possess our property or assign rights in specific company property other than for our purpose; or

•             cause us to voluntarily take any action that would cause our bankruptcy.

In addition, without the consent of a majority of the membership voting interests the governors do not have the authority to cause the company to:

•             merge, consolidate, exchange or otherwise dispose of at one time, all or substantially all of our property, except for a liquidating sale of the property in connection with our dissolution;

•             issue units at a purchase price that is less than $5,000 per unit;

•             issue more than an aggregate of 10,000 units; or

•             cause us to acquire any equity or debt securities of any governor or any of its affiliates, or otherwise make loans to any governor or any of its affiliates.

For the purpose of determining the members entitled to notice of or to vote at any members’ meeting, the date on which notice of the meeting is mailed (or otherwise delivered) or the date on which the resolution declaring the distribution is adopted, as the case may be, shall be the record date for determination of the members.

Members do not have dissenter’s rights. This means that in the event we merge, consolidate, exchange or otherwise dispose of all or substantially all of our property, unit holders do not have the right to dissent and seek payment for their units.

We will maintain our books, accountings and records at our principal office. A member may inspect them during normal business hours. Our books and accountings will be maintained in accordance with generally accepted accounting principles.

Unit Transfer Restrictions

A unit holder’s ability to transfer units is restricted under the member control agreement. Unit holders may not transfer their units prior to the time that our ethanol plant is substantially operational unless such transfer is:

•             To the investor’s administrator or trustee to whom such units are transferred involuntarily by operation of law, such as death; or

•             Made without consideration to or in trust for the investor’s descendants or spouse.

Once we begin substantial operation of the proposed ethanol plant, investors may transfer their units to any person or organization only if the transfer meets certain conditions imposed by our amended and restated member control agreement and the transfer:

•             has been approved by our governors in writing and accordance with the terms of the member control agreement; or

•             is made to any other member or to any affiliate or related party of another member or the transferring member.

Our amended and restated member control agreement imposes the following conditions on transfers, all of which must be met prior to the board’s approval of a transfer:

•             The transferring member and the proposed recipient of the units must execute and deliver the necessary paperwork and documents to us;

•             The transferring member and the proposed recipient must pay all reasonable costs and expenses incurred by us in connection with the transfer;

•             The proposed recipient must provide us with his/her/its taxpayer identification number and other information reasonably required to permit us to file tax statements and returns;

•             The transferring member or proposed recipient must provide us with a legal opinion letter stating that the units are either registered under the Securities Act of 1933, or exempt from registration; and

•             The transferring member or proposed recipient must provide us with a legal opinion letter stating that the transfer will not cause the us to be an investment company under the Investment Company Act of 1940.

To maintain partnership tax status, the units may not be traded on an established securities market or readily tradable on a secondary market. We do not intend to list the units on the New York Stock Exchange, the NASDAQ Stock Market or any other stock exchange. To help ensure that a market does not develop, our amended and restated member control agreement prohibits transfers without the approval of the governors. The governors will generally approve transfers so long as the transfers fall within “safe harbors” contained in the publicly traded partnership rules under the Internal Revenue Code. See DESCRIPTIONS OF MEMBERSHIP UNITS - Restrictions on Unit Transfers” for a description of the safe harbors.

If any person transfers units in violation of the publicly traded partnership rules or without our prior consent, the transfer will be null and void. These restrictions on transfer could reduce the value of an investor’s units.

Amendments

Our amended and restated member control agreement may be amended by the affirmative vote of the holders of a majority of the units constituting a quorum, represented either in person or by proxy or mail ballot, at any regular or special meeting of the members. No amendment modify the liability of a member, without that member’s consent.

Dissolution

Our amended and restated member control agreement provides that a voluntary dissolution of Highwater Ethanol may be affected only upon the prior approval of a 75% super majority of all units entitled to vote.

FEDERAL INCOME TAX CONSEQUENCES OF OWNING OUR UNITS

This section of the prospectus describes the material federal income tax risks and consequences of your participation in Highwater Ethanol. No information regarding state and local taxes is provided. Each prospective member should consult his or her own tax advisor concerning the impact that his or her investment in Highwater Ethanol may have on his or her federal income tax liability and the application of state and local income and other tax laws to his or her investment in Highwater Ethanol. Although we will furnish unit holders with such information regarding Highwater Ethanol as is required for income tax purposes, each unit holder will be responsible for preparing and filing his or her own tax returns.

The following discussion of the tax aspects of an investment in our units is based on the Internal Revenue Code of 1986, as amended (the “Code”), existing Treasury Department regulations (“Regulations”), and administrative rulings and judicial decisions interpreting the Code. Significant uncertainty exists regarding certain tax aspects of limited liability companies. Such uncertainty is due, in part, to continuing changes in federal tax law that have not been fully interpreted through regulations or judicial decisions. Tax legislation may be enacted in the future that will affect Highwater Ethanol and a unit holder’s investment in Highwater Ethanol. Additionally, the interpretation of existing law and regulations described here may be challenged by the Internal Revenue Service during an audit of our information return. If successful, such a challenge likely would result in adjustment of a unit holder’s individual return.

The tax opinion contained in this section and the opinion attached as exhibit 8.1 to the registration statement constitute the opinion of our tax counsel, Brown, Winick, Graves, Gross, Baskerville & Schoenebaum, P.L.C., regarding our classification for federal income tax purposes and the taxation of investors on their allocable share of the Company’s income, gains, losses and deductions recognized by the Company without regard to cash distributions. An opinion of legal counsel represents legal counsel’s professional judgment regarding the subject matter of the opinion, but is not an undertaking to defend any indicated result should that result be challenged by the Internal Revenue Service.  This opinion is in no way binding on the Internal Revenue Service or on any court of law.

The statements and legal conclusions contained in this section regarding federal income tax consequences of owning our units as a result of our partnership tax classification are the opinions of our tax counsel. The tax consequences to us and our members are highly dependent on matters of fact that may occur at a future date.  This section is based on the assumptions and qualifications stated or referenced in this section. No rulings have been or will be requested from the Internal Revenue Service concerning any of the tax matters we describe. Accordingly, you should know that the opinion of our tax counsel is in no way binding on the Internal Revenue Service or any court of law. The Internal Revenue Service or a court may disagree with the following discussion or with any of the positions taken by us for federal income tax reporting purposes, and the opinion of our tax counsel may not be sufficient for an investor to use for the purpose of avoiding penalties relating to a substantial understatement of income tax under Section 6662(d). See “FEDERAL INCOME TAX CONSEQUENCES OF OWNING OUR UNITS - Interest on Underpayment of Taxes; Accuracy-Related Penalties; Negligence Penalties” below.

Investors are urged to consult their own tax advisors with specific reference to their own tax and financial situations, including the application and effect of state, local and other tax laws, and any possible changes in the tax laws after the date of this prospectus. This section is not to be constructed as a substitute for careful tax planning.

Partnership Status

Under Treasury regulations, known as “check-the-box” regulations, an unincorporated entity such as a limited liability company will be taxed as partnership unless the entity is considered a publicly traded limited partnership or the entity affirmatively elects to be taxed as a corporation.  It is the opinion of Brown, Winick, Graves, Gross, Baskerville and Schoenebaum, P.L.C. that we will be treated as a partnership for federal income tax purposes. This means that we will not pay any federal income tax and the unit holders will pay tax on their shares of our net income.

We will not elect to be taxed as a corporation and will endeavor to take steps as are feasible and advisable to avoid classification as a publicly traded limited partnership. Congress has shown no inclination to adopt legislation that would jeopardize the tax classification of the many entities that have acted in reliance on the check-the-box regulations.

As a partnership, if we fail to qualify for partnership taxation, we would be treated as a “C corporation” for federal income tax purposes. As a C corporation, we would be taxed on our taxable income at corporate rates, currently at a maximum rate of 35 percent. Distributions would be taxed again to unit holders as corporate dividends. In addition, unit holders would not be required to report their shares of our income, gains, losses or deductions on their tax returns until such are distributed. Because a tax would be imposed upon us as a corporate entity, the cash available for distribution to unit holders would be reduced by the amount of tax paid, in which case the value of the units would be reduced.

Publicly Traded Partnership Rules

To qualify for taxation as a partnership, we cannot be a publicly traded partnership under Section 7704 of the Internal Revenue Code. Section 7704 provides that a partnership will be classified as a publicly traded partnership and will be taxed as a corporation if its interests are:

•             Traded on an established securities market; or

•             Readily tradable on a secondary market or the substantial equivalent.

Although there is no legal authority on whether a limited liability company is subject to these rules, in the opinion of our counsel, we are subject to testing under the publicly traded partnership rules because we elected to be classified and taxed as a partnership.

We will seek to avoid being treated as a publicly traded partnership. Under Section 1.7704-1(d) of the Treasury Regulations, interests in a partnership are not considered traded on an established securities market or readily tradable on a secondary market unless the partnership participates in the establishment of the market or the inclusion of its interests in a market, or the partnership recognizes any transfers made on the market by redeeming the transferor partner or admitting transferee as a partner.

We do not intend to list the units on the New York Stock Exchange, the NASDAQ Stock Market or any other stock exchange. In addition, our amended and restated member control agreement prohibits any transfer of units without the approval of our governors. Our governors intend to approve transfers that fall within safe harbor provisions of the Treasury Regulations, so that we will not be classified as a publicly traded partnership. These safe harbor provisions provide that the units will not be treated as readily tradable on a secondary market, or the substantial equivalent, if the interests are transferred:

•             In “private” transfers;

•             Pursuant to a qualified matching service; or

•             In limited amounts that satisfy a 2 percent test.

Private transfers include, among others:

•             Transfers by gifts in which the transferee’s tax basis in the units is determined by reference to the transferor’s tax basis in the interests transferred;

•             Transfers at death, including transfers from an estate or testamentary trust;

•             Transfers between members of a family as defined in Section 267(c)(4) of the Internal Revenue Code;

•             Transfers from retirement plans qualified under Section 401(a) of the Internal Revenue Code or an IRA; and

•             “Block transfers.” A block transfer is a transfer by a unit holder and any related persons as defined in the Internal Revenue Code in one or more transactions during any thirty-calendar-day period of units that in the aggregate represents more than two percent of the total interests in partnership capital or profits.

Transfers through a qualified matching service are also disregarded in determining whether interests are readily tradable. A matching service is qualified only if:

•             It consists of a computerized or printed system that lists customers’ bid and/or ask prices in order to match unit holders who want to sell with persons who want to buy;

•             Matching occurs either by matching the list of interested buyers with the list of interested sellers or through a bid and ask process that allows interested buyers to bid on the listed interest;

•             The seller cannot enter into a binding agreement to sell the interest until the 15th calendar day after his interest is listed, which time period must be confirmable by maintenance of contemporaneous records;

•             The closing of a sale effectuated through the matching service does not occur prior to the 45th calendar day after the interest is listed;

•             The matching service displays only quotes that do not commit any person to buy or sell an interest at the quoted price (nonfirm price quotes), or quotes that express an interest in acquiring an interest without an accompanying price (nonbinding indications of interest), and does not display quotes at which any person is committed to buy or sell an interest at the quoted price;

•             The seller’s information is removed within 120 days of its listing and is not reentered into the system for at least 60 days after its deletion; and

•             The sum of the percentage interests transferred during the entity’s tax year, excluding private transfers, cannot exceed ten percent of the total interests in partnership capital or profits.

In addition, interests are not treated as readily tradable if the sum of the percentage of the interests transferred during the entity’s tax year, excluding private transfers, do not exceed two percent of the total interests in partnership capital or profits. We expect to use a combination of these safe harbor provisions to avoid being treated as a publicly traded partnership.

After we commence operations, we may decide to implement a qualified matching service in order to provide a mechanism for our members to transfer limited quantities of our membership units. A qualified matching service typically involves the use of a computerized or printed listing system that lists customers’ bids and/or ask prices to match members who want to dispose of their membership interests with persons who want to buy such interests. If we decide to do so, in addition to the tax laws described above, we must also comply with securities laws and rules regarding exemption from registration as a broker-dealer. Alternatively, we may determine to use an alternative trading service to handle qualified matching service matters for us. If we manage a qualified matching service ourselves, we will not undertake activities that are allowed by the tax laws, if such activities would disqualify us for exemption from registration as a broker-dealer. For example, while the tax rules allow interested buyers and interested sellers to locate each other via a qualified matching service, we could not directly participate in the match making without registering as a broker-dealer. We have no intention of registering as a broker-dealer. Therefore, among other restrictions, we must not have any involvement in matching interested buyers with interested sellers. This may make it difficult for our members to find buyers for their units.

Tax Treatment of Our Operation; Flow-Through Taxable Income and Loss; Use of Calendar Year

We will pay no federal income tax. Instead, as unit holders, investors will be required to report on their income tax return their allocable share of the income, gains, losses and deductions we have recognized without regard to whether they receive cash distributions.

Because we will be taxed as a partnership, we will have our own taxable year that is separate from the taxable years of our unit holders. Unless a business purpose can be established to support a different taxable year, a partnership must use the “majority interest taxable year” which is the taxable year that conforms to the taxable year of the holders of more than 50 percent of its interests. In this case, the majority interest taxable year is the calendar year.

Tax Consequences to Our Unit Holders

As a unit holder, for your taxable year with which or within which our taxable year ends you will be required to report on your own income tax return, your distributive share of our income, gains, losses and deductions regardless of whether you receive any cash distributions. To illustrate, a unit holder reporting on a calendar year basis will include his or her share of our 2006 taxable income or loss on his or her 2006 income tax return. A unit holder with a September 30 fiscal year will report his share of our 2006 taxable income or loss on his income tax return for the fiscal year ending September 30, 2007. We will provide each unit holder with an annual Schedule K-1 indicating such holder’s share of our income, loss and separately stated components.

Tax Treatment of Distributions

Distributions made by us to a unit holder will not be taxable to the unit holder for federal income tax purposes as long as distributions do not exceed the unit holder’s basis in his units immediately before the distribution, provided the distribution is not treated as a guaranteed payment under Section 707(c), a payment to a unit holder not in his or her capacity as a unit holder under Section 707(a), or a distribution subject to the disguised sale rules of Section 737 of the Internal Revenue Code. Cash distributions in excess of unit basis, which is unlikely to occur, are treated as gain from the sale or exchange of the units under the rules described below for unit dispositions.

Initial Tax Basis of Units and Periodic Basis Adjustments

Under Section 722 of the Internal Revenue Code, investors’ initial basis in the units investors purchase will be equal to the sum of the amount of money investors paid for investors’ units. Here, an investor’s initial basis in each unit purchased will be $10,000.

An investor’s’ initial basis in the units will be increased to reflect the investor’s distributive share of our taxable income, tax-exempt income, gains and any increase in the investor’s share of recourse and qualified non-recourse indebtedness. If the investor makes additional capital contributions at any time, the adjusted basis of the investor’s units will be increased by the amount of any cash contributed or the adjusted basis in any property contributed if additional units are not distributed to investors.

The basis of an investor’s units will be decreased, but not below zero, by:

•             The amount of any cash we distribute to the investors;

•             The basis of any other property distributed to the investor;

•             The investor’s distributive share of losses and nondeductible expenditures that are “not properly chargeable to capital account;” and

•             Any reduction in the investor’s share of certain items of our debt.

The unit basis calculations are complex. A member is only required to compute unit basis if the computation is necessary to determine his tax liability, but accurate records should be maintained. Typically, basis computations are necessary at the following times:

•             The end of a taxable year during which we suffered a loss, for the purpose of determining the deductibility of the member’s share of the loss;

•             Upon the liquidation or disposition of a member’s interest, or

•             Upon the non-liquidating distribution of cash or property to an investor, in order to ascertain the basis of distributed property or the taxability of cash distributed.

Except in the case of a taxable sale of a unit or Highwater Ethanol’s liquidation, exact computations usually are not necessary. For example, a unit holder who regularly receives cash distributions that are less than or equal to his or her share of our taxable income will have a positive unit basis at all times. Consequently, no computations are necessary to demonstrate that cash distributions are not taxable under Section 731(a)(1) of the Internal Revenue Code. The purpose of the basis adjustments is to keep track of a member’s tax investment in us, with a view toward preventing double taxation or exclusion from taxation of income items upon ultimate disposition of the units.

Deductibility of Losses; At-Risk and Passive Loss Limitations

A unit holder may deduct losses allocated to him, subject to a number of restrictions. An investor’s ability to deduct any losses we allocate to the investor is determined by applying the following three limitations dealing with basis, at-risk and passive losses:

•             Basis. An investor may not deduct an amount exceeding the investor’s adjusted basis in the investor’s units pursuant to Internal Revenue Code Section 704(d). If the investor’s share of our losses exceed the investor’s basis in the investor’s units at the end of any taxable year, such excess losses, to the extent that they exceed the investor’s adjusted basis, may be carried over indefinitely and deducted to the extent that at the end of any succeeding year the investor’s adjusted basis in the investor’s units exceeds zero.

•             At-Risk Rules. Under the “at-risk” provisions of Section 465 of the Internal Revenue Code, if an investor is an individual taxpayer, including an individual partner in a partnership, or a closely-held corporation, the investor may deduct losses and tax credits from a trade or business activity, and thereby reduce the investor’s taxable income from other sources, only to the extent the investor is considered “at risk” with respect to that particular activity. The amount an investor is considered to have “at risk” includes money contributed to the activity and certain amounts borrowed with respect to the activity for which the investor may be liable.

•             Passive Loss Rules. Section 469 of the Internal Revenue Code may substantially restrict an investor’s ability to deduct losses and tax credits from passive activities. Passive activities include activities conducted by pass-through entities, such as a limited liability company, certain partnerships or S corporations, in which the taxpayer does not materially participate.  Losses from passive activities are deductible only to the extent of the taxpayer’s income from other passive activities. Passive activity losses that are not deductible may be carried forward and deducted against future passive activity income or may be deducted in full upon disposition of a unit holder’s entire interest in us to an unrelated party in a fully taxable transaction. It is important to note that “passive activities” do not include dividends and interest income that normally is considered to be “passive” in nature. For unit holders who borrow to purchase their units, interest expense attributable to the amount borrowed will be aggregated with other items of income and loss from passive activities and subjected to the passive activity loss limitation. To illustrate, if a unit holder’s only passive activity is our limited liability company, and if we incur a net loss, no interest expense on the related borrowing would be deductible. If that unit holder’s share of our taxable income were less than the related interest expense, the excess would be nondeductible. In both instances, the disallowed interest would be suspended and would be deductible against future passive activity income or upon disposition of the unit holder’s entire interest in our limited liability company to an unrelated party in a fully taxable transaction.

Passive Activity Income

If we are successful in achieving our investment and operating objectives, investors may be allocated taxable income from us. To the extent that an investor’s share of our net income constitutes income from a passive activity, as described above, such income may be offset by the investor’s net losses and credits from investments in other passive activities.

Alternative Minimum Tax

Individual taxpayers are subject to an “alternative minimum tax” if such tax exceeds the individual’s regular income tax. Alternative minimum taxable income is the taxpayer’s adjusted gross income increased or decreased by the amount of certain adjustments and preference items. We may generate preference items affecting a member’s alternative minimum taxable income. Depending on a member’s other items of income, gain, loss, deduction and credit, the impact of the alternative minimum tax on a member’s overall federal income tax liability may vary from no impact to a substantial increase in tax. Accordingly, each prospective investor should consult with his tax advisor regarding the impact of an investment in Highwater Ethanol on the calculation of his alternative minimum tax, as well as on his overall federal income tax liability.

Allocations of Income and Losses

Your distributive share of our income, gain, loss or deduction for federal income tax purposes is determined in accordance with our member control agreement. Under Section 704(b) of the Internal Revenue Code, however, the Internal Revenue Service will respect our allocation, or a portion of it, only if it either has “substantial economic effect” or is in accordance with the “partner’s interest in the partnership.” If the allocation or portion thereof contained in our amended and restated member control agreement does not meet either test, the Internal Revenue Service may reallocate these items in accordance with its determination of each member’s economic interest in us. Treasury Regulations contain guidelines as to whether partnership allocations have substantial economic effect. The allocations contained in the amended and restated member control agreement are intended to comply with the Treasury Regulations’ test for having substantial economic effect. New unit holders will be allocated a proportionate share of income or loss for the year in which they became unit holders. The amended and restated member control agreement permits our governors to select any method and convention permissible under Internal Revenue Code Section 706(d) for the allocation of tax items during the time any person is admitted as a unit holder. In addition, the amended and restated member control agreement provides that upon the transfer of all or a portion of a unit holder’s units, other than at the end of the fiscal year, the entire year’s net income or net loss allocable to the transferred units will be apportioned between the transferor and transferee.

Tax Consequences Upon Disposition of Units

Gain or loss will be recognized on a sale of our units equal to the difference between the amount realized and the unit holder’s basis in the units sold. The amount realized includes cash and the fair market value of any property received plus the member’s share of certain items of our debt. Although unlikely, since certain items of our debt are included in an investor’s basis, it is possible that an investor could have a tax liability upon the sale of the investor’s units that exceeds the proceeds of sale.

Except as noted below, gain or loss recognized by a unit holder on the sale or exchange of a unit held for more than one year will be taxed as long-term capital gain or loss. However, to the extent the amount realized on the sale or exchange is attributable to unrealized receivables or inventory owned by us, such amount realized will not be treated as realized from the sale of a capital asset and will give rise to ordinary gain or loss. Unrealized receivables are defined under Internal Revenue Code Section 751(c) to include receivables not previously included in income under the company’s method of accounting and certain items of depreciation recapture. We will assist those members that sell units in determining that portion of the amount realized that is attributable to unrealized receivables or inventory of our company.

Effect of Tax Code Section 754 Election on Unit Transfers

The adjusted basis of each unit holder in his units, “outside basis,” initially will equal his proportionate share of our adjusted basis in our assets, “inside basis.” Over time, however, it is probable that changes in unit values and cost recovery deductions will cause the value of a unit to differ materially from the unit holder’s proportionate share of the inside basis. Section 754 of the Internal Revenue Code permits a partnership to make an election that allows a transferee who acquires units either by purchase or upon the death of a unit holder to adjust his share of the inside basis to fair market value as reflected by the unit price in the case of a purchase or the estate tax value of the unit in the case of an acquisition upon death of a unit holder. Once the amount of the transferee’s basis adjustment is determined, it is allocated among our various assets pursuant to Section 755 of the Internal Revenue Code.

A Section 754 election is beneficial to the transferee when his outside basis is greater than his proportionate share of the entity’s inside basis. In this case, a special basis calculation is made solely for the benefit of the transferee that will determine his cost recovery deductions and his gain or loss on disposition of property by reference to his higher outside basis. The Section 754 election will be detrimental to the transferee if his outside basis is less than his proportionate share of inside basis.

If we make a Section 754 election, Treasury Regulations require us to make the basis adjustments. In addition, these regulations place the responsibility for reporting basis adjustments on us. We must report basis adjustments by attaching statements to our partnership returns. In addition, we are required to adjust specific partnership items in light of the basis adjustments. Consequently, amounts reported on the transferee’s Schedule K-1 are adjusted amounts.

Transferees are subject to an affirmative obligation to notify us of their bases in acquired interests. To accommodate concerns about the reliability of the information provided, we are entitled to rely on the written representations of transferees concerning either the amount paid for the partnership interest or the transferee’s basis in the partnership interest under Section 1014 of the Internal Revenue Code, unless clearly erroneous.

Our amended and restated member control agreement provides our governors with authority to determine whether or not a Section 754 election will be made. Depending on the circumstances, the value of units may be affected positively or negatively by whether or not we make a Section 754 election. If we decide to make a Section 754 election, the election will be made on a timely filed partnership income tax return and is effective for transfers occurring in the taxable year of the return in which the election is made. Once made, the Section 754 election is irrevocable unless the Internal Revenue Service consents to its revocation.

Our Dissolution and Liquidation may be Taxable to Investors, Unless our Properties are Distributed In-Kind

Our dissolution and liquidation will involve the distribution to investors of the assets, if any, remaining after payment of all of our debts and liabilities. Upon dissolution, investors’ units may be liquidated by one or more distributions of cash or other property. If investors receive only cash upon the dissolution, gain would be recognized by investors to the extent, if any, that the amount of cash received exceeds investors’ adjusted bases in investors’ units. We will recognize no gain or loss if we distribute our own property in a dissolution event. However, since our primary asset will likely be the ethanol plant, it is unlikely that we will make a distribution in kind.

Reporting Requirements

The IRS requires a taxpayer who sells or exchanges a membership unit to notify us in writing within 30 days, or for transfers occurring on or after December 16 of any year, by January 15 of the following year. Although the IRS reporting requirement is limited to Section 751(a) exchanges, it is more likely than not that a transfer of a unit will constitute a Section 751(a) exchange which requires notification. The written notice required by the IRS must include the names and addresses of both parties to the exchange, the identifying numbers of the transferor, and if known, of the transferee, and the exchange date. Currently the IRS imposes a penalty of $50 for failure to file the written notice unless reasonable cause can be shown.

Tax Information to Members

We will annually provide each member with a Schedule K-1 (or an authorized substitute). Each member’s Schedule K-1 will set out the holder’s distributive share of each item of income, gain, loss, deduction or credit to be separately stated. Each member must report all items consistently with Schedule K-1 or, if an inconsistent position is reported, must notify the IRS of any inconsistency by filing Form 8062 “Notice of Inconsistent Treatment or Administrative Adjustment Request” with the original or amended return in which the inconsistent position is taken.

Audit of Income Tax Returns

The Internal Revenue Service may audit our income tax returns and may challenge positions taken by us for tax purposes and may seek to change our allocations of income, gain, loss and deduction to investors. If the IRS were successful in challenging our allocations in a manner that reduces loss or increases income allocable to investors, investors may have additional tax liabilities. In addition, such an audit could lead to separate audits of an investor’s tax returns, especially if adjustments are required, which could result in adjustments on an investors’ tax returns. Any of these events could result in additional tax liabilities, penalties and interest to investors, and the cost of filing amended tax returns.

Generally, investors are required to file their tax returns in a manner consistent with the information returns filed by us, such as Schedule K-1, or investors may be subject to possible penalties, unless they file a statement with their tax returns describing any inconsistency. In addition, we will select a “tax matters member” who will have certain responsibilities with respect to any Internal Revenue Service audit and any court litigation relating to us. Investors should consult their tax advisors as to the potential impact these procedural rules may have on them.

Prior to 1982, regardless of the size of a partnership, adjustments to a partnership’s items of income, gain, loss, deduction or credit had to be made in separate proceedings with respect to each partner individually. Because a large partnership sometimes had many partners located in different audit districts, adjustments to items of income, gains, losses, deductions or credits of the partnership had to be made in numerous actions in several jurisdictions, sometimes with conflicting outcomes. The Tax Equity and Fiscal Responsibility Act of 1982 (“TEFRA”) established unified audit rules applicable to all but certain small partnerships. These rules require the tax treatment of all “partnership items” to be determined at the partnership, rather than the partner, level. Partnership items are those items that are more appropriately determined at the partnership level than at the partner level, as provided by regulations. Since we will be taxed as a partnership, the TEFRA rules are applicable to our members and us.

The Internal Revenue Service may challenge the reporting position of a partnership by conducting a single administrative proceeding to resolve the issue with respect to all partners. But the Internal Revenue Service must still assess any resulting deficiency against each of the taxpayers who were partners in the year in which the understatement of tax liability arose. Any partner of a partnership can request an administrative adjustment or a refund for his own separate tax liability. Any partner also has the right to participate in partnership-level administrative proceedings. A settlement agreement with respect to partnership items binds all parties to the settlement. The TEFRA rules establish the “Tax Matters Member” as the primary representative of a partnership in dealings with the Internal Revenue Service. The Tax Matters Member must be a “member-manager” which is defined as a company member who, alone or together with others, is vested with the continuing exclusive authority to make the management decisions necessary to conduct the business for which the organization was formed. In our case, this would be a member of the board of governors who is also a unit holder of the company. Our amended and restated member control agreement provides for board designation of the Tax Matters Member. The Internal Revenue Service generally is required to give notice of the beginning of partnership-level administrative proceedings and any resulting administrative adjustment to all partners whose names and addresses are furnished to the Internal Revenue Service.

Interest on Underpayment of Taxes; Accuracy-Related Penalties; Negligence Penalties

If we incorrectly report an investor’s distributive share of our net income, such may cause the investor to underpay his taxes. If it is determined that the investor underpaid his taxes for any taxable year, the investor must pay the amount of taxes he underpaid plus interest on the underpayment and possibly penalties from the date the tax was originally due. Under recent law changes, the accrual of interest and penalties may be suspended for certain qualifying individual taxpayers if the IRS does not notify an investor of amounts owing within 18 months of the date the investor filed his income tax return. The suspension period ends 21 days after the Internal Revenue Service sends the required notice. The rate of interest is compounded daily and is adjusted quarterly.

Under Section 6662 of the Internal Revenue Code, penalties may be imposed relating to the accuracy of tax returns that are filed. A 20 percent penalty is imposed with respect to any “substantial understatement of income tax” and with respect to the portion of any underpayment of tax attributable to a “substantial valuation misstatement” or to “negligence.” All those penalties are subject to an exception to the extent a taxpayer had reasonable cause for a position and acted in good faith.

The Internal Revenue Service may impose a 20 percent penalty with respect to any underpayment of tax attributable to negligence. An underpayment of taxes is attributable to negligence if such underpayment results from any failure to make a reasonable attempt to comply with the provisions of the Code, or any careless, reckless, or intentional disregard of the federal income tax rules or regulations. In addition, regulations provide that the failure by a taxpayer to include on a tax return any amount shown on an information return is strong evidence of negligence. The disclosure of a position on the taxpayer’s return will not necessarily prevent the imposition of the negligence penalty.

State and Local Taxes

In addition to the federal income tax consequences described above, investors should consider the state and local tax consequences of an investment in us. This prospectus makes no attempt to summarize the state and local tax consequences to an investor. Investors are urged to consult their own tax advisors regarding state and local tax obligations.

LEGAL MATTERS

The validity of the issuance of the units offered and the validity of the disclosure relating to the material federal income tax consequences of owning and disposing of the units offered will be passed upon for us by Brown, Winick, Graves, Gross, Baskerville & Schoenebaum, P.L.C., located at 666 Grand Avenue, Suite 2000, Des Moines, Iowa 50309.

Highwater Ethanol is not a party to any pending legal proceedings.

EXPERTS

Boulay, Heutmaker, Zibell & Co. P.L.L.P., an independent registered public accounting firm, has audited our financial statements at October 31, 2006, as set forth in their report appearing in this prospectus and registration statement. We have included our October 31, 2006 financial statements in the prospectus and elsewhere in this registration statement in reliance on the report from Boulay, Heutmaker, Zibell & Co. P.L.L.P., given on their authority as experts in accounting and auditing.

PRX Geographic, Inc. conducted a corn availability study and the results are referenced in this prospectus and registration statement.  We have included the study in the prospectus and elsewhere in this registration statement in reliance on the study from PRX Geographic, Inc. given their authority as experts in detailed grain market data and clear graphic support to aid in interpretation.

TRANSFER AGENT

We will serve as our transfer agent and registrar.

ADDITIONAL INFORMATION

We filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form SB-2 (the “Registration Statement”) under the Securities Act, with respect to the offer and sale of membership units pursuant to this prospectus. This prospectus, filed as a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules thereto in accordance with the rules and regulations of the Commission. The registration statement and the exhibits and schedules thereto filed with the Commission may be inspected, without charge, and copies may be obtained at prescribed rates, at the public reference facility maintained by the Commission at 100 F Street, NE, Washington, D.C. 20549. The Commission also maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

As of effectiveness of our registration statement, we will be required to file periodic reports with the Securities and Exchange Commission (“SEC”) pursuant to Section 15 of the Securities Exchange Act of 1934. Our quarterly reports will be made on Form 10-QSB, and our annual reports are made on Form 10-KSB. As of the date of this prospectus, our filings will be made pursuant to Regulation S-B for small business filers. We will also make current reports on Form 8-K. We will deliver audited annual financial statements and other financial information to our members pursuant to our member control agreement.  Each filing we make with the SEC is immediately available to the public for inspection and copying at the Commission’s public reference facilities and the web site of the Commission referred to above or by calling the SEC at 1-800-SEC-0330.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Governors

Highwater Ethanol, LLC

Lamberton, Minnesota

We have audited the accompanying balance sheet of Highwater Ethanol, LLC (a development stage company), as of October 31, 2006, and the related statements of operations, changes in members’ equity, and cash flows for the period from inception (May 2, 2006) to October 31, 2006.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Highwater Ethanol, LLC, (a development stage company) as of October 31, 2006, and the results of its operations and its cash flows for the period from inception (May 2, 2006) to October 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As disclosed in Note 2 to the financial statements, subsequent to year end, the Company has experienced additional losses and may experience a shortage of cash resources in the near term. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plan in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Boulay, Heutmaker, Zibell & Co. P.L.L.P.

Certified Public Accountants

Minneapolis, Minnesota
March 5, 2007, except for Notes 2 and 8 for
which the date is March 13, 2007

HIGHWATER ETHANOL, LLC

(A Development Stage Company)

Balance Sheet

October 31,
2006
ASSETS
Current Assets
Cash	$1,264,371
Prepaids and other	16,527
Total current assets	1,280,898

Equipment
Office equipment	1,416
Accumulated depreciation	(59)
Total equipment	1,357

Other Assets
Deferred offering costs	137,930
Land options	12,000
Total other assets	149,930

Total Assets	$1,432,185

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$67,633
Accounts payable - members	33,212
Total current liabilities	100,845

Commitments and Contingencies

Members’ Equity
Member contributions, 386 units outstanding	1,680,000
Deficit accumulated during development stage	(348,660)
Total members’ equity	1,331,340

Total Liabilities and Members’ Equity	$1,432,185

Notes to Financial Statements are an integral part of this Statement.

HIGHWATER ETHANOL, LLC

(A Development Stage Company)

Statement of Operations

From Inception
(May 2, 2006)
to October 31, 2006

Revenues	$—

Operating Expenses
Professional fees	341,347
General and administrative	26,961
Total operating expenses	368,308

Operating Loss	(368,308)

Other Income
Interest income	19,648

Net Loss	$(348,660)

Weighted Average Units Outstanding	313

Net Loss Per Unit	$(1,113.93)

Notes to Financial Statements are an integral part of this Statement.

HIGHWATER ETHANOL, LLC

(A Development Stage Company)

Statement of Changes in Members’ Equity

		Deficit Accumulated
	Member	During
	Contributions	Development Stage

Balance - May 2, 2006, Inception	$—	$—

Membership units - 150 units at $3,333 per unit, May 2006	500,000	—

Membership units - 236 units at $5,000 per unit, June 2006	1,180,000	—

Net loss	—	(348,660)

Balance - October 31, 2006	$1,680,000	$(348,660)

Notes to Financial Statements are an integral part of this Statement.

HIGHWATER ETHANOL, LLC

(A Development Stage Company)

Statement of Cash Flows

From Inception
(May 2, 2006)
to October 31, 2006

Cash Flows from Operating Activities
Net loss	$(348,660)
Adjustments to reconcile net loss to net cash from operations
Depreciation	59
Change in assets and liabilities
Prepaids and other	(16,527)
Accounts payable	69,984
Net cash used in operating activities	(295,144)

Cash Flows from Investing Activities
Capital expenditures	(1,416)
Payments for land options	(12,000)
Net cash used in investing activities	(13,416)

Cash Flows from Financing Activities
Member contributions	1,680,000
Payments for deferred offering costs	(107,069)
Net cash provided by financing activities	1,572,931

Net Increase in Cash	1,264,371

Cash - Beginning of period	—

Cash - End of period	$1,264,371

Supplemental Disclosure of Noncash Financing Activities
Deferred offering costs included in accounts payable	$30,861

Notes to Financial Statements are an integral part of this Statement.

HIGHWATER ETHANOL, LLC

(A Development Stage Company)

Notes to Financial Statements

October 31, 2006

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Highwater Ethanol, LLC, (a Minnesota Limited Liability Company) was organized with the intentions of developing, owning and operating a 50 million gallon dry mill corn-processing ethanol plant near Lamberton, Minnesota. Construction is anticipated to begin in spring of 2007 with expected completion in the fall of 2008. As of October 31, 2006, the Company is in the development stage with its efforts being principally devoted to equity raising and organizational activities.

Fiscal Reporting Period

The Company has adopted a fiscal year ending October 31 for reporting financial operations.

Accounting Estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles.  Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.  Actual results could differ from those estimates.

Significant estimates include the deferral of expenditures for offering costs which are dependent upon successful financing and project development, as discussed below.  It is at least reasonably possible that these estimates may change in the near term.

Cash

The Company maintains its accounts primarily at one financial institution.  At times throughout the year, the Company’s cash balances may exceed amounts insured by the Federal Deposit Insurance Corporation.

Property and Equipment

Property and equipment are stated at the lower of cost or estimated fair value. Depreciation is provided over an estimated life by use of the straight line method. Maintenance and repairs will be expensed as incurred; major improvements and betterments will be capitalized.

The Company has incurred substantial consulting, permitting, and other pre-construction services related to building its plant facilities. Due to the substantial current uncertainties regarding the Company’s ability to proceed with the ultimate facility construction until the Company has raised debt and equity financing, the Company expenses these pre-construction costs as incurred.

Deferred Offering Costs

The Company defers the costs incurred to raise equity financing until that financing occurs.  At such time that the issuance of new equity occurs, these costs will be netted against the proceeds received; or if the financing does not occur, they will be expensed.

Income Taxes

Highwater Ethanol, LLC is treated as a partnership for federal and state income tax purposes, and generally does not incur income taxes.  Instead its earnings and losses are included in the income tax returns of its members.  Therefore, no provision or liability for federal or state income taxes has been included in these financial statements.

Fair Value of Financial Instruments

The carrying value of cash approximates its fair value.

Recently Issued Accounting Pronouncements

Management has reviewed recently issued, but not yet effective, accounting pronouncements and does not expect the implementation of these pronouncements to have a significant effect on the Company’s financial statements.

2.  GOING CONCERN

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  Subsequent to October 31, 2006, the Company generated additional losses and purchased two parcels of land, as described in Note 7.  Although the Company has secured  interim financing on the land, the Company’s ability to continue as a going concern is dependent on the success of generating cash from the Company’s anticipated equity drive described in Note 4 and/or through raising additional capital and ultimately achieving the capital to proceed with the construction of the plant.  Management anticipates that, as a result of the actions listed above, the Company will continue as a going concern.  The financial statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

Management believes that the Company will continue to exist in its present form as a result of a successful equity drive.  However, no assurance can be given that these situations will result in furthering the start up of the Company or if additional capital will be available when needed.

3.  DEVELOPMENT STAGE ENTERPRISE

The Company was formed on May 2, 2006 to have a perpetual life.  The Company was initially capitalized by 13 members, contributing an aggregate of $500,000 for 150 units.  The Company was further capitalized by 117 additional members contributing an aggregate of $1,180,000 in exchange for 236 units. At October 31, 2006, there are 386 units outstanding.

Income and losses are allocated to all members based upon their respective percentage of units held. See Note 4 for further discussion of members’ equity.

4.  MEMBERS’ EQUITY

The Company is in the process of filing an amended Form SB-2 Registration Statement with the Securities and Exchange Commission (SEC). The offering will be for a minimum of 4,500 and up to 6,000 membership units for sale at $10,000 per unit. The Company has one class of membership units with each unit representing a pro rata ownership interest in the Company’s capital, profits, losses and distributions.  Offering proceeds will be held in escrow until the earliest of the receipt of $45,000,000 or more in cash proceeds, one year from the effective date of the registration statement, or termination of the offering.

5.  INCOME TAXES

The Company has adopted an October 31 fiscal year end, but has a tax year end of December 31.  The differences between financial statement basis and tax basis of assets are estimated as follows:

October 31, 2006

Financial statement basis of assets	$1,432,185
Plus: organization and start-up costs capitalized	368,308

Income tax basis of assets	$1,800,493

There were no differences between the financial statement basis and tax basis of the Company’s liabilities.

6.  RELATED PARTY TRANSACTIONS

A member is providing legal services for the Company.  Through October 31, 2006, the Company has incurred approximately $66,000 related to these services.

The Company is currently compensating three Governors for services rendered as executive officers. As of October 31, 2006, the Company has incurred $16,000 related to these services.

7.  COMMITMENTS AND CONTINGENCIES

Design build agreement

The total cost of the project, including the construction of the ethanol plant and start-up expenses, is expected to approximate $110,000,000.  The Company signed an agreement in September 2006 with a general contractor, an unrelated party, to design and build the ethanol plant at a total contract price of approximately $66,026,000. The contract price is subject to changes based on corresponding changes to the Construction Cost Index (CCI), published by Engineering News-Record magazine, from January 2006 (7660.29). The estimated contract price has increased based on increases in the CCI by approximately $1,890,000 based on the CCI in February 2007 of 7879.54.  The Company budgeted a reserve for this and future increases in the CCI of approximately $3,279,000.  The agreement was initially set to terminate on March 26, 2007 unless a valid Notice to Proceed has been accepted by the general contractor. In March 2007, the general contractor agreed to extend the termination date to August 15, 2007.  The Company entered into a Phase I and Phase II engineering services agreement with an affiliate of the general contractor. In exchange for the performance of certain engineering and design services, the Company has agreed to pay $92,500, which will be credited against the total design-build cost. The Company will also be required to pay certain reimbursable expenses per the agreement. Some employees of the general contractor are investors of the Company.  The Company anticipates funding the development of the ethanol plant by raising total equity of at least $46,680,000 and securing financing for up to $63,320,000, less any grants received.  The amount of debt financing needed depends on the amount of equity raised in the offering.

Land contracts

In June 2006, the Company entered into an option with an unrelated party to purchase approximately 68 acres of land for $7,000 per acre until December 31, 2006. The Company paid a non-refundable option deposit of $5,000 which will apply towards the purchase price if the Company elects to complete the purchase. In November 2006, the Company agreed to amend this land option. In return for assistance with the potential development of this land, the Company has agreed to pay for certain zoning costs, regardless of whether the option is exercised. This option was exercised in December 2006.  The Company purchased this site in March 2007, as described below.  The Company’s comprehensive plan for the construction of the ethanol plant contemplates using this site, in conjunction with the three sites described below. These four sites are anticipated to be the site of the ethanol plant.

In September 2006, the Company entered into an option with an unrelated party to purchase approximately six to twelve acres of land for $7,000 per acre until December 31, 2008. The Company paid a non-refundable option deposit of $1,000 which will apply towards the purchase price if the Company elects to complete the purchase. If the Company does not exercise the option by December 31, 2008 the agreement is null and void with the seller retaining the initial $1,000 deposit.

In September 2006, the Company entered into an option with an unrelated party to purchase an undisclosed amount of land for $8,000 per acre until March 31, 2007. The Company is in the process of having the land surveyed to determine the actual number of acres. The Company paid a non-refundable option deposit of $1,000 which will apply towards the purchase price if the Company elects to complete the purchase. If the Company does not exercise the option by March 31, 2007 the agreement is null and void with the seller retaining the initial $1,000 deposit.

In September 2006, the Company entered into an option with an unrelated party to purchase approximately 48 acres of land for $7,000 per acre until December 31, 2006. The Company paid a non-refundable option deposit of $5,000 which will apply towards the purchase price if the Company elects to complete the purchase. This option was exercised in December 2006.  The Company purchased this site in March 2007, as described below.

The Company purchased the land related to the two exercised land options for approximately 116 acres for approximately $810,000 in March 2007.  The Company secured interim financing for the land purchased as described in Note 8.

Consulting contracts

In May 2006, the Company entered into an agreement with an unrelated party for preliminary engineering services to develop a conceptual railway service. The fee for these services will be approximately $6,000 plus reimbursable expenses, with monthly progress billings throughout the agreement.  In July 2006, the agreement was expanded to include the design and specifications of a conceptual railway service for a lump sum fee of $85,000. As of October 31, 2006 the Company has incurred approximately $23,000 related to this agreement.

In May 2006, the Company entered into an agreement with an unrelated party for land and design surveying.  The fees for these services are billed on an hourly basis, with the total amount being estimated at approximately $28,000. As of October 31, 2006 the Company has incurred approximately $16,000 related to this agreement.

In May 2006, the Company entered into an agreement with an unrelated party for consulting and energy management services for supplies of natural gas and electricity for the plant. The agreement commenced on June 1, 2006 and will continue until twelve months after the plant’s completion date. The fee for these services is $3,050 per month plus pre-approved expenses. This monthly fee is subject to a 4% increase on the anniversary date of the effective date of this agreement. The agreement is terminable by either party with 60 days notice. As if October 31, 2006 the Company has incurred approximately $12,000 related to this agreement.

In June 2006, the Company entered into an agreement with an unrelated party to assist the Company in obtaining the necessary permits to construct the plant. The Company will pay for these services on an hourly basis plus expenses. As of October 31, 2006 the Company has incurred approximately $78,000 related to this agreement.

In July 2006, the Company entered into an agreement with an unrelated party to conduct geotechnical exploration of the proposed site for the ethanol facility. Services include soil borings and electric cone soundings on the proposed site with laboratory testing of the samples to follow. Estimated costs for these services are approximately $50,000. As of October 31, 2006, no fees have been incurred with this agreement.

In December 2006, the Company entered into a consulting agreement for assistance in negotiating contracts and equity marketing activities. The Company paid a one-time commitment fee of $15,000 upon execution of the agreement. The Company is required to pay $60,000 upon receipt of equity marketing materials, an additional $60,000 thirty days after receipt of the equity marketing materials and $15,000 upon closing of the offering. The agreement provides for reimbursement of expenses. The agreement may be terminated by the Company prior to receipt of equity marketing materials with payment to be made for services provided to date of termination. If the agreement is terminated after the date of receipt of equity marketing materials, the Company is required to make all payments required by the agreement.

Grain Procurement Contract

In July 2006, the Company entered into a grain procurement agreement with an unrelated party to provide all of the corn needed for the operation of the ethanol plant.  Under the agreement, the Company will purchase corn at the local market price delivered to the plant plus a fixed fee per bushel of corn.  The agreement begins when operations commence and continues for seven years.

Marketing Agreement

In September 2006, the Company entered into a marketing agreement with an unrelated party to purchase, market and distribute all the ethanol produced by the Company. The Company will pay the buyer one percent of the net sales price for certain marketing costs. The initial term is for two years beginning in the month when ethanol production begins with a one year renewal option.

8.  SUBSEQUENT EVENT

In March 2007, the Company obtained a note payable for $800,000 from a bank to finance the land purchased in March 2007 described in Note 7.  The note carries annual interest at 7.50% and is payable in full on March 13, 2008.  The note is secured by a mortgage on the property and limited guarantees by the principal owner of the general contractor and by a member of the Board of Governors, who is also an investor of the Company.  In addition, the Company agreed to restrict $55,000 in cash in favor of the bank.

HIGHWATER ETHANOL, LLC

(A Development Stage Company)

Balance Sheet

January 31,
2007
(Unaudited)
ASSETS
Current Assets
Cash	$922,871
Other receivable	3,882
Prepaids and other	14,133
Total current assets	940,886

Equipment
Office equipment	10,766
Accumulated depreciation	(412)
Total equipment	10,354

Other Assets
Deferred offering costs	193,282
Land options and other	42,000
Total other assets	235,282

Total Assets	$1,186,522

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$155,869
Accounts payable - members	5,918
Total current liabilities	161,787

Commitments and Contingencies

Members’ Equity
Member contributions, 386 units outstanding	1,680,000
Deficit accumulated during development stage	(655,265)
Total members’ equity	1,024,735

Total Liabilities and Members’ Equity	$1,186,522

Notes to the Financial Statemetns are an integral part of this Statement.

HIGHWATER ETHANOL, LLC

(A Development Stage Company)

Statement of Operations

	Three Months	From Inception
	Ended	(May 2, 2006)
	January 31, 2007	to January 31, 2007
	(Unaudited)	(Unaudited)

Revenues	$—	$—

Operating Expenses
Professional fees	299,288	640,635
General and administrative	25,170	52,131
Total operating expenses	324,458	692,766

Operating Loss	(324,458)	(692,766)

Other Income
Interest income	17,853	37,501

Net Loss	$(306,605)	$(655,265)

Weighted Average Units Outstanding	386	337

Net Loss Per Unit	$(794.31)	$(1,944.41)

Notes to the Financial Statements are an integral part of this Statement.

HIGHWATER ETHANOL, LLC

(A Development Stage Company)

Statement of Cash Flows

	Three Months	From Inception
	Ended	(May 2, 2006)
	January 31, 2007	to January 31, 2007
	(Unaudited)	(Unaudited)

Cash Flows from Operating Activities
Net loss	$(306,605)	$(655,265)
Adjustments to reconcile net loss to net cash from operations
Depreciation	353	412
Change in assets and liabilities
Other receivable	(3,882)	(3,882)
Prepaids and other	2,394	(14,133)
Accounts payable	38,683	139,528
Net cash used in operating activities	(269,057)	(533,340)

Cash Flows from Investing Activities
Capital expenditures	(9,350)	(10,766)
Payments for land options and other	(30,000)	(42,000)
Net cash used in investing activities	(39,350)	(52,766)

Cash Flows from Financing Activities
Member contributions	—	1,680,000
Payments for deferred offering costs	(33,093)	(171,023)
Net cash (used in) provided by financing activities	(33,093)	1,508,977

Net (Decrease) Increase in Cash	(341,500)	922,871

Cash - Beginning of period	1,264,371	—

Cash - End of period	$922,871	$922,871

Supplemental Disclosure of Noncash Financing Activities
Deferred offering costs included in accounts payable	$22,259	$22,259

Notes to the Financial Statements are an integral part of this Statement.

HIGHWATER ETHANOL, LLC

(A Development Stage Company)

Notes to the Financial Statements (Unaudited)

January 31, 2007

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The interim financial statements are unaudited. These statements include all adjustments (consisting of normal recurring accruals) that we considered necessary to present a fair statement of the results of operations, financial position, and cash flows. The results reported in these interim financial statements should not be regarded as necessarily indicative of results that may be expected for the entire year.

Nature of Business

Highwater Ethanol, LLC, (a Minnesota Limited Liability Company) was organized with the intentions of developing, owning and operating a 50 million gallon dry mill corn-processing ethanol plant near Lamberton, Minnesota. Construction is anticipated to begin in spring of 2007 with expected completion in the fall of 2008. As of January 31, 2007, the Company is in the development stage with its efforts being principally devoted to equity raising and organizational activities.

Fiscal Reporting Period

The Company has adopted a fiscal year ending October 31 for reporting financial operations.

Accounting Estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles.  Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.  Actual results could differ from those estimates.

Significant estimates include the deferral of expenditures for offering costs which are dependent upon successful financing and project development, as discussed below.  It is at least reasonably possible that these estimates may change in the near term.

Cash

The Company maintains its accounts primarily at one financial institution.  At times throughout the year, the Company’s cash balances may exceed amounts insured by the Federal Deposit Insurance Corporation.

Property and Equipment

Property and equipment are stated at the lower of cost or estimated fair value. Depreciation is provided over an estimated life by use of the straight line method. Maintenance and repairs will be expensed as incurred; major improvements and betterments will be capitalized.

The Company has incurred substantial consulting, permitting, and other pre-construction services related to building its plant facilities. Due to the substantial current uncertainties regarding the Company’s ability to proceed with the ultimate facility construction until the Company has raised debt and equity financing, the Company expenses these pre-construction costs as incurred.

Deferred Offering Costs

The Company defers the costs incurred to raise equity financing until that financing occurs.  At such time that the issuance of new equity occurs, these costs will be netted against the proceeds received; or if the financing does not occur, they will be expensed.

Income Taxes

Highwater Ethanol, LLC is treated as a partnership for federal and state income tax purposes, and generally does not incur income taxes.  Instead its earnings and losses are included in the income tax returns of its members.  Therefore, no provision or liability for federal or state income taxes has been included in these financial statements.

Fair Value of Financial Instruments

The carrying value of cash approximates its fair value.

Recently Issued Accounting Pronouncements

Management has reviewed recently issued, but not yet effective, accounting pronouncements and does not expect the implementation of these pronouncements to have a significant effect on the Company’s financial statements.

2.  GOING CONCERN

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  Subsequent to January 31, 2007, the Company generated additional losses and purchased two parcels of land, as described in Note 6.  Although the Company has secured interim financing on the land purchased, the Company’s ability to continue as a going concern is dependent on the success of generating cash from the Company’s anticipated equity drive described in Note 4 and/or through raising additional capital and ultimately achieving the capital to proceed with the construction of the plant.  Management anticipates that, as a result of the actions listed below, the Company will continue as a going concern.  The financial statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

Management believes that the Company may continue to exist in its present form as a result of a successful equity drive.  However, no assurance can be given that these situations will result in furthering the start up of the Company or if additional capital will be available when needed.

3.  DEVELOPMENT STAGE ENTERPRISE

The Company was formed on May 2, 2006 to have a perpetual life.  The Company was initially capitalized by 13 members, contributing an aggregate of $500,000 for 150 units.  The Company was further capitalized by 117 additional members contributing an aggregate of $1,180,000 in exchange for 236 units. At January 31, 2007, there are 386 units outstanding.

Income and losses are allocated to all members based upon their respective percentage of units held. See Note 4 for further discussion of members’ equity.

4.  MEMBERS’ EQUITY

The Company is in the process of filing Form SB-2 Registration Statement with the Securities and Exchange Commission (SEC). The offering will be for a minimum of 4,500 and up to 6,000 membership units for sale at $10,000 per unit. The Company has one class of membership units with each unit representing a pro rata ownership interest in the Company’s capital, profits, losses and distributions.  Offering proceeds will be held in escrow until the earliest of the receipt of $45,000,000 or more in cash proceeds, one year from the effective date of the registration statement, or termination of the offering.

5.  RELATED PARTY TRANSACTIONS

A member is providing legal services for the Company.  Through January 31, 2007, the Company has incurred approximately $72,000 related to these services.

6.  COMMITMENTS AND CONTINGENCIES

Design build agreement

The total cost of the project, including the construction of the ethanol plant and start-up expenses, is expected to approximate $110,000,000.  The Company signed an agreement in September 2006 with a general contractor, an unrelated party, to design and build the ethanol plant at a total contract price of approximately $66,026,000. The contract price is subject to changes based on corresponding changes to the Construction Cost Index (CCI), published by Engineering News-Record magazine, from January 2006 (7660.29). The estimated contract price has increased based on increases in the CCI by approximately $1,690,000 based on the CCI in March 2007 of 7856.27.  The Company budgeted a reserve for this and future increases in the CCI of approximately $3,279,000.  The agreement was initially set to terminate on March 26, 2007 unless a valid notice to proceed was accepted by the general contractor. In March 2007, the general contractor agreed to extend the termination date to August 15, 2007. The Company entered into a Phase I and Phase II engineering services agreement with an affiliate of the general contractor. In exchange for the performance of certain engineering and design services, the Company has agreed to pay $92,500, which will be credited against the total design-build cost, for which the Company has incurred approximately $42,000 as of January 31, 2007. The Company will also be required to pay certain reimbursable expenses per the agreement. Some employees of the general contractor are investors of the Company.  The Company anticipates funding the development of the ethanol plant by raising total equity of at least $46,680,000 and securing financing for up to $63,320,000, less any grants received.  The amount of debt financing needed depends on the amount of equity raised in the offering.

Land contracts

In March 2007, the Company purchased approximately 116 acres of land related to the two land options that were exercised in December 2006.  The total purchase price was approximately $810,000.  In November 2006, the Company paid additional land option consideration of $30,000 to the owners of the land options exercised in December 2006 to restore the land to its original condition if it was damaged by initial site testing done.  This additional consideration of $30,000 was applied towards the purchase of the land along with the initial option fees paid.  The Company subsequently secured financing of the land purchased as described in Note 7.

The Company’s comprehensive plan for the construction of the ethanol plant contemplates using the site described above and may additionally utilize one or both of the following adjacent parcels for its site.

In September 2006, the Company entered into an option with an unrelated party to purchase approximately six to twelve acres of land for $7,000 per acre until December 31, 2008. The Company paid a non-refundable option deposit of $1,000 which will apply towards the purchase price if the buyer elects to complete the purchase. If the Company does not exercise the option by December 31, 2008 the agreement is null and void with the seller retaining the initial $1,000 deposit.

In September 2006, the Company entered into an option with an unrelated party to purchase an undisclosed amount of land for $8,000 per acre until March 31, 2007. The Company is in the process of having the land surveyed to determine the actual number of acres. The Company paid a non-refundable option deposit of $1,000 which will apply towards the purchase price if the buyer elects to complete the purchase. If the Company does not exercise the option by March 31, 2007 the agreement is null and void with the seller retaining the initial $1,000 deposit.  The Company is in the process of extending this land option.

Consulting contracts

In May 2006, the Company entered into an agreement with an unrelated party for preliminary engineering services to develop a conceptual railway service. The fee for these services will be approximately $6,000 plus reimbursable expenses, with monthly progress billings throughout the agreement.  In July 2006, the agreement was expanded to include the design and specifications of a conceptual railway service for a lump sum fee of $85,000. As of January 31, 2007 the Company has incurred approximately $46,000 related to this agreement.

In May 2006, the Company entered into an agreement with an unrelated party for land and design surveying.  The fees for these services are billed on an hourly basis, with the total amount being estimated at approximately $28,000. As of January 31, 2007 the Company has incurred approximately $23,000 related to this agreement.

In May 2006, the Company entered into an agreement with an unrelated party for consulting and energy management services for supplies of natural gas and electricity for the plant. The agreement commenced on June 1, 2006 and will continue until twelve months after the plant’s completion date. The fee for these services is $3,050 per month plus pre-approved expenses. This monthly fee is subject to a 4% increase on the anniversary date of the effective date of this agreement. The agreement is terminable by either party with 60 days notice. As of January 31, 2007 the Company has incurred approximately $21,000 related to this agreement.

In June 2006, the Company entered into an agreement with an unrelated party to assist the Company in obtaining the necessary permits to construct the plant. The Company will pay for these services on an hourly basis plus expenses. As of January 31, 2007 the Company has incurred approximately $136,000 related to this agreement.

In July 2006, the Company entered into an agreement with an unrelated party to conduct geotechnical exploration of the proposed site for the ethanol facility. Services include soil borings and electric cone soundings on the proposed site with laboratory testing of the samples to follow. Estimated costs for these services are approximately $50,000. As of January 31, 2007, no fees have been incurred with this agreement.

In December 2006, the Company entered into a consulting agreement for assistance in negotiating contracts and equity marketing activities. The Company paid a one-time commitment fee of $15,000 upon execution of the agreement. The Company is required to pay $60,000 upon receipt of equity marketing materials, an additional $60,000 thirty days after receipt of the equity marketing materials and $15,000 upon closing of the offering. The agreement provides for reimbursement of expenses. The agreement may be terminated by the Company prior to receipt of equity marketing materials with payment to be made for services provided to date of termination. If the agreement is terminated after the date of receipt of equity marketing materials, the Company is required to make all payments required by the agreement.

Grain Procurement Contract

In July 2006, the Company entered into a grain procurement agreement with an unrelated party to provide all of the corn needed for the operation of the ethanol plant.  Under the agreement, the Company will purchase corn at the local market price delivered to the plant plus a fixed fee per bushel of corn.  The agreement begins when operations commence and continues for seven years.

Marketing Agreement

In September 2006, the Company entered into a marketing agreement with an unrelated party to purchase, market and distribute all the ethanol produced by the Company. The Company will pay the buyer one percent of the net sales price for certain marketing costs. The initial term is for two years beginning in the month when ethanol production begins with a one year renewal option.

7.  SUBSEQUENT EVENT

In March 2007, the Company obtained a note payable for $800,000 from a bank to finance the land purchased in March 2007 described in Note 6.  The note carries annual interest at 7.50% and is payable in full on March 13, 2008.  The note is secured by a mortgage on the property and limited guarantees by the principal owner of the general contractor and by a member of the Board of Governors, who is also an investor of the Company.  In addition, the Company agreed to restrict $55,000 in cash in favor of the bank.

[MN State Seal]	[Bar Code]
18257890002

APPENDIX A

MINNESOTA SECRETARY OF STATE

ARTICLES OF ORGANIZATION FOR

A LIMITED LIABILITY COMPANY

MINNESOTA STATUTES CHAPTER 322B

 PLEASE TYPE OR PRINT IN BLACK INK.

 Before Completing this Form Please Read the Instructions on the Back.  FILING FEE $135.00

1.	Name of Company:		Highwater Ethanol, LLC

2.	Registered Office Address: (P.O. Box is Unacceptable)
	300 O’Connell Street	Marshall	MN	56258-2638
Complete Street Address or Rural Route and Rural Route Box Number			City State ZIP Code

3.	Name of Registered Agent (optional):	Kevin K. Stroup

4.	Business Mailing Address: (if different from registered office address)

Address		City	State	ZIP Code

5.	Desired Duration of LLC: (in years)	(If you do not complete this item, a perpetual duration is assumed by law.)

6.	Does this LLC own, lease or have any interest in agricultural land or land capable of being farmed?
	(Check One)			Yes [No]

7.	Name and Address of Organizer(s):

Name (print)		Complete Address	Original Signature (required)

Street
	City	State Zip
Kevin K. Stroup		300 O’Connell Street	/s/ Kevin K. Stroup
Marshall MN 56258-2638

8.	Name and Telephone Number of Contact Person for this LLC:	[STATE OF MINNESOTA]
Name	Kevin K. Stroup	[DEPARTMENT OF STATE]
Phone	(507) 537-0591	[FILED]
[MAY 02 2006]
[/s/ Marcy Kiffmeyer]
[Secretary of State]

A-1

APPENDIX B

AMENDED AND RESTATED MEMBER CONTROL AGREEMENT

OF

HIGHWATER ETHANOL, LLC

Dated:  Effective February 26, 2007.

AMENDED AND RESTATED MEMBER CONTROL AGREEMENT

OF

HIGHWATER ETHANOL, LLC

B-i

B-ii

B-iii

AMENDED AND RESTATED MEMBER CONTROL AGREEMENT

OF

HIGHWATER ETHANOL, LLC

THIS AMENDED AND RESTATED MEMBER CONTROL AGREEMENT (the “Agreement”) is entered into effective as of the 26th of February, 2007, by and among Highwater Ethanol, LLC, a Minnesota limited liability company (the “Company”), each of the Persons identified as Members on attached Exhibit “A,” and any other Persons that may from time-to-time be subsequently admitted as Members of the Company in accordance with the terms of this Agreement.  Capitalized terms used but not otherwise defined herein shall have the meaning set forth in Section 1.10.

In consideration of the covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.  THE COMPANY

1.1                                 Formation and Agreement.  The initial Members formed the Company as a Minnesota limited liability company by filing Articles of Organization with the Minnesota Secretary of State on April 27, 2006.  The Members hereby agree that this Agreement constitutes a “Member Control Agreement” within the meaning of Section 322B.37 of the Act.  To the extent that the rights and obligations of any Member are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement, to the extent permitted by the Act, shall control.

1.2                                 Name.  The name of the Company shall be “Highwater Ethanol, LLC,” and all business of the Company shall be conducted in such name.

1.3                                 Purposes; Powers.  The nature of the business and purposes of the Company are to:  (i) own, construct, operate, lease, finance, contract with, and/or invest in ethanol production and co-product production facilities; (ii) process feedstocks into ethanol and related co-products, and market such ethanol and co-products; and (iii) engage in any other business and investment activity in which a Minnesota limited liability company may lawfully be engaged, as determined by the Board of Governors.  The Company has the power to do any and all acts necessary, appropriate, proper, advisable, incidental or convenient to, and in furtherance of, the purposes of the Company as set forth in this Section 1.3 and has, without limitation, any and all powers that may be exercised on behalf of the Company by the Board of Governors pursuant to Article V of this Agreement.

1.4                                 Principal Place of Business.  The Company shall continuously maintain a principal place of business in Minnesota.  The principal place of business of the Company shall be 205 S. Main Street, PO Box 96, Lamberton, Minnesota 56152 or elsewhere as the Governors may determine.  Any documents required by the Act to be kept by the Company shall be maintained at the Company’s principal place of business.

1.5                                 Term.  The term of the Company commenced on the date the Articles were filed with the Minnesota Secretary of State, and shall continue until the winding up and liquidation of the Company and its business is completed following a Dissolution Event as provided in Article X of this Agreement.

1.6                                 Registered Agent.  The Company shall continuously maintain a registered office and a registered agent for service of process in the State of Minnesota.  The name and address of the Company’s initial Registered Agent shall be Kevin K. Stroup, 300 O’Connell Street, Marshall, Minnesota  56258-2638.

1.7                                 Title to Property.  All Property owned by the Company shall be owned by the Company as an entity and not in the name of any Member, and no Member shall have any ownership interest in such Property, except as a Member of the Company.  Each Member’s interest in the Company shall be personal property for all purposes.

1.8                                 Payment of Individual Obligations.  The Company’s credit and assets shall be used solely for the benefit of the Company, and no asset of the Company shall be Transferred or encumbered for, or in payment of, any individual obligation of any Member or Governor.

1.9                                 Independent Activities; Transactions With Affiliates.  The Governors shall be required to devote such time to the business and affairs of the Company as may be necessary to manage and operate the Company, and shall be free to serve any other Person or enterprise in any capacity that they deem appropriate in their discretion.  Neither this Agreement nor any activity undertaken pursuant hereto shall:  (i) prevent any Member or Governor or their Affiliates from engaging in whatever activities they choose, whether the same are competitive with the Company or otherwise, and any such activities may be undertaken without having or incurring any obligation to offer any interest in such activities to the Company or any other Member; or (ii) require any Member or Governor to permit the Company or any other Governor or Member or their Affiliates to participate in any such activities.  As a material part of the consideration for the execution of this Agreement by each Member, each Member hereby waives, relinquishes and renounces any such right or claim of participation.  To the extent permitted by applicable law and subject to the provisions of this Agreement, the Governors are hereby authorized to cause the Company to purchase Property from, sell Property to, or otherwise deal with, any Member (including any Member who is also a Governor), or any Affiliate of any Member; provided that any such purchase, sale or other transaction shall be made on terms and conditions which are no less favorable to the Company than if the sale, purchase or other transaction had been entered into with an independent third party in the same geographic location who provides comparable goods or services which could reasonably be made available to the Company.  For such transactions the Governors shall, as fiduciaries, determine such arrangements are in the best interest of the Company.  All such transactions shall be embodied in a written contract, the material terms of which shall be fully disclosed to the Members.  Such a contract may only be modified by vote of a majority of the then outstanding Membership Interest.  Such a contract shall contain a clause allowing termination without penalty on sixty (60) days notice.  Governors shall not engage in reciprocal business arrangements which circumvent any restrictions contained in the Agreement against dealing with Affiliates.  In addition, Officers and Governors can only purchase the Company’s securities being sold to the public at a price equal to that paid by unaffiliated purchasers.

1.10                           Definitions.  Capitalized words and phrases used in this Agreement have the following meanings:

(a)                                  “Act” means the Minnesota Limited Liability Company Act, Chapter 322B, Minnesota Statutes (2004), as amended from time to time, or any corresponding provisions of any succeeding law.

(b)                                 “Adjusted Capital Account Deficit” means, with respect to any Unit Holder, the deficit balance, if any, in such Unit Holder’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:  (i) crediting to such Capital Account any amounts which such Unit Holder is deemed to be obligated to restore pursuant to the next to the last sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations; and (ii) debiting to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6) of the Regulations.  The foregoing definition is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

(c)                                  “Affiliate” means, with respect to any Person or entity:  (i) any Person directly or indirectly controlling, controlled by or under common control with such Person or entity; (ii) any officer, director, general partner, member or trustee of any such Person or entity; or (iii) any Person or entity who is an officer, director, general partner, member or trustee of any Person described in clauses (i) or (ii) of this sentence.  For purposes of this definition, the terms “controlling,” “controlled by” or “under common control with” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person or entity, whether through the ownership of voting securities, by contract or otherwise, or the power to elect a majority of the Governors, members, or persons exercising similar authority with respect to such Person or entities.

(d)                                 “Agreement” means the Company’s Amended and Restated Member Control Agreement, as amended from time to time.

(e)                                  “Articles” means the Company’s Articles of Organization on file with the Minnesota Secretary of State’s Office, as amended from time to time.

(f)                                    “Assignee” means a transferee of Units who is not admitted as a Substitute Member pursuant to Section 9.8 of this Agreement.

(g)                                 “Capital Account” means the separate capital account maintained for each Unit Holder in accordance with Section 2.3 of this Agreement.

(h)                                 “Capital Contributions” means, with respect to any Member, the amount of money (US Dollars), and the initial Gross Asset Value of any assets or property other than money, contributed by the Member or such Member’s predecessors in interest to the Company, (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Code Section 752) with respect to the Units held or purchased by such Member, including additional Capital Contributions.

(i)                                     “Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

(j)                                     “Company” means Highwater Ethanol, LLC, a Minnesota limited liability company.

(k)                                  “Company Minimum Gain” has the meaning given the term “partnership minimum gain” in Sections 1.704-2(b)(2) and 1.704-2(d) of the Regulations.

(l)                                     “Debt” means:  (i) any indebtedness for borrowed money or the deferred purchase price of property as evidenced by notes, bonds or other instruments; (ii) obligations as lessee under capital leases; (iii) obligations secured by any mortgage, pledge, security interest, encumbrance, lien or charge of any kind existing on any asset owned or held by the Company, whether or not the Company has assumed or become liable for the obligations secured thereby; (iv) any obligation under any interest rate swap agreement; (v) accounts payable; and (vi) obligations, contingent or otherwise, under direct or indirect guarantees of indebtedness or obligations of the kinds referred to in clauses (i), (ii), (iii), (iv) and (v), above.  Notwithstanding the foregoing, however, Debt shall not include obligations in respect of any accounts payable that are incurred in the ordinary course of the Company’s business and are not delinquent or are being contested in good faith by appropriate proceedings.

(m)                               “Depreciation” means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Governors.

(n)                                 “Dissolution Event” shall have the meaning set forth in Section 10.1 of this Agreement.

(o)                                 “Effective Date” means February 26, 2007.

(p)                                 “Facilities” means the ethanol and co-product production facilities to be constructed and operated by the Company.

(q)                                 “Fiscal Year” means:  (i) any twelve-month period commencing on November 1 and ending on October 31; and (ii) the period commencing on the immediately preceding November 1 and ending on the date on which all Property is distributed to the Unit Holders pursuant to Article X of this Agreement, or, if the context requires, any portion of a Fiscal Year for which an allocation of Profits or Losses or a distribution is to be made.

(r)                                    “GAAP” means generally accepted accounting principles in effect in the United States of America from time to time.

(s)                                  “Governor” means any Person who:  (i) is elected as a Governor pursuant to Article V of this Agreement or who has otherwise become a Governor pursuant to the terms of this Agreement; and (ii) has not ceased to be a Governor pursuant to the terms of this Agreement.  “Board of Governors” or “Governors” mean all such Persons.  A Governor shall be deemed to be an “Independent Governor” if; (i) the Governor is not an officer or employee of the Company, its subsidiaries, if any, or its affiliates and has not been an officer or employee of the Company, its subsidiaries, if any, or its affiliates within the last two (2) years; (ii) is not a promoter as defined by the North American Securities Administrators Association (NASAA); and (iii) does not have a material business or professional relationship with any of the Company’s affiliates, any such relationship shall be deemed material per se if it exceeds five (5) percent of the Governor’s annual gross revenue, derived from all sources, during either of the last two years, or the Governor’s net worth on a fair market value basis.

(t)                                    “Gross Asset Value” means with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:  (i) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the Governors, provided that the initial Gross Asset Values of the assets contributed to the Company pursuant to Section 2.1 of this Agreement shall be as set forth in such Section; (ii) The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values (taking Code Section 7701(g) into account), as determined by the Governors as of the following times: (A) upon the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (B) upon the distribution by the Company to a Member of more than a de minimis amount of Company Property as consideration for an interest in the Company; and (C) upon the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), provided that an adjustment described in clauses (A) and (B) of this paragraph shall be made only if the Governors reasonably determine that such adjustment is necessary to reflect the relative economic interests of the Members in the Company; (iii) The Gross Asset Value of any item of Company assets distributed to any Member shall be adjusted to equal the gross fair market value (taking Code Section 7701(g) into account) of such asset on the date of distribution as determined by the Governors; and (iv) The Gross Asset Values of Company assets shall be increased or decreased, as applicable, to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and subparagraph (vi) of the definition of “Profits” and “Losses” or Section 3.3(c) of this Agreement; provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (iv) to the extent that an adjustment pursuant to subparagraph (ii) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (iv).  If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraph (ii) or (iv) of this paragraph, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset, for purposes of computing Profits and Losses.

(u)                                 “Issuance Items” has the meaning set forth in Section 3.3(h) of this Agreement.

(v)                                 “Liquidation Period” has the meaning set forth in Section 10.6 of this Agreement.

(w)                               “Liquidator” has the meaning set forth in Section 10.8 of this Agreement.

(x)                                   “Member” means any Person:  (i) whose name is set forth as such on Exhibit “A” initially attached hereto or as it may be amended from time to time, or who has become a Member pursuant to the terms of this Agreement; and (ii) who is the owner of one or more Units and has not ceased to be a Member pursuant to the terms of this Agreement.  “Members” means all such Persons.

(y)                                 “Membership Financial Rights” means collectively, a Member’s share of “Profits” and “Losses,” the right to receive distributions of the Company’s assets, and the right to information concerning the business and affairs of the Company as required by the Act.  The Membership Financial Rights of a Member is quantified by the unit of measurement referred to herein as “Units.”

(z)                                   “Membership Interest” means collectively, the Membership Financial Rights and the Membership Voting Interest.

(aa)                            “Membership Voting Interest” means collectively, a Member’s right to vote as set forth in this Agreement or as required by the Act.  The Membership Voting Interest of a Member shall mean as to any matter to which the Member is entitled to vote hereunder or as may be required under the Act, the right to One (1) vote for each Unit registered in the name of such Member as shown in the Unit Holder Register.

(bb)                          “Net Cash Flow” means the gross cash proceeds of the Company less the portion thereof used to pay or establish reserves for Company expenses, debt payments, capital improvements, replacements and contingencies, all as reasonably determined by the Governors.  “Net Cash Flow” shall not be reduced by Depreciation, amortization, cost recovery deductions or similar allowances, but shall be increased by any reductions of reserves previously established.

(cc)                            “Nonrecourse Deductions” has the meaning set forth in Section 1.704-2(b)(1) of the Regulations.

(dd)                          “Nonrecourse Liability” has the meaning set forth in Section 1.704-2(b)(3) of the Regulations.

(ee)                            “Officer” means any Person who:  (i) is appointed as an Officer pursuant to Section 5.19 of this Agreement or who has otherwise become an Officer pursuant to the terms of this Agreement; and

(ii) has not ceased to be an Officer pursuant to the terms of this Agreement.  “Officers” mean all such Persons.

(ff)                                “Permitted Transfer” has the meaning set forth in Section 9.2 of this Agreement.

(gg)                          “Person” means any individual, general or limited partnership, joint venture, limited liability company, corporation, trust, estate, association, nominee or other entity.

(hh)                          “Profits and Losses” mean, for each Fiscal Year, an amount equal to the Company’s taxable income or loss for such Fiscal Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication): (i) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” and “Losses” shall be added to such taxable income or loss; (ii) Any expenditures of the Company described in Code Section 705(a)(2)(b) or treated as Code Section 705(a)(2)(b) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” and “Losses” shall be subtracted from such taxable income or loss; (iii) In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraphs (ii) or (iii) of the definition of Gross Asset Value above, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Gross Asset Value of the asset) or an item of loss (if the adjustment decreases the Gross Asset Value of the asset) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; (iv) Gain or loss resulting from any disposition of Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the Property disposed of, notwithstanding that the adjusted tax basis of such Property differs from its Gross Asset Value; (v) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year, computed in accordance with the definition of Depreciation; (vi) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) is required, pursuant to Regulations Section 1.704-(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Unit Holder’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and (vii) Notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Sections 3.3 and 3.4 of this Agreement shall not be taken into account in computing Profits or Losses.  The amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Sections 3.3 and 3.4 of this Agreement shall be determined by applying rules analogous to those set forth in subparagraphs (i) through (vi) above.

(ii)                                  “Property” means all real and personal property acquired by the Company (including cash), and any improvements thereto, and shall include both tangible and intangible property.

(jj)                                  “Regulations” means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations are amended from time to time.

(kk)                            “Regulatory Allocations” has the meaning set forth in Section 3.4 of this Agreement.

(ll)                                  “Related Party” means the adopted or birth relatives of any Person and such Person’s spouse (whether by marriage or common law), if any, including without limitation great-grandparents, grandparents, parents, children (including stepchildren and adopted children), grandchildren, and great-

grandchildren thereof, and such Person’s (and such Person’s spouse’s) brothers, sisters, and cousins and their respective lineal ancestors and descendants, and any other ancestors and/or descendants, and any spouse of any of the foregoing, each trust created for the exclusive benefit of one or more of the foregoing, and the successors, assigns, heirs, executors, personal representatives and estates of any of the foregoing.

(mm)                      “Securities Act” means the Securities Act of 1933, as amended.

(nn)                          “Tax Matters Member” has the meaning set forth in Section 7.4 of this Agreement.

(oo)                          “Transfer” means, as a noun, any voluntary or involuntary transfer, sale, pledge or hypothecation or other disposition and, as a verb, to voluntarily or involuntarily transfer, give, sell, exchange, assign, pledge, bequest, hypothecate or otherwise dispose of.

(pp)                          “Unit” means an ownership interest in the Company issued in consideration of a Capital Contribution made as provided in Article II of this Agreement.

(qq)                          “Unit Holder” means any Person who is the owner of one or more Units.  “Unit Holders” means all such Persons.

(rr)                                “Unit Holder Nonrecourse Debt” has the same meaning as the term “partner nonrecourse debt” in Section 1.704-2(b)(4) of the Regulations.

(ss)                            “Unit Holder Nonrecourse Debt Minimum Gain” means an amount, with respect to each Unit Holder Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Unit Holder Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Regulations.

(tt)                                “Unit Holder Nonrecourse Deductions” has the same meaning as the term “partner nonrecourse deductions” in Sections 1.704-2(i)(1) and 1.704-2(i)(2) of the Regulations.

(uu)                          “Unit Holder Register” means the register maintained by the Company at its principal office or by the Company’s duly appointed agent, setting forth the name, address and Capital Contributions of each Unit Holder (or such Unit Holder’s predecessors in interest), and the number of Units, certificate number(s) and date of issuance of Units issued to each Unit Holder, which register shall be modified from time to time as additional Units are issued and as Units are Transferred pursuant to this Agreement.

ARTICLE II.  CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS

2.1                                 Initial Capital Contributions.  The name, address, initial Capital Contribution and initial Units quantifying the Membership Interest of each of the initial Members are set forth on Exhibit “A” attached hereto, and shall also be set forth on the Unit Holder Register.

2.2                                 Additional Capital Contributions; Additional Units.  No Unit Holder shall be obligated to make any additional Capital Contributions to the Company or to pay any assessment to the Company, other than any unpaid amounts on such Unit Holder’s original Capital Contributions, and no Units shall be subject to any calls, requests or demands for capital.  Subject to Section 5.6, additional Units may be issued in consideration of Capital Contributions as agreed to between the Governors and the Persons acquiring such Units.    The Members shall have no preemptive rights pursuant to Section 322B.33 of the Act.

2.3                                 Capital Accounts.  A Capital Account shall be maintained for each Unit Holder in accordance with the following provisions:

(a)                                  To each Unit Holder’s Capital Account there shall be credited:  (i) such Unit Holder’s Capital Contributions; (ii) such Unit Holder’s distributive share of Profits and any items in the nature of income or gain which are specially allocated pursuant to Sections 3.3 and 3.4 of this Agreement; and (iii) the amount of any Company liabilities assumed by such Unit Holder or which are secured by any Property distributed to such Unit Holder;

(b)                                 To each Unit Holder’s Capital Account there shall be debited:  (i) the amount of money and the Gross Asset Value of any Property distributed to such Unit Holder pursuant to any provision of this Agreement; (ii) such Unit Holder’s distributive share of Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Sections 3.3 and 3.4 of this Agreement; and (iii) the amount of any liabilities of such Unit Holder assumed by the Company or which are secured by any Property contributed by such Unit Holder to the Company;

(c)                                  In the event Units are Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the Transferred Units; and

(d)                                 In determining the amount of any liability for purposes of subparagraphs (a) and (b) above Code Section 752(c) and any other applicable provisions of the Code and Regulations shall be taken into account.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent therewith.  In the event the Governors  determine that it is prudent to modify the manner in which Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Company or any Unit Holders), are computed in order to comply with such Regulations, the Governors may make such modification, provided that it is not likely to have a material effect on the amounts distributed to any Person pursuant to Article X of this Agreement upon the dissolution of the Company.  The Governors also shall:  (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Unit Holders and the amount of capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q); and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).

ARTICLE III.  ALLOCATIONS

3.1                                 Profits.  After giving effect to the special allocations in Sections 3.3 and 3.4 of this Agreement, Profits for any Fiscal Year shall be allocated among the Unit Holders in proportion to Units held.

3.2                                 Losses.  After giving effect to the special allocations in Sections 3.3 and 3.4 of this Agreement, Losses for any Fiscal Year shall be allocated among the Unit Holders in proportion to Units held.

3.3                                 Special Allocations.  The following special allocations shall be made in the following order:

(a)                                  Minimum Gain Chargeback.  Except as otherwise provided in Section 1.704-2(f) of the Regulations, notwithstanding any other provision of this Article III, if there is a net decrease in Company Minimum Gain during any Fiscal Year, each Unit Holder shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Unit Holder’s share of the net decrease in Company Minimum Gain, determined in accordance with Regulations Section 1.704-2(g).  Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Unit Holder pursuant thereto.  The items to be so allocated shall be determined in accordance with Sections 1.704-2(f)(6) and 1.704-2(j)(2) of the Regulations.  This Section 3.3(a) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

(b)                                 Unit Holder Minimum Gain Chargeback.  Except as otherwise provided in Section 1.704-2(i)(4) of the Regulations, notwithstanding any other provision of this Article III, if there is a net decrease in Unit Holder Nonrecourse Debt Minimum Gain attributable to a Unit Holder Nonrecourse Debt during any Fiscal Year, each Unit Holder who has a share of the Unit Holder Nonrecourse Debt Minimum Gain attributable to such Unit Holder Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Regulations, shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Unit Holder’s share of the net decrease in Unit Holder Nonrecourse Debt Minimum Gain, determined in accordance with Regulations Section 1.704-2(i)(4).  Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Unit Holder pursuant thereto.  The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Regulations.  This Section 3.3(b) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.

(c)                                  Qualified Income Offset.  In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6) of the Regulations, items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit as soon as practicable, provided that an allocation pursuant to this Section 3.3(c) shall be made only if and to the extent that the Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article III have been tentatively made as if this Section 3.3(c) were not in the Agreement.

(d)                                 Gross Income Allocation.  In the event any Member has a deficit Capital Account at the end of any Fiscal Year which is in excess of the sum of:  (i) the amount such Member is obligated to restore pursuant to any provision of this Agreement; and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations, then in such circumstance each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 3.3(d) shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article III have been made as if Sections 3.3(c) and 3.3(d) were not in this Agreement.

(e)                                  Nonrecourse Deductions.  Nonrecourse Deductions for any Fiscal Year or other period shall be specially allocated among the Members in proportion to Units held.

(f)                                    Unit Holder Nonrecourse Deductions.  Any Unit Holder Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Unit Holder who bears the economic risk of loss with respect to the Unit Holder Nonrecourse Debt to which such Unit Holder Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(1).

(g)                                 Section 754 Adjustments.  To the extent an adjustment to the adjusted tax basis of any Company asset, pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Unit Holder in complete liquidation of such Unit Holder’s interest in the Company, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Unit Holders in accordance with their interests in the Company in the event Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Unit Holder to whom such distribution was made in the event Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

(h)                                 Allocations Relating to Taxable Issuance of Company Units.  Any income, gain, loss or deduction realized as a direct or indirect result of the issuance of Units by the Company to a Unit Holder (the “Issuance Items”) shall be allocated among the Unit Holders so that, to the extent possible, the net amount of such Issuance Items, together with all other allocations under this Agreement to each Unit Holder shall be equal to the net amount that would have been allocated to each such Unit Holder if the Issuance Items had not been realized.

3.4                                 Regulatory Allocations.  The allocations set forth in Sections 3.3(a), 3.3(b), 3.3(c), 3.3(d), 3.3(e), 3.3(f), 3.3(g) and 3.5 (the “Regulatory Allocations”) are intended to comply with certain requirements of the Regulations.  It is the intent of the Unit Holders that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 3.4.  Therefore, notwithstanding any other provision of this Article III (other than the Regulatory Allocations), the Governors shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner they determine appropriate so that, after such offsetting allocations are made, each Unit Holder’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Unit Holder would have had if the Regulatory Allocations were not part of the Agreement and all Company items were allocated pursuant to Sections 3.1, 3.2, and 3.3(h).

3.5                                 Loss Limitation.  Losses allocated pursuant to Section 3.2 of this Agreement shall not exceed the maximum amount of Losses that can be allocated without causing any Unit Holder to have an Adjusted Capital Account Deficit at the end of any Fiscal Year.  In the event some but not all of the Unit Holders would have Adjusted Capital Account Deficits as a consequence of an allocation of Losses pursuant to Section 3.2 of this Agreement, the limitation set forth in this Section 3.5 shall be applied on a Unit Holder by Unit Holder basis and Losses not allocable to any Unit Holder as a result of such limitation shall be allocated to the other Unit Holders in accordance with the positive balances in such Unit Holder’s Capital Accounts so as to allocate the maximum permissible Losses to each Unit Holder under Section 1.704-1(b)(2)(ii)(d) of the Regulations.

3.6                                 Other Allocation Rules.

(a)                                  For purposes of determining Profits, Losses and any other items allocable to any period, Profits, Losses and any such other items shall be determined on a daily, monthly or other basis, as determined by the Governors using any permissible method under Code Section 706 and the Regulations thereunder.

(b)                                 The Unit Holders are aware of the income tax consequences of the allocations made by this Article III and hereby agree to be bound by the provisions of this Article III in reporting their shares of Company income and loss for income tax purposes.

(c)                                  Solely for purposes of determining a Unit Holder’s proportionate share of the “excess nonrecourse liabilities” of the Company within the meaning of Regulations Section 1.752-3(a)(3), the Unit Holders’ aggregate interests in Company Profits shall be deemed to be as provided in the Capital Accounts.  To the extent permitted by Section 1.704-2(h)(3) of the Regulations, the Governors shall endeavor to treat distributions of Net Cash Flow as having been made from the proceeds of a Nonrecourse Liability or a Unit Holder Nonrecourse Debt only to the extent that such distributions would cause or increase an Adjusted Capital Account Deficit for any Unit Holder.

(d)                                 Profits and Losses to the Unit Holders shall be allocated among the Unit Holders in the ratio which each Unit Holder’s Units bears to the total number of Units issued and outstanding.

3.7                                 Tax Allocations; Code Section 704(c).  In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any Property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Unit Holders so as to take account of any variation between the adjusted basis of such Property to the Company for federal income tax purposes and its initial Gross Asset Value.  In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (ii) of the definition of Gross Asset Value in Section 1.10(t) of this Agreement, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder.  Any elections or other decisions relating to such allocations shall be made by the Governors in any manner that reasonably reflects the purpose and intention of this Agreement.  Allocations pursuant to this Section 3.7 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Unit Holder’s Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of this Agreement.

3.8                                 Tax Credit Allocations.  All income tax credits with respect to the Company’s property or operations shall be allocated among the Members in accordance with their respective Membership Interests for the Fiscal Year during which the expenditure, production, sale or other event giving rise to such credits occurs.  This Section 3.8 is intended to comply with the applicable tax credit allocation principles of Regulations Section 1.704-1(b)(4)(ii) and shall be interpreted consistently therewith.

ARTICLE IV.  DISTRIBUTIONS

4.1                                 Net Cash Flow.  Subject to the terms and conditions of any applicable loan covenants and restrictions, the Governors, in their sole discretion, shall make distributions of Net Cash Flow, if any, to the Unit Holders in proportion to Units held.  In determining Net Cash Flow, the Governors shall endeavor to provide for cash distributions at such times and in such amounts as will permit the Unit Holders to make timely payment of income taxes.

4.2                                 Amounts Withheld.  All amounts withheld pursuant to the Code or any provision of any state, local or foreign tax law with respect to any payment, distribution or allocation to the Company or the Unit Holders shall be treated as amounts paid or distributed, as the case may be, to the Unit Holders with respect to which such amount was withheld pursuant to this Section 4.2 for all purposes under this Agreement.  The Company is authorized to withhold from payments and distributions, or with respect to allocations, to the Unit Holders and to pay over to any federal, state, local or foreign government, any amounts required to be so withheld, and shall allocate any such amounts to the Unit Holders with respect to which such amount was withheld.

4.3                                 Limitations on Distributions.  The Company shall make no distributions to the Unit Holders except as provided in this Article IV and in Article X of this Agreement.  Notwithstanding any other provision, no distribution shall be made if not permitted to be made under the Act.

ARTICLE V.  MANAGEMENT

5.1                                 Board of Governors.  Except as otherwise provided in this Agreement or required by law, the Governors shall direct the business and affairs and exercise all of the powers of the Company, and shall adopt such policies, rules, regulations and actions as they deem advisable.  Subject to Section 5.6 of this Agreement or any other express provisions of this Agreement, the business and affairs of the Company shall be managed by or under the direction of the Governors and not by the Members.  No Member, other than a Member acting in his or her capacity as a Governor or Officer of the Company, has the power or authority to act for or on behalf of the Company, to bind the Company by any act, or to incur any expenditures on behalf of the Company.

5.2                                 Number of Governors.  The number of Governors shall be a minimum of Three (3) and a maximum of Fifteen (15).  Prior to any action by the Members to change or fix the number of Governors, the number of Governors may be changed from time to time within that variable range by the Governors.  Once the Members have taken action to change or fix the number of Governors, the Governors shall no longer have any authority to change the number of Governors from the number last approved by the Members.  The Members may increase or decrease the number of Governors last approved, and may change from a variable range to a fixed number or vice versa, at any annual or special meeting.  At the first annual meeting of Members and at each annual meeting thereafter the Members shall elect Governors to hold office for the term for which elected, and until the successors of such Governor shall have been elected and qualified.  Governors need not be residents of the State of Minnesota or Members of the Company.

5.3                                 Election of Governors.

(a)                                  Election of Governors and Terms.  The initial Governors shall be appointed by the initial Members and shall serve until the first annual meeting of the Members following the date on which substantial operations of the Facilities commence, and in all cases until a successor is elected and qualified, or until the earlier death, resignation, removal or disqualification of any such Governor.  In accordance with Section 5.2 of this Agreement, at the first annual meeting of the Members following the date on which substantial operations of the Facilities commence, the number of Governors shall automatically become fixed at Nine (9).  After the expiration of the initial terms of the Governors, at each annual meeting of the Members, Governors shall be elected by the Members for staggered terms of Three (3) years (except as hereafter provided with respect to the initial terms of Group I and Group II Governors) and until a successor is elected and qualified, or until the earlier death, resignation, removal or disqualification of any such Governor.  The initial Governors shall conduct a lottery to separately identify the Governor positions to be elected at the first annual meeting following the date on which substantial operations of the Facilities commence, and shall so classify each such Governor position as Group I, Group II or Group III, with such classification to serve as the basis for the staggering of terms among the elected Governors.  The term of Group I Governors shall expire first (initial term of 1 year with successors elected to 3 year terms thereafter), followed by those of Group II Governors (initial term of 2 years with successors elected to 3 year terms thereafter), and then Group III Governors (initial and subsequent terms of 3 years).

(b)                                 Nominations for Governors.  One or more nominees for Governor positions up for election shall be named by the then-current Governors or by a nominating committee established by the Governors.  Nominations for the election of Governors may also be made by any Member entitled to vote in the election of Governors.  Any Member that intends to nominate a Person for election as a Governor may do so only if written notice of such Member’s intent to make such nomination is given, either by personal delivery or by United Stated mail, postage prepaid, to the Secretary of the Company not less than Forty-five (45) nor more than Ninety (90) days prior to the annual meeting of the Company at which such elections are to be held.  Each such notice shall set forth:  (i) the name and address of record of the Member who intends to make the nomination; (ii) a representation that the Member is a holder of record of Units entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the Person specified in the notice; (iii) the name, age, address and principal occupation or employment of each nominee; (iv) a description of all arrangements or understandings between the Member and each nominee and any other Person(s) pursuant to which such nominations are to be made; (v) such other information regarding each nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (vi) the consent of each nominee to serve as a Governor of the Company if so elected.  The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a Governor.  The presiding Officer of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedures, and if so determined, the defective nomination shall be disregarded.  The amendment or repeal of this Section 5.3 or the adoption of any provision inconsistent therewith shall require the approval of a majority of the Membership Voting Interests.

5.4                                 Authority of Governors.  Subject to the limitations and restrictions set forth in this Agreement and the Act, the Governors shall direct the management of the business and affairs of the Company and shall have all of the rights and powers which may be possessed by a “Governor” under the Act including, without limitation, the right and power to do or perform, and the further right and power by resolution to delegate to the Officers or such other Persons as the Governors deem appropriate, the right and power to do or perform, the following:

(a)                                  Conduct the business and carry on the operations of the Company, and have and exercise the powers granted by the Act in any state, territory, district or possession of the United States, or in any foreign country, which may be necessary or convenient to effect any or all of the purposes for which the Company is organized;

(b)                                 Acquire by purchase, lease or otherwise any real or personal property which may be necessary, convenient, or incidental to the accomplishment of the purposes of the Company;

(c)                                  Operate, maintain, finance, improve, construct, own, operate, sell, convey, assign, mortgage and lease any real estate and any personal property necessary, convenient, or incidental to the accomplishment of the purposes of the Company;

(d)                                 Execute any and all agreements, contracts, documents, certifications and instruments necessary or convenient in connection with the management, maintenance and operation of the business and affairs of the Company, including executing amendments to this Agreement and the Articles in accordance with the terms of this Agreement, both as Governors and where permitted, as attorney-in-fact for the Members pursuant to any power of attorney granted by the Members to the Governors;

(e)                                  Borrow money and issue evidences of indebtedness necessary, convenient, or incidental to the accomplishment of the purposes of the Company, and secure the same by mortgage, pledge or other lien on any Company assets;

(f)                                    Execute, in furtherance of any or all of the purposes of the Company, any deed, lease, mortgage, deed of trust, mortgage note, promissory note, bill of sale, contract or other instrument purporting to convey or encumber any or all of the Company assets;

(g)                                 Prepay in whole or in part, refinance, increase, modify or extend any liabilities affecting the assets of the Company and in connection therewith, execute any extensions or renewals of encumbrances on any or all of such assets;

(h)                                 Care for and distribute funds to the Members by way of cash income, return of capital or otherwise, all in accordance with the provisions of this Agreement, and perform all matters in furtherance of the objectives of the Company and this Agreement;

(i)                                     Hire or contract on behalf of the Company for the employment and services of employees and independent contractors, and delegate to such Persons the duty to manage or supervise any of the assets or operations of the Company;

(j)                                     Engage in any kind of activity and perform and carry out contracts of any kind necessary or incidental to, or in connection with, the accomplishment of the purposes of the Company, as may be lawfully carried on or performed by a limited liability company under the laws of each state in which the Company is then formed or qualified;

(k)                                  Take, or refrain from taking, all actions, not expressly proscribed or limited by this Agreement or the Articles, as may be necessary or appropriate to accomplish the purposes of the Company;

(l)                                     Institute, prosecute, defend, settle, compromise and dismiss lawsuits or other judicial or administrative proceedings brought on or in behalf of, or against, the Company, the Members or the Governors or Officers in connection with activities arising out of, connected with, or incidental to this Agreement, and engage counsel or others in connection therewith;

(m)                               Purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in or obligations of domestic or foreign corporations, associations, general or limited partnerships, other limited liability companies, or individuals or direct or indirect obligations of the United States or of any government, state, territory, government district or municipality or of any instrumentality of any of them;

(n)                                 Agree with any Person as to the form and other terms and conditions of such Person’s Capital Contribution to the Company and cause the Company to issue Membership Interests and Units in consideration for such Capital Contribution;  and

(o)                                 Indemnify Members, Governors or Officers, or former Members, Governors or Officers, and to make any other indemnification that is authorized by this Agreement in accordance with, and to the fullest extent permitted by, the Act.

5.5                                 Governor as Agent.  Notwithstanding the power and authority of the Governors to manage the business and affairs of the Company, no Governor shall have authority to act as agent for the Company for the purposes of its business (including the execution of any instrument on behalf of the Company) unless the Governors have authorized the Governor to take such action.

5.6                                 Restrictions on Authority of Governors.

(a)                                  Notwithstanding any provision in this Agreement to the contrary, the Governors shall not have authority to, and they covenant and agree that they shall not, do any of the following acts without the unanimous consent of the Members:

(i)                                     Cause or permit the Company to engage in any activity that is not consistent with the purposes of the Company as set forth in Section 1.3 of this Agreement;

(ii)                                  Knowingly engage in any act in contravention of this Agreement or which would make it impossible to carry on the ordinary business of the Company, except as otherwise provided in this Agreement;

(iii)                               Possess Company Property, or assign rights in specific Company Property, for other than a Company purpose; or

(iv)                              Cause the Company to voluntarily take any action that would cause a bankruptcy of the Company.

(b)                               The Governors shall not have authority to, and they covenant and agree that they shall not cause the Company to, without the consent of a majority of the Membership Voting Interests:

(i)                                     Merge, consolidate, exchange or otherwise dispose of all or substantially all of the Property, except for a liquidating sale of the Property in connection with the dissolution of the Company;

(ii)                                  Issue Units at a purchase price of less than $5,000 per Unit;

(iii)                               Issue more than an aggregate of 10,000 Units; or

(iv)                              Cause the Company to acquire any equity or debt securities of any Governor or any of its Affiliates, or otherwise make loans to any Governor or any of its Affiliates.

The actions specified herein as requiring the consent of the Members shall be in addition to any actions by the Governor that are specified in the Act as requiring the consent or approval of the Members.  Unless otherwise required by this Agreement or the Act, any such required consent or approval may be given by a vote of a majority of the Membership Voting Interests.

5.7                                 Meetings.  A regular meeting of the Governors shall be held, without other notice than this Section, immediately after, and at the same place as, the annual meeting of the Members.  Additionally, the Governors may, by resolution, prescribe the time and place for holding regular meetings and may provide that such resolution constitutes notice thereof.  If the Governors do not prescribe the time and place for the holding of regular meetings, such regular meetings shall be held at the time and place specified in the notice of each such regular meeting.  Unless otherwise prescribed by statute, special meetings may be called by, or at the request of, the President or any Two (2) or more Governors.  The Governors may designate any location as the place of any regular or special meeting.  If no designation is made, the place of meeting shall be the principal office of the Company.

5.8                                 Notice.  Notice shall be given to each Governor with respect to any special meeting of the Governors,  stating the date, time and place of the meeting.  Such notice shall be given at least Two (2)

days prior thereto and shall be in writing, unless oral notice is reasonable under the circumstances.  If mailed, such notice shall be deemed to be delivered on the earlier of Five (5) days after deposit in the U.S. mail addressed to the Governor’s address as shown on the Company’s records with postage prepaid, or upon receipt.  Any Governor may waive notice of any meeting.  Except as provided in the next sentence, the waiver must be in writing, signed by the Governor entitled to notice, and filed with the minutes relating to the action taken.  A Governor’s attendance at a meeting shall constitute a waiver of notice of such meeting, except where such Governor attends the meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Governors need be specified in the notice or waiver of notice of such meeting.

5.9                                 Conduct of Meeting.  All Governors, to the extent possible, shall personally attend all Governors meetings.  However, any Governor may participate in any regular or special meeting by any means of communication by which all Governors participating may simultaneously hear each other during the meeting.  A Governor participating in a meeting by this means is deemed to be present in person.

5.10                           Quorum.  A majority of the duly elected and qualified Governors shall constitute a quorum for the transaction of business.  If less than a quorum is represented at a meeting, the Governors represented may adjourn the meeting and reschedule it for a later date without further notice.  At such adjourned and rescheduled meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the original meeting.  Governors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of Governors to leave less than a quorum.

5.11                           Manner of Acting; Informal Action.  Except as otherwise provided in this Agreement, the act of a majority of the Governors at a meeting at which a quorum is present shall be the act of the Governors.  Unless otherwise provided by law, any action required or permitted to be taken at a meeting of the Governors may be taken without a meeting if a consent in writing setting forth the action so taken is signed by all Governors entitled to vote with respect the subject matter thereof.

5.12                           Absentee Governor.  A Governor may give advance written consent or opposition to a proposal to be acted on at a meeting of the Governors.  If the Governor is not present at the meeting, consent or opposition to a proposal does not constitute presence for purpose of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the Governor has consented or objected.

5.13                           Presumption of Assent.  A Governor present at a meeting shall be presumed to have assented to action taken, unless the dissent of such Governor is entered in the minutes of the meeting or unless such Governor files a written dissent to such action with the other Governors before the adjournment thereof or forwards such dissent by mail to the other Governors immediately after the adjournment thereof.  Such right to dissent shall not apply to a Governor who voted in favor of an action.

5.14                           Removal of Governors.  The Members may remove a Governor, with or without cause, at a meeting called for that purpose, if notice has been given that a purpose of the meeting is such removal.

5.15                           Vacancies.  Any vacancy occurring in the Board of Governors may be filled by the affirmative vote of a majority of the remaining Governors.  A Governor elected to fill a vacancy shall be elected for the unexpired term of such Governor’s predecessor in office.  Any vacancy to be filled by reason of any increase in the number of Governors shall be filled by election at an annual or special meeting of the Members called for that purpose.

5.16                           Compensation.   The Governors shall have authority to establish reasonable compensation of all Governors for services to the Company as Governors, officers or otherwise, and to provide for reimbursement to Governors of their reasonable expenses of attending Governors’ meetings.

5.17                           Committees; Authority. The Governors may create such committees, and appoint such Governors to serve on them, as the Governors deem appropriate.  Each committee must have Two (2) or more Governors, who serve at the pleasure of the Governors.  The creation of a committee, and the appointment of Governors to serve on it, must be approved by a majority of the Governors.  The procedural requirements for Board of Governor meetings under this Article V shall also apply to committee meetings.  Committees may exercise only those aspects of the Governors’ authority which are expressly conferred by the Governors by express resolution.  Notwithstanding the foregoing, however, a committee may not, under any circumstances:  (i) apportion or authorize distributions; (ii) approve or propose any action for which the Act requires Member approval; (iii) elect Officers; (iv) fill vacancies on the Board of Governors or on any of its committees; (v) adopt, amend, or repeal the Articles or this Agreement; (vi) approve a plan of merger; (vii) authorize or approve the reacquisition of Units, except according to a formula or method prescribed by the Governors; or (ix) authorize or approve the issuance or sale or contract for sale of Units or determine the designation and relative rights, preferences, and limitations of a class or series of Units.

5.18                           Voting; Potential Financial Interest.  Any Governor shall be disqualified from voting on any matter solely by reason of such Governor’s (or his/her Affiliate’s) potential financial interest in the outcome of such vote  regardless of whether the Governor reasonably disclosed the potential conflict of interest at the time of such vote.

5.19                           Duties and Obligations of Governors.  The Governors shall cause the Company to conduct its business and operations separate and apart from that of any Governor or any Governor’s Affiliates.  The Governors shall take all actions which may be necessary or appropriate:  (i) for the continuation of the Company’s valid existence as a limited liability company under the laws of the State of Minnesota and each other jurisdiction in which such existence is necessary to protect the limited liability of Members or to enable the Company to conduct the business in which it is engaged; and (ii) for the accomplishment of the Company’s purposes, including the acquisition, development, maintenance, preservation, and operation of Company Property in accordance with the provisions of this Agreement and applicable laws and regulations.  Each Governor shall have the duty to discharge the foregoing duties in good faith, in a manner the Governor believes to be in the best interests of the Company, and with the care an ordinarily prudent person in a like position would exercise under similar circumstances.  The Governors shall have a fiduciary responsibility for the safekeeping and use of all funds and assets of the Company, whether or not in the Governor’s immediate possession or control.  The Governors shall not employ, or permit another to employ, such funds or assets in any manner except for the exclusive benefit of the Company.  The Company shall not permit Members to contract away the fiduciary obligation owed to Members by Governors under the common law.  The Governors shall be under no other fiduciary duty to the Company or the Members to conduct the affairs of the Company in a particular manner.  Governors shall not receive any rebates or give-ups, nor may they participate in any reciprocal business arrangements.  No Governor shall directly or indirectly pay or award any commissions or other compensation to any Person engaged to sell Units or give investment advice to potential Members, provided that this clause shall not prohibit the payment to a registered broker-dealer or other properly licensed Person of normal sales commissions for selling Units. All material and affiliated transactions and loans, and any forgiveness of loans, must be approved by a majority of the Company’s independent governors as defined in Section 1.10(s) who do not have an interest in the transactions and who have access, at the Company’s expense, to Company’s legal counsel.

5.20                           Officers.  The officers of the Company shall be appointed by the Governors and shall include a President, a Vice-President, a Secretary, a Treasurer, and such other Officers and assistant Officers as the Governors shall determine.  One person may simultaneously hold more than one office.  The Officers’ terms shall be specified by the Governors.  If no term is specified, they shall hold office until the first meeting of the Governors held after the next annual meeting of the Members.  If the appointment of Officers shall not be made at such meeting, such appointment shall be made as soon thereafter as is convenient.  Each Officer shall hold office until the officer’s successor is duly appointed and qualified, until the Officer’s death, or until the Officer resigns or is removed by the Governors.  The designation of a specified term does not grant to an Officer any contract rights; and unless otherwise provided in a signed contract with the Company, Officers will be “at-will employees” subject to removal by the Governors at any time, with or without cause.

Any officer may resign at any time by giving written notice to the President or the Secretary of the Company.  Unless otherwise noted in the notice, the resignation shall be effective upon receipt.

The Officers, and their duties and responsibilities shall be as follows:

(a)                                  President.  The President shall be the chief executive officer of the Company and shall, subject to Governors’ control, generally supervise and control the Company’s business and affairs.  The President shall, when present, preside at all Governors’ and Member meetings, and shall perform all duties incident to the office of President and such other duties as may be prescribed by this Agreement or by the Governors.  For purposes of the Act, the President shall be deemed the Chief Manager (as such term is defined and used in the Act) of the Company.

(b)                                 The Vice President(s).  If one or more Vice Presidents are appointed by the Governors, the Vice President (or in the event there be more than one, the appropriate Vice President, as designated by the Governors, or in the absence of any designation, then in the order of appointment) shall perform the duties of the President in the event of the President’s absence, death, inability or refusal to act.  When so acting, a Vice President shall have all of the powers, and be subject to all of the restrictions upon, the President.  In addition, Vice Presidents shall perform such other duties as may be prescribed by this Agreement or by the Governors.

(c)                                  The Secretary.  The Secretary shall:  (i) keep the minutes of the Governor and Member meetings; (ii) see that all notices are duly given in accordance with this Agreement and as required by law; (iii) serve as the custodian of the Company’s records; (iv) when requested or required, authenticate any Company records; (v) keep and maintain the Unit Holder Register and the Unit transfer books of the Company; and (vi) perform all duties incident to the office of Secretary and such other duties as may be prescribed by this Agreement or by the Governors.

(d)                                 The Treasurer.  The Treasurer shall be the chief financial officer of the Company and shall:  (i) have charge and custody of, and be responsible for, all funds and securities of the Company; (ii) receive and give receipts for moneys due and payable to the Company, and deposit all such moneys in the name of the Company in such banks, trust companies or other depositories as shall be selected in accordance with this Agreement; and (iv) generally perform all duties incident to the office of Treasurer and such other duties as may be prescribed by this Agreement or by the Governors.

(e)                                  Other Assistants and Acting Officers.  The Governors shall have the power to appoint any Person to act as assistant to any Officer, or to perform the duties of such Officer, whenever for any reason it is impracticable for such officer to act personally.  Any such assistant or acting Officer shall have the power to perform all the duties of the office to which he or she is appointed to be an assistant, or as to which he or she is appointed to act, except as such power may be otherwise defined or restricted by the Governors.  Additionally, unless prohibited by a resolution of the Governors, any Officer may delegate in writing some or all of the duties and powers of such Officer’s position to other Persons.  An Officer who delegates the duties or powers of an office remains subject to the standard of conduct for such Officer with respect to the discharge of all duties and powers so delegated.

Salaries of the Officers shall be fixed from time to time by the Governors, and no Officer shall be prevented from receiving a salary due to the fact that such Officer is also a Governor.

5.21                           Execution of Instruments.  All deeds, mortgages, bonds, checks, contracts and other instruments pertaining to the business and affairs of the Company shall be signed on behalf of the Company by:  (i) the President; or (ii) such other Officers or Persons who may be authorized to do so by specific resolution of the Governors.

5.22                           Limitation of Liability; Indemnification.  To the maximum extent permitted under the Act and other applicable law, the Company, its receiver, or its trustee (in the case of its receiver or trustee, to the extent of Company Property) shall indemnify, save and hold harmless, and pay all judgments and claims against each Governor or Officer relating to any liability or damage incurred by reason of any act performed or omitted to be performed by such Governor or Officer, in connection with the business of the Company, or in the event of any action by a Unit Holder against a Governor, including a derivative suit, including reasonable attorneys’ fees incurred by such Governor or officer in connection with the defense of any action based on any such act or omission, provided that (i) the Governor or officer has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interest of the Company; (ii) the Governor or officer was acting on behalf of or performing services for the Company; (iii) such liability or loss was not the result of negligence or misconduct by the Governor or officer; and (iv) such indemnification or agreement to hold harmless is recoverable only out of Company net assets and not from the holders of any Membership Interests.  The advancement of Company funds to a Governor or officer for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought shall be allowed only if: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company; (ii) the legal action is initiated by a third party who is not a holder of any Membership Interests, or the legal action is initiated by a holder of a Membership Interest and a court of competent jurisdiction specifically approves such advancement; and (iii) the Governor or officer undertakes to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, in cases in which such person is found not to be entitled to indemnification.  Notwithstanding anything to the contrary above, a Governor or officer shall be indemnified for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws only if one or more of the following conditions is met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made, and the court of law considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws.  The Company may purchase and maintain insurance on behalf of any Person in such Person’s official capacity against any liability asserted against and incurred by such Person in or arising from that capacity, so long as the Company does not incur the cost of that portion of liability insurance which insures such Person for any liability as to which the Person is prohibited from being indemnified under this paragraph.

ARTICLE VI.  MEMBERSHIP UNITS; MEMBERS

6.1                                 Membership Units.  The Company is initially organized with One (1) class of Membership Interests, designated in Units, which Units are initially the only class of equity in the Company.  The Units shall have no par value and shall be of a single class with identical rights.  The Company shall have a first lien on the Units of any Member for any debt or liability owed by such Member to the Company.  Additional and different classes of Membership Interests represented by different Units may be created and issued to new or existing Members on such terms and conditions as the Governors may determine.  Such additional and different classes may have different rights, powers and preferences (including, without limitation, voting rights and distribution preferences), which may be superior to those of existing Members.  Members shall have no preemptive rights to acquire additional or newly created Units.

6.2                                 Certificates; Surrender for Transfer.  Certificates representing Units shall be in such form as shall be determined by the Governors, in their discretion.  If a certificate is lost, destroyed or mutilated, a new one may be issued upon such terms and indemnity to the Company as the Governors may prescribe.  No new certificate shall be issued until the former certificate for a like number of Units has been surrendered and canceled.

6.3                                 Members.  Each Person who desires to become a Member must complete and execute a signature page to this Agreement in the form of Exhibit “B” attached hereto and such other documents as may be required by the Governors.  Membership Interests and Units of the Members shall be set forth on Exhibit “A” to this Agreement, as amended from time to time.

6.4                                 Additional Members.  No Person shall become a Member without the approval of the Governors.  The Governors may refuse to admit any Person as a Member in their sole discretion.  Any such admission must comply with the requirements described in this Agreement and will be effective only after such Person has executed and delivered to the Company such documentation as determined by the Governors to be necessary and appropriate to effect such admission.

6.5                                 Members’ Voting Rights.  Each Member shall be entitled to One (1) vote for each Unit registered in the name of such Member (as shown in the Unit Holder Register) as to any matter for which such Member is entitled to vote under this Agreement or the Act.  Members do not have cumulative voting rights as to any matter.  Except as otherwise expressly provided for in this Agreement, Members shall not have any right or power to take part in the management or control of the Company or its business and affairs or to act for or bind the Company in any way.

6.6                                 Member Meetings.  Beginning with the fiscal year ending in calendar year 2006, or sooner as determined by the Governors, and each Fiscal Year thereafter, an annual meeting of the Members shall be held within One Hundred Eighty (180) days of the close of the Company’s Fiscal Year, at a time and date determined by the Governors.  Special meetings of the Members, for any purpose(s) described in the meeting notice, may be called by the Governors, and shall be called by the Governors at the request of not less than ten percent (10%) of all Members.  A call by the Members for a special meeting shall be in writing, signed by the persons calling for the same, addressed and delivered to the Secretary, and shall state the time and purpose(s) of such meeting.

6.7                                 Place of Meeting.  The Governors, or in the absence of action by the Governors, the President, may designate any place within or without of the State of Minnesota as the place for any meeting of the Members, unless by written consents, all Members entitled to vote at the meeting designate a different place for the holding of such meeting.  If no designation is made by the Governors, the President or by unanimous action of the Members, the place of meetings shall be at the principal office of the Company in the State of Minnesota.

6.8                                 Conduct of Meetings.  All meetings of the Members shall be presided over by the President.  All meetings of the Members shall be conducted with such rules and procedures as may be determined by the President in his or her discretion.  Subject to the discretion of the Governors, the Members may participate in any Member meeting by means of telephone conference or similar means of communication by which all participants in the meeting can hear and be heard by all other participants.

6.9                                 Notice.  Written notice stating the place and time of any annual or special Member meeting shall be delivered or mailed not less than Fifteen (15) nor more than Sixty (60) days prior to the meeting date, to each Member of record entitled to vote at such meeting as of the close of business on the day before said notice is delivered or mailed.  Notice of a special meeting of the Members shall be provided to the Members within Ten (10) days of the Secretary’s receipt of a call by the Members for a specical meeting in accordance with Section 6.6.  Such notices shall be deemed to be effective upon the earlier of:  (i) deposit postage-prepaid in the U.S. mail, addressed to the Member at the Member’s address as it appears on the Unit Holder Register, or such other address as may have been provided in writing to the Company by a Member; (ii) the date shown on the return receipt if sent by registered or certified mail, return receipt requested; or (iii) actual receipt.

6.10                           Contents of Notice.  The notice of each Member meeting shall include a description of the purpose(s) for which the meeting is called.  If a purpose of any Member meeting is to consider:  (i) a proposed amendment to or restatement of the Articles requiring Member approval; (ii) a plan of merger or share exchange; (iii) the sale, lease, exchange or other disposition of all, or substantially all of the Company’s Property; (iv) the dissolution of the Company; or (v) removal of a Governor, then the notice must so state and must be accompanied, as applicable, by a copy or summary of the (1) amendment(s) to the Articles, (2) plan of merger or share exchange, (3) documents relating to the transaction for the disposition of all the Company’s property, and/or (4) plan and Articles of Dissolution.

6.11                           Adjourned Meetings.  If any Member meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place, if the new date, time and place is announced at the meeting before adjournment; provided that, if a new record date for the adjourned meeting is or must be fixed, then notice must be given to new Members as of the new record date.

6.12                           Waiver of Notice.  Whenever any notice is required to be given to any Member under the Act, the Articles or this Agreement, a waiver in writing, signed by such Member shall be deemed equivalent to the giving of such notice.  Furthermore, a Member’s attendance at a meeting waives any objection that the Member might otherwise raise based on lack of notice or defective notice, unless the Member:  (i) objects at the outset of the meeting; or (ii) in the case of an objection claiming that consideration of a particular matter is not within the purposes described in the meeting notice, objects at the time such matter is presented, and in either case, thereafter does not participate in the meeting.

6.13                           Fixing of Record Date.  For purposes of determining the Members entitled to notice of, or to vote at, any Member meeting or any adjournment thereof, or for purposes of determining the Members entitled to receive payment of any distribution, or in order to make a determination of the Members for any other purpose, the Governors may provide that the Unit Transfer books shall be closed for a stated period, not to exceed Sixty (60) days.  If the Unit Transfer books shall be closed for such purpose, such books shall be closed for at least Ten (10) days immediately preceding such meeting.  In lieu of closing the Unit Transfer books, the Governors may fix in advance a date as the record date for any such determination of Members, such date in any case to be not more than Sixty (60) days, and in case of a meeting of Members not less than Ten (10) days, prior to the date on which the particular action requiring such determination is to be taken.  If the Unit Transfer books are not closed and no record date is fixed for the determination, the date on which notice of the meeting is mailed or the date on which the resolution of the Governors declaring a dividend is adopted, as the case may be, shall be the record date for such determination.

When a determination of Members entitled to vote at any meeting of the Members has been made as provided in this Section, such determination shall apply to any adjournment thereof, unless the Governors fix a new record date, which it must do if the meeting is adjourned to a date more than One Hundred Twenty (120) days after the date fixed for the original meeting.

6.14                           Quorum and Proxies.  The presence (in person or by proxy or mail ballot) of Members representing at least fifty percent (50%) of the Membership Voting Interests is required for the transaction of business at a meeting of the Members.  Voting by proxy or by mail ballot shall be permitted on any matter if authorized by the Governors.

6.15                           Voting; Action by Members.  If a quorum is present, the affirmative vote of a majority of the Membership Voting Interests represented at the meeting and entitled to vote on the matter (including units represented in person, by proxy or by mail ballot when authorized by the Governors) shall constitute the act of the Members, unless the vote of a greater or lesser proportion or numbers is otherwise required by this Agreement.

6.16                           Termination of Membership.  If for any reason the membership of a Member is terminated as provided in this Agreement or the Act, the Member whose membership has terminated loses all Membership Voting Interests and shall be considered merely an unadmitted Assignee of the Membership Financial Rights owned before the termination of membership, having only the rights provided for unadmitted Assignees in Section 9.7 hereof.

6.17                           Continuation of the Company.  The Company shall not be dissolved upon the occurrence of any event that is deemed to terminate the continued membership of a Member, but rather the Company shall continue without dissolution, and its affairs shall not be required to be wound up.

6.18                           No Member Right of Redemption or Return of Capital.  Except as otherwise provided in this Agreement or the Act, no Member or transferee of any Member shall have any right to demand or receive a return of his/her/its Capital Contribution or to require the redemption of his/her/its Units.

6.19                           Waiver of Dissenters Rights.  To the fullest extent permitted by the Act, each Member hereby disclaims, waives and agrees not to assert:  (i) any dissenters’ or similar rights under the Act; (ii) any right to require partition or appraisal of the Company or of any of its assets, or to cause the sale of any Company Property; or (iii) any right to maintain any action for partition or to compel any sale with respect to such Member’s Units, or with respect to any Company Property.

6.20                           Loans.  Any Member or Affiliate may, with the consent of the Governors, lend or advance money to the Company, in which case the amount of any such loan or advance shall not be treated as a contribution to the capital of the Company but rather shall be a debt due from the Company, repayable out of the Company’s cash, and shall bear interest at a rate not in excess of the prime rate established, from time to time, by any major bank selected by the Governors for loans to its most creditworthy commercial borrowers, plus Four Percent (4%) per annum.  If a Governor or an Affiliate of a Governor is the lending Member, the rate of interest and the terms and conditions of such loan shall be no less favorable to the Company than if the lender had been an independent third party.  None of the Members or their Affiliates shall be obligated to make any loan or advance to the Company.

ARTICLE VII.  ACCOUNTING, BOOKS AND RECORDS

7.1                                 Accounting, Books and Records.  The books and records of the Company shall be kept, and the financial position and the results of its operations recorded, in accordance with GAAP.  The books and records shall reflect all Company transactions and shall be appropriate and adequate for the Company’s business.  The Company shall maintain at its principal place of business:  (i) a current list of the full name and last known address of each Member and Assignee set forth in alphabetical order, together with the Capital Contributions, Capital Account and Units of each Member and Assignee, such list updated at least quarterly; (ii) the full name and  address of each Governor; (iii) a copy of the Articles and any and all amendments thereto, together with executed copies of any powers of attorney pursuant to which the Articles or any amendments thereto have been executed; (iv) copies of the Company’s federal, state and local income tax and information returns and reports, if any, for the Six (6) most recent taxable years; (v) a copy of this Agreement and any and all amendments hereto, together with executed copies of any powers of attorney pursuant to which this Agreement or any amendments hereto have been executed; and (vi) copies of the financial statements of the Company, if any, for the Six (6) most recent Fiscal Years.  The Company shall use the accrual method of accounting in the preparation of its financial reports and for tax purposes and shall keep its books and records accordingly.

7.2                                 Delivery to Members and Inspection.  Any Member or such Member’s designated representative shall have reasonable access during normal business hours to the information and documents kept by the Company pursuant to Section 7.1 of this Agreement.  Upon the request of any Member, the Governors shall promptly deliver to the requesting Member, at the expense of the requesting Member, a copy of the information required to be maintained under Section 7.1 of this Agreement.  Each Member has the right to:  (i) inspect and copy during normal business hours any of the Company records described in Section 7.1 of this Agreement; and (ii) obtain from the Governors, promptly after their becoming available, copies of the Company’s federal, state and local income tax and information returns for each Fiscal Year.  Each Assignee shall have the right to information regarding the Company only to the extent required by the Act.  Upon the request of a copy of a current Member list, such list shall be mailed to any Member within ten (10) days of the request, such copy to be printed in alphabetical order, on white paper and in a readily readable type size, with a reasonable charge for copy work.  The purposes for which a Member list may be requested include, without limitation, matters relating to Members’ voting rights under the Agreement and the exercise of Members’ rights under federal proxy laws.  Any Person who neglects or refuses to exhibit, produce, or mail a copy of the Member list as requested shall be liable for costs, including attorney’s fees, incurred by the Member for compelling the production of the Member list, and for actual damages suffered by any Member by reason of such refusal or neglect.  It shall be a defense that the actual purpose and reason for the request for inspection is for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a Member relative to the affairs of the Company.

7.3                                 Reports.  The Treasurer of the Company shall be responsible for causing the preparation of financial reports of the Company and the coordination of financial matters of the Company with the Company’s accountants.  The Company shall cause to be delivered to each Member the financial statements listed below, prepared, in each case (other than with respect to Member’s Capital Accounts, which shall be prepared in accordance with this Agreement) in accordance with GAAP consistently applied.  Delivery of the financial statements shall occur as soon as practicable following the end of each Fiscal Year (and in any event not later than 120 days after the end of such Fiscal Year), and at such time as distributions are made to the Unit Holders pursuant to Article X of this Agreement following the occurrence of a Dissolution Event.  The financial statements shall consist of a balance sheet of the Company as of the end of such Fiscal Year and the related statements of operations, Unit Holders’ Capital Accounts and changes therein, and cash flows for such Fiscal Year, together with appropriate notes to such financial statements and supporting schedules, all of which shall be audited and certified by the Company’s accountants, and in each case setting forth in comparative form the corresponding figures for the immediately preceding Fiscal Year end (in the case of the balance sheet) and the Two (2) immediately preceding Fiscal Years (in the case of the statements).  The report shall also contain (i) a report of the activities of the Company during the period covered by the report; (ii) a table comparing previously provided forecasts with actual results during the period covered by the report; (iii)  distributions to participants for the period, separately identifying distributions from cash flow from operations during the period, cash flow from operations during a prior period which have been held as reserves, proceeds from disposition of Company assets and reserves from the gross proceeds of the offering originally obtained from the Members.  The Company will also provide a report within sixty (60) days of the end of the first six months of each fiscal year containing an unaudited balance sheet, an unaudited statement of income for the period then ended, an unaudited statement of Unit Holders’ Capital Accounts and changes therein, an unaudited statement of cash flows for the period then ended and other pertinent material regarding the Company and its activities during the period covered by the report.  The Company shall provide, within seventy-five (75) days after the end of each Fiscal Year, all information necessary for the preparation of the Members’ federal income tax returns.

7.4                                 Tax Matters.  The Governors shall, without any further consent of the Unit Holders being required (except as specifically required herein), make any and all elections for federal, state, local and foreign tax purposes as the Governors shall determine appropriate and shall have the right and authority to represent the Company and the Unit Holders before taxing authorities or courts of competent jurisdiction in tax matters affecting the Company or the Unit Holders in their capacities as Unit Holders, and to file any tax returns and execute any agreements or other documents relating to or affecting such tax matters, including agreements or other documents that bind the Unit Holders with respect to such tax matters or otherwise affect the rights of the Company and the Unit Holders.  The Governors shall designate a Person to be specifically authorized to act as the “Tax Matters Member” under the Code and in any similar capacity under state or local law; provided, however, that the Governors shall have the authority to designate, remove and replace the Tax Matters Member who shall act as the tax matters partner within the meaning of and pursuant to Regulations Sections 301.6231(a)(7)-1 and -2 or any similar provision under state or local law.  Necessary tax information shall be delivered to each Unit Holder as soon as practicable after the end of each Fiscal Year, but not later than Three (3) months after the end of each Fiscal Year.

ARTICLE VIII.  AMENDMENTS

8.1                                 Amendments.  Amendments to this Agreement may be proposed by the Governors or any Member.  Following any such proposal, the Governors shall submit to the Members a verbatim statement of any proposed amendment, and the Governors shall include therewith a recommendation as to the proposed amendment.  The Governors shall seek the written vote of the Members on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate.  A proposed amendment shall be adopted and be effective as an amendment to this Agreement only if approved by the affirmative vote of a majority of the Membership Voting Interests represented at a Member meeting at which a quorum of the Members is present.  Notwithstanding any provision of this Section 8.1 to the contrary, this Agreement shall not be amended without the consent of each Member adversely affected if such amendment would modify the limited liability of a Member, or alter the Membership Financial Rights of a Member.

ARTICLE IX.  TRANSFERS

9.1                                 Restrictions on Transfers.  Except as otherwise permitted by this Agreement, no Member shall Transfer all or any portion of such Member’s Units.  In the event that any Member pledges or otherwise encumbers all or any part of such Member’s Units as security for the payment of a Debt, any such pledge or hypothecation shall be made pursuant to a pledge or hypothecation agreement that requires the pledgee or secured party to be bound by all of the terms and conditions of this Agreement and all other agreements governing the rights and obligations of Unit Holders in the event such pledgee or secured party becomes a Unit Holder hereunder.

9.2                                 Permitted Transfers.  Subject to the conditions and restrictions set forth in this Article IX, a Unit Holder may:  (a) at any time Transfer all or any portion of such Unit Holder’s Units (i) to the transferor’s administrator or trustee to whom such Units are Transferred involuntarily by operation of law, or (ii) without consideration to or in trust for descendants of a Member; or (b) at any time following the date on which substantial operations of the Facilities commence, Transfer all or any portion of such Unit Holder’s Units (i) to any Person approved by the Governors, in writing, or (ii) to any Affiliate or Related Party of such Unit Holder.  Any such Transfer set forth in this Section 9.2 and meeting the conditions set forth in Section 9.3 below is referred to herein as a “Permitted Transfer.”

9.3                                 Conditions Precedent to Transfers.  In addition to the conditions set forth above, no Transfer of Units shall be effective unless and until all of the following conditions have been satisfied:

(a)                                  Except in the case of a Transfer involuntarily by operation of law, the transferor and transferee shall execute and deliver to the Company such documents and instruments of Transfer as may be necessary or appropriate in the opinion of counsel to the Company to affect such Transfer.  In the case of a Transfer of Units involuntarily by operation of law, the Transfer shall be confirmed by presentation to the Company of legal evidence of such Transfer, in form and substance satisfactory to counsel to the Company.  In all cases, the transferor and/or transferee shall pay all reasonable costs and expenses connected with the Transfer and the admission of the Transferee as a Member and incurred as a result of such Transfer, including but not limited to, legal fees and costs.

(b)                                 The transferor and transferee shall furnish the Company with the transferee’s taxpayer identification number, sufficient information to determine the transferee’s initial tax basis in the Units Transferred, and any other information reasonably necessary to permit the Company to file all required federal and state tax returns and other legally required information statements or returns.  The Company shall not be required to make any distribution otherwise provided for in this Agreement with respect to any Transferred Units until it has received such information.

(c)                                  Except in the case of a Transfer of any Units involuntarily by operation of law, either (i) such Units shall be registered under the Securities Act, and any applicable state securities laws, or (ii) the transferor shall provide an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Governors, to the effect that such Transfer is exempt from all applicable registration requirements and that such Transfer will not violate any applicable laws regulating the Transfer of securities.

(d)                                 Except in the case of a Transfer of Units involuntarily by operation of law, the transferor shall provide an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Governors, to the effect that such Transfer will not cause the Company to be deemed to be an “investment company” under the Investment Company Act of 1940.

(e)                                  Unless otherwise approved by the Governors and Members representing in the aggregate a 75% majority of the Membership Voting Interests, no Transfer of Units shall be made except upon terms which would not, in the opinion of counsel chosen by the Governors, result in the termination of the Company within the meaning of Section 708 of the Code or cause the application of the rules of Sections 168(g)(1)(B) and 168(h) of the Code or similar rules to apply to the Company.  If the immediate Transfer of such Unit would, in the opinion of such counsel, cause a termination within the meaning of Section 708 of the Code, then if, in the opinion of such counsel, the following action would not precipitate such termination, the transferor Member shall be entitled to (or required, as the case may be):  (i) immediately Transfer only that portion of its Units as may, in the opinion of such counsel, be Transferred without causing such a termination; and (ii) enter into an agreement to Transfer the remainder of its Units, in one or more Transfers, at the earliest date or dates on which such Transfer or Transfers may be effected without causing such termination.  The purchase price for the Units shall be allocated between the immediate Transfer and the deferred Transfer or Transfers pro rata on the basis of the percentage of the aggregate Units being Transferred, each portion to be payable when the respective Transfer is consummated, unless otherwise agreed by the parties to the Transfer.  In the case of a Transfer by one Member to another Member, the deferred purchase price shall be deposited in an interest-bearing escrow account unless another method of securing the payment thereof is agreed upon by the transferor Member and the transferee Member(s).

(f)                                    No notice or request initiating the procedures contemplated by this Section 9.3 may be given by any Member after a Dissolution Event has occurred.  No Member may sell all or any portion of its Units after a Dissolution Event has occurred.

(g)                                 No Person shall Transfer any Unit if, in the determination of the Governors, such Transfer would cause the Company to be treated as a “publicly traded partnership” within the meaning of Section 7704(b) of the Code.

The Governors shall have the authority to waive any legal opinion or other condition required in this Section 9.3 other than the Member approval requirement set forth in Section 9.3(e).

9.4                                 Prohibited Transfers.  Any purported Transfer of Units that is not a Permitted Transfer shall be null and void and of no force or effect whatsoever; provided that, if the Company is required to recognize a Transfer that is not a Permitted Transfer (or if the Governors, in their sole discretion, elect to recognize a Transfer that is not a Permitted Transfer):  (i) the transferee’s rights shall be strictly limited to the transferor’s Membership Financial Rights associated with such Units; and (ii) the Company may offset against such Membership Financial Rights (without limiting any other legal or equitable rights of the Company) any debts, obligations or liabilities for damages that the transferor or transferee may have to the Company.  In the case of a Transfer or attempted Transfer of Units that is not a Permitted Transfer, the parties engaging or attempting to engage in such Transfer shall indemnify and hold harmless the Company and the other Members from all cost, liability and damage that such parties may incur (including, without limitation, incremental tax liabilities, attorneys’ fees and expenses) as a result thereof.

9.5                                 No Dissolution or Termination.  The Transfer of Units pursuant to the terms of this Article IX shall not dissolve or terminate the Company.  No Member shall have the right to have the Company dissolved or to have such Member’s Capital Contribution returned except as provided in this Agreement.

9.6                                 Prohibition of Assignment.  Notwithstanding the foregoing provisions of this Article IX, no Transfer of Units may be made if the Units sought to be sold, exchanged or Transferred, when added to the total of all other Units sold, exchanged or Transferred within the period of Twelve (12) consecutive months prior thereto, would result in the termination of the Company under Section 708 of the Code.  In the event of a Transfer of any Units, the Members will determine, in their sole discretion, whether or not the Company will elect pursuant to Section 754 of the Code (or corresponding provisions of future law) to adjust the basis of the assets of the Company.

9.7                                 Rights of Unadmitted Assignees.  A Person who acquires Units but who is not admitted as a Substitute Member pursuant to Section 9.8 of this Agreement shall be entitled only to the Membership Financial Rights with respect to such Units in accordance with this Agreement, and shall not be entitled to the Membership Voting Interests with respect to such Units.  In addition, such Person shall have no right to any information or accounting of the affairs of the Company, shall not be entitled to inspect the books or records of the Company, and shall not have any of the other rights of a Member under the Act or this Agreement.

9.8                                 Admission of Substitute Members.  As to Permitted Transfers, a transferee of Units shall be admitted as a substitute Member provided that such transferee has complied with the following provisions:

(a)                                  The transferee shall, by written instrument in form and substance reasonably satisfactory to the Governors, agree to be bound by all of the terms and provisions of this Agreement, and assume the obligations of the transferor Member hereunder with respect to the Transferred Units.

(b)                                 The transferee shall pay for or reimburse the Company for all reasonable legal, filing and publication costs incurred in connection with the admission of the transferee as a Member; and

(c)                                  Except in the case of a Transfer involuntarily by operation of law, if required by the Governors, the transferee shall deliver to the Company evidence of his/her/its authority to become a Member.

(d)                                 The transferee and transferor shall each execute and deliver such other instruments as the Governors reasonably deem necessary or appropriate in connection with such Transfer.

9.9                                 Representations Regarding Transfers.  Each Member hereby covenants and agrees with the Company for the benefit of the Company and all Members, that:  (i) it is not currently making a market in Units and will not in the future make a market in Units; (ii) it will not Transfer its Units on an established securities market, a secondary market (or the substantial equivalent thereof) within the meaning of Code Section 7704(b) (and any Regulations, proposed Regulations, revenue rulings, or other official pronouncements of the IRS or the Treasury Department that may be promulgated or published thereunder); and (iii) in the event such Regulations, revenue rulings, or other pronouncements treat any or all arrangements which facilitate the selling of Units (commonly referred to as “matching services”) as being a secondary market or the substantial equivalent thereof, no Member will Transfer any Units through a matching service that is not approved in advance by the Company.  Each Member further agrees that it will not Transfer any Units to any Person unless such Person first agrees to be bound by this Article IX.

Each Member hereby represents and warrants to the Company and the Members that such Member’s acquisition of Units hereunder is made as principal for such Member’s own account and not for resale or distribution of such Units.  Each Member further hereby agrees that the following legend, as the same may be amended by the Governors in their sole discretion, may be placed upon any counterpart of this Agreement, the Articles, or any other document or instrument evidencing ownership of Units:

THE TRANSFERABILITY OF THE MEMBERSHIP UNITS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED.  SUCH UNITS MAY NOT BE SOLD, ASSIGNED, OR TRANSFERRED, AND NO ASSIGNEE, VENDEE, TRANSFEREE OR ENDORSEE THEREOF WILL BE RECOGNIZED AS HAVING ACQUIRED ANY SUCH UNITS FOR ANY PURPOSES, UNLESS AND TO THE EXTENT SUCH SALE, TRANSFER, HYPOTHECATION, OR ASSIGNMENT IS PERMITTED BY, AND IS COMPLETED IN STRICT ACCORDANCE WITH, APPLICABLE FEDERAL AND STATE LAW AND THE TERMS AND CONDITIONS SET FORTH IN THE MEMBER CONTROL AGREEMENT OF THE COMPANY, AS AMENDED FROM TIME TO TIME.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, OFFERED FOR SALE OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS.

9.10                           Distributions And Allocations In Respect of Transferred Units.  If any Units are Transferred during any Fiscal Year in compliance with the provisions of this Article IX, Profits, Losses, each item thereof, and all other items attributable to the Transferred Units for such Fiscal Year shall be divided and allocated between the transferor and the transferee by taking into account their varying interests during the Fiscal Year in accordance with Code Section 706(d), using any conventions permitted by law and selected by the Governors. All distributions on or before the date of such Transfer shall be made to the transferor, and all distributions thereafter shall be made to the transferee.  Solely for purposes of making such allocations and distributions, the Company shall recognize such Transfer to be effective not later than the first day of the month following the month in which all documents to effectuate the Transfer have been executed and delivered to the Company, provided that, if the Company does not receive a notice stating the date such Units were Transferred and such other information as the Governors may reasonably require within Thirty (30) days after the end of the Fiscal Year during which the Transfer occurs, then all such items shall be allocated, and all distributions shall be made, to the person or entity who, according to the books and records of the Company, was the owner of the Units on the last day of such Fiscal Year.  Neither the Company nor any Member shall incur any liability for making allocations and distributions in accordance with the provisions of this Section 9.10, whether or not the Governors or the Company has knowledge of any Transfer of any Units.

9.11                           Additional Members.  Additional Members may be admitted from time to time upon the approval of the Governors, and in accordance with such terms and conditions, as the Governors may determine.  All Members acknowledge that the admission of additional Members may result in a dilution of a Member’s Membership Interest.  Prior to admission as a Member, a prospective Member shall agree in writing to be bound by this Agreement shall and execute and deliver to the Company an Addendum to this Agreement in the form of Exhibit “B” attached hereto.  Upon the execution of such Addendum, such additional Member shall be deemed to be a party to this Agreement as if such additional Member had executed this Agreement on the original date hereof, and shall be bound by all of the provisions set forth herein.

ARTICLE X.  DISSOLUTION AND WINDING UP

10.1                           Dissolution.  The Company shall dissolve and shall commence winding up and liquidating upon the first to occur of any of the following (each a “Dissolution Event”):  (i) the affirmative vote of a 75% majority in interest of the Membership Voting Interests to dissolve, wind up and liquidate the Company; or (ii) the entry of a decree of judicial dissolution pursuant to the Act.  The Members hereby agree that, notwithstanding any provision of the Act, the Company shall not dissolve prior to the occurrence of a Dissolution Event.

10.2                           Winding Up.  Upon the occurrence of a Dissolution Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors and Members; and no Member shall take any action that is inconsistent with, or not necessary to or appropriate for, winding up of the Company’s business and affairs.  Notwithstanding any provision in this Agreement to the contrary, the Members acknowledge and agree that all covenants and obligations set forth this Agreement shall continue to be fully binding upon the Members until such time as the Property has been distributed pursuant to this Section 10.2 and Articles of Dissolution have been filed pursuant to the Act.  The Liquidator shall be responsible for overseeing the prompt and orderly winding up and dissolution of the Company.  The Liquidator shall take full account of the Company’s liabilities and Property and shall cause the Property or the proceeds from the sale thereof (as determined pursuant to Section 10.8 of this Agreement), to the extent sufficient therefore, to be applied and distributed, to the maximum extent permitted by law, in the following order:  (i) first, to creditors (including Members and Governors who are creditors, to the extent otherwise permitted by law) in satisfaction of all of the Company’s Debts and other liabilities (whether by payment or the making of reasonable provision for payment thereof), other than liabilities for which reasonable provision for payment has been made; and (ii) second, except as provided in this Agreement, to Members in satisfaction of liabilities for distributions pursuant to the Act; (iii) third, the balance, if any, to the Unit Holders in accordance with the positive balance in their Capital Accounts calculated after making the required adjustment set forth in clause (ii)(C) of the definition of Gross Asset Value in Section 1.10 of this Agreement, after giving effect to all contributions, distributions and allocations for all periods.

10.3                           Compliance with Certain Requirements of Regulations; Deficit Capital Accounts.  In the event the Company is “liquidated” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to this Article X to the Unit Holders who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2).  If any Unit Holder has a deficit balance in such Member’s Capital Account (after giving effect to all contributions, distributions and allocations for all Fiscal Years, including the Fiscal Year during which such liquidation occurs), such Unit Holder shall have no obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever.  In the discretion of the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Unit Holders pursuant to this Article X may be:  (i) distributed to a trust established for the benefit of the Unit Holders for the purposes of liquidating Company assets, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities or obligations of the Company, in which case the assets of any such trust shall be distributed to the Unit Holders from time to time, in the reasonable discretion of the Liquidator, in the same proportions as the amount distributed to such trust by the Company would otherwise have been distributed to the Unit Holders pursuant to Section 10.2 of this Agreement; or (b) withheld to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company, provided that such withheld amounts shall be distributed to the Unit Holders as soon as practicable.

10.4                           Deemed Distribution and Recontribution.  Notwithstanding any other provision of this Article X, in the event the Company is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) but no Dissolution Event has occurred, the Property shall not be liquidated, the Company’s Debts and other liabilities shall not be paid or discharged, and the Company’s affairs shall not be wound up.

10.5                           Rights of Unit Holders.  Except as otherwise provided in this Agreement, each Unit Holder shall look solely to the Property of the Company for the return of such Unit Holder’s Capital Contribution and shall have no right or power to demand or receive Property other than cash from the Company.  If the assets of the Company remaining after payment or discharge of the debts or liabilities of the Company are insufficient to return such Capital Contribution, the Unit Holders shall have no recourse against the Company or any other Unit Holder or Governors.

10.6                           Allocations During Period of Liquidation.  During the period commencing on the first day of the Fiscal Year during which a Dissolution Event occurs and ending on the date on which all of the assets of the Company have been distributed to the Unit Holders pursuant to Section 10.2 of this Agreement (the

“Liquidation Period”), the Unit Holders shall continue to share Profits, Losses, gain, loss and other items of Company income, gain, loss or deduction in the manner provided in Article III of this Agreement.

10.7                           Character of Liquidating Distributions.  All payments made in liquidation of the interest of a Unit Holder shall be made in exchange for the interest of such Unit Holder in Property pursuant to Section 736(b)(1) of the Code, including the interest of such Unit Holder in Company goodwill.

10.8                           The Liquidator.  The “Liquidator” shall mean a Person appointed by the Governors to oversee the liquidation of the Company.  Upon the consent of a majority in interest of the Members, the Liquidator may be the Governors.  The Company is authorized to pay a reasonable fee to the Liquidator for its services performed pursuant to this Article X and to reimburse the Liquidator for its reasonable costs and expenses incurred in performing those services.  The Company shall indemnify, save harmless, and pay all judgments and claims against such Liquidator and any officers, Governors, agents and employees of the Liquidator relating to any liability or damage incurred by reason of any act performed or omitted to be performed by the Liquidator, or any officers, Governors, agents or employees of the Liquidator in connection with the liquidation of the Company, including reasonable attorneys’ fees incurred in connection with the defense of any action based on any such act or omission, which attorneys’ fees may be paid as incurred, except to the extent such liability or damage is caused by fraud, intentional misconduct, or a knowing violation of the laws which was material to the cause of action.

10.9                           Forms of Liquidating Distributions.  For purposes of making distributions required by Section 10.2 of this Agreement, the Liquidator may determine whether to distribute all or any portion of the Property in-kind or to sell all or any portion of the Property and distribute the proceeds therefrom.

ARTICLE XI.  MISCELLANEOUS

11.1                           Notices.  Any notice, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be deemed to have been delivered, given, and received for all purposes (i) if delivered personally to the Person or to an officer of the Person to whom the same is directed, or (ii) when the same is actually received, if sent by regular or certified mail, postage prepaid, or by facsimile, if such facsimile is followed by a hard copy of the facsimile communication sent promptly thereafter by regular or certified mail, postage prepaid, addressed as follows, or to such other address as such Person may from time to time specify by notice to the Company:  (a) If to the Company, to the address determined pursuant to Section 1.4 of this Agreement; (b) If to the Governors, to the address set forth on record with the Company; (c) If to a Unit Holder, either to the address set forth in the Unit Holder Register or to such other address that has been provided in writing to the Company.

11.2                           Binding Effect.  Except as otherwise provided in this Agreement, every covenant, term and provision of this Agreement shall be binding upon, and shall inure to the benefit of, the Company and the Members, and their respective heirs, representatives, successors, transferees, and assigns.

11.3                           Construction.  Every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against the Company or any Member.

11.4                           Headings.  Article, Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision of this Agreement.

11.5                           Severability.  Except as otherwise provided in the succeeding sentence, every provision of this Agreement is intended to be severable, and if any term or provision of this Agreement is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement.  The preceding sentence of this Section 11.5 shall be of no force or effect if the consequence of enforcing the remainder of this Agreement without such illegal or invalid term or provision would be to cause any Member to lose the material benefit of its economic bargain.

11.6                           Incorporation By Reference.  Every recital, exhibit, schedule and appendix attached to this Agreement and referred to herein is hereby incorporated into this Agreement by reference unless this Agreement expressly provides otherwise.

11.7                           Variation of Terms.  All terms and variations thereof used in this Agreement shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the context may require.

11.8                           Governing Law.  The laws of the State of Minnesota shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties arising hereunder.

11.9                           Waiver of Jury Trial.  Each of the Members irrevocably waives, to the fullest extent permitted by law, all rights to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement or the business and affairs of the Company.

11.10                     Counterpart Execution.  This Agreement may be executed in any number of counterparts with the same effect as if all of the Members had signed the same document.  All counterparts shall be construed together and shall constitute one agreement.

11.11                     Specific Performance.  Each Member acknowledges and agrees that the Company and the other Members would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms, and that monetary damages would not provide an adequate remedy in such event.  Accordingly, it is agreed that, in addition to any other remedy to which the Company and the non-breaching Members may be entitled hereunder, at law or in equity, the Company and the non-breaching Members  shall  be  entitled  to injunctive  relief  to prevent  breaches  of  the provisions of  this Agreement and to specifically to enforce the terms and provisions of this Agreement.

11.12                     No Third Party Rights.  None of the provisions contained in this Agreement shall be deemed to be for the benefit of or enforceable by any third parties, including without limitation, any creditors of any Member or the Company.

DULY ADOPTED by the Company’s Board of Governors effective as of February 26, 2007.

HIGHWATER ETHANOL, LLC

By:	/s/ Brain D. Kletscher

Its:	President

Attest:	/s/ Timothy J. Van Der Wal

Its:	Secretary

EXHIBIT “A”

Initial Membership List

Name and Address of Initial Members	Units

Brian Kletscher	12

Jason Fink	6

George Goblish	24

Ron Joregenson	24

Todd Reif	12

John Schueller	9

Mike Landuyt	6

Russ Derickson	9

Warren Pankonin	15

David Moldan	9

Tim VanDerWal	3

Monica Anderson	18

Gilbert Schmitz	3

TOTAL:	150

EXHIBIT “B”

MEMBER SIGNATURE PAGE

ADDENDUM TO THE

AMENDED AND RESTATED MEMBER CONTROL AGREEMENT

OF HIGHWATER ETHANOL, LLC

The undersigned does hereby warrant, represent, covenant and agree that:  (i) the undersigned, as a condition to becoming a Member in Highwater Ethanol, LLC, has received a copy of the Amended and Restated Member Control Agreement dated February 26, 2007, and, if applicable, all amendments and modifications thereto; (ii) the undersigned shall be subject to and comply with all terms and conditions of such Amended and Restated Member Control Agreement in all respects, as if the undersigned had executed said Amended and Restated Member Control Agreement on the original date thereof; and (iii) the undersigned is and shall be bound by all of the provisions of said Amended and Restated Member Control Agreement from and after the date of execution of this Addendum.

Individuals:	Entities:

Name of Individual Member (Please Print)	Name of Entity (Please Print)

Signature of Individual	Print Name and Title of Officer

Name of Joint Individual Member (Please Print)	Signature of Officer

Signature of Joint Individual Member

Agreed to and Accepted on Behalf of the
Company and its Members:

HIGHWATER ETHANOL, LLC

By:

Its:

APPENDIX C

HIGHWATER ETHANOL, LLC

SUBSCRIPTION AGREEMENT

Limited Liability Company Membership Units

$10,000 per Unit

Minimum Investment of 1 Unit ($10,000)

1 Unit Increments Thereafter ($10,000)

The undersigned subscriber (“Subscriber”), desiring to become a member Highwater Ethanol, LLC (“Highwater Ethanol”), a Minnesota limited liability company, with its principal place of business at 205 S. Main Street, PO Box 96, Lamberton, Minnesota 56152 hereby subscribes for the purchase of membership units of Highwater Ethanol, and agrees to pay the related purchase price, identified below.

A.                                   SUBSCRIBER INFORMATION.  Please print your individual or entity name and address.  If we accept your subscription, the units will be titled in the name of the subscriber as it appears below.  Joint subscribers should provide both names.  Your name and address will be recorded exactly as printed below.  Please provide your home, business and/or mobile telephone number.  If desired, please also provide your e-mail address.

1.	Subscriber’s Printed Name
2.	Title, if applicable
3.	Subscriber’s Address
Street
City, State, Zip Code
4.	E-mail Address
5.	Home Telephone Number
6.	Business Telephone Number
7.	Mobile Telephone Number

B.                                     NUMBER OF UNITS PURCHASED. You must purchase at least 1 unit.  The minimum number of units to be sold is 4,500 and the maximum number of units to be sold in the offering is 6,000.

unit(s)

C.                                     PURCHASE PRICE.  Indicate the dollar amount of your investment (minimum investment is $10,000).

1. Total Purchase Price ($10,000 per unit multiplied by number of units)	=	2. 1st Installment (10% of Total Purchase Price)	+	3. 2nd Installment (90% of Total Purchase Price)

	=		+

D.                                    GENERAL INSTRUCTIONS FOR SUBSCRIBERS:

You should read the Prospectus dated [DATE OF EFFECTIVENESS] (the “Prospectus”) in its entirety including the exhibits for a complete explanation of an investment in Highwater Ethanol.

INSTRUCTIONS IF YOU ARE SUBSCRIBING PRIOR TO THE COMPANY’S RELEASE OF FUNDS FROM ESCROW:  If you are subscribing prior to the Company’s release of funds from escrow, you must follow the instructions contained in paragraphs 1 through 5 below:

1.                                       Complete all information required in this Subscription Agreement, and date and sign the Subscription Agreement on page 6 and the Member Signature Page to our Member Control Agreement attached to this Subscription Agreement as Exhibit A.

2.                                       Immediately provide a personal (or business) check for the first installment of ten percent (10%) of your investment amount.  The check should be made payable to “Minnwest Bank, Redwood Falls, MN, escrow agent for Highwater Ethanol, LLC.”  You will determine this amount in box C.2 on page 1 of this Subscription Agreement.

3.                                       Execute the Promissory Note and Security Agreement on page 7 of this Subscription Agreement evidencing your commitment to pay the remaining ninety percent (90%) due for the units.  The Promissory Note and Security Agreement is attached to this Subscription Agreement and grants Highwater Ethanol, LLC a security interest in your units.

4.                                     Deliver the original executed documents referenced in paragraphs 1 and 3 of these instructions, together with a personal or business check as described in Paragraph 2 of these instructions to:

Highwater Ethanol, LLC

205 S. Main Street, PO Box 96

Lamberton, Minnesota 56152

5.                                       Within 20 days of written notice from Highwater Ethanol that your subscription has been accepted, you must remit an additional personal (or business) check for the second installment of ninety percent (90%) of your investment amount made payable to “Minnwest Bank, Redwood Falls, MN, escrow agent for Highwater Ethanol, LLC” in satisfaction of the Promissory Note and Security Agreement.  You will determine this amount in box C.3 on page 1 of this Subscription Agreement.  You must deliver this check to the same address set forth above in paragraph 4 within twenty (20) days of the date of Highwater Ethanol’s written notice. If you fail to pay the second installment pursuant to the Promissory Note and Security Agreement, Highwater Ethanol shall be entitled to retain your first installment and to seek other damages, as provided in the Promissory Note and Security Agreement.  This means that if you are unable to pay the 90% balance of your investment amount within 20 days of our notice, you may have to forfeit the 10% cash deposit.

Your funds will be placed in Highwater Ethanol’s escrow account at Minnwest Bank, Redwood Falls, MN.  The funds will be released to Highwater Ethanol or returned to you in accordance with the escrow arrangements described in the Prospectus.  Highwater Ethanol may, in its sole discretion, reject or accept any part or all of your subscription.  If Highwater Ethanol rejects your subscription, your Subscription Agreement and investment will be promptly returned to you, plus nominal interest, minus escrow fees.  Highwater Ethanol may not consider the acceptance or rejection of your subscription until a future date near the end of this offering.

INSTRUCTIONS IF YOU ARE SUBSCRIBING AFTER THE COMPANY’S RELEASE OF FUNDS FROM ESCROW:  If you are subscribing after the Company’s release of funds from escrow, you must follow the instructions contained in paragraphs 1 through 3 below:

1.                                      Complete all information required in this Subscription Agreement, and date and sign the Subscription Agreement on page 6 and the Member Signature Page to our Member Control Agreement attached to this Subscription Agreement as Exhibit A.

2.                                      Immediately provide your personal (or business) check for the entire amount of your investment (as determined in box C.1 on page 1) made payable to “Highwater Ethanol, LLC.”

3.                                       Deliver the original executed documents referenced in paragraph 1 of these instructions, together with your personal or business check as described in paragraph 2 to:

Highwater Ethanol, LLC

205 S. Main Street, PO Box 96

Lamberton, Minnesota 56152

If you are subscribing after we have released funds from escrow and we accept your investment, your funds will be immediately at-risk as described in the Prospectus.  Highwater Ethanol may, in its sole discretion, reject or accept any part or all of your subscription.  If Highwater Ethanol rejects your subscription, your Subscription Agreement and investment will be returned to you promptly, plus nominal interest, minus escrow fees.  Highwater Ethanol may not consider the acceptance or rejection of your subscription until a future date near the end of this offering.

You may direct your questions to any of our governors listed below or to Highwater Ethanol at (507) 752-6160.

NAME	POSITION	PHONE NUMBER
Brian D. Kletscher	President and Governor	507-762-3376
John Michael Schueller	Vice President and Governor	507-342-5621
Jason Ray Fink	Treasurer and Governor	507-637-4355
Timothy James Van Der Wal	Secretary and Governor	507-342-5187

E.                                      Additional Subscriber Information.  Subscriber, named above, certifies the following under penalties of perjury:

1.                                       Form of Ownership.  Check the appropriate box (one only) to indicate form of ownership. If the subscriber is a Custodian, Corporation, Partnership or Trust, please provide the additional information requested.

☐	Individual
☐	Joint Tenants with Right of Survivorship (Both signatures must appear on page 6.)
☐	Corporation, Limited Liability Company or Partnership (Corporate Resolutions, Operating Agreement or Partnership Agreement must be enclosed.)
☐	Trust
Trustee’s Name:
Trust Date:
☐	Other: Provide detailed information in the space immediately below.

2.                                       Subscriber’s Taxpayer Information.  Check the appropriate box if you are a non-resident alien, a U.S. Citizen residing outside the United States, and/or subject to backup withholding.  All individual subscribers should provide their Social Security Numbers.  Trusts should provide the trust’s taxpayer identification number.  Custodians should provide the minor’s Social Security Number.  Other entities should provide the entity’s taxpayer identification number.

☐ Check box if you are a non-resident alien
☐ Check box if you are a U.S. citizen residing outside of the United States
☐ Check this box if you are subject to backup withholding

Subscriber’s Social Security No.
Joint Subscriber’s Social Security No.
Taxpayer Identification No.

3.                                       Member Report Address.  If you would like duplicate copies of member reports sent to an address that is different than the address identified in section A, please complete this section.

Address:

4.                                       State of Residence.

State of Principal Residence:
State where driver’s license is issued:
State where resident income taxes are filed:

State(s) in which you have maintained your principal residence during the past three years:

a.	b.	c.

5.                                       Suitability Standards.  You cannot invest in Highwater Ethanol unless you meet one of the following suitability tests (a or b or the heightened standards for Iowa and Kansas investors set forth in c and d) set forth below.  Please review the suitability tests and check the box next to the following suitability test that you meet.  For husbands and wives purchasing jointly, the tests below will be applied on a joint basis.

a.	☐	I (We) have annual income from whatever source of at least $45,000 and a net worth of at least $45,000, exclusive of home, furnishings and automobiles; or

b.	☐	I (We) have a net worth of at least $150,000, exclusive of home, furnishings and automobiles.

c.	☐

I (We) reside in Iowa and I (We) have a net worth of $60,000 (exclusive of home, auto and furnishings) and annual income of $60,000 or, in the alternative, a net worth of $150,000 (exclusive of home, auto and furnishings); or

d.	☐

I (We) reside in Kansas and I (We) have a net worth of $60,000 (exclusive of home, auto and furnishings) and annual income of $60,000 or, in the alternative, a net worth of $225,000 (exclusive of home, auto and furnishings).

If you reside in Minnesota please complete the following request for additional information:

I.                                         Employment Information

A.	Name and Address of Employer:

B.	Nature of Employer’s Business:

C.	Dates of Employment:

D.	Current Position or Title and Responsibilities:

E.	Age:

II.                                     Educational Background

SCHOOL	MAJOR	DEGREE(S)	YRS. ATTENDED

III.                                 Do you have such knowledge and experience in financial and business matters that you are capable of evaluating the merits and risks of an investment in the Company?  [Minnesota subscribers should NOT respond to this question]

☐	Yes	☐	No

IV.                           Do you understand the nature of an investment in the Company and the risks associated with such an investment?  [Minnesota subscribers should NOT respond to this question]

☐	Yes	☐	No

V.                                     Do you understand that there is no guarantee of any financial return on this investment and that you run the risk of losing your entire investment?  [Minnesota subscribers should NOT respond to this question]

☐	Yes	☐	No

VI.                                 This investment provides limited liquidity since the Units are not freely transferable and the Members have limited rights to withdraw capital from or to withdraw as Members of the Company, is this an acceptable limitation on your ownership of Units?  [Minnesota subscribers should NOT respond to this question]

☐	Yes	☐	No

VII.                             Do you have adequate means of providing for your current needs and personal contingencies in view of the fact that this investment provides limited liquidity? [Minnesota subscribers should NOT respond to this question]

☐	Yes	☐	No

VIII.                         If the investor is not a natural person:

A.                                   Was the investing entity formed for the purpose of investing in the Company?

☐	Yes	☐	No

B.                                     Did the shareholders, partners, members, or grantors of the investing entity, as the case may be, contribute additional capital to such entity for the purpose of purchasing Units?

☐	Yes	☐	No

C.                                     Does the undersigned’s investment in the Company, together with its interests in all other corporations, partnerships, trusts or associations represent more than ten percent of the undersigned’s total assets?

☐	Yes	☐	No

IX.                                Have you ever invested in securities?

☐	Yes	☐	No

X.                                    Have you ever invested in investment partnerships, venture capital funds, or other non-marketable or restricted securities?

☐	Yes	☐	No

XI.                                Indicate the frequency of your investments in non-marketable securities:

☐ Often	☐ Occasional	☐ Seldom

Financial Information

Net worth (exclusive of home, home furnishings and automobiles): ☐ Under $50,000 ☐ $50,000 - $250,000 ☐ $250,000 - $500,000 ☐ $500,000 - $1,000,000 ☐ Over $1,000,000	Cash and cash equivalents and liquid securities (includes stocks, bonds, government obligations, etc., at fair market value): ☐ Under $50,000 ☐ $50,000 - $74,999 ☐ $75,000 - $99,999 ☐ Over $100,000

Investments in closely-held companies, personal business and/or real estate: ☐ Under $25,000 ☐ $25,000 - $49,999 ☐ $50,000 - $74,999 ☐ Over $75,000	Equity in all real estate, net of mortgages: ☐ Under $50,000 ☐ $50,000 - $74,999 ☐ $75,000 - $99,999 ☐ Over $100,000

Other investments: ☐ Under $25,000 ☐ $25,000 - $49,999 ☐ $50,000 - $74,999 ☐ Over $75,000	Annual gross income: 2003 ☐ Under $100,000 ☐ Over $100,000 2004 ☐ Under $100,000 ☐ Over $100,000 2005 ☐ Under $100,000 ☐ Over $100,000

6.                                       Subscriber’s Representations and Warranties.  You must read and certify your representations and warranties by placing your initials where indicated and by signing and dating this Subscription Agreement.  Joint subscribers are also required to initial and sign as indicated.

(Initial here) (Joint initials) By signing below the subscriber represents and warrants to Highwater Ethanol that he, she or it:

_______	_______

a.                                       has received a copy of Highwater Ethanol’s Prospectus dated [DATE OF EFFECTIVENESS] and the exhibits thereto or has received notice that this sale has been made pursuant to a registration statement in which a final prospectus would have been required to have been delivered in the absence of Rule 172;

_______	_______

b.                                      has been informed that the units of Highwater Ethanol are offered and sold in reliance upon a federal securities registration; state registrations in Florida, Georgia, Illinois, Iowa, Kansas, Louisiana, Minnesota, Missouri, South Dakota, and Wisconsin; and exemptions from securities registrations in various other states, and understands that the units to be issued pursuant to this subscription agreement can only be sold to a person meeting requirements of suitability [Minnesota subscribers should NOT initial this subsection];

_______	_______

c.                                       has been informed that the securities purchased pursuant to this Subscription Agreement have not been registered under the securities laws of any state other than Florida, Georgia, Illinois, Iowa, Kansas, Louisiana, Minnesota, Missouri, South Dakota, and Wisconsin and that Highwater Ethanol is relying in part upon the representations of the undersigned Subscriber contained herein [Minnesota subscribers should NOT initial this subsection];

_______	_______

d.                                      has been informed that the securities subscribed for have not been approved or disapproved by the SEC, or the Florida, Georgia, Illinois, Iowa, Kansas, Louisiana, Minnesota, Missouri, South Dakota, and Wisconsin Securities Departments or any other regulatory authority, nor has any regulatory authority passed upon the accuracy or adequacy of the Prospectus [Minnesota subscribers should NOT initial this subsection];

_______	_______

e.                                       intends to acquire the units for his/her/its own account without a view to public distribution or resale and that he/she/it has no contract, undertaking, agreement or arrangement to sell or otherwise transfer or dispose of any units or any portion thereof to any other person;

_______	_______

f.                                         has been informed that there is no present market for Highwater Ethanol’s membership units, that the membership units will not trade on an exchange or automatic quotation system, that no such market is expected to develop in the future and that there are significant restrictions on the transferability of the membership units;

_______	_______

g.                                      has been encouraged to seek the advice of his legal counsel and accountants or other financial advisers with respect to investor-specific tax and/or other considerations relating to the purchase and ownership of units [Minnesota subscribers should NOT initial this subsection];

_______	_______

h.                                      has received a copy of the Highwater Ethanol Member Control Agreement, dated May 4, 2006, and understands that upon closing the escrow by Highwater Ethanol, the subscriber and the membership units will be bound by the provisions of the Member Control Agreement which contains, among other things, provisions that restrict the transfer of membership units;

_______	_______

i.                                          has been informed that the units are subject to substantial restrictions on transfer under certain tax and securities laws along with restrictions in the Highwater Ethanol Member Control Agreement, and agrees that if the membership units or any part thereof are sold or distributed in the future, the subscriber shall sell or distribute them pursuant to the terms of the Member Control Agreement, and the requirements of the Securities Act of 1933, as amended, and applicable tax and securities laws;

_______	_______	j. meets the suitability test marked in Item E.5 above;
_______	_______	k. is capable of bearing the economic risk of this investment, including the possible total loss of the investment [Minnesota subscribers should NOT initial this subsection];
_______	_______

l.                                          has been informed that Highwater Ethanol will place a restrictive legend on any certificate representing any unit containing substantially the following language as the same may be amended by the Governors of Highwater Ethanol in their sole discretion:

THE TRANSFERABILITY OF THE MEMBERSHIP UNITS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED.  SUCH UNITS MAY NOT BE SOLD, ASSIGNED, OR TRANSFERRED, AND NO ASSIGNEE, VENDEE, TRANSFEREE

OR ENDORSEE THEREOF WILL BE RECOGNIZED AS HAVING ACQUIRED ANY SUCH UNITS FOR ANY PURPOSES, UNLESS AND TO THE EXTENT SUCH SALE, TRANSFER, HYPOTHECATION, OR ASSIGNMENT IS PERMITTED BY, AND IS COMPLETED IN STRICT ACCORDANCE WITH, APPLICABLE FEDERAL AND STATE LAW AND THE TERMS AND CONDITIONS SET FORTH IN THE MEMBER CONTROL AGREEMENT OF THE COMPANY, AS AMENDED FROM TIME TO TIME.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, OFFERED FOR SALE OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS.

_______	_______

m.                                    has been informed that, to enforce the above legend, Highwater Ethanol may place a stop transfer order with its registrar and stock transfer agent (if any) covering all certificates representing any of the membership units;

_______	_______	n. may not transfer or assign this Subscription Agreement, or any of the subscriber’s interest herein without the prior written consent of Highwater Ethanol;
_______	_______	o. has written his, her, or its correct taxpayer identification number under Item E.2 on this Subscription Agreement;
_______	_______

p.                                      is not subject to back up withholding either because he, she or it has not been notified by the Internal Revenue Service (“IRS”) that he, she or it is subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified him, her or it that he is no longer subject to backup withholding (Note this clause (p) should be crossed out if the backup withholding box in Item E.2 is checked);

_______	_______

q.                                      has been informed that execution of the attached Promissory Note and Security Agreement will allow Highwater Ethanol or its assigns to pursue the obligor for payment of the amount due thereon by any legal means, including, but not limited to, acquisition of a judgment against the obligor in the event that the subscriber defaults on that Promissory Note and Security Agreement; and

_______	_______	r. acknowledges that Highwater Ethanol may retain possession of certificates representing subscriber’s units to perfect its security interest in those units.

Signature of Subscriber/Joint Subscriber:

Date:

Individuals:	Entities:

Name of Individual Subscriber (Please Print)	Name of Entity (Please Print)

Signature of Individual	Print Name and Title of Officer

Name of Joint Individual Subscriber (Please Print)	Signature of Officer

Signature of Joint Individual Subscriber

ACCEPTANCE OF SUBSCRIPTION BY HIGHWATER ETHANOL, LLC:

Highwater Ethanol, LLC hereby accepts Subscriber’s subscription for ______ units.

Dated this ____ day of ___________________, 200___.

HIGHWATER ETHANOL, LLC

By:

Its:

PROMISSORY NOTE AND SECURITY AGREEMENT

Date of Subscription Agreement: ___________________________________, 200__.

$10,000 per Unit

Minimum Investment of 1 Unit ($10,000); Units Sold in 1 Unit Increments Thereafter ($10,000 each)

Number of Units Subscribed

Total Purchase Price ($10,000 per unit multiplied by number of units subscribed)

( )	Less Initial Payment (10% of Principal Amount)

Principal Balance

FOR VALUE RECEIVED, the undersigned hereby promises to pay to the order of Highwater Ethanol, LLC, a Minnesota limited liability company (“Highwater Ethanol”), at its principal office located at 205 S. Main Street, PO Box 96, Lamberton, Minnesota 56152, or at such other place as required by Highwater Ethanol, the Principal Balance set forth above in one lump sum to be paid without interest within 20 days following the call of the Highwater Ethanol Board of Governors, as described in the Subscription Agreement.  In the event the undersigned fails to timely make any payment owed, the entire balance of any amounts due under this full recourse Promissory Note and Security Agreement shall be immediately due and payable in full with interest at the rate of 12% per annum from the due date and any amounts previously paid in relation to the obligation evidenced by this Promissory Note and Security Agreement may be forfeited at the discretion of Highwater Ethanol.

The undersigned agrees to pay to Highwater Ethanol on demand, all costs and expenses incurred to collect any indebtedness evidenced by this Promissory Note and Security Agreement, including, without limitation, reasonable attorneys’ fees.  This Promissory Note and Security Agreement may not be modified orally and shall in all respects be governed by, construed, and enforced in accordance with the laws of the State of Minnesota.

The provisions of this Promissory Note and Security Agreement shall inure to the benefit of Highwater Ethanol and its successors and assigns, which expressly reserves the right to pursue the undersigned for payment of the amount due thereon by any legal means in the event that the undersigned defaults on obligations provided in this Promissory Note and Security Agreement.

The undersigned waives presentment, demand for payment, notice of dishonor, notice of protest, and all other notices or demands in connection with the delivery, acceptance, performance or default of this Promissory Note and Security Agreement.

The undersigned grants to Highwater Ethanol, and its successors and assigns (“Secured Party”), a purchase money security interest in all of the undersigned’s membership units of Highwater Ethanol now owned or hereafter acquired. This security interest is granted as non-exclusive collateral to secure payment and performance on the obligation owed Secured Party from the undersigned evidenced by this Promissory Note and Security Agreement. The undersigned further authorizes Secured Party to retain possession of certificates representing such membership units and to take any other actions necessary to perfect the security interest granted herein.

Dated:________, 200__.

OBLIGOR/DEBTOR:	JOINT OBLIGOR/DEBTOR:

Printed or Typed Name of Obligor	Printed or Typed Name of Joint Obligor

By:	By:
(Signature)	(Signature)

Officer Title if Obligor is an Entity

Address of Obligor

Exhibit A

MEMBER SIGNATURE PAGE

ADDENDUM TO THE

AMENDED AND RESTATED MEMBER CONTROL AGREEMENT

OF HIGHWATER ETHANOL, LLC

The undersigned does hereby warrant, represent, covenant and agree that:  (i) the undersigned, as a condition to becoming a Member in Highwater Ethanol, LLC, has received a copy of the Amended and Restated Member Control Agreement dated February 26, 2007, and, if applicable, all amendments and modifications thereto; (ii) the undersigned shall be subject to and comply with all terms and conditions of such Member Control Agreement in all respects, as if the undersigned had executed said Member Control Agreement on the original date thereof; and (iii) the undersigned is and shall be bound by all of the provisions of said Member Control Agreement from and after the date of execution of this Addendum.

Individuals:	Entities:

Name of Individual Member (Please Print)	Name of Entity (Please Print)

Signature of Individual	Print Name and Title of Officer

Name of Joint Individual Member (Please Print)	Signature of Officer

Signature of Joint Individual Member

Agreed to and Accepted on Behalf of the
Company and its Members:

HIGHWATER ETHANOL, LLC

By:

Its:

MINIMUM 4,500 UNITS

MAXIMUM 6,000 UNITS

PROSPECTUS

______________________, 2007

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus.  We are offering to sell, and seeking offers to buy, units only in jurisdictions where offers and sales are permitted.  The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the units or possession or distribution of this prospectus in that jurisdiction.  Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus applicable to that jurisdiction.

Through and including ______________, 2007 (the 90th day after the effective date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Directors and officers of Highwater Ethanol, LLC may be entitled to benefit from the indemnification provisions contained in the Company’s member control agreement and the Minnesota Limited Liability Company Act. The general effect of these provisions is summarized below.

Our member control agreement provides that to the maximum extent permitted under the Minnesota Limited Liability Company Act and other applicable law, the Company, its receiver, or its trustee (however in the case of a receiver or trustee only to the extent of Company property) is required to indemnify, save, and hold harmless and pay all judgments and claims against each director relating to any liability or damage incurred by reason of any act performed or omitted to be performed by such director or officer in connection with the business of the Company. The indemnification includes reasonable attorneys’ fees incurred by a director or officer in connection with the defense of any action based on covered acts or omissions. Attorneys’ fees may be paid as incurred, including those for liabilities under federal and state securities laws, as permitted by law. To the maximum extent permitted by law, in the event of an action by a unit holder against any director, including a derivative suit, we must indemnify, hold harmless and pay all costs, liabilities, damages and expenses of the director, including attorneys’ fees incurred in the defense of the action. Notwithstanding the foregoing provisions, no director shall be indemnified by the Company in contradiction of the Minnesota Limited Liability Company Act. The Company may purchase and maintain insurance on behalf of any person in his or her official capacity against any liability asserted against and incurred by the person arising from the capacity, regardless of whether the Company would otherwise be required to indemnify the person against the liability.

Generally, under Minnesota law, a member or manager is not personally obligated for any debt or obligation of the Company solely because they are a member or manager of the Company. However, Minnesota law allows a member or manager to agree to become personally liable for any or all debts, obligations, and liabilities if the member control agreement provides. Our member control agreement does not impose personal liability on our members.

The principles of law and equity supplement the Minnesota Limited Liability Company Act, unless displaced by particular provisions of the Act.

There is no pending litigation or proceeding involving a director, officer, employee or agent of the Company as to which indemnification is being sought. The Company is not aware of any other threatened litigation that may result in claims for indemnification by any director, officer, member, manager, employee or agent.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.*

Securities and Exchange Commission registration fee	$6,420
Legal fees and expenses	200,000
Consulting fees	75,000
Accounting fees	125,000
Blue Sky filing fees	5,000
Printing expenses	75,000
Advertising	50,000
Miscellaneous expenses	13,580
Total	$550,000

All of the above offering expenses are estimated, except for the SEC registration fee.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

During the time period beginning on Highwater Ethanol’s formation on May 2, 2006 and ending on September 30, 2006, we issued and sold 236 membership units to our seed capital investors at a purchase price of $5,000.00 per unit and 150 units to our founders at a purchase price of $3,333.33 per unit, without registering the units with the Securities and Exchange Commission. All sales were made pursuant to Rule 506 of Regulation D. Each of these sales was deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) and Rule 506 of the Securities Act of 1933 as transactions by an issuer not involving a public offering. No underwriting discounts or commissions were paid in these transactions and we conducted no general solicitation in connection with the offer or sale of the securities. The purchasers of the securities in each transaction made representations to us regarding their status as accredited investors as defined in Regulation C and their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof. Appropriate legends were affixed to unit certificates and instruments issued in such transactions. All purchasers were provided a private placement memorandum containing all material information concerning our company and the offering. All purchases were made with cash and the total amount of cash consideration for those securities was $1,680,000.

ITEM 27. EXHIBITS.

3.1	Articles of Organization dated May 2, 2006 filed as part of the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

3.2	Member Control Agreement dated May 4, 2006 filed as part of the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

3.3

Amended and Restated Member Control Agreement dated February 26, 2007 filed as part of Pre-Effective Amendment No. 3 to registrant’s registration statement on Form SB-2 and incorporated by reference herein.

4.1	Form of Membership Unit Certificate filed as part of the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

4.2	Form of Subscription Agreement filed as part of Pre-Effective Amendment No. 3 to registrant’s registration statement on Form SB-2 and incorporated by reference herein.

4.3

Escrow Agreement between Highwater Ethanol, LLC and Minnwest Bank of Redwood Falls, Minnesota dated February 20, 2007 filed as part of Pre-Effective Amendment No. 3 to registrant’s registration statement on Form SB-2 and incorporated by reference herein.

5.1

Opinion of Brown, Winick, Graves, Gross, Baskerville & Schoenebaum, P.L.C. as to certain securities matters filed as part of this Pre-Effective Amendment No. 4 to registrant’s registration statement on Form SB-2.

8.1

Opinion of Brown, Winick, Graves, Gross, Baskerville & Schoenebaum, P.L.C. as to certain tax matters filed as part of this Pre-Effective Amendment No. 4 to registrant’s registration statement on Form SB-2.

10.1	Letter of Intent dated June 7, 2006, between Highwater Ethanol, LLC and Fagen, Inc. filed as part of this Pre-Effective Amendment No. 4 to the registrant’s registration statement on Form SB-2.

10.2

Energy Management Agreement dated June 8, 2006, between Highwater Ethanol, LLC and U.S. Energy Services, Inc. filed as part of the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.3

Building Lease dated June 7, 2006, between Highwater Ethanol, LLC and Interstate Power and Light Company filed as part of the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.4

Purchase Agreement dated June 7, 2006, between Highwater Ethanol, LLC and Thomas Halter and Cathy Halter filed as part of the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.5

Continuous Services Agreement for Engineering Services dated April 25, 2006, between Highwater Ethanol, LLC and TranSystems Corporation filed as part of Pre-Effective Amendment No. 1 to registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.6

Grain Procurement Agreement dated July 25, 2006, and Amendment dated July 25, 2006, between Highwater Ethanol, LLC and Meadowland Farmers Co-op filed as part of the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.7

Phase I and II Engineering Services Agreement dated July 20, 2006 between Highwater Ethanol, LLC and Fagen Engineering, LLC filed as part of Pre-Effective Amendment No. 1 to registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.8

Lump Sum Design-Build Agreement dated September 28, 2006 between Highwater Ethanol, LLC and Fagen, Inc. filed as part of this Pre-Effective Amendment No. 4 to registrant’s registration statement on Form SB-2.*

10.9

Consulting Agreement and Authorization to Proceed dated May 4, 2006, between Highwater Ethanol, LLC and Earth Tech Consulting, Inc. filed as part of Pre-Effective Amendment No. 1 to registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.10

Design Survey Services Agreement dated April 24, 2006 between Highwater Ethanol, LLC and Yaggy Colby Associates filed as part of Pre-Effective Amendment No. 1 to registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.11

Option Agreement dated August 8, 2006 between Highwater Ethanol, LLC and David Geis and Steven and Kathleen Geis filed as part of Pre-Effective Amendment No. 1 to registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.12

Option to Purchase Real Estate dated October 27, 2005 between Arden and Lester Imker and Lamberton EDA filed as part of Pre-Effective Amendment No. 1 to registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.13

Assignment of Option to Purchase Real Estate dated August 9, 2006 between Highwater Ethanol, LLC and Lamberton EDA filed as part of Pre-Effective Amendment No. 1 to registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.14

Purchase Agreement dated August 14, 2006 between Highwater Ethanol, LLC and Lamberton EDA filed as part of Pre-Effective Amendment No. 1 to registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.15

Description of Compensation Arrangements with Officers of Highwater Ethanol, LLC filed as part of Pre-Effective Amendment No. 1 to registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.16

Ethanol Fuel Marketing Agreement dated September 28, 2006 between Highwater Ethanol, LLC and Renewable Products Marketing Group, LLC filed as part of Pre-Effective Amendment No. 1 to registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.17

Environmental Permitting Proposal for Highwater Ethanol, LLC from Earth Tech dated April 26, 2006 filed as part of this Pre-Effective Amendment No. 4 to registrant’s registration statement on Form SB-2.

10.18

Consulting Agreement dated December 22, 2006 between Above Zero Media, LLC and Highwater Ethanol, LLC filed as part of Pre-Effective Amendment No. 2 to registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.19

First Amendment to Lump Sum Design-Build Agreement with Fagen, Inc. filed as part of Pre-Effective Amendment No. 3 to the registrant’s registration statement on Form SB-2 and incorporated by reference herein.*

10.20

Second Amendment to Lump Sum Design-Build Agreement with Fagen, Inc. to extend notice to proceed deadline filed as part of Pre-Effective Amendment No. 3 to the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.21	Loan Closing, Option and Purchase Agreement with Granite Falls Bank dated March 13, 2007 filed as part of this Pre-Effective Amendment No. 4 to the registrant’s registration statement on Form SB-2.

10.22	Mortgage with Granite Falls Bank dated March 13, 2007 filed as part of this Pre-Effective Amendment No. 4 to the registrant’s registration statement on Form SB-2.

10.23	Promissory Note with Granite Falls Bank dated March 13, 2007 filed as part of this Pre-Effective Amendment No. 4 to the registrant’s registration statement on Form SB-2.

23.1	Consent of Boulay, Heutmaker, Zibell & Co., PLLP dated March 26, 2007 filed as part of this Pre-Effective Amendment No. 4 to registrant’s registration statement on Form SB-2.

23.2	Consent of PRX Geographic, Inc. dated September 13, 2006 filed as part of the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

23.3	Consent of Brown, Winick, Graves, Gross, Baskerville & Schoenebaum, P.L.C. (contained in Exhibit 5.1).

23.4	Consent of Brown, Winick, Graves, Gross, Baskerville & Schoenebaum, P.L.C. (contained in Exhibit 8.1).

*                                 Portions omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

ITEM 28. UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) To deem, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the registered securities which remain unsold at the end of the offering.

(4) To determine the liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of the securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.                       Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.                    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.                 The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.                Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424 (b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing this Pre-Effective Amendment No. 4 to Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Lamberton, State of Minnesota on March 23, 2007.

HIGHWATER ETHANOL, LLC
Date: March 23, 2007	/s/ Brian D. Kletscher
Brian D. Kletscher
President and Governor
(Principal Executive Officer)

Date: March 23, 2007	/s/ Jason R. Fink
Jason R. Fink
Treasurer and Governor
(Principal Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Date: March 23, 2007	/s/ Brian D. Kletscher
Brian D. Kletscher
President and Governor
(Principal Executive Officer)

Date: March 23, 2007	/s/ John M. Schueller
John M. Schueller
Vice President and Governor

Date: March 23, 2007	/s/ Jason R. Fink
Jason R. Fink
Treasurer and Governor
(Principal Financial and Accounting Officer)

Date: March 23, 2007	/s/ Timothy J. Van Der Wal
Timothy J. Van Der Wal
Secretary and Governor

Date: March 23, 2007	/s/ Monica Rose Anderson
Monica Rose Anderson, Governor

Date: March 23, 2007	/s/ Russell J. Derickson
Russell J. Derickson, Governor

Date: March 23, 2007	/s/ George M. Goblish
George M. Goblish, Governor

Date: March 23, 2007	/s/ Ronald E. Jorgenson
Ronald E. Jorgenson, Governor

Date: March 23, 2007	/s/ Michael J. Landuyt
Michael J. Landuyt, Governor

Date: March 23, 2007	/s/ David G. Moldan
David G. Moldan, Governor

Date: March 23, 2007	/s/ Warren Walter Pankonin
Warren Walter Pankonin, Governor

Date: March 23, 2007	/s/ Todd A. Reif
Todd A. Reif, Governor

Date: March 23, 2007	/s/ Gilbert L. Schmitz
Gilbert L. Schmitz, Governor

INDEX TO EXHIBITS

3.1	Articles of Organization dated May 2, 2006 filed as part of the registrant’s registration statement on Form SB-2 and incorporated by reference herein.
3.2	Member Control Agreement dated May 4, 2006 filed as part of the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

3.3

Amended and Restated Member Control Agreement dated February 26, 2007 filed as part of Pre-Effective Amendment No. 3 to the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

4.1	Form of Membership Unit Certificate filed as part of the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

4.2	Form of Subscription Agreement filed as part of Pre-Effective Amendment No. 3 to the registrant’s registration statement on Form SB-2 and incorporated by reference herein.
4.3

Escrow Agreement between Highwater Ethanol, LLC and Minnwest Bank of Redwood Falls, Minnesota dated February 20, 2007 filed as part of Pre-Effective Amendment No. 3 to the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

5.1

Opinion of Brown, Winick, Graves, Gross, Baskerville & Schoenebaum, P.L.C. as to certain securities matters filed as part of this Pre-Effective Amendment No. 4 to the registrant’s registration statement on Form SB-2.

8.1

Opinion of Brown, Winick, Graves, Gross, Baskerville & Schoenebaum, P.L.C. as to certain tax matters filed as part of this Pre-Effective Amendment No. 4 to the registrant’s registration statement on Form SB-2.

10.1	Letter of Intent dated June 7, 2006, between Highwater Ethanol, LLC and Fagen, Inc. filed as part of this Pre-Effective Amendment No. 4 to the registrant’s registration statement on Form SB-2.

10.2

Energy Management Agreement dated June 8, 2006, between Highwater Ethanol, LLC and U.S. Energy Services, Inc. filed as part of the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.3

Building Lease dated June 7, 2006, between Highwater Ethanol, LLC and Interstate Power and Light Company filed as part of the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.4

Purchase Agreement dated June 7, 2006, between Highwater Ethanol, LLC and Thomas Halter and Cathy Halter filed as part of the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.5

Continuous Services Agreement for Engineering Services dated April 25, 2006, between Highwater Ethanol, LLC and TranSystems Corporation filed as part of Pre-Effective Amendment No. 1 to the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.6

Grain Procurement Agreement dated July 25, 2006, and Amendment dated July 25, 2006, between Highwater Ethanol, LLC and Meadowland Farmers Co-op filed as part of the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.7

Phase I and II Engineering Services Agreement dated July 20, 2006 between Highwater Ethanol, LLC and Fagen Engineering, LLC filed as part of Pre-Effective Amendment No. 1 to the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.8

Lump Sum Design-Build Agreement dated September 28, 2006 between Highwater Ethanol, LLC and Fagen, Inc. filed as part of this Pre-Effective Amendment No. 4 to the registrant’s registration statement on Form SB-2.*

10.9

Consulting Agreement and Authorization to Proceed dated May 4, 2006, between Highwater Ethanol, LLC and Earth Tech Consulting, Inc. filed as part of Pre-Effective Amendment No. 1 to the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.10

Design Survey Services Agreement dated April 24, 2006 between Highwater Ethanol, LLC and Yaggy Colby Associates filed as part of Pre-Effective Amendment No. 1 to the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.11

Option Agreement dated August 8, 2006 between Highwater Ethanol, LLC and David Geis and Steven and Kathleen Geis filed as part of Pre-Effective Amendment No. 1 to the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.12

Option to Purchase Real Estate dated October 27, 2005 between Arden and Lester Imker and Lamberton EDA filed as part of Pre-Effective Amendment No. 1 to the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.13

Assignment of Option to Purchase Real Estate dated August 9, 2006 between Highwater Ethanol, LLC and Lamberton EDA filed as part of Pre-Effective Amendment No. 1 to the registrant’s registration statement on Form SB-2 and incorporated by reference herein

10.14

Purchase Agreement dated August 14, 2006 between Highwater Ethanol, LLC and Lamberton EDA filed as part of Pre-Effective Amendment No. 1 to the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.15

Description of Compensation Arrangements with Officers of Highwater Ethanol, LLC filed as part of Pre-Effective Amendment No. 1 to the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.16

Ethanol Fuel Marketing Agreement dated September 28, 2006 between Highwater Ethanol, LLC and Renewable Products Marketing Group, LLC filed as part of Pre-Effective Amendment No. 1 to the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.17

Environmental Permitting Proposal for Highwater Ethanol, LLC from Earth Tech dated April 26, 2006 filed as part of Pre-Effective Amendment No. 3 to the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.18

Consulting Agreement dated December 22, 2006 between Above Zero Media, LLC and Highwater Ethanol, LLC filed as part of Pre-Effective Amendment No. 2 to the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.19

First Amendment to Lump Sum Design-Build Agreement with Fagen, Inc. filed as part of Pre-Effective Amendment No. 3 to the registrant’s registration statement on Form SB-2 and incorporated by reference herein.*

10.20

Second Amendment to Lump Sum Design-Build Agreement with Fagen, Inc. to extend notice to proceed deadline filed as part of Pre-Effective Amendment No. 3 to the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.21	Loan Closing, Option and Purchase Agreement with Granite Falls Bank dated March 13, 2007 filed as part of this Pre-Effective Amendment No. 4 to the registrant’s registration statement on Form SB-2.
10.22	Mortgage with Granite Falls Bank dated March 13, 2007 filed as part of this Pre-Effective Amendment No. 4 to the registrant’s registration statement on Form SB-2.
10.23	Promissory Note with Granite Falls Bank dated March 13, 2007 filed as part of this Pre-Effective Amendment No. 4 to the registrant’s registration statement on Form SB-2.
23.1	Consent of Boulay, Heutmaker, Zibell & Co., PLLP dated March 26, 2007 filed as part of this Pre-Effective Amendment No. 4 to the registrant’s registration statement on Form SB-2.

23.2	Consent of PRX Geographic, Inc. dated September 13, 2006 filed as part of registrant’s registration statement on Form SB-2 and incorporated by reference herein.
23.3	Consent of Brown, Winick, Graves, Gross, Baskerville & Schoenebaum, P.L.C. (contained in Exhibit 5.1).
23.4	Consent of Brown, Winick, Graves, Gross, Baskerville & Schoenebaum, P.L.C. (contained in Exhibit 8.1).

*                                 Portions omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.